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TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on July 24, 2003

Registration No. 333-103106

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 2 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CASELLA WASTE SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4953 (Primary Standard Industrial Classification Code Number)	03-0338873 (I.R.S. Employer Identification Number)

25 Greens Hill Lane
Rutland, Vermont 05701
(802) 775-0325
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

See inside front cover for information regarding Registrant Guarantors.

John W. Casella
Chairman and Chief Executive Officer
Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701
(802) 775-0325
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Jeffrey A. Stein, Esq.
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Registrant Guarantors

Exact name of Registrant as specified in its charter	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
All Cycle Waste, Inc.	Vermont	4953	03-0343753
Alternate Energy, Inc.	Massachusetts	4953	04-3185025
Atlantic Coast Fibers, Inc.	Delaware	4953	22-3507048
B. and C. Sanitation Corporation	New York	4953	16-1329345
Blasdell Development Group, Inc.	New York	4953	16-1456626
Bristol Waste Management, Inc.	Vermont	4953	03-0326084
Casella NH Investors Co., LLC	Delaware	4953	03-0371572
Casella NH Power Co., LLC	Delaware	4953	03-0371574
Casella RTG Investors Co., LLC	Delaware	4953	03-0371573
Casella Transportation, Inc.	Vermont	4953	03-0357441
Casella Waste Management of Massachusetts, Inc.	Massachusetts	4953	03-0364282
Casella Waste Management of N.Y., Inc.	New York	4953	14-1794819
Casella Waste Management of Pennsylvania, Inc.	Pennsylvania	4953	23-2876596
Casella Waste Management, Inc.	Vermont	4953	03-0272349
Data Destruction Services, Inc.	Maine	4953	04-3273041
Fairfield County Recycling, Inc.	Delaware	4953	06-1296109
FCR Camden, Inc.	Delaware	4953	22-3219896
FCR Florida, Inc.	Delaware	4953	65-0510394
FCR Greensboro, Inc.	Delaware	4953	56-1792979
FCR Greenville, Inc.	Delaware	4953	58-2324930
FCR Morris, Inc.	Delaware	4953	22-3386191
FCR Redemption, Inc.	Delaware	4953	06-1418718
FCR Tennessee, Inc.	Delaware	4953	62-1625160
FCR, Inc.	Delaware	4953	56-2087628
Forest Acquisitions, Inc.	New Hampshire	4953	02-0479340
Grasslands, Inc.	New York	4953	14-1782074
Hakes C & D Disposal, Inc.	New York	4953	16-0431613
Hiram Hollow Regeneration Corp.	New York	4953	14-1738989
The Hyland Facility Associates	New York	4953	22-2673933
K-C International, Ltd.	Oregon	4953	93-1230858
KTI Bio Fuels, Inc.	Maine	4953	22-2520171
KTI Environmental Group, Inc.	New Jersey	4953	22-2427727
KTI New Jersey Fibers, Inc.	Delaware	4953	22-3601504
KTI Operations Inc.	Delaware	4953	22-2908946
KTI Recycling of New England, Inc.	Maine	4953	01-0203130
KTI Specialty Waste Services, Inc.	Maine	4953	22-3375082
KTI, Inc.	New Jersey	4953	22-2665282
Maine Energy Recovery Company, Limited Partnership	Maine	4953	22-2493823
Mecklenburg County Recycling, Inc.	Connecticut	4953	06-1279110
Natural Environmental, Inc.	New York	4953	16-1442290

New England Waste Services of Massachusetts, Inc.	Massachusetts	4953	04-3489747
New England Waste Services of ME, Inc.	Maine	4953	01-0329311
New England Waste Services of N.Y., Inc.	New York	4953	14-1794820
New England Waste Services of Vermont, Inc.	Vermont	4953	03-0343930
New England Waste Services, Inc.	Vermont	4953	03-0338865
Newbury Waste Management, Inc.	Vermont	4953	03-0316201
North Country Environmental Services, Inc.	Virginia	4953	54-1496372
Northern Properties Corporation of Plattsburgh	New York	4953	14-1713791
Northern Sanitation, Inc.	New York	4953	14-1630373
PERC, Inc.	Delaware	4953	22-2761012
PERC Management Company Limited Partnership	Maine	4953	16-1347028
Pine Tree Waste, Inc.	Maine	4953	01-0513956
R.A. Bronson Inc.	New York	4953	16-1316393
Resource Recovery of Cape Cod, Inc.	Massachusetts	4953	04-3420128
Resource Recovery Systems of Sarasota, Inc.	Florida	4953	06-1406506
Resource Recovery Systems, Inc.	Delaware	4953	06-0900935
Resource Transfer Services, Inc.	Massachusetts	4953	04-3420289
Resource Waste Systems, Inc.	Massachusetts	4953	04-3333859
Rochester Environmental Park, LLC	Massachusetts	4953	04-3355194
Schultz Landfill, Inc.	New York	4953	16-1550413
Sunderland Waste Management, Inc.	Vermont	4953	03-0326083
U.S. Fiber, Inc.	North Carolina	4953	56-2026037
Waste-Stream Inc.	New York	4953	14-1488894
Westfield Disposal Service, Inc.	New York	4953	16-1207720
Winters Brothers, Inc.	Vermont	4953	03-0351118

        The address, including zip code, and telephone number, including area code, of the principal executive office of each Registrant Guarantor listed above is the same as those of Casella Waste Systems, Inc.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 24, 2003

PROSPECTUS

$150,000,000

9.75% Senior Subordinated Notes due 2013

        We are offering to exchange 9.75% senior subordinated notes due 2013 that we have registered under the Securities Act of 1933 for all outstanding 9.75% senior subordinated notes due 2013. We refer to these registered notes as the new notes and all outstanding 9.75% senior subordinated notes due 2013 as the old notes.

  The Exchange Offer

  •
  We will exchange an equal principal amount of new notes that are freely tradeable for all old notes that are validly tendered and not validly withdrawn.

  •
  You may withdraw tenders of outstanding old notes at any time prior to the expiration of the exchange offer.

  •
  The exchange offer is subject to the satisfaction of limited, customary conditions.

  •
  The exchange offer expires at 5:00 p.m., New York City time,            , 2003, unless extended.

  •
  The exchange of old notes for new notes in the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  The New Notes

  •
  We are offering the new notes in order to satisfy our obligations under the exchange and registration rights agreement entered into in connection with the private placement of the old notes.

  •
  The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged pursuant to the exchange offer, except that the new notes are registered under the Securities Act and do not contain provisions for certain specified liquidated damages in connection with the failure to comply with the registration covenant.

        See "Risk Factors" beginning on page 9 to read about factors you should consider in connection with the exchange offer.

        The notes are guaranteed, jointly and severally, fully and unconditionally, by certain subsidiaries of Casella. See "Description of the New Notes" beginning on page 82.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003

TABLE OF CONTENTS

AVAILABLE INFORMATION
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
MARKET DATA
SUMMARY
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CERTAIN INDEBTEDNESS AND PREFERRED STOCK
THE EXCHANGE OFFER
DESCRIPTION OF THE NEW NOTES
SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
EXCHANGE AGENT
INDEX TO FINANCIAL STATEMENTS

i

AVAILABLE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. Copies of the documents we file with the SEC can be read at the SEC's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facility.

        We are "incorporating by reference" in this prospectus some of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in specified documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of filing of the initial registration statement relating to the exchange offer and prior to the termination of any offering of securities offered by this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended April 30, 2003; and

  •
  our Current Report on Form 8-K dated July 23, 2003.

        Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

        We will provide a copy of the documents we incorporate by reference (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested), at no cost, to you if you submit a request to us by writing to or telephoning us at the following address or telephone number:

Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701
Telephone: (802) 775-0325
Attention: Joseph S. Fusco

        If you would like to request any documents, please do so by no later than                        , 2003 in order to receive them before the expiration of the exchange offer.

        We have filed this prospectus with the SEC as part of a registration statement on Form S-4 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to exchange the new notes for old notes in any jurisdiction where the offer is not permitted.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements," as defined by federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could" and similar expressions or phrases identify forward-looking statements.

        All forward-looking statements involve risks and uncertainties. Many risks and uncertainties are inherent in the solid waste services industry. Others are more specific to our operations. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

        Factors that may cause actual results to differ from expected results include, among others:

  •
  our ability to make successful acquisitions, including of additional disposal capacity, and to integrate acquired businesses and assets with our existing operations;

  •
  our ability to finance acquisitions with cash or with our stock, including the risk that we will not have sufficient capital resources and that our stock price will not be sufficiently attractive for use in an acquisition or that we will be unable to raise sufficient additional capital;

  •
  the impact of environmental and other regulations and litigation on our business;

  •
  our ability to access sufficient capital;

  •
  the impact of changing prices or market requirements for recyclable materials;

  •
  the geographic concentration of our operations;

  •
  the impact on our business in the event that we have inadequately estimated the fair market value of Maine Energy in connection with the payoff of certain obligations or are required to make that payment earlier than we anticipated;

  •
  the effects of competition, including on our ability to maintain our operating margins;

  •
  the impact on our business in the event that we have inadequately accrued for closure or post-closure costs related to our landfills;

  •
  the impact of fluctuations in fuel costs;

  •
  our ability to obtain third party financial assurances to secure our contractual obligations;

  •
  the impact on our earnings in the event we are required to write off capitalized charges;

  •
  the seasonality of our revenues;

  •
  risks associated with our substantial indebtedness, leverage, debt service and liquidity;

  •
  the impact of our increased leverage on our ability to make future acquisitions;

  •
  risks related to the notes and to high-yield securities generally; and

  •
  the other risks described in this prospectus under the caption "Risk Factors."

        All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

        See the section entitled "Risk Factors" for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, they may have unexpected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

MARKET DATA

        Market data used throughout this prospectus, including information relating to our relative position in the markets we operate in, is based on the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

SUMMARY

        This summary highlights material information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully, including the "Risk Factors" section and our consolidated financial statements and related notes. In this prospectus, unless the context requires otherwise, "Casella," the "company," "we," "our" or "us" refers to Casella Waste Systems, Inc. and its subsidiaries. Our fiscal year ends on April 30 and wherever we refer to any of our fiscal years, we refer to the twelve-month period ending April 30 of such year.

OUR BUSINESS

The Company

        Casella Waste Systems, Inc. is a vertically-integrated regional solid waste services company that provides collection, transfer, disposal and recycling services to approximately 293,000 residential customers and 50,000 industrial and commercial customers, primarily in the eastern United States. We believe we are currently the number one or number two provider of solid waste collection services in 80% of the areas served by our collection divisions. As of July 1, 2003, we owned and/or operated five Subtitle D landfills, two landfills permitted to accept construction and demolition materials, 37 solid waste collection operations, 33 transfer stations, 37 recycling facilities, one waste-to-energy facility and a 50% interest in a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

        For the fiscal year ended April 30, 2003, we generated revenues of $420.9 million. Our Class A common stock is listed on the Nasdaq National Market under the ticker symbol "CWST."

        Our principal executive offices are located at 25 Greens Hill Lane, Rutland, Vermont 05701. Our telephone number is (802) 775-0325. Our website address is www.casella.com. The information contained or incorporated in our website is not a part of this prospectus.

THE OFFERING

Summary of Terms of the Exchange Offer

Background	On January 24, 2003, we completed a private placement of the old notes. In connection with that private placement, we entered into an exchange and registration rights agreement in which we agreed to deliver this prospectus to you and to make an exchange offer.
The Exchange Offer
We are offering to exchange up to $150.0 million aggregate principal amount of our new notes which have been registered under the Securities Act for up to $150.0 million aggregate principal amount of our old notes. You may tender old notes only in integral multiples of $1,000 principal amount.
Resale of New Notes
Based on interpretive letters of the SEC staff to third parties, we believe that you may resell and transfer the new notes issued pursuant to the exchange offer in exchange for old notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:
• you are acquiring the new notes in the ordinary course of your business,
• you have no arrangement or understanding with any person to participate in the distribution of the new notes, and
• you are not our affiliate as defined under Rule 405 of the Securities Act.
If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the new notes and provide us with a signed acknowledgement of this obligation.
Consequences If You Do Not Exchange Your Old Notes
Old notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell the old notes unless:
• an exemption from the requirements of the Securities Act is available to you,

	•	we register the resale of old notes under the Securities Act, or
	•	the transaction requires neither an exemption from nor registration under the requirements of the Securities Act.
After the completion of the exchange offer, we will no longer have an obligation to register the old notes, except in limited circumstances.
Expiration Date	5:00 p.m., New York City time, on , 2003 unless we extend the exchange offer.
Conditions to the Exchange Offer	We will not be required to accept for exchange, or exchange new notes for, any old notes and we may terminate the exchange offer before the acceptance of the old notes, if:
•
the exchange offer, or the making of any exchange by a holder, violates, in our good faith determination, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;
	•	any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or
	•	we have not obtained any governmental approval which we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.
Procedures for Tendering Old Notes	If you wish to accept the exchange offer, you must deliver to the exchange agent:
•
either a completed and signed letter of transmittal or, for old notes tendered electronically, an agent's message from The Depository Trust Company, which we refer to as DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer,
	•	your old notes, either by tendering them in physical form or by timely confirmation of book-entry transfer through DTC, and
	•	all other documents required by the letter of transmittal.
These actions must be completed before the expiration of the exchange offer.
If you hold old notes through DTC, you must comply with its standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.
By signing, or by agreeing to be bound by the letter of transmittal, you will be representing to us that:
	•	you will be acquiring the new notes in the ordinary course of your business,

• you have no arrangement or understanding with any person to participate in the distribution of the new notes, and
• you are not our affiliate as defined under Rule 405 of the Securities Act.
See "The Exchange Offer—Procedures for Tendering".
Guaranteed Delivery Procedures for Tendering Old Notes
If you cannot meet the expiration deadline or you cannot deliver your old notes, the letter of transmittal or any other documentation to comply with the applicable procedures under DTC standard operating procedures for electronic tenders in a timely fashion, you may tender your notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures".
Special Procedures for Beneficial Holders
If you beneficially own old notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact that registered holder promptly and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either arrange to have the old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
Withdrawal Rights	You may withdraw your tender of old notes at any time before the exchange offer expires.
Tax Consequences	The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See "Summary of U.S. Federal Income Tax Considerations".
Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of new notes in connection with the exchange offer.
Exchange Agent
U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under "The Exchange Offer—Exchange Agent".

Summary Description of the New Notes

        The form and terms of the new notes are substantially identical to the form and terms of the old notes, except that:

  •
  the new notes will be registered under the Securities Act and will therefore not bear legends restricting their transfer, and

  •
  specified rights under the exchange and registration rights agreement, including the provisions providing for registration rights and the payment of liquidated damages in specified circumstances will be limited or eliminated.

        The new notes will evidence the same debt as the old notes and will rank equally with the old notes. The same indenture will govern both the old notes and the new notes. We refer to the old notes and the new notes together as the "notes."

Issuer	Casella Waste Systems, Inc.
New Notes Offered	$150,000,000 aggregate principal amount of 9.75% Senior Subordinated Notes due 2013.
Maturity Date	February 1, 2013.
Interest Payment Dates	February 1 and August 1 of each year, commencing August 1, 2003.
Optional Redemption	We may redeem the notes, in whole or in part, at our option at any time on or after February 1, 2008, at the redemption prices listed under "Description of the New Notes—Optional Redemption."

In addition, on or before February 1, 2006, we may, at our option and subject to certain requirements, use the net proceeds from one or more qualified equity offerings to redeem up to 35% of the aggregate principal amount of the notes at 109.75% of their principal amount, plus accrued and unpaid interest. See "Description of the New Notes—Optional Redemption."
Sinking Fund	None.
Subordination and Guarantees
The notes will rank junior to all of our existing and future senior indebtedness, will rank pari passu with any future senior subordinated indebtedness, and will rank senior to any future indebtedness that is expressly subordinated to the notes. See "Description of the New Notes—Subordination."

All of our existing and future restricted subsidiaries (other than foreign subsidiaries, our captive insurance subsidiary and certain inactive and insignificant subsidiaries) will guarantee our obligation to pay principal, premium, if any, and interest on the notes. The guarantees will rank junior to all existing and future senior indebtedness of these subsidiaries, will rank pari passu with any future senior subordinated indebtedness of these subsidiaries, and will rank senior to any future indebtedness of these subsidiaries that is expressly subordinated to the guarantees. See "Description of the New Notes—Subsidiary Guarantees."

As of April 30, 2003, after the offering of the old notes and the initial borrowings under our new senior secured credit facilities (which we entered into concurrently with the closing of our private placement of old notes) and the application of the net proceeds therefrom had occurred, the notes and the guarantees were subordinated in right of payment to approximately $160.2 million of indebtedness (not including letters of credit of approximately $33.4 million), and up to an additional $141.6 million of indebtedness was available, subject to our ability to meet certain borrowing conditions, for borrowing under the revolving portion of the new senior secured credit facilities.
Change of Control
If a change of control of Casella occurs, we may be required to make an offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest. A change in control will constitute an event of default under our new senior secured credit facilities and may trigger similar rights under our other indebtedness then outstanding. In the event of a change of control, we may not have sufficient funds to purchase all of the notes and to repay the amounts outstanding under the new senior secured credit facilities or other indebtedness. Payment of the purchase price of the notes is subordinated to the prior payment of our senior debt. See "Description of the New Notes—Repurchase at the Option of Holders—Change of Control."
Certain Covenants	The indenture governing the notes contains certain covenants that, among other things, limit our ability and the ability of some of our subsidiaries to:
	•	incur additional debt;
	•	create liens;
	•	make investments;
	•	enter into transactions with affiliates;
	•	sell or transfer assets;
	•	incur debt that is expressly senior to the notes and subordinate to any of our other debt;
	•	declare or pay dividends, redeem stock or make other distributions to stockholders; and
	•	consolidate or merge.
These covenants are subject to a number of important qualifications and limitations. See "Description of the New Notes."

Risk Factors

        You should carefully consider all of the information in this prospectus. In particular, for a discussion of some specific factors that you should consider in connection with the exchange offer, see "Risk Factors" beginning on page 9.

Summary Consolidated Financial and Operating Data

        The summary consolidated financial statements of operations and operating data for the three years in the period ended April 30, 2003 and the summary consolidated balance sheet data as of April 30, 2001, 2002 and 2003 are derived from our audited consolidated financial statements. You should read the following summary consolidated financial and operating data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	Fiscal Year Ended April 30,
	2001 (1)	2002 (1)	2003 (1)
	(dollars in thousands)
Statement of Operations Data:
Revenues	$480,366	$421,235	$420,863
Cost of operations	321,214	276,693	278,347
General and administrative	64,079	54,456	55,772
Depreciation and amortization	53,411	50,712	47,930

Operating income before unusual charges	41,662	39,374	38,814
Merger and restructuring charges	4,151	(438)	—
Impairment, legal and other charges	85,500	—	4,864

Operating income (loss)	(47,989)	39,812	33,950
Interest expense	41,628	31,451	26,572
Interest income	(2,974)	(904)	(318)
(Income) loss from equity method investments, net	26,256	(1,899)	(2,073)
Minority interest	1,026	(154)	(152)
Other (income)/expense, net	76	(4,480)	(1,599)

Income (loss) from continuing operations before income taxes, discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	(114,001)	15,798	11,520
Provision (benefit) for income taxes	(20,443)	5,111	5,292
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	(93,558)	10,687	6,228
Loss from discontinued operations, net	(4,130)	—	—
Estimated loss on disposal of discontinued operations, net	(2,657)	(4,096)	—
Reclassification from discontinued operations, net	(1,190)	1,140	50
Extraordinary loss—Early extinguishment of debt, net	—	—	(2,170)
Cumulative effect of change in accounting principle, net of taxes	—	(250)	(63,916)

Net income (loss)	(101,535)	7,481	(59,808)
Preferred stock dividend and put warrants	1,970	3,010	3,094

Net income (loss) available to common stockholders	$(103,505)	$4,471	$(62,902)

	As of April 30,
	2001 (1)	2002 (1)	2003 (1)
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$22,001	$4,298	$15,652
Working capital, net of cash and cash equivalents (2)	33,056	(635)	(4,847)
Property, plant and equipment	290,537	287,206	302,328
Goodwill	225,969	219,729	159,682
Total assets	686,293	621,611	602,641
Total debt (3)	363,223	288,848	310,179
Redeemable preferred stock	57,720	60,730	63,824
Stockholders' equity	172,951	176,796	119,152
	Fiscal Year Ended April 30,
	2001 (1)	2002 (1)		2003 (1)
	(dollars in thousands)
Other Operating Data:
Net cash provided by operating activities	$63,261	$67,687		$64,952
Net cash used in investing activities	(55,565)	(9,533)		(61,208)
Net cash provided by (used in) financing activities	18,765	(70,065)		7,610
Capital expenditures	61,518	37,674		41,925
Ratio of earnings to fixed charges (4)	—	1.43	x	1.39	x
Ratio of pro forma earnings to pro forma fixed charges (5)				1.41	x

(1)
In the fourth quarter of fiscal year 2003, we entered into negotiations with employees for the transfer of our domestic brokerage operations and a commercial recycling business in exchange for notes receivable of approximately $5.0 million, payable to the extent of cash flow of the businesses. In June 2003, we completed the transaction. The commercial recycling business had been accounted for as a discontinued operation since fiscal year 2001. Due to the nature of the transaction, we could not retain discontinued accounting treatment for this operation. Therefore the commercial recycling operating results have been reclassified from discontinued to continuing operations for fiscal years 2001, 2002 and 2003. In connection with the discontinued accounting treatment in fiscal year 2001, estimated future losses from the operations were recorded and classified as losses from discontinued operations. This amount has been reclassified and offset against actual loss from operations in fiscal years 2001, 2002 and 2003. See Note 18 to our audited consolidated financial statements included in this prospectus.

(2)
Working capital, net is defined as current assets, excluding cash and cash equivalents, minus current liabilities.

(3)
Total debt includes capital leases.

(4)
For purposes of determining the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations before income taxes, discontinued operations, extraordinary loss, cumulative effect of a change in accounting principle, fixed charges, minority interests and (income) loss from equity method investments plus distributed income from equity method investees less interest capitalized. "Fixed charges" consists of interest, amortization of deferred financing costs and interest capitalized. For fiscal year 2001, earnings were insufficient to cover fixed charges by $87,092.

(5)
Ratio of pro forma earnings to pro forma fixed charges adjusts for pro forma interest which gives effect to the offering of the old notes, the initial borrowings under our new senior secured credit facilities and the use of proceeds therefrom, as if these transactions occurred at the beginning of the period presented.

RISK FACTORS

        In addition to the other information in this prospectus, you should carefully consider the following factors in connection with the exchange offer. Any of these risks could cause actual results to differ materially from those indicated by forward-looking statements made in this prospectus and presented elsewhere by management from time to time.

Risks Related to Our Business

We may not be successful in making acquisitions of solid waste assets, including developing additional disposal capacity, or in integrating acquired businesses or assets, which could limit our future growth.

        Our strategy envisions that a substantial part of our future growth will come from making acquisitions of traditional solid waste assets or operations and acquiring or developing additional disposal capacity. These acquisitions may include "tuck-in" acquisitions within our existing markets, assets that are adjacent to or outside our existing markets, or larger, more strategic acquisitions. In addition, from time to time we may acquire businesses that are complementary to our core business strategy. We may not be able to identify suitable acquisition candidates. If we identify suitable acquisition candidates, we may be unable to negotiate successfully their acquisition at a price or on terms and conditions favorable to us. Furthermore, we may be unable to obtain the necessary regulatory approval to complete potential acquisitions.

        Our ability to achieve the benefits we anticipate from acquisitions, including cost savings and operating efficiencies, depends in part on our ability to successfully integrate the operations of such acquired businesses with our operations. The integration of acquired businesses and other assets may require significant management time and company resources that would otherwise be available for the ongoing management of our existing operations.

        In addition, the process of acquiring or developing additional disposal capacity is lengthy, expensive and uncertain. For example, we are currently involved in litigation with the Town of Bethlehem, New Hampshire relating to the expansion of a landfill owned by our wholly owned subsidiary, North Country Environmental Services, Inc. Moreover, the disposal capacity at our existing landfills is limited by the remaining available volume at our landfills and annual and/or daily disposal limits imposed by the various governmental authorities with jurisdiction over our landfills. We typically reach or approximate our daily and annual maximum permitted disposal capacity at all of our landfills. If we are unable to develop or acquire additional disposal capacity, our ability to achieve economies from the internalization of our waste stream will be limited and we may be required to increase our utilization of disposal facilities owned by third parties, which could reduce our revenues and/or our operating margins.

Our ability to make acquisitions is dependent on the availability of adequate cash and the attractiveness of our stock price.

        We anticipate that any future business acquisitions will be financed through cash from operations, borrowings under our new senior secured credit facilities, the issuance of shares of our Class A common stock and/or seller financing. We may not have sufficient existing capital resources and may be unable to raise sufficient additional capital resources on terms satisfactory to us, if at all, in order to meet our capital requirements for such acquisitions.

        We also believe that a significant factor in our ability to close acquisitions will be the attractiveness to us and to persons selling businesses to us of our Class A common stock as consideration for potential acquisition candidates. This attractiveness may, in large part, be dependent upon the relative market price and capital appreciation prospects of our Class A common stock compared to the equity securities of our competitors. The trading price of our Class A common stock on the Nasdaq National

Market has limited our willingness to use our equity as consideration and the willingness of sellers to accept our shares and as a result has limited, and could continue to limit, the size and scope of our acquisition program.

Environmental regulations and litigation could subject us to fines, penalties, judgments and limitations on our ability to expand.

        We are subject to potential liability and restrictions under environmental laws, including those relating to transport, recycling, treatment, storage and disposal of wastes, discharges to air and water, and the remediation of contaminated soil, surface water and groundwater. The waste management industry has been and will continue to be subject to regulation, including permitting and related financial assurance requirements, as well as to attempts to further regulate the industry through new legislation. Our waste-to-energy and manufacturing facilities are subject to regulations limiting discharges of pollution into the air and water, and our solid waste operations are subject to a wide range of federal, state and, in some cases, local environmental, odor and noise and land use restrictions. For example, our waste-to-energy facility in Biddeford, Maine is affected by zoning restrictions and air emissions limitations in its efforts to implement a new odor control system. See "Business—Regulation—State and Local Regulations." If we are not able to comply with the requirements that apply to a particular facility or if we operate without necessary approvals, we could be subject to civil, and possibly criminal, fines and penalties, and we may be required to spend substantial capital to bring an operation into compliance or to temporarily or permanently discontinue, and/or take corrective actions, possibly including removal of landfilled materials, regarding an operation that is not permitted under the law. We may not have sufficient insurance coverage for our environmental liabilities. Those costs or actions could be significant to us and impact our results of operations, as well as our available capital.

        Environmental and land use laws also impact our ability to expand and, in the case of our solid waste operations, may dictate those geographic areas from which we must, or, from which we may not, accept waste. Those laws and regulations may limit the overall size and daily waste volume that may be accepted by a solid waste operation. If we are not able to expand or otherwise operate one or more of our facilities because of limits imposed under environmental laws, we may be required to increase our utilization of disposal facilities owned by third parties, which could reduce our revenues and/or operating margins.

        We have historically grown and intend to continue to grow through acquisitions, and we have tried and will continue to try to evaluate and address environmental risks and liabilities presented by newly acquired businesses as we have identified them. It is possible that some liabilities, including ones that may exist only because of the past operations of an acquired business, may prove to be more difficult or costly to address than we anticipate. It is also possible that government officials responsible for enforcing environmental laws may believe an issue is more serious than we would expect, or that we will fail to identify or fully appreciate an existing liability before we become legally responsible to address it. Some of the legal sanctions to which we could become subject could cause us to lose a needed permit, or prevent us from or delay us in obtaining or renewing permits to operate our facilities or harm our reputation.

        Our operating program depends on our ability to operate and expand the landfills we own and lease and to develop new landfill sites. Localities where we operate generally seek to regulate some or all landfill operations, including siting and expansion of operations. The laws adopted by municipalities in which our landfills are located may limit or prohibit the expansion of the landfill as well as the amount of waste that we can accept at the landfill on a daily or annual basis and any effort to acquire or expand landfills typically involves a significant amount of time and expense. For example, expansion at our North County Environmental Services, Inc. landfill will require the New Hampshire Supreme Court to overturn a lower court ruling which interpreted a local ordinance to prohibit expansion of the landfill with respect to 1.3 million tons of capacity, and expansion of our Hyland landfill is subject to the passage of a town-wide referendum. We may not be successful in obtaining new landfill sites or expanding the permitted capacity of any of our current landfills once their remaining disposal capacity has been consumed. If we are unable to develop additional disposal capacity, our ability to achieve economies from the internalization of our waste stream will be limited and we will be required to utilize the disposal facilities of our competitors.

        In addition to the costs of complying with environmental laws and regulations, we incur costs defending against environmental litigation brought by governmental agencies and private parties. We are, and also may be in the future, defendants in lawsuits brought by parties alleging environmental damage, personal injury, and/or property damage. For example, we are one of over twenty defendants named in a toxic tort lawsuit filed on July 2, 2001 by residents surrounding three sites in Cheektowaga, New York alleging, among other things, that we have liability as a result of our airspace agreement at the Schultz construction and demolition debris landfill. In addition, we are also a defendant in a lawsuit filed on January 10, 2002 by the City of Biddeford, Maine alleging, among other things, that our subsidiary, Maine Energy, processed amounts of waste above contractual limits without notice to the city. A significant judgment against us could harm our business, our prospects and our reputation. See "Business—Regulation" and "Business—Legal Proceedings."

Our operations would be adversely affected if we do not have access to sufficient capital.

        Our ability to remain competitive and sustain our operations depends in part on cash flow from operations and our access to capital. We intend to fund our cash needs primarily through cash from operations and borrowings under our new senior secured credit facilities. However, we may require additional equity and/or debt financing for debt repayment obligations and to fund our growth and operations. In addition, if we undertake more acquisitions or further expand our operations, our capital requirements may increase. We may not have access to the amount of capital that we require from time to time, on favorable terms or at all.

Our results of operations could continue to be affected by changing prices or market requirements for recyclable materials.

        Our results of operations have been and may continue to be affected by changing purchase or resale prices or market requirements for recyclable materials. Our recycling business involves the purchase and sale of recyclable materials, some of which are priced on a commodity basis. The resale and purchase prices of, and market demand for, recyclable materials, particularly waste paper, plastic and ferrous and aluminum metals, can be volatile due to numerous factors beyond our control. Although we seek to limit our exposure to fluctuating commodity prices through the use of hedging agreements and long-term supply contracts with customers, these changes have in the past contributed, and may continue to contribute, to significant variability in our period-to-period results of operations.

Our business is geographically concentrated and is therefore subject to regional economic downturns.

        Our operations and customers are principally located in the eastern United States. Therefore, our business, financial condition and results of operations are susceptible to regional economic downturns and other regional factors, including state regulations and budget constraints and severe weather conditions. In addition, as we expand in our existing markets, opportunities for growth within these regions will become more limited and the geographic concentration of our business will increase.

Maine Energy may be required to make a payment in connection with the payoff of certain obligations and limited partner loans earlier than we had anticipated and which may exceed the amount of the liability we recorded in connection with the KTI acquisition.

        Under the terms of waste handling agreements among the Biddeford-Saco Waste Handling Committee, the cities of Biddeford and Saco, Maine, 13 other muncipalities and our subsidiary Maine Energy, Maine Energy will be required, following the date on which the bonds that financed Maine Energy and certain limited partner loans to Maine Energy are paid in full, to pay a residual cancellation payment to the respective municipalities party to those agreements equal to an aggregate of 18% of the fair market value of the equity of the partners in Maine Energy. In connection with our merger with KTI, we estimated the fair market value of Maine Energy as of the date the limited partner loans are anticipated to be paid in full, and recorded a liability equal to 18% of such amount. Our estimate of the fair market value of Maine Energy may not prove to be accurate, and in the event we have underestimated the value of Maine Energy, we could be required to recognize unanticipated charges, in which case our operating results could be harmed.

        In connection with these waste handling agreements, the cities of Biddeford and Saco and the additional 13 municipalities that were parties to the agreements have filed lawsuits in the State of Maine seeking the residual cancellation payments and alleging, among other things, our breach of the waste handling agreement for our failure to pay the residual cancellation payments in connection with the KTI merger, failure to pay off limited partner loans in accordance with the terms of the agreement and processing amounts of waste above contractual limits without issuance of proper notice. The complaint seeks damages for breach of contract and a court order requiring us to provide an accounting of all relevant transactions since May 3, 1996. If the plaintiffs are successful in their claims against us and damages are awarded our operating income in the period in which such a claim is paid would be impacted. See "Business—Legal Proceedings."

We may not be able to effectively compete in the highly competitive solid waste services industry.

        The solid waste services industry is highly competitive, has undergone a period of rapid consolidation and requires substantial labor and capital resources. Some of the markets in which we compete or will likely compete are served by one or more of the large national or multinational solid waste companies, as well as numerous regional and local solid waste companies. Intense competition exists not only to provide services to customers, but also to acquire other businesses within each market. Some of our competitors have significantly greater financial and other resources than us. From time to time, competitors may reduce the price of their services in an effort to expand market share or to win a competitively bid contract. These practices may either require us to reduce the pricing of our services or result in our loss of business.

        As is generally the case in the industry, some municipal contracts are subject to periodic competitive bidding. We may not be the successful bidder to obtain or retain these contracts. If we are unable to compete with larger and better capitalized companies, or to replace municipal contracts lost through the competitive bidding process with comparable contracts or other revenue sources within a reasonable time period our revenues would decrease and our operating results would be harmed.

        In our solid waste disposal markets we also compete with operators of alternative disposal and recycling facilities and with counties, municipalities and solid waste districts that maintain their own waste collection, recycling and disposal operations. These entities may have financial advantages because user fees or similar charges, tax revenues and tax-exempt financing may be more available to them than to us.

        Our GreenFiber insulation manufacturing joint venture with Louisiana-Pacific Corporation competes with other parties, principally national manufacturers of fiberglass insulation, which have substantially greater resources than GreenFiber does, which they could use for product development, marketing or other purposes to our detriment.

Our results of operations and financial condition may be negatively affected if we inadequately accrue for closure and post-closure costs.

        We have material financial obligations relating to closure and post-closure costs of our existing landfills and will have material financial obligations with respect to any disposal facilities which we may own or operate in the future. Once the permitted capacity of a particular landfill is reached and additional capacity is not authorized, the landfill must be closed and capped, and post-closure maintenance started. We establish reserves for the estimated costs associated with such closure and post-closure obligations over the anticipated useful life of each landfill on a per ton basis. In addition to the landfills we currently operate, we own four unlined landfills, which are not currently in operation. We have provided and will in the future provide accruals for financial obligations relating to closure and post-closure costs of our owned or operated landfills, generally for a term of 30 years after final closure of a landfill. Our financial obligations for closure or post-closure costs could exceed the amount accrued and reserved or amounts otherwise receivable pursuant to trust funds established for this purpose. Such a circumstance could result in significant unanticipated charges.

Fluctuations in fuel costs could affect our operating expenses and results.

        The price and supply of fuel is unpredictable and fluctuates based on events beyond our control, including among others, geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regional production patterns. Because fuel is needed to run our fleet of trucks, price escalations for fuel increase our operating expenses. During fiscal 2003, we used approximately 6.5 million gallons of diesel fuel in our solid waste operations. Although many of our customer contracts permit us to pass on some or all fuel increases to our customers, we may choose not to do so for competitive reasons.

We could be precluded from entering into contracts or obtaining permits if we are unable to obtain third party financial assurance to secure our contractual obligations.

        Municipal solid waste collection and recycling contracts, obligations associated with landfill closure and the operation and closure of waste-to-energy facilities may require performance or surety bonds, letters of credit or other means of financial assurance to secure our contractual performance. If we are unable to obtain the necessary financial assurance in sufficient amounts or at acceptable rates, we could be precluded from entering into additional municipal solid waste collection contracts or from obtaining or retaining landfill operating permits. Any future difficulty in obtaining insurance could also impair our ability to secure future contracts conditioned upon the contractor having adequate insurance coverage.

We may be required to write-off capitalized charges or intangible assets in the future, which could harm our earnings.

        Any write-off of capitalized costs or intangible assets reduces our earnings and, consequently, could affect the market price of our Class A common stock. In accordance with generally accepted accounting principles, we capitalize certain expenditures and advances relating to our acquisitions, pending acquisitions, landfills and development projects. From time to time in future periods, we may be required to incur a charge against earnings in an amount equal to any unamortized capitalized expenditures and advances, net of any portion thereof that we estimate will be recoverable, through sale or otherwise, relating to (1) any operation that is permanently shut down or has not generated or is not expected to generate sufficient cash flow, (2) any pending acquisition that is not consummated, (3) any landfill or development project that is not expected to be successfully completed, and (4) any goodwill or other intangible assets that are determined to be impaired. We have incurred such charges in the past.

Our revenues and our operating income experience seasonal fluctuations.

        Our transfer and disposal revenues have historically been lower during the months of November through March. This seasonality reflects the lower volume of waste during the late fall, winter and early spring months primarily because: (1) the volume of waste relating to construction and demolition activities decreases substantially during the winter months in the northeastern United States; and (2) decreased tourism in Vermont, Maine and eastern New York during the winter months tends to lower the volume of waste generated by commercial and restaurant customers, which is partially offset by increased volume from the winter ski industry. Since certain of our operating and fixed costs remain constant throughout the fiscal year, operating income is therefore impacted by a similar seasonality. In addition, particularly harsh weather conditions typically result in increased operating costs to our operations.

        Our recycling business experiences increased volumes of newspaper in November and December due to increased newspaper advertising and retail activity during the holiday season. Our cellulose insulation joint venture experiences lower sales in November and December because of lower production of manufactured housing due to holiday plant shutdowns.

Efforts by labor unions to organize our employees could divert management attention and increase our operating expenses.

        Labor unions regularly make attempts to organize our employees, and these efforts will likely continue in the future. Certain groups of our employees have chosen to be represented by unions, and we have negotiated collective bargaining agreements with these groups. Additional groups of employees may seek union representation in the future, and the negotiation of collective bargaining agreements could divert management attention and result in increased operating expenses and lower net income. If we are unable to negotiate acceptable collective bargaining agreements, we might have to wait through "cooling off" periods, which are often followed by union-initiated work stoppages, including strikes. Depending on the type and duration of any labor disruptions, our revenues could decrease and our operating expenses could increase, which could adversely affect our financial condition, results of operations and cash flows. As of July 1, 2003, approximately 5.1% of our employees involved in collection, transfer, disposal, recycling or other operations, including our employees at our Maine Energy waste-to-energy facility, were represented by unions.

Our Class B common stock has ten votes per share and is held exclusively by John W. Casella and Douglas R. Casella.

        The holders of our Class B common stock are entitled to ten votes per share and the holders of our Class A common stock are entitled to one vote per share. At July 1, 2003, an aggregate of 988,200 shares of our Class B common stock, representing 9,882,000 votes, were outstanding, all of which were beneficially owned by John W. Casella, our Chairman and Chief Executive Officer, or by his brother, Douglas R. Casella, a member of our Board of Directors. Based on the number of shares of common stock and Series A redeemable convertible preferred stock outstanding on July 1, 2003, the shares of our Class A common stock and Class B common stock beneficially owned by John W. Casella and Douglas R. Casella represent approximately 30.9% of the aggregate voting power of our stockholders. Consequently, John W. Casella and Douglas R. Casella are able to substantially influence all matters for stockholder consideration, including exercising their influence over us according to interests that may differ from the interests of holders of the notes. For instance, they may approve transactions that in their judgment enhance the value of their equity investment in us despite involving risks to holders of the notes.

Risks Related to Our Indebtedness

We have substantial debt and have the ability to incur additional debt. The principal and interest payment obligations of such debt may restrict our future operations and impair our ability to meet our obligations under the notes.

        As of April 30, 2003, after completion of the offering of the old notes, the initial borrowings under our new senior secured credit facilities and the application of the proceeds therefrom, we and our subsidiaries had approximately $310.2 million of outstanding indebtedness (not including letters of credit of approximately $33.4 million). In addition, the terms of the new senior secured credit facilities and the indenture governing the notes permit us to incur additional debt, including up to approximately $141.6 million that is available under the new senior secured credit facilities, subject to our ability to meet certain borrowing conditions. At April 30, 2003, $150.0 million of borrowings under our new senior secured credit facilities bore interest at variable rates. If the interest rate on this portion of our borrowings increased by 100 basis points, our annual debt service would increase by $1.5 million.

        Our substantial debt may have important consequences to you. For instance, it could:

  •
  make it more difficult for us to satisfy our financial obligations, including those relating to the notes;

  •
  require us to dedicate a substantial portion of any cash flow from operations to the payment of interest and principal due under our debt, including the notes, which will reduce funds available for other business purposes, including capital expenditures and acquisitions;

  •
  place us at a competitive disadvantage compared with some of our competitors that may have less debt and better access to capital resources; and

  •
  limit our ability to obtain additional financing required to fund working capital and capital expenditures and for other general corporate purposes.

        Our ability to satisfy our obligations and to reduce our total debt depends on our future operating performance and on economic, financial, competitive and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to successfully execute our business strategy.

The agreements governing the notes and our other debt impose restrictions on our business and limit our ability to undertake certain corporate actions.

        The indenture governing the notes and the agreements governing the new senior secured credit facilities contain covenants imposing significant restrictions on our business. These restrictions may limit our ability to operate our business and to take advantage of potential business opportunities as they arise. These covenants place restrictions on our ability to, among other things:

  •
  incur additional debt;

  •
  create liens;

  •
  make certain investments;

  •
  enter into certain transactions with affiliates;

  •
  declare or pay dividends, redeem stock or make other distributions to stockholders; and

  •
  consolidate, merge or transfer or sell assets.

The new senior secured credit facilities also require us to meet a number of financial ratios and covenants.

        Our ability to comply with these agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. These covenants could limit our ability to take advantage of financing, merger and acquisitions or other corporate opportunities. The breach of any of these covenants or restrictions could result in a default under the indenture governing the notes or the new senior secured credit facilities. An event of default under our debt agreements would permit some of our lenders to declare all amounts borrowed from them to be due and payable, together with accrued and unpaid interest, and the commitments of the senior lenders to make further extensions of credit under the new senior secured credit facilities could be terminated. If we were unable to repay debt to our senior lenders, these lenders could proceed against the collateral securing that debt. In addition, acceleration of our other indebtedness may cause us to be unable to make interest payments on the notes and repay the principal amount of the notes or may cause the subsidiary guarantors to be unable to make payments under the guarantees.

Risks Related to the Exchange Offer and the Notes

If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

        Old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell untendered old notes except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue new notes in exchange for the old notes pursuant to the exchange offer only following the satisfaction of procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the old notes and of a properly completed and duly executed letter of transmittal.

        Any old note tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you did not tender your old notes you generally will not have any further registration rights and your old notes will continue to be subject to transfer restrictions. Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited.

The new notes will be unsecured and subordinated to our senior debt.

        The new notes will rank junior to all of our existing and future senior debt, including borrowings under the new senior secured credit facilities. The new notes will be guaranteed on a senior subordinated basis by most of our direct and indirect subsidiaries. These guarantees will be subordinated to all existing and future senior debt of the guarantors. Our senior debt includes all debt that is not expressly subordinated to or ranked pari passu with the notes or the guarantees, subject to certain exceptions. In addition, the new notes will not be secured by any of our assets or any assets of our subsidiaries. As a result, the new notes will be effectively subordinated to all of our and our subsidiaries' secured indebtedness to the extent of the value of the assets securing such indebtedness. As of April 30, 2003, the notes and the subsidiary guarantees would have been subordinated in right of payment to approximately $160.2 million of indebtedness (not including letters of credit of approximately $33.4 million). In addition, we are permitted under the indenture governing the notes to redeem our Series A redeemable convertible preferred stock to the extent it is still outstanding at the mandatory redemption date, which is August 11, 2007. See "Description of Certain Indebtedness and Preferred Stock" and "Description of the New Notes—Certain Covenants—Restricted Payments."

        You may not be fully repaid on your notes if we or a subsidiary guarantor is declared bankrupt, becomes insolvent, is liquidated or reorganized, defaults on payment under the new senior secured credit facilities or other senior debt or commits a default causing the acceleration of the maturity of our debt. In such a case, holders of any debt, including debt under the new senior secured credit facilities, that ranks senior to the notes will be entitled to be paid in full from our assets and the assets of our subsidiaries before any payment may be made with respect to the notes or the guarantees. As a result, we may not have sufficient assets to fully repay the notes. An event of default under our senior debt also may prohibit us and the guarantors of the notes from paying the obligations under the notes or the guarantees.

Because we are a holding company, the notes will be effectively subordinated to the claims of the creditors of our non-guarantor subsidiaries.

        We conduct a substantial portion of our business through our subsidiaries. Our board of directors may designate any subsidiary of ours as a non-guarantor subsidiary if the designation is made in compliance with the terms of the indenture governing the notes. Any subsidiary so designated will not guarantee the notes. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Casella Waste Systems, including holders of the notes. The indenture governing the notes permits the incurrence of certain additional indebtedness by our non-guarantor subsidiaries in the future. See "Description of the New Notes—Subsidiary Guarantees" and "Description of the New Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

We may be unable to purchase the notes upon a change in control.

        Upon the occurrence of a change of control, as defined in the indenture governing the notes, we will be required to offer to purchase the notes in cash at a price equal to 101% of the principal amount of the notes, plus accrued interest and liquidated damages, if any. A change in control will constitute an event of default under the new senior secured credit facilities and may trigger similar rights under our other indebtedness then outstanding. In the event of a change in control, we may not have sufficient funds to purchase all of the notes and to repay the amounts outstanding under the new senior secured credit facilities or other indebtedness. Further, payment of the purchase price of the notes is subordinated to the prior payment of our senior debt.

A court could void our subsidiaries' guarantees of the notes under fraudulent transfer laws.

        Although the guarantees provide you with a direct claim against the assets of the subsidiary guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that guarantor. In addition, a court could void (i.e., cancel) any payments by that guarantor pursuant to its guarantee and require those payments to be returned to the guarantor or to a fund for the benefit of the other creditors of the guarantor.

        The court might take these actions if it found, among other things, that when a subsidiary guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

  •
  such subsidiary guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

  •
  such subsidiary guarantor:

  •
  was (or was rendered) insolvent by the incurrence of the guarantee;

  •
  was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital;

    •
    intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured; or

    •
    was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied.

        A court would likely find that a subsidiary guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the notes. A court could also void a guarantee if it found that the subsidiary issued its guarantee with actual intent to hinder, delay, or defraud creditors.

        Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair salable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

        If a court voided a guarantee, it could require that noteholders return any amounts previously paid under such guarantee. If any guarantee were voided, noteholders would retain their rights against us and any other subsidiary guarantors, although those entities' assets may not be sufficient to pay the notes in full.

There is no public market for the notes, and we cannot be sure that a market for the notes will develop.

        There has been no public market for any of the notes. Despite our registration of the issuance of the new notes that we are offering in the exchange offer:

  •
  the liquidity of any such market that may develop may be limited;

  •
  you may not be able to sell your notes at a particular time; and

  •
  the prices at which you may be able to sell your notes may not be favorable.

        The notes are eligible for trading in The PORTAL Market of the National Association of Securities Dealers, Inc. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects and prospects for companies in our industry generally. In addition, the liquidity of the trading market in the notes and the market prices quoted for the notes may be limited by changes in the overall market for high-yield securities.

        The initial purchasers of the old notes are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the initial purchasers. As a result, an active trading market for the notes may not develop.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive old notes from you in like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

        The proceeds from the sale of the old notes and our new senior secured credit facilities were used to repay our old revolving credit facility and term loan. Our old revolving credit facility had a maturity date of December 14, 2004 and, at January 23, 2003, bore interest at a weighted average rate of approximately 8.2% per annum after giving effect to interest rate swaps. Our old term loan had a maturity date of December 14, 2006 and, at January 23, 2003, bore interest at a weighted average rate of approximately 8.5% per annum after giving effect to interest rate swaps.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as of April 30, 2003. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes.

April 30, 2003
(in millions)
Cash and cash equivalents	$15.6

Long term debt, including current portion of long-term debt
New revolving credit facility (1)	$—
New term loan (1)	150.0
Capital leases	3.3
Other debt (2)	6.9
Senior subordinated notes offered hereby	150.0

Total debt	310.2

Series A redeemable convertible preferred stock (3)	63.8
Total stockholders' equity	119.2

Total capitalization	$493.2

(1)
Concurrently with the completion of the offering of the old notes, we entered into new senior secured credit facilities consisting of a term loan in the aggregate principal amount of $150.0 million and a revolving credit facility in the aggregate principal amount of $175.0 million. As of April 30, 2003, we had letters of credit outstanding in the aggregate principal amount of $33.4 million. These letters of credit were replaced by new letters of credit under the new senior secured credit facilities. As a result, as of April 30, 2003, we had available borrowing capacity under our new $175.0 million revolving credit facility of up to $141.6 million, subject to our ability to meet borrowing conditions. See "Description of Certain Indebtedness and Preferred Stock—New Senior Secured Credit Facilities."

(2)
Represents notes payable in connection with acquired businesses.

(3)
We are permitted under the indenture governing the notes to redeem our Series A redeemable convertible preferred stock to the extent it is still outstanding at the mandatory redemption date, which is August 11, 2007. See "Description of Certain Indebtedness and Preferred Stock—Series A Redeemable Convertible Preferred Stock."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

        The selected consolidated financial statements of operations and operating data for the five years in the period ended April 30, 2003 and the selected consolidated balance sheet data as of April 30, 1999, 2000, 2001, 2002 and 2003 are derived from our audited consolidated financial statements. You should read the following selected historical consolidated financial and operating data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

	Fiscal Year Ended April 30,
	1999 (1)	2000 (1)	2001 (1)	2002 (1)	2003 (1)
	(dollars in thousands)
Statement of Operations Data:
Revenues	$179,264	$315,263	$480,366	$421,235	$420,863
Cost of operations	106,893	193,341	321,214	276,693	278,347
General and administrative	26,210	40,765	64,079	54,456	55,772
Depreciation and amortization	25,334	38,670	53,411	50,712	47,930

Operating income before unusual charges	20,827	42,487	41,662	39,374	38,814
Merger and restructuring charges	1,951	1,490	4,151	(438)	—
Impairment, legal and other charges	—	—	85,500	—	4,864

Operating income (loss)	18,876	40,997	(47,989)	39,812	33,950
Interest expense	5,641	16,906	41,628	31,451	26,572
Interest income	(77)	(1,234)	(2,974)	(904)	(318)
(Income) loss from equity method investments, net	—	1,062	26,256	(1,899)	(2,073)
Minority interest	—	502	1,026	(154)	(152)
Other (income)/expense, net	(353)	640	76	(4,480)	(1,599)

Income (loss) from continuing operations before income taxes, discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	13,665	23,121	(114,001)	15,798	11,520
Provision (benefit) for income taxes	7,315	11,148	(20,443)	5,111	5,292
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	6,350	11,973	(93,558)	10,687	6,228
Loss from discontinued operations, net	265	1,101	(4,130)	—	—
Estimated loss on disposal of discontinued operations, net	—	(1,393)	(2,657)	(4,096)	—
Reclassification from discontinued operations, net	—	—	(1,190)	1,140	50
Extraordinary loss—Early extinguishment of debt, net	—	(631)	—	—	(2,170)
Cumulative effect of change in accounting principle, net of taxes	—	—	—	(250)	(63,916)

Net income (loss)	6,615	11,050	(101,535)	7,481	(59,808)
Preferred stock dividend and put warrants	—	—	1,970	3,010	3,094

Net income (loss) available to common stockholders	$6,615	$11,050	$(103,505)	$4,471	$(62,902)

	As of April 30,
	1999 (1)	2000 (1)	2001 (1)	2002 (1)	2003 (1)
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$4,195	$7,788	$22,001	$4,298	$15,652
Working capital, net of cash and cash equivalents (2)	(1,515)	106,580	33,056	(635)	(4,847)
Property, plant and equipment	128,374	369,261	290,537	287,206	302,328
Goodwill	98,086	251,912	225,969	219,729	159,682
Total assets	282,228	860,470	686,293	621,611	602,641
Total debt (3)	94,083	450,507	363,223	288,848	310,179
Redeemable preferred stock	—	—	57,720	60,730	63,824
Stockholders' equity	148,554	274,718	172,951	176,796	119,152
	Fiscal Year Ended April 30,
	1999 (1)		2000 (1)		2001 (1)	2002 (1)		2003 (1)
	(dollars in thousands)
Other Operating Data:
Net cash provided by operating activities	$37,462		$48,398		$63,261	$67,687		$64,952
Net cash used in investing activities	(95,690)		(155,088)		(55,565)	(9,533)		(61,208)
Net cash provided by (used in) financing activities	59,154		116,423		18,765	(70,065)		7,610
Capital expenditures	54,118		68,575		61,518	37,674		41,925
Ratio of earnings to fixed charges (4)	3.13	x	2.37	x	—	1.43	x	1.39	x
Ratio of pro forma earnings to pro forma fixed charges (5)								1.41	x

(1)
We have revised our consolidated statements of operations, consolidated statements of cash flows and consolidated balance sheets to reflect the discontinuation of certain operations during fiscal years 2000 and 1999. In the fourth quarter of fiscal year 2003, we entered into negotiations with employees for the transfer of our domestic brokerage operations and a commercial recycling business in exchange for notes receivable of approximately $5.0 million, payable to the extent of cash flow of the businesses. In June 2003, we completed the transaction. The commercial recycling business had been accounted for as a discontinued operation since fiscal year 2001. Due to the nature of the transaction, we could not retain discontinued accounting treatment for this operation. Therefore the commercial recycling operating results have been reclassified from discontinued to continuing operations for fiscal years 2001, 2002 and 2003. In connection with the discontinued accounting treatment in fiscal year 2001, estimated future losses from the operations were recorded and classified as losses from discontinued operations. This amount has been reclassified and offset against actual loss from operations in fiscal years 2001, 2002 and 2003. See Note 18 to our audited consolidated financial statements included in this prospectus.

(2)
Working capital, net is defined as current assets, excluding cash and cash equivalents, minus current liabilities.

(3)
Total debt includes capital leases.

(4)
For purposes of determining the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations before income taxes, discontinued operations, extraordinary item, cumulative effect of a change in accounting principle, fixed charges, minority interests and (income) loss from equity method investments plus distributed income from equity method investees less interest capitalized. "Fixed charges" consists of interest, amortization of deferred financing costs and interest capitalized. For fiscal year 2001, earnings were insufficient to cover fixed charges by $87,092.

(5)
Ratio of pro forma earnings to pro forma fixed charges adjusts for pro forma interest which gives effect to the offering of the old notes, the initial borrowings under our new senior secured credit facilities and the use of proceeds therefrom, as if these transactions occurred at the beginning of the period presented.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion of our financial condition and results of operations with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this prospectus. Our actual results may differ materially from those contained in any forward-looking statements.

        Casella is a vertically-integrated regional solid waste services company that provides collection, transfer, disposal and recycling services to residential, industrial and commercial customers, primarily in the eastern region of the United States. As of July 1, 2003, we owned and/or operated five Subtitle D landfills, two landfills permitted to accept construction and demolition materials, 37 solid waste collection operations, 33 transfer stations, 37 recycling facilities and one waste-to-energy facility, as well as a 50% interest in a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

        From May 1, 1994 through December 1999, we acquired 161 solid waste collection, transfer and disposal operations. In December 1999, we acquired KTI. KTI assets which we considered core to our operations included interests in waste-to-energy facilities in Maine, significant residential and commercial recycling operations, transfer and collection operations which were "tuck-ins" to existing operations and cellulose insulation manufacturing operations. In addition, KTI's assets included a number of businesses that were not core to our operating strategy. Following our acquisition of KTI, we focused on the integration of KTI and the divestiture of non-core KTI assets, which has now been completed. As part of the divestiture program, in the fourth quarter of fiscal year 2001 we incurred non-recurring charges of $111.7 million, of which $90.6 million was non-cash. The divestiture program resulted in aggregate consideration of $107.6 million, including cash proceeds of $61.7 million which were used to reduce our indebtedness. The divestitures reduced revenues in fiscal year 2002 by $54.9 million from fiscal year 2001.

        Since December 1999, we have made 33 acquisitions. Eight of our acquisitions during the three years ended April 30, 2000 were accounted for as poolings of interests. Under the rules governing poolings of interests, our financial statements were restated for all years prior to the acquisitions to reflect the financial position, results of operations and cash flows of the merged entities as if they had been one company for all prior periods presented in the accompanying financial statements. All of our other acquisitions, including KTI, were accounted for under the purchase method of accounting. Under the rules of purchase accounting, the acquired companies' revenues and results of operations have been included together with those of ours from the actual dates of the acquisitions and materially affect the period-to-period comparisons of our historical results of operations. As pooling accounting has been eliminated, all future acquisitions will be accounted for under the purchase method.

Critical Accounting Policies and Estimates

        The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments which are based on historical experience and on various other factors that are believed to be reasonable under the circumstances. The results of their evaluation form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions and circumstances. Our significant accounting policies are more fully discussed in the notes to our consolidated financial statements contained elsewhere in this prospectus.

Landfill Accounting—Capitalized Costs and Amortization

        In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations, which outlines standards for accounting for an obligation associated with the retirement of a long-lived tangible asset and the associated retirement costs. This standard will impact our accounting for landfill closure and post-closure obligations. See Note 1(q) of our consolidated financial statements for discussion of our adoption of SFAS 143, effective May 1, 2003, and the related impact on our landfill accounting. The following discussion of our landfill accounting is based on our accounting practices in effect during fiscal year 2003, prior to the adoption of SFAS 143.

        We use life-cycle accounting and the units-of-production method to recognize certain landfill costs. Under life-cycle accounting, all costs related to the acquisition, construction, closure and post-closure of landfill sites are capitalized or accrued and charged to income based on tonnage placed into each site. Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to these activities, including legal, engineering and construction. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems. Interest is capitalized on landfill permitting and construction projects while the assets are undergoing activities to ready them for their intended use. Management routinely reviews its investment in operating landfills, transfer stations and other significant facilities to determine whether the costs of these investments are realizable. Our judgments regarding the existence of impairment indicators are based on regulatory factors, market conditions and the operational performance of our landfills. Future events could cause us to conclude that impairment indicators exist and that our landfill carrying costs are impaired. Any resulting impairment charge could have a material adverse effect on our financial condition and results of operations.

        Landfill permitting, acquisition and preparation costs are amortized on the units-of-production method as landfill airspace is consumed. In determining the amortization rate for these landfills, preparation costs include the total estimated costs to complete construction of the landfills' permitted and permittable capacity. To be considered permittable, airspace must meet all of the following criteria:

  •
  we control the land on which the expansion is sought;

  •
  all technical siting criteria have been met or a variance has been obtained or is reasonably expected to be obtained;

  •
  we have not identified any legal or political impediments which we believe will not be resolved in our favor;

  •
  we are actively working on obtaining any necessary permits and we expect that all required permits will be received within the next two to five years; and

  •
  senior management has approved the project.

        Units-of-production amortization rates are determined annually for each of our operating landfills. The rates are based on estimates provided by our engineers and accounting personnel and consider the information provided by surveys, which are performed at least annually. Significant changes in our estimates could materially increase our landfill depletion rates, which could have a material adverse effect on our financial condition and results of operations. In determining estimated future landfill permitting, acquisition, construction and preparation costs, we consider the landfill costs associated with permitted and permittable airspace. Our estimate of future landfill permitting, acquisition, construction and preparation costs for the year ended April 30, 2003 increased to $157.6 million as compared to $149.1 million for the year ended April 30, 2002 and $26.1 million for the year ended April 30, 2001, primarily as a result of additional permitted and permittable airspace at our existing landfills, which increased to approximately 30 million tons as of April 30, 2003 as compared to 26 million tons as of

April 30, 2002 and 10 million tons as of April 30, 2001. The average landfill amortization rate per ton for the years ended April 30, 2003, 2002 and 2001 was $6.43, $5.81 and $4.91, respectively. Landfill amortization expense for the years ended April 30, 2003, 2002 and 2001 was $13.3 million, $10.3 million and $7.9 million, respectively.

Landfill Accounting—Accrued Closure and Post-Closure Costs

        Accrued closure and post-closure costs represent future estimated costs related to monitoring and maintenance of a solid waste landfill, after a landfill facility ceases to accept waste and closes. We estimate, based on input from our engineers, accounting personnel and consultants, our future cost requirements for closure and post-closure monitoring and maintenance based on our interpretation of the technical standards of the Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and post-closure accruals for the cost of monitoring and maintenance include final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operation and maintenance costs to be incurred during the period after the facility closes.

        We provide accruals for these estimated future costs on an undiscounted basis as the remaining permitted airspace of such facilities is consumed. Significant reductions in our estimates of the remaining lives of our landfills or significant increases in our estimates of the landfill closure and post-closure maintenance costs could have a material adverse effect on our financial condition and results of operations. In determining estimated future closure and post-closure costs, we consider costs associated with permitted and permittable airspace. Our estimate of future closure and post-closure costs is $82.4 million for the year ended April 30, 2003, as compared to $83.0 million for the year ended April 30, 2002 and $46.0 million for the year ended April 30, 2001. Additional permitted and permittable airspace at our existing landfills increased to approximately 30 million tons as of April 30, 2003, as compared to 26 million tons as of April 30, 2002 and 10 million tons as of April 30, 2001. The average landfill closure and post-closure expense per ton was $4.07, $3.75 and $3.68 for the years ended April 30, 2003, 2002 and 2001, respectively.

        Accrued closure and post-closure costs include the current and non-current portion of costs associated with obligations for closure and post-closure of our landfills. The changes to accrued closure and post-closure liabilities are as follows:

	Years Ended April 30,
	2001	2002	2003
Balance, beginning of year	$12,276	$17,230	$24,772
Charged to operating expense	5,917	6,665	8,400
Spending applied against the accrual (1)	(675)	(408)	(9,164)
Acquisitions and other adjustments (2)	(288)	1,285	1,941

Balance, end of year	$17,230	$24,772	$25,949

(1)
Spending levels increased in fiscal year 2003 mainly due to closure activities at our Woburn, Massachusetts and Pine Tree, Maine landfills.

(2)
In fiscal year 2002, we recorded additional post-closure accruals relating to one of our construction and demolition landfills. In fiscal year 2003, we recorded closure and post-closure accruals relating to the Hardwick landfill acquisition.

        We estimate our future closure and post-closure costs in order to determine the closure and post-closure expense per ton of waste placed into each landfill as further described in Note 1(l) to our consolidated financial statements. The anticipated timeframe for paying these costs varies based on the remaining useful life of each landfill, as well as the duration of the post-closure monitoring period.

Based on our permitted and permittable airspace at April 30, 2003, we expect to make payments relative to closure and post-closure activities from fiscal 2004 through fiscal 2092.

Asset Impairment

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we continually review our long-lived assets for impairment whenever events or changes in circumstances indicate that the remaining estimated useful life of such assets might warrant revision or that the balances may not be recoverable. We evaluate possible impairment by comparing estimated future cash flows, before interest expense and on an undiscounted basis, with the net book value of long-term assets including amortizable intangible assets. If undiscounted cash flows are insufficient to recover assets, further analysis is performed in order to determine the amount of the impairment. An impairment loss is then recorded equal to the amount by which the carrying amount of the assets exceeds their fair value. Fair value is usually determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. In instances where goodwill is identified with assets that are subject to an impairment loss, the carrying amount of the identified goodwill is reduced before making any reduction to the carrying amounts of other long-lived assets.

        We adopted SFAS No. 142 effective May 1, 2002 and have eliminated the amortization of goodwill and annually assess goodwill impairment by applying a fair value based test. SFAS No. 142 requires that any goodwill recorded in connection with an acquisition consummated on or after July 1, 2001 not be amortized.

Bad Debt Allowance

        Estimates are used in determining our allowance for bad debts and are based on our historical collection experience, current trends, credit policy and a review of our accounts receivable by aging category. Our reserve is evaluated and revised on a monthly basis.

Self-Insurance Liabilities and Related Costs

        We are self insured for vehicles and workers compensation. The liability for unpaid claims and associated expenses, including incurred but not reported losses, is determined by a third party actuary and reflected in our consolidated balance sheet as an accrued liability. We use a third party to track and evaluate actual claims experience for consistency with the data used in the annual actuarial valuation. The actuarially determined liability is calculated in part by our past claims experience, which considers both the frequency and settlement amount of claims.

Discontinued Operations

        In April 2001, we adopted a formal plan to dispose of our tire processing, commercial recycling and mulch recycling businesses. We have accounted for these planned dispositions in accordance with APB Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, and accordingly, the discontinued businesses are carried at estimated net realizable value less costs to be incurred through the date of disposition. Assets held for sale and liabilities of operations held for sale are stated at their expected realizable values and have been separately classified in the accompanying consolidated balance sheets.

Income Tax Accruals

        We record income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes are recognized based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using currently enacted tax rates. Management judgment is required in determining our provision for income taxes and liabilities and any valuation allowance recorded against our net deferred tax assets. Valuation allowances have been established for the possibility that tax benefits may not be realized for certain deferred tax assets.

General

Revenues

        Our revenues in our Eastern, Central and Western regions are attributable primarily to fees charged to customers for solid waste disposal and collection, landfill, waste-to-energy, transfer and recycling services. We derive a substantial portion of our collection revenues from commercial, industrial and municipal services that are generally performed under service agreements or pursuant to contracts with municipalities. The majority of our residential collection services are performed on a subscription basis with individual households. Landfill, waste-to-energy facility and transfer customers are charged a tipping fee on a per ton basis for disposing of their solid waste at our disposal facilities and transfer stations. The majority of our disposal and transfer customers are under one to ten year disposal contracts, with most having clauses for annual cost of living increases. Recycling revenues, which are included in FCR and in the Eastern, Central and Western regions, consist of revenues from the sale of recyclable commodities and operations and maintenance contracts of recycling facilities for municipal customers. FCR revenues include revenues from brokerage operations.

        Effective August 1, 2000, we contributed our cellulose insulation assets to a joint venture with Louisiana-Pacific, and accordingly, since that date have recognized half of the joint venture's net income/(loss) on the equity method in our results of operations. In the "Other" segment, we have ancillary revenues including residue recycling and major customer accounts.

        Our revenues are shown net of intercompany eliminations. We typically establish our intercompany transfer pricing based upon prevailing market rates. The table below shows, for the periods indicated, the percentage of our total revenues attributable to services provided. Collection revenues as a percentage of our total revenues in fiscal year 2003 compared to fiscal year 2002 remained unchanged. Collection revenues increased as a percentage of total revenues in fiscal year 2002 compared to fiscal year 2001 due to the effects of price and volume increases. The increase in fiscal year 2003 landfill/disposal facilities revenues compared to fiscal year 2002 is mainly due to increased volumes during the first part of 2003 compared to the same period in 2002. The decrease in fiscal year 2002 landfill/disposal facilities revenues compared to fiscal year 2001 is mainly attributable to the disposition of our majority interest in Penobscot Energy Recovery Company ("PERC"), which occurred late in fiscal year 2001. Transfer revenues as a percentage of total revenues have continued to increase between years due to an increase in transfer volumes. The increase in recycling revenues as a percentage of total revenues in fiscal year 2002 compared to the prior year is due to higher volumes partially offset by lower average prices. The increase in recycling revenues as a percentage of total revenues in fiscal year 2003 compared to fiscal year 2002 is due to higher commodity prices and volumes. The increase in recycling revenues as a percentage of total revenues in fiscal year 2002 compared to the prior year is due to higher volumes partially offset by lower average prices. The decrease in brokerage revenues as a percentage of revenues in fiscal year 2003 compared to fiscal year 2002 is due to lower commodity prices and volumes as well as the transfer of the export business to the employees of that unit in September 2002. Our domestic brokerage operations, constituting the remainder of our brokerage revenues, were transferred effective June 30, 2003 to the employees of that unit. The decrease in our brokerage revenues as a percentage of revenues in fiscal year 2002 compared to the prior year is primarily attributable to the overall effects of commodity prices. The decrease in our other revenues as a percentage of revenues during fiscal year 2003 and 2002 is primarily attributable to divestitures made during both periods.

	% of Revenues (1)
	Fiscal Year
	2001	2002	2003
Collection	42.8%	46.7%	46.7%
Landfill/disposal facilities	16.3	13.7	14.3
Transfer	7.7	10.8	11.3
Recycling	11.9	15.5	19.0
Brokerage	14.7	11.9	8.7
Other	6.6	1.4	0.0

Total revenues	100.0%	100.0%	100.0%

(1)
We revised percentages of total revenues for fiscal year 2002 and fiscal year 2001 to conform with our classification of revenues attributable to services provided in fiscal year 2003.

Operating Expenses

        Cost of operations includes labor, tipping fees paid to third party disposal facilities, fuel, maintenance and repair of vehicles and equipment, worker's compensation and vehicle insurance, the cost of purchasing materials to be recycled, third party transportation expense, district and state taxes, host community fees and royalties. Landfill operating expenses also include a provision for closure and post-closure expenditures anticipated to be incurred in the future, and leachate treatment and disposal costs.

        General and administration expenses include management, clerical and administrative compensation and overhead, professional services and costs associated with our marketing, sales force and community relations efforts.

        Depreciation and amortization expense includes depreciation of fixed assets over the estimated useful life of the assets using the straight-line method, amortization of landfill airspace assets under the units-of-production method, and the amortization of intangible assets using the straight-line method. Goodwill and other intangible assets deemed to have indefinite lives are no longer amortized but will be subject to annual impairment tests. The amount of landfill amortization expense related to airspace consumption can vary materially from landfill to landfill depending upon the purchase price and landfill site and cell development costs. We depreciate all fixed and intangible assets, excluding non-depreciable land, down to a zero net book value, and do not apply a salvage value to any of our fixed assets.

        We capitalize certain direct landfill development costs, such as engineering, permitting, legal, construction and other costs associated directly with the expansion of existing landfills. Additionally, we also capitalize certain third party expenditures related to pending acquisitions, such as legal and engineering costs. We will have material financial obligations relating to closure and post-closure costs of our existing landfills and any disposal facilities which we may own or operate in the future. We have provided and will in the future provide accruals for future financial obligations relating to closure and post-closure costs of our landfills (generally for a term of 30 years after final closure) based on engineering estimates of consumption of permitted landfill airspace over the useful life of any such landfill. Our financial obligations for closure or post-closure costs may exceed the amount accrued and reserved or amounts otherwise receivable pursuant to trust funds. We routinely evaluate all such capitalized costs, and expense those costs related to projects not likely to be successful. Internal and indirect landfill development and acquisition costs, such as executive and corporate overhead, public relations and other corporate services, are expensed as incurred.

Results of Operations

        The following table sets forth for the periods indicated the percentage relationship that certain items from our consolidated statements of operations bear in relation to revenues.

	% of Revenues
	Fiscal Year Ended April 30,
	2001	2002	2003
Revenues	100.0%	100.0%	100.0%
Cost of operations	66.9	65.7	66.1
General and administration	13.3	12.9	13.2
Depreciation and amortization	11.1	12.0	11.4
Impairment charge	16.6	—	1.2
Restructuring charge	0.9	(0.1)	—
Legal settlements	0.9	—	—
Other miscellaneous charges	0.3	—	—

Operating income (loss)	(10.0)	9.5	8.1
Interest expense, net	8.0	7.3	6.2
(Income) loss from equity method investments, net	5.5	(0.5)	(0.5)
Other (income)/expense, net	0.2	(1.1)	(0.4)
Provision (benefit) for income taxes	4.3	(1.2)	(1.3)

Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	(19.4)%	2.6%	1.5%

Fiscal Year 2003 versus Fiscal Year 2002

        Revenues.    Revenues decreased $0.3 million, or 0.1%, to $420.9 million in fiscal year 2003 from $421.2 million in fiscal year 2002. Divested businesses accounted for a decrease of approximately $26.2 million. These decreases were offset by price and volume increases in the core solid waste business amounting to $2.3 million, higher commodity prices and volumes represented $21.4 million and the positive rollover effect of acquisitions amounted to approximately $2.2 million.

        Cost of operations.    Cost of operations increased $1.6 million, or 1.0%, to $278.3 million in fiscal year 2003 from $276.7 million in fiscal year 2002. Cost of operations as a percentage of revenues increased to 66.1% in fiscal year 2003 from 65.7% in fiscal year 2002. This increase arose mainly from higher insurance costs, partially offset by operating improvements in direct labor and lower commodity purchases resulting from the sale of the export brokerage business. The increased insurance costs arose mainly from a negative actuarial adjustment of $1.5 million related to our captive insurance company in fiscal 2003 versus a positive adjustment of $2.8 million in fiscal 2002.

        General and administration.    General and administration expenses increased $1.3 million, or 2.4%, to $55.8 million in fiscal year 2003 from $54.5 million in fiscal year 2002. General and administration expenses increased slightly as a percentage of revenues to 13.2% in fiscal year 2003 from 12.9% in fiscal year 2002. The increase in general and administration expenses was primarily the result of legal and insurance expenses.

        Depreciation and amortization.    Depreciation and amortization expense decreased $2.8 million, or 0.6%, to $47.9 million in fiscal year 2003 from $50.7 million in fiscal year 2002. The decrease was mainly attributable to the Company adopting SFAS 142 which eliminates recognition of goodwill amortization, partially offset by higher landfill amortization expense due to volume increases.

Depreciation and amortization expense as a percentage of revenues decreased to 11.4% in fiscal year 2003 from 12.0% in fiscal year 2002.

        Interest expense, net.    Net interest expense decreased $4.3 million, or 14.1%, to $26.3 million in fiscal year 2003, from $30.6 million in fiscal year 2002. This decrease is primarily attributable to lower average debt balances and lower interest rates on variable rate debt in the current year, versus the prior period. Interest expense, as a percentage of revenues, decreased to 6.2% in fiscal year 2003 from 7.3% in fiscal year 2002.

        Impairment charge.    In the fourth quarter of fiscal 2003 we recorded an impairment charge of $4.9 million to adjust the book value of the domestic brokerage and commercial recycling businesses to net realizable value.

        (Income) loss from equity method investments, net.    Income from equity method investments in fiscal year 2003 of $2.1 million and $1.9 million in fiscal year 2002 reflects equity income in our 50% joint venture interest in GreenFiber.

        Minority interest.    This amount represented the minority owners' interest in our majority owned subsidiary American Ash Recycling of Tennessee, Ltd, which was dissolved in February 2003.

        Other (income)/expense, net.    Other income was $1.6 million in fiscal year 2003 compared to $4.5 million in other expenses in fiscal year 2002. This decrease is attributable to the difference in gain on divestitures. In addition there was a gain of $1.2 million in fiscal year 2003 related to a settlement with Oakhurst Company, Inc., partially offset by a $1.6 million charge for interest rate swap unwind costs.

        Provision (benefit) for income taxes.    Provision for income taxes increased $0.2 million for fiscal year 2003 to $5.3 million from $5.1 million for fiscal year 2002. The effective tax rate increased to 45.9% for fiscal year 2003 from 32.4% for fiscal year 2002. This was primarily due to an increase in the valuation allowance for loss carryforwards, nondeductible impairment of goodwill and the loss on the sale of a significant portion of our interest in New Heights in fiscal year 2002, partially offset by the decrease in nondeductible goodwill amortization, recognition of additional tax losses from New Heights and the elimination of capital loss carryforwards.

        Reclassification from discontinued operations, net.    In the fourth quarter of fiscal 2003, we entered into negotiations with former employees for the transfer of our domestic brokerage operation and a commercial recycling business. The commercial recycling business had been accounted for as a discontinued operation since fiscal 2001. Due to the nature of the transaction, we could not retain discontinued accounting treatment for this operation. Therefore the commercial recycling business has been reclassified from discontinued to continuing operations for fiscal 2001, 2002 and 2003. In fiscal 2001, we estimated and accrued for anticipated future losses from this business which were recorded and classified as losses from discontinued operations. This amount has been reclassified and offset against actual losses from operations in fiscal 2001, 2003 and 2003.

        Estimated loss on disposal of discontinued operations, net.    The estimated loss on disposal of discontinued operations for the fiscal year 2002 is primarily due to the loss on the sale of the commercial recycling business.

        Extraordinary loss—early extinguishment of debt, net.    In fiscal year 2003, we entered into a new senior secured credit facility resulting in the extinguishment of $2.2 million (net of tax benefit of $1.5 million) in debt financing costs associated with the old senior secured credit facility.

        Cumulative effect of change in accounting principle, net.    Effective May 1, 2002, we adopted SFAS No. 142, Goodwill and Other Intangible Assets, which, among other things, eliminates the amortization of goodwill and requires an annual assessment of goodwill impairment by applying a fair value based test. Goodwill was determined to be impaired and the amount of $63.9 million (net of tax benefit of $0.2 million) was charged to earnings in fiscal year 2003 as a cumulative effect of change in accounting principle. The goodwill impairment charge was related to our waste-to-energy operation, Maine Energy, and the brokerage business of the FCR Recycling segment, both of which were acquired as part of our acquisition of KTI. At the time of acquisition, we recorded the fair value of these businesses using an independent third party valuation. The underlying assumptions used to establish the value of these businesses, including earnings projections, commodity pricing assumptions and industry valuation multiples for recycling products, were not realized. Accordingly, goodwill impairment charges were recorded as the net book value of these businesses exceeded their fair value. In fiscal year 2002, we adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which resulted in a charge to earnings as a cumulative effect of change in accounting principle in the amount of $0.3 million (net of tax benefit of $0.2 million) for the portion of interest rate swap hedges determined to be ineffective.

Fiscal Year 2002 versus Fiscal Year 2001

        Revenues.    Revenues decreased $59.2 million, or 12.3%, to $421.2 million in fiscal year 2002 from $480.4 million in fiscal year 2001. Divested businesses accounted for approximately $54.9 million of the decrease, while lower average brokerage commodity prices and volumes represented $32.7 million of the decrease. These decreases were partially offset by price and volume increases in the core solid waste business amounting to $24.9 million and the positive rollover effect of acquisitions amounting to approximately $3.5 million.

        Cost of operations.    Cost of operations decreased $44.5 million, or 13.9%, to $276.7 million in fiscal year 2002 from $321.2 million in fiscal year 2001. This decrease arose mainly from lower volumes of recyclable material purchases and divestitures. Cost of operations as a percentage of revenues decreased to 65.7% in fiscal year 2002 from 66.9% in the prior fiscal year. The decrease in cost of operations as a percentage of revenues was primarily the result of a decreased contribution from brokerage operations, which carry a high cost of operations as a percentage of revenues of approximately 90%.

        General and administration.    General and administration expenses decreased $9.6 million, or 15.0%, to $54.5 million in fiscal year 2002 from $64.1 million in fiscal year 2001. General and administration expenses decreased slightly as a percentage of revenues to 12.9% in fiscal year 2002 from 13.3% in the prior fiscal year. The decrease in general and administration expenses was primarily the result of divestitures as well as lower legal and bad debt expenses.

        Depreciation and amortization.    Depreciation and amortization expense decreased $2.7 million, or 5.1%, to $50.7 million in fiscal year 2002 from $53.4 million in fiscal year 2001. The decrease was attributable to lower intangible amortization due to the impairment charge taken in fiscal year 2001 and the impact of divested entities. Depreciation and amortization expense as a percentage of revenues increased to 12.0% in fiscal year 2002 from 11.1% in fiscal year 2001. The increase as a percentage of revenues resulted primarily from a lower level of revenues.

        Impairment charge.    In fiscal 2001, we determined that certain assets (mainly goodwill) were impaired and therefore recorded a charge of $79.7 million to reduce those assets to their estimated fair value. The assets impaired mainly arose from the acquisition of KTI.

        Restructuring charge.    A restructuring charge of $0.4 million in fiscal year 2002 represents the reversal of certain unrealized fiscal year 2001 restructuring expenses, partially offset by additional restructuring charges expensed in fiscal year 2002.

        Interest expense, net.    Net interest expense decreased $8.1 million, or 21.0%, to $30.6 million in fiscal year 2002, from $38.7 million in fiscal year 2001. This decrease is primarily attributable to lower average debt balances and lower interest rates on variable debt in the current period, versus the prior period. Interest expense, as a percentage of revenues, decreased to 7.3% in fiscal year 2002 from 8.0% in fiscal year 2001.

        (Income) loss from equity method investments, net.    Income from equity method investments in fiscal year 2002 of $1.9 million reflects equity income in our 50% joint venture interest in GreenFiber amounting to $4.3 million, offset by a $2.4 million loss related to our further investment in the New Heights tire processing business. In the prior year, we recorded our share of a loss of $4.2 million, recorded at GreenFiber due to significant transitional and restructuring expenses. In fiscal year 2001, equity method investment losses also included a $22.0 million loss attributable to impairment charges taken to reduce our investment in Oakhurst Company, Inc. ("OCI") and New Heights Recovery and Power, LLC ("New Heights").

        A portion of our 50% interest in New Heights was sold in September 2001 for consideration of $0.3 million. We retained an interest of 9.95% in the tire recycling assets of New Heights, as well as financial obligations related solely to the New Heights power plant. In addition, we have an interest in certain notes granted by New Heights collectively valued at approximately $9.0 million, payment of which is contingent upon certain events. We will record the contingent consideration when the contingency is removed. We are accounting for our retained investment under the cost method of accounting.

        Minority interest.    At April 30, 2002, this amount represented the minority owners' interest in AART, which recorded a loss for the period. At April 30, 2001 minority interest reflected the minority owners' interest in our majority owned subsidiaries Maine Energy and PERC. Effective March 1, 2001, we acquired the remaining 16.25% minority interest in Maine Energy and sold our majority interest in PERC.

        Other (income)/expense, net.    Other income was $4.5 million in fiscal year 2002 compared to $0.1 million in other expenses in fiscal year 2001. This increase is attributable to the divestitures of Multitrade and S&S Commercial, which resulted in a gain of $4.8 million. Other income in fiscal year 2002 also includes a gain on the sale of Bangor Hydro warrants of $1.7 million and gains on the sale of equipment of $0.1 million, offset by the write off of $1.7 million of commodity hedges due to the bankruptcy of Enron, as well as impairment of our U.S. Plastic Lumber Corp. equity holdings, amounting to $0.4 million.

        Provision (benefit) for income taxes.    Provision for income taxes increased $25.5 million in fiscal year 2002 to $5.1 million from a benefit of $20.4 million in fiscal year 2001. This increase, as well as the change in the effective tax rate to 32.4%, is primarily due to the change in pretax income to a profit, the tax benefit from the sale of 80.1% of our equity interest in New Heights in fiscal year 2002 and the write-off of non-deductible goodwill and the equity loss in OCI and in New Heights in fiscal year 2001.

        Reclassification from discontinued operations, net.    In the fourth quarter of fiscal 2003, we entered into negotiations with former employees for the transfer of our domestic brokerage operations and a commercial recycling business. The commercial recycling business had been accounted for as a discontinued operation since fiscal 2001. Due to the nature of the transaction, we could not retain discontinued accounting treatment for this operation. Therefore the commercial recycling business operating results have been reclassified from discontinued to continuing operations for fiscal 2001, 2002 and 2003. In fiscal 2001, we estimated and accrued for anticipated future losses from this business which were recorded and classified as losses from discontinued operations. This amount has been reclassified and offset against actual losses from operations in fiscal 2001, 2002 and 2003.

        Estimated loss on disposal of discontinued operations, net.    Estimated loss on disposal of discontinued operations, net increased $1.4 million to ($4.1) million in fiscal year 2002 from ($2.7) million in fiscal year 2001. The estimated loss on disposal of discontinued operations, net in fiscal year 2002 was attributable to the loss on the sale of discontinued assets exceeding our estimates by $4.7 million, partially offset by positive operating results of $0.6 million.

        Cumulative effect of change in accounting principle, net.    On May 1, 2001, we adopted SFAS No. 133 establishing accounting and reporting standards for derivative instruments. Because the relevant terms of certain interest rate swaps and the specific debts that they were designated to hedge were not identical, we recorded the ineffective portion of the hedge amounting to a loss of $0.3 million (net of tax benefit of $0.2 million) as a cumulative effect of change in accounting principle.

Liquidity and Capital Resources

        Our business is capital intensive. Our capital requirements include acquisitions, fixed asset purchases and capital expenditures for landfill development and cell construction as well as site and cell closure. We had a net working capital deficit of $4.8 million at April 30, 2003 compared to a net working capital deficit of $0.6 million at April 30, 2002. Working capital, net comprises current assets, excluding cash and cash equivalents, minus current liabilities. The main factors accounting for the decrease were higher trade payable and accrual balances, lower current deferred taxes, partially offset by decreases in current portion of debt payments and interest swap liabilities. We had net working capital of $33.1 million at April 30, 2001. The decrease from April 30, 2001 to April 30, 2002 is due primarily to lower trade receivables, the sale of assets of discontinued operations and assets held for sale, the sale of current investments and the increase in the current portion of accrued closure and post-closure costs. In 2002, the allowance for doubtful accounts was substantially reduced from fiscal year 2001 because of our focus on collections and the resulting significant reduction in the old amounts outstanding during the period. In 2003, the allowance for doubtful accounts remained relatively unchanged from fiscal year 2002.

        We have a $325.0 million credit facility with a group of banks for which Fleet Bank, N.A. is acting as agent. This credit facility consists of a $175.0 million Senior Secured Revolving Credit Facility ("Revolver") and a Senior Secured Term "B" Loan, which had an outstanding balance of $150.0 million at April 30, 2003 ("Term Loan"). We have the right to increase the amount of the revolver and/or the term loan by an aggregate amount of up to $50 million at our discretion, provided that we are not in default at the time of the increase, subject to the receipt of commitments from lenders for such additional amount. The new term loan and revolving credit facility agreement contains covenants that may limit our activities, including covenants that restrict dividends and stock repurchases, limit capital expenditures, and set minimum net worth and profitability requirements and interest coverage and leverage ratios. As of April 30, 2003, we considered the profitability covenant, which requires our cumulative adjusted net income for any two consecutive quarters to be positive, to be the most restrictive. As of April 30, 2003, we were in compliance with this covenant as we reported consolidated adjusted net income of $1.5 million for the six months ended April 30, 2003. Consolidated adjusted net income is defined by the credit facility agreement. In accordance with such definition, consolidated net income, determined in accordance with generally accepted accounting principles, is adjusted for elimination of certain nonrecurring charges, extraordinary gains, income from discontinued operations and non-cash income attributable to equity investments. We used the net proceeds from the offering of the old notes and initial borrowings under our new senior secured credit facilities to repay all outstanding amounts under our old senior secured credit facilities, for fees and expenses related to the offering of the old notes and the new senior secured credit facilities and general corporate purposes. As of April 30, 2003, assuming the issuance of all existing letters of credit under our new senior secured credit facilities, we would have had available borrowing capacity under our new $175.0 million revolving credit facility of up to $141.6 million, subject to our ability to meet certain borrowing conditions. We intend to use the additional availability under our new senior secured credit facilities to support our acquisition program. This credit facility is secured by all of our assets, including our interest in the equity securities of our subsidiaries. The Revolver matures in January 2008 and the Term Loan matures in January 2010.

        We have outstanding $150.0 million of 9.75% senior subordinated notes (the "notes"). The notes mature in January 2013. The senior subordinated note agreement contains covenants that restrict dividends, stock repurchases and other payments, and limits the incurrence of debt and issuance of preferred stock subject to our meeting a minimum consolidated fixed charge ratio. The notes are guaranteed jointly and severally, fully and unconditionally by our significant wholly-owned subsidiaries. Due to the need to revise our financial statements for 2001 for the reasons set forth elsewhere in this prospectus, the registration statement, of which this prospectus is a part, was not declared effective prior to July 23, 2003. Accordingly, we are required to pay the holders of notes, as liquidated damages, an amount per annum equal to 0.50% of the aggregate principal amount of the notes for the period commencing July 23, 2003 until the date on which the registration statement was declared effective.

        Net cash provided by operating activities in fiscal year 2003 and fiscal year 2002 amounted to $65.0 million and $67.7 million, respectively. The decrease was mainly due to the cash outflows from landfill closure activities. Net cash provided by operating activities in fiscal year 2002 increased by $4.4 million from $63.3 in fiscal year 2001. The increase was primarily due to the change in our working capital, reflecting an improvement in our accounts receivable collections and an increase in the current portion of accrued closure and post-closure costs.

        Net cash used in investing activities in fiscal year 2003 and fiscal year 2002 amounted to $61.2 million and $9.5 million, respectively. The increase in cash used in investing activities reflected mainly lower proceeds from divestitures and an increase in acquisitions. The increase in cash used in investing activities between years was also as a result of higher capital expenditures, which increased to $41.9 million in fiscal year 2003 from $37.7 million in fiscal year 2002. Net cash used in investing activities in fiscal year 2002 decreased by $46.1 million from $55.6 in fiscal year 2001. The decrease in cash used in investing activities reflected higher proceeds from divestitures and fewer acquisitions. The decrease in cash used in investing activities between 2001 and 2002 was also as a result of lower capital expenditures, which decreased to $37.7 million in fiscal year 2002 from $61.5 million in fiscal year 2001.

        Net cash provided in financing activities was $7.6 million in fiscal year 2003 compared to net cash used by financing activities of $70.1 in fiscal year 2002. This increase was primarily due to paying down less debt, net of borrowings, than in fiscal year 2002, partially offset by refinancing costs of $11.5 million. Net cash provided by financing activities in fiscal year 2002 decreased $88.9 million from $18.8 net cash provided in fiscal year 2001. This decrease was primarily due to paying down debt with proceeds from the divestitures.

        Our capital expenditures were $41.9 million in fiscal year 2003 compared to $37.7 million in fiscal year 2002. Capital spending was higher in fiscal year 2003 mainly due to capital expenditures related to the upgrade of the truck fleet and facilities. Our capital expenditures in fiscal year 2002 decreased $23.8 million from $61.5 in fiscal year 2001. The decrease was primarily related to a significant non-recurring capital project in 2001 associated with Maine Energy odor control, and the upgrade of our truck fleet and containers. We expect capital spending to total approximately $45.0 million in fiscal year 2004.

        During fiscal year 2003, we completed eight acquisitions for an aggregate consideration of $21.0 million, consisting of $18.1 million in cash and $2.9 million in notes payable and other consideration. In comparison, during fiscal year 2002, we completed four acquisitions for an aggregate consideration of $7.4 million, consisting of $4.6 million in cash and $2.8 million in notes payable and other consideration. In fiscal year 2002, we completed our previously announced divestiture program which was announced in March 2001, from which we received total consideration of $107.6 million, including cash proceeds of $61.7 million which were used to reduce our indebtedness.

Contractual Obligations

        The following table summarizes our significant contractual obligations and commitments as of April 30, 2003 (in thousands) and the anticipated effect of these obligations on our liquidity in future years:

	Fiscal Years
	2004	2005-2006	2007-2008	Thereafter	Total
Long-term debt	$4,534	$6,291	$3,272	$292,826	$306,923
Capital lease obligations	1,287	993	895	81	3,256
Interest obligations (1)	23,252	45,513	43,766	80,516	193,047
Operating leases	3,965	6,869	5,061	4,261	20,156
Closure/post closure	3,587	9,105	5,493	64,250	82,435
Redeemable preferred securities (2)	—	—	78,951	—	78,951

Total contractual cash obligations (3)	$36,625	$68,771	$137,438	$441,934	$684,768

(1)
Interest obligations based on long-term debt and capital lease balances as of April 30, 2003. Interest obligations related to variable rate debt calculated using variable rate in effect at April 30, 2003.

(2)
Assumes redemption on the seventh anniversary of the date of sale of such securities at the book value which includes all accrued and unpaid dividends.

(3)
Contractual cash obligations do not include accounts payable or accrued liabilities, which will be paid in fiscal year 2004.

        We believe that our cash provided internally from operations together with our senior secured credit facility should enable us to meet our working capital and other cash needs for the foreseeable future.

Inflation and Prevailing Economic Conditions

        To date, inflation has not had a significant impact on our operations. Consistent with industry practice, most of our contracts provide for a pass-through of certain costs, including increases in landfill tipping fees and, in some cases, fuel costs. We therefore believe we should be able to implement price increases sufficient to offset most cost increases resulting from inflation. However, competitive factors may require us to absorb at least a portion of these cost increases, particularly during periods of high inflation.

        Our business is located mainly in the eastern United States. Therefore, our business, financial condition and results of operations are susceptible to downturns in the general economy in this geographic region and other factors affecting the region, such as state regulations and severe weather conditions. We are unable to forecast or determine the timing and/or the future impact of a sustained economic slowdown.

New Accounting Pronouncements

        In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 applies to all legally enforceable obligations associated with the retirement of tangible long-lived assets. For us, this standard primarily impacts our accounting for our landfill operations, specifically closure and post-closure costs. SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the entity either settles the obligation for the amount recorded or incurs a gain or loss. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. We will adopt SFAS No. 143 beginning May 1, 2003. The adoption of this standard will have no impact on cash flow.

        SFAS No. 143 does not change the basic accounting principles that we historically followed for accounting for these types of obligations. In general, we have followed the practice of life cycle accounting which recognizes a liability on the balance sheet and related expense as airspace is consumed at the landfill, in order to match operating costs with revenues.

        The primary modification to our methodology required by SFAS No. 143 is to require closure and post-closure costs to be discounted to present value. Our estimates of future closure and post-closure costs historically have not taken into account discounts for the present value of costs to be paid in the future. Under SFAS No. 143, our estimates of costs to discharge asset retirement obligations for landfills are developed in today's dollars. These costs are then inflated each year to reflect a normal escalation of prices up to the year they are expected to be paid. These estimated costs are then discounted to their present value using a credit adjusted risk-free rate.

        Under SFAS No. 143, we will no longer accrue landfill retirement obligations through a charge to cost of operations, but rather by an increase to landfill assets. Under SFAS No. 143, the amortizable landfill assets include not only the landfill development costs incurred but also the recorded capping, closure and post-closure liabilities as well as the cost estimates for future capping, closure and post-closure costs. The landfill asset is amortized over the total capacity of the landfill, as airspace is consumed during the life of the landfill with one exception. The exception is for final capping for which both the recognition of the liability and the amortization of these costs are based instead on the airspace consumed for the specific capping event.

        Upon adoption of SFAS No. 143 on May 1, 2003, we expect to record a cumulative effect of change in accounting principle of $2,700 (net of taxes of $1,900). We expect that the impact of adopting SFAS No. 143 in fiscal 2004, as well as our annual update of cost estimates, will decrease operating income by $300.

        Following is a summary of the expected balance sheet changes for landfill assets and capping, closure and post-closure liabilities at May 1, 2003 (in thousands):

	Balance at April 30, 2003	Change	Balance at May 1, 2003
Landfill assets	$148,029	$6,166	$154,195
Accumulated amortization	(63,207)	(9,394)	$(72,601)

Net landfill assets	$84,822	$(3,228)	$81,594

Capping, closure, and post-closure liability	$25,949	$(7,855)	$18,094

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145, among other things, restricts the classification of gains and losses from extinguishment of debt as extraordinary such that most debt extinguishment gains and losses will no longer be classified as extraordinary. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. Upon adoption, gain and losses on debt extinguishment, if any, will be recorded in pre-tax income. Management is evaluating the effect of this statement on our results of operations and financial position as well as related disclosures. During fiscal year 2003, we recorded an extraordinary loss of $2,170 (net of income tax of $1,479) in connection with the write-off of deferred financing costs related to the old term loan and the old revolver. This item will be reclassified to continuing operations in fiscal 2004.

        In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses costs such as restructuring, involuntary termination of employees and consolidating facilities but excludes from its scope exit and disposal activities that are in connection with a business combination and those activities to which SFAS No. 143 and No. 144 are applicable. SFAS No. 146 is effective for exit and disposal activities that are initated after December 31, 2002. We have not engaged in or initiated any exit and disposal activities since December 31, 2002.

        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FAS 123. This statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used in reporting results. SFAS No. 148 is effective for fiscal years ending after December 15, 2002. We have included the required disclosures in these financial statements. Management is evaluating the effect of this statement on our results of operations and financial position as well as related disclosures.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of APB No. 51 ("FIN 46"). FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiary who absorbs a majority of the entities expected losses or residual benefits. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to existing variable interest entities in the periods beginning after June 15, 2003. Management is evaluating the effect of this statement on our results of operations and financial position as well as related disclosures.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liability and Equity. The statement changes the accounting of certain financial instruments that, under previous guidance, issuers could account for as equity. The new statement requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management is evaluating the effect of the statement on our results of operations and financial positions as well as related disclosures.

Quantitative and Qualitative Disclosure About Market Risk

        At April 30, 2003, our outstanding variable rate debt consisted of the $150.0 million term loan portion of our new senior secured credit facility. If interest rates on this variable rate debt increased or decreased by 100 basis points, our annual interest expense would increase or decrease by approximately $1.5 million. In addition, the revolving credit facility portion of our new senior secured credit facility, as it may be outstanding from time to time, is variable rate debt.

        The remainder of our debt is at fixed rates and not subject to interest rate risk.

        On February 24, 2003, we entered into two interest rate swap agreements with two banks, effectively fixing the interest index rate on a notional $53.0 million at approximately 2.4%. These hedges are specifically designated to existing interest payments under the term loan and are accounted for as effective cash flow hedges pursuant to SFAS No. 133. The fair value of the swaps is estimated at a loss of $0.6 million as of April 30, 2003.

        We are subject to commodity price fluctuations related to the portion of our sales of recyclable commodities that are not under floor or flat pricing arrangements. As of April 30, 2003, to minimize our commodity exposure, we were party to twelve commodity hedging agreements. We do not use financial instruments for trading purposes and are not a party to any leveraged derivatives. If commodity prices were to change by 10%, the annualized impact on our operating margin is estimated at $3.9 million as of April 30, 2003, without considering our hedging agreements. The effect of the hedge position would reduce the impact by approximately $0.5 million.

        On December 2, 2001, Enron Corporation ("Enron"), the counterparty for all of our commodity hedges as of that date, filed for Chapter 11 bankruptcy protection. As a result of the filing, we executed the early termination provisions provided under the forward contracts, and filed a claim with the bankruptcy court. Additionally, we agreed with our equity method investee, GreenFiber, to include GreenFiber in our claim (as allowed under the applicable affiliate provisions). We recorded a charge of $1.7 million in fiscal 2002 in other expense to recognize the change in fair value of our commodity contracts. Subsequent changes in the fair value of these commodity contracts were reflected in earnings until their March 2003 termination. We have no remaining exposure related to our claims against Enron.

BUSINESS

The Company

        Casella Waste Systems, Inc. is a vertically-integrated regional solid waste services company that provides collection, transfer, disposal and recycling services to approximately 293,000 residential customers and 50,000 industrial and commercial customers, primarily in the eastern United States. We believe we are currently the number one or number two provider of solid waste collection services in 80% of the areas served by our collection divisions. As of July 1, 2003, we owned and/or operated five Subtitle D landfills, two landfills permitted to accept construction and demolition materials, 37 solid waste collection operations, 33 transfer stations, 37 recycling facilities, one waste-to-energy facility and a 50% interest in a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

        For the fiscal year ended April 30, 2003, we generated revenues of $420.9 million. Our Class A common stock is listed on the Nasdaq National Market under the ticker symbol "CWST."

Industry Overview and Trends

        The United States solid waste services industry comprises the collection, recycling, transfer and disposal of solid waste at landfills or other facilities. The industry has generally experienced stable long-term growth, driven by population increases and economic activity. Because the solid waste services industry meets an essential need of communities and businesses and has few cost-effective substitutes, it is generally less affected by economic downturns than other industries.

        The essential services the solid waste services industry provides to communities and businesses include:

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  Collection.  Collection, or hauling, involves collecting waste from residential, commercial and industrial sources and transporting it to a transfer station or disposal facility. Residential collection services are provided by municipalities and by companies who contract with municipalities or directly with individual homeowners, homeowners' associations, apartment building owners or mobile home park operators. Commercial and industrial collection operations service businesses and construction and demolition operations.

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  Transfer Stations.  A transfer station is a facility where solid waste that has been collected is received, compacted and then transferred to vehicles for delivery to disposal sites. This process reduces costs by increasing the density of the waste being transported. Transfer stations also improve the efficient utilization of collection personnel and equipment by maximizing time spent on collection and minimizing time spent traveling to disposal sites.

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  Landfills/Disposal.  Most of the solid waste generated in the United States is disposed of in landfills. The cost of disposing of solid waste in a landfill includes the "tipping fees" charged by the landfill operator and the cost of transporting the waste to the landfill, which can be significant. Waste collectors that are able to dispose of waste in their own landfills generally realize a significant cost advantage, particularly if the landfill is in close proximity to the source of the solid waste.

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  Waste-to-Energy.  In addition to disposal at landfills, solid waste is also disposed at waste-to-energy facilities. Waste-to-energy facilities generate electricity by processing non-hazardous solid waste. The power generated by waste-to-energy facilities is generally sold to power companies. Waste-to-energy facilities typically receive solid waste from municipalities under waste handling agreements and from commercial and private waste haulers, including pursuant to short- and long-term contracts.

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  Recycling and Brokerage.  Recycling includes the collection of recyclable waste, including paper, cardboard, plastic, glass, aluminum and other metals, from residential and commercial customers and the sorting and baling of the material. Residential and commercial customers generally pay a fee for the removal of recyclable waste from their premises. After the recycler collects and processes the recyclables, it sells them to purchasers who generally pay a fluctuating, spot-market price for recycled materials. Buyers and sellers often rely on brokers to facilitate the market for recycled materials.

        Trends in the Solid Waste Services Market.    The solid waste services industry has undergone significant consolidation since 1990. This trend has been largely driven by the impact of government regulations and competitive pressures. Stringent legislation such as Subtitle D has substantially increased the capital required for the development and operation of disposal capacity. Consequently, the number of landfills has decreased from over 6,000 in 1991 to approximately 3,000 in 2001.

        We believe that the following factors have been major factors in this consolidation and integration:

  •
  Increased Impact of Regulations.  Stringent industry regulations, such as Subtitle D, have increased operating and capital costs and accelerated consolidation and acquisition activities in the solid waste services industry. Many smaller industry participants have found these costs difficult to bear and have decided to either close their operations or sell them to larger operators. In addition, Subtitle D requires more stringent engineering regarding the construction, management and closure and post-closure maintenance of solid waste landfills. Similarly, financial assurance requirements for solid waste landfill operators relating to closure and post-closure monitoring have also increased. As a result, the number of solid waste landfills is declining while the average size is increasing.

  •
  Increased Integration of Collection and Disposal Operations.  In certain markets, including many of the markets in which we operate, competitive pressures are forcing operators to become more efficient by establishing vertically-integrated networks of solid waste collection operations, transfer stations and disposal facilities. By securing and controlling the solid waste stream from collection through disposal, known as "internalization," solid waste services companies have been able to achieve higher margins and greater cash flow than if they were required to bring collected waste to a third party's disposal facility. Operators have adopted a variety of disposal strategies to improve their internalization and achieve higher margins, including owning or securing long-term access to landfills and other disposal facilities, establishing strategic relationships to secure access to landfills, capturing significant waste stream volumes in order to gain leverage in negotiating lower landfill fees and securing long-term, advantageous pricing contracts with high capacity landfills.

  •
  Pursuit of Economies of Scale.  Larger operators achieve economies of scale not available to smaller operators by spreading their facility, asset and management infrastructure over larger volumes. Larger solid waste collection and disposal companies have become more cost-effective and competitive by controlling larger waste streams, improving the density of their collection operations and gaining access to significant financial resources to make acquisitions.

        Although the industry has been consolidating over the past several years, it remains fragmented and highly competitive. The market is generally served by publicly traded waste hauling and disposal companies, along with municipalities and small private firms. We believe that these small, independent operators present significant opportunities for "tuck-in" acquisitions by companies with disciplined acquisition programs, focused management and access to financial resources.

        Trends in Recycling.    In the 1980s, municipalities and counties began to initiate recycling programs in response to the increased environmental awareness of consumers and a desire to reduce landfill disposal volumes. These early programs were typically "drop-off", or "curbside" source separated programs, which required the customer or the recycler to sort the recyclable materials at the time of collection. As a way to improve recycling efficiency and expand the number of items that could be recycled the concept of commingled recycling evolved, in which all recyclable materials were collected and mixed at the curb into a single container, which was then transported to the municipal recycling facility where it was sorted and processed. Commingled recycling, while improving collection efficiency, has increased the complexity and capital intensive nature of recycling facilities and created a demand for skilled operators who can efficiently separate and process the recyclables and sell the resultant materials.

        In addition, the increased efficiency of recycling collection operations has led to an increase in the amount of recyclables collected. This has increased the commodity price risk for operators of recycling facilities, who must find a market for the recycled materials. As a result, operators have implemented strategies to reduce their exposure to commodity pricing risk. These strategies have included charging collection and processing fees for recycling volume collected from third parties, revenue sharing arrangements and initiating fiber hedging strategies to moderate the risks of commodity pricing volatility.

Our Competitive Strengths

        We believe that our key competitive strengths are:

  •
  Leading Provider in Areas Served.  We believe we are currently the number one or number two provider of solid waste collection services in 80% of the areas served by our collection divisions. In most of the non-urban markets we serve, we are the only vertically-integrated public company providing solid waste services. By establishing this significant market share, we are able to benefit from economies of scale not available to smaller operators, including spreading our facility, asset and management infrastructure over larger volumes.

  •
  Stable Revenues and Cash Flows.  Our leading market position, significant customer base and focus on non-urban markets, which are less dependent on more cyclical waste streams such as industrial or construction and demolition waste, provide us with generally stable revenues and cash flows. In addition, the solid waste services industry overall is generally more resistant to economic conditions than many other industries. A majority of our commercial and industrial collection services are performed under one-to-three-year service agreements and our residential collection and disposal services are performed either on a subscription basis or through contracts with municipalities, homeowners associations, apartment building owners or mobile home park operators.

  •
  Expertise and Experience in Secondary Markets.  We have 28 years of experience operating in less densely-populated secondary markets, which distinguishes us from other regional and national competitors. Our substantial expertise enables us to effectively deal with the unique nature of these markets, which include longer collection routes and seasonal fluctuations. Furthermore, our expertise and operating history has enabled us to assemble a strategic portfolio of assets within our operating regions, including five Subtitle D landfills and 33 transfer stations.

  •
  Experienced Management Team.  Since 2000, we have made several key hires, further strengthening our management team. Each member of our senior management team has significant experience in the solid waste services industry, including in operations, acquisitions and the development of disposal capacity. John Casella has been our Chief Executive Officer since 1976, and James Bohlig, our President, has been responsible for business development, acquisitions and operations since 1993. Charles Leonard, our Senior Vice President of Solid Waste Operations, and Richard Norris, our Chief Financial Officer, have 20 years and 15 years experience, respectively, with major companies in the solid waste services industry. In addition, our board of directors and Berkshire Partners LLC, the principal holder of our Series A redeemable convertible preferred stock, provide us with valuable perspective and support.

  •
  Well-developed Infrastructure.  We have implemented internal systems, including our information technology and accounting and control systems, which we believe are capable of serving our long-term growth objectives with minimal enhancements. Our information technology systems enable us to closely monitor and improve the performance of our field operations and to integrate acquired companies quickly and effectively into our existing operations.

Strategy

        Our objective is to continue to enhance our position as a leading, vertically-integrated regional solid waste services provider in the eastern United States. We are implementing this strategy by:

  •
  Maintaining and Increasing Operational Efficiency and Profitability of Existing Businesses.  We have developed and implemented programs designed to enhance employee safety, collection and disposal routing efficiency and equipment utilization, capital expenditure cost controls and commercial weight tracking. We have demonstrated continuous incremental improvements since our inception and intend to continue to implement these and other programs to achieve additional operational efficiencies. In addition, we are seeking to improve our internalization rate, particularly in the Eastern and Western regions. For example, we use transfer stations to link remote collection operations with landfills we operate, increasing our internalization.

  •
  Driving Internal Growth.  In order to grow our existing operations, we are focused on increasing collection volumes, marketing value-added services and improving our regional position as a low cost provider of services. In addition, we are continually seeking to enhance our internal growth and profitability by developing and acquiring additional disposal capacity within our core markets, including through the expansion of existing landfills and the acquisition of new landfills or waste-to-energy facilities, which we believe will enable us to increase our vertical integration and internalization rates. We have entered into strategic relationships with municipal and county governments and other third parties for access to, or operation of, landfill capacity, and we expect to seek additional opportunities for such relationships in the future.

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  Providing Consistently Superior Customer Service.  Both our short- and long-term performance, and our opportunities for growth derive from our ability to meet or exceed customer needs and expectations. Among the programs we have developed, and continue to develop, is an extensive, comprehensive employee training program is designed to enhance our employees' skill levels in all aspects of the business that ultimately influence the quality and consistency of our customers' experience with us.

  •
  Expanding Through Prudent Acquisition Growth.  Our acquisition strategy is focused on acquiring assets that complement our existing businesses. We plan to pursue a prudent acquisition strategy focused on smaller acquisitions which enhance our existing market presence, but which could also include infrequent, larger strategic acquisitions which offer substantial regional growth opportunities. Our acquisition strategy is designed to further improve our market penetration and collection route density and/or to further increase the internalization rates of our wastestreams.

Overview of Our Business

        Background.    Casella was founded in 1975 as a single truck operation in Rutland, Vermont and subsequently expanded to include operations in New Hampshire, Maine, upstate New York, northern Pennsylvania and eastern Massachusetts. In 1993, we initiated an acquisition strategy to take advantage of anticipated reductions in available landfill capacity in Vermont and surrounding states due to increasing environmental regulation and other market forces driving consolidation in the solid waste services industry. In 1995, we expanded our operations from Vermont and New Hampshire to Maine with the acquisition of the companies comprising New England Waste Services of ME, Inc., and in January 1997 we established a market presence in upstate New York and northern Pennsylvania through our acquisition of Superior Disposal Services, Inc.'s business. From May 1, 1994 through December 30, 1999, when we acquired KTI, Inc., we acquired 161 solid waste businesses, including five Subtitle D landfills.

        In 1997, we raised $50.2 million from the initial public offering of shares of our Class A common stock. In 1998, we raised an additional $41.3 million through a follow-on public offering of an additional 1.6 million shares of Class A common stock. In August 2000, we sold 55,750 shares of our Series A redeemable convertible preferred stock to Berkshire Partners LLC, an investment firm, and other investors for $55.8 million.

        KTI Acquisition and Restructuring.    In December 1999, we acquired KTI, an integrated provider of waste processing services, for aggregate consideration of $340.0 million. KTI represented a unique opportunity to acquire disposal capacity and collection operations in our primary market area and in contiguous markets in eastern Massachusetts, as well as other businesses which fit within our operating strategy. KTI assets which we considered core to our operations included the following:

  •
  A majority interest in Maine Energy Recovery Company, Limited Partnership, a waste-to-energy facility which provided us with important additional disposal capacity in our Eastern region and which generates electric power for sale. We subsequently acquired the remaining ownership interest in this facility;

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  FCR, which consisted of 18 recycling facilities (now 22) that process and market recyclable materials under long-term contracts with municipalities and commercial customers. FCR also included a brokerage business;

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  Transfer and collection operations which were "tuck-ins" to our existing Maine operations; and

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  Cellulose insulation plants which manufacture cellulose insulation for use in residential dwellings and manufactured housing and which consume significant fiber produced from the residential recycling business of FCR.

        Following our acquisition of KTI, we focused on the integration of KTI and the divestiture of non-core KTI assets, which included tire recycling assets, commercial recycling facilities, mulch recycling, certain waste-to-energy facilities in Florida and Virginia, a waste-to-oil remediation facility and a broker and a processor of high density polyethylene. We also sold our majority interest in another waste-to-energy facility in Maine that we acquired as part of KTI. As part of this divestiture program, in the fourth quarter of fiscal year 2001, we incurred non-recurring charges of $111.7 million, of which $90.6 million were non-cash, relating to the impairment of goodwill from the acquisition of KTI, the closure of certain facilities, severance payments to terminated employees and losses on sale of non-core assets. We have completed the divestiture program for aggregate consideration of $107.6 million, including cash proceeds of $61.7 million which were used to reduce our indebtedness.

        In September 2002, we transferred our export brokerage operations to employees who had been responsible for managing that business. In June 2003, we completed the transfer of our domestic brokerage operations and a commercial recycling business to employees who managed those businesses, in exchange for notes receivable of approximately $5.0 million, payable to the extent of cash flow of the businesses.

Solid Waste Operations

        Our solid waste operations comprise a full range of non-hazardous solid waste services, including collection operations, transfer stations, material recycling facilities and disposal facilities.

        Collections.    A majority of our commercial and industrial collection services are performed under one-to-three-year service agreements, with prices and fees determined by such factors as collection frequency, type of equipment and containers furnished, the type, volume and weight of solid waste collected, distance to the disposal or processing facility and cost of disposal or processing. Our residential collection and disposal services are performed either on a subscription basis (i.e., with no underlying contract) with individuals, or through contracts with municipalities, homeowner associations, apartment building owners or mobile home park operators.

        Transfer Stations.    Our transfer stations receive, compact and transfer solid waste collected primarily by various collection operations, for transport to disposal facilities by larger vehicles. We believe that transfer stations benefit us by: (1) increasing the size of the wastesheds which have access to our landfills; (2) reducing costs by improving utilization of collection personnel and equipment; and (3) helping us build relationships with municipalities and other customers by providing a local physical presence and enhanced local service capabilities.

        Material Recycling Facilities.    Our Material Recycling Facilities, or MRFs, receive, sort, bale and resell recyclable materials originating from the municipal solid waste stream, including newsprint, cardboard, office paper, containers and bottles. Through FCR, we operate 22 MRFs in geographic areas not served by our collection divisions or disposal facilities. Revenues are received from municipalities and customers in the form of processing and tipping fees and commodity sales. These MRFs are large scale, high-volume facilities that process recycled materials delivered to them by municipalities and commercial customers under long term contracts. We also operate additional MRFs as an integral part of our core solid waste operations, which generally process recyclables collected from our various residential collection operations. This latter group is concentrated primarily in Vermont, as the public sector in other states within our core solid waste services market area have generally maintained primary responsibility for recycling efforts.

        Disposal Facilities.    We dispose of solid waste at our landfills and at our waste-to-energy facility.

        Landfills.    The following table (in thousands) reflects landfill capacity and airspace changes, as measured in tons, as of April 30, 2001, 2002 and 2003, for landfills we operated during the years then ended:

	April 30, 2001			April 30, 2002			April 30, 2003
	Estimated Remaining Permitted Capacity in Tons (1)(2)	Estimated Additional Permitable Capacity in Tons (1)(3)	Estimated Total Capacity	Estimated Remaining Permitted Capacity in Tons (1)(2)	Estimated Additional Permitable Capacity in Tons (1)(3)	Estimated Total Capacity	Estimated Remaining Permitted Capacity in Tons (1)(2)	Estimated Additional Permitable Capacity in Tons (1)(3)	Estimated Total Capacity
Balance, beginning of period	5,822	4,900	10,722	6,996	2,968	9,964	8,951	17,185	26,136
Acquisitions	—	—	—	—	—	—	607	422	1,029
New expansions pursued (4)	—	—	—	—	17,201	17,201	(183)	5,663	5,480
Permits granted	2,138	(1,964)	174	3,334	(2,962)	372	—	—	—
Airspace consumed	(995)	—	(995)	(1,232)	—	(1,232)	(1,373)	—	(1,373)
Changes in engineering estimates	31	32	63	(147)	(22)	(169)	(689)	(956)	(1,645)

Balance, end of period	6,996	2,968	9,964	8,951	17,185	26,136	7,313	22,314	29,627

(1)
We convert estimated remaining permitted capacity and estimated additional permittable capacity from cubic yards to tons by assuming a compaction factor equal to the historic average compaction factor applicable to the respective landfill over the last three fiscal years. In addition to a total capacity limit, certain permits may place a daily and/or annual limit on capacity.

(2)
Includes capacity of 240,000 tons at our NCES landfill which we are currently utilizing. Does not include additional capacity of 1.3 million tons which has been permitted under the authority of the New Hampshire Department of Environmental Services. Our right to utilize this additional capacity was recently limited by the Grafton, New Hampshire Superior Court. We are appealing this decision to the New Hampshire Supreme Court. See "Legal Proceedings."

(3)
Represents capacity which we have determined to be "permittable" in accordance with the following criteria: (i) we control the land on which the expansion is sought; (ii) all technical siting criteria have been met or a variance has been obtained or is reasonably expected to be obtained; (iii) we have not identified any legal or political impediments which we believe will not be resolved in our favor; (iv) we are actively working on obtaining any necessary permits and we expect that all required permits will be received within the next two to five years; and (v) senior management has approved the project.

(4)
Does not include certain expansion capacity which we are seeking at our NCES and Hyland landfills. Since expansion capacity at our NCES landfill requires resolution of a local dispute on land use, 1.3 million tons of expansion capacity having an estimated useful life of 9.9 years, is omitted. We have also omitted an additional approximately 5.0 million tons of capacity having an estimated useful life of 22.5 years at our Hyland landfill which is subject to local permissive expansion referendum targeted for calendar 2004 and our receipt of necessary permits.

        Clinton County.    The Clinton County landfill, located in Schuyler Falls, New York, is leased from Clinton County pursuant to a 25-year lease which expires in 2021. The landfill serves the principal wastesheds of Clinton, Franklin, Essex, Warren and Washington Counties in New York, and certain selected contiguous Vermont wastesheds. Permitted waste accepted includes municipal solid waste, construction and demolition debris, and special waste which is approved by regulatory agencies. We are pursuing the landfill expansion permitting process which, if successful, would provide additional permittable capacity of approximately 8.9 million tons which, at the current usage rate, would add an additional 50 years of capacity. We have entered into extended agreements with the town and county applicable to this additional volume and expect to receive the necessary approvals during the next 12 months.

        Waste USA.    The Waste USA landfill is located in Coventry, Vermont and serves the major wastesheds associated with the northern two-thirds of Vermont. The landfill is permitted to accept all residential and commercially produced municipal solid waste, including pre-approved sludges, and construction and demolition debris. Since our purchase of this landfill in 1995, we have expanded the capacity of this landfill through approximately fiscal 2007. We are currently in the process of applying for approximately 5.5 million tons of additional capacity which, at the current usage rate, would add an additional 20-25 years of capacity.

        Pine Tree.    The Pine Tree landfill is located in Hampden, Maine. It is permitted to accept ash, front-end processing residues from the waste-to-energy facilities within the State of Maine and related sludges and special waste which is approved by regulatory agencies. In addition, it is permitted to accept municipal solid waste that is by-pass waste, which is non-burnable waste, from the Maine Energy and PERC waste-to-energy facilities, as well as municipal solid waste that is in excess of the processing capacities of other waste-to-energy facilities within the State of Maine. In January 2002, the facility received final approval for approximately 3.0 million tons of additional capacity and is currently developing its next expansion plan. See "Regulation."

        NCES.    The North Country Environmental Services (NCES) landfill located in Bethlehem, New Hampshire serves the northern and central wastesheds of New Hampshire and certain contiguous Vermont and Maine wastesheds. Since the purchase of this landfill in 1994, we have consistently experienced expansion opposition from the local town through enactment of restrictive local zoning and planning ordinances. In each case, in order to access additional permittable capacity, we have been required to assert our rights through litigation in the New Hampshire court system. Our use of this capacity, which is ongoing, remains subject to court challenge by local authorities. In April 2003, the Grafton, New Hampshire Superior Court upheld certain restrictions on the expansion of this landfill. We are appealing this ruling to the New Hampshire Supreme Court. See "Legal Proceedings."

        Hyland.    The Hyland landfill located in Angelica, New York, serves certain Western region wastesheds located throughout western New York. The facility is permitted to accept all residential and commercial municipal solid waste, construction and demolition debris and special waste which is approved by regulatory agencies. The facility is located on a 600-acre property, which represents considerable additional expansion capabilities. In 1999, as part of a long-term settlement with the Town of Angelica, we entered into an agreement requiring a permissive referendum to expand beyond a pre-agreed footprint. As a result, the above table reflects only that capacity which has been pre-agreed with the Town of Angelica as being permittable. We expect to seek a townwide referendum during calendar year 2004 local elections. If successful, we expect to seek and receive a permit for an additional 38 acres, representing in excess of 5.0 million tons of additional capacity.

        Hakes.    The Hakes construction and demolition landfill, located in Campbell, New York, is permitted to accept only construction and demolition material. The landfill serves the principal rural wastesheds of western New York. We believe that the site has permittable capacity of over 3.0 million tons, based on existing regulatory requirements and local community support. We expect to apply for this expansion during the next 18 months and do not expect substantial opposition from the local community. We recently entered into a revised long-term host community agreement related to the expansion of the facility.

        Hardwick.    The Hardwick landfill, which was acquired in March 2003, located in Hardwick, Massachusetts, is permitted to accept construction and demolition material and a limited amount of municipal solid waste and certain difficult-to-manage wastes. The facility currently is permitted to accept 300 tons per day, including 50 tons per day of municipal solid waste. The Hardwick landfill is located on a 18-acre property. In addition, we have an option to purchase approximately 160 additional acres that are adjacent to the landfill. We estimate that at its current permit limits, the facility has between 7 and 8 years of operating life. In addition, an estimated 400,000 tons of additional permittable capacity is currently being pursued.

        Templeton.    In June 2003, we signed a 20-year development and operating agreement with the Town of Templeton, Massachusetts for the development, operation and maintenance of the Templeton Sanitary Landfill. The landfill is located on a 58-acre site and will, when permitted, serve the eastern Massachusetts wasteshed.

        We also have rights to remaining capacity at a residual landfill and a construction and demolition landfill in Brockton, Massachusetts and Cheektowaga, New York, respectively, totaling approximately 708,000 tons as of April 30, 2003. The Cheektowaga landfill is expected to be closed in the summer of 2003. The Brockton landfill has an expected remaining life of approximately three years. In addition, we own and/or operated five unlined landfills which are not currently in operation. All of these landfills have been closed and capped to environmental regulatory standards by us.

        Maine Energy Waste-to-Energy Facility.    We own a waste-to-energy facility, Maine Energy Recovery Company, Limited Partnership, which generates electricity by processing non-hazardous solid waste. This waste-to-energy facility provides us with important additional disposal capacity and generates power for sale. The facility receives solid waste from municipalities under long-term waste handling agreements and also receives solid waste from commercial and private waste haulers and municipalities with short-term contracts, as well as from our collection operations. Maine Energy is contractually required to sell all of the electricity generated at its facility to Central Maine Power, an electric utility, and guarantees 100% of its electric generating capacity to CL Power Sales One, LLC. Maine Energy is part of the Eastern region. Our use of the facility is subject to permit conditions, some of which are opposed by local authorities. See "Regulation" and "Legal Proceedings."

Operating Segments

        We manage our solid waste operations on a geographic basis through three regions, which we have designated as the Central, Eastern and Western regions and which each comprise a full range of solid waste services serving approximately an aggregate of 339,000 customers, and through FCR, which comprises our larger-scale non-solid waste recycling and our brokerage operations.

        Within each geographic region, we organize our solid waste services around smaller areas that we refer to as "wastesheds". A wasteshed is an area that comprises the complete cycle of activities in the solid waste services process, from collection to transfer operations and recycling to disposal in either landfills or waste-to-energy facilities, some of which may be owned and operated by third parties. We typically operate several divisions within each wasteshed, each of which provides a particular service, such as collection, recycling, disposal or transfer. Each of these divisions is managed as a separate profit center, but operates interdependently with the other divisions within the wasteshed. Each wasteshed generally operates autonomously from adjoining wastesheds.

        Throughout its 22 material recycling facilities, FCR services 22 anchor contracts, which are long-term commitments from a municipality of five years or greater to guarantee the delivery of all recycled residential recyclables to FCR. These contracts may include a minimum volume guarantee committed by the municipality. We also have service agreements with individual towns and cities and commercial customers, including small solid waste companies and major competitors that do not have processing capacity within a specific geographic region. The 22 FCR facilities process recyclables collected from approximately 2.7 million households, representing a population of approximately 8.2 million.

        The following table provides information about the assets held by each operating region and FCR as of July 1, 2003.

	Central region	Eastern region	Western region	FCR Recycling
Fiscal year 2003 revenues	$90.5 million	$153.3 million	$68.5 million	$94.3 million
Solid waste collection operations	12	12	13	—
Transfer stations	13	9	10	1
Recycling facilities	5	8	2	22
Disposal facilities (1)	Bethlehem, NH Coventry, VT Schuyler Falls, NY	Biddeford, ME Hampden, ME Hardwick, MA	Angelica, NY Campbell, NY	—

(1)
Each of the disposal facilities in the table is a Subtitle D landfill, with the exception of the disposal facility located in Campbell, New York, which is a landfill permitted to accept only construction and demolition materials and the disposal facility located in Biddeford, Maine, which is a waste-to-energy facility. The Hardwick, Massachusetts disposal facility is permitted to accept construction and demolition material and a limited amount of municipal solid waste. In addition, we signed a 20-year development and operating agreement for a Subtitle D landfill in Templeton, Massachusetts, which is not yet operating. We also have rights to the remaining air space capacity at a residual landfill and a construction and demolition landfill located in Brockton, Massachusetts and Cheektowaga, New York, respectively, totaling approximately 708,000 tons as of April 30, 2003. The Cheektowaga landfill is expected to be closed in the summer of 2003. The Brockton landfill has an expected remaining life of approximately two years.

        Central Region.    The Central region consists of wastesheds located in Vermont, northwestern New Hampshire and eastern upstate New York. The portion of upstate New York served by the Central Region includes Clinton, Franklin, Essex, Warren, Washington, Saratoga, Rennselaer and Albany counties. Our Waste USA landfill in Coventry, Vermont is one of only two permitted Subtitle D landfills in Vermont, and our NCES landfill in Bethlehem, New Hampshire is one of only six permitted Subtitle D landfills in New Hampshire. In the Central Region, there are a total of 13 permitted Subtitle D landfills.

        The Central region has become our most mature operating platform, as we have operated in this region since our inception in 1975. We have achieved a high degree of vertical integration of the wastestream in this region, resulting in stable cash flow performance. In the Central region, we also have a market leadership position. Our primary competition in the Central region comes from Waste Management, Inc. in the larger population centers (primarily southern New Hampshire), and from smaller independent operators in the more rural areas. As our most mature region, future operating efficiencies will be driven primarily by improving our core operating efficiencies and providing enhanced customer service.

        Eastern Region.    The Eastern region consists of wastesheds located in Maine, southeastern New Hampshire and eastern Massachusetts. These wastesheds generally have been affected by the regional constraints on disposal capacity imposed by the public policies of New Hampshire, Maine and Massachusetts which have, over the past 10 years, either limited new landfill development or precluded development of additional capacity from existing landfills. Consequently, the Eastern Region relies more heavily on non-landfill waste-to-energy disposal capacity than our other regions. Maine Energy is one of nine waste-to-energy facilities in the Eastern Region.

        We entered the State of Maine in 1996 with our purchase of the assets comprising New England Waste Services of ME., Inc. in Hampden, Maine. Our acquisition of KTI in 1999 significantly improved our disposal capacity in this region and provided an alternative internalization option for our solid waste assets in eastern Massachusetts. Our major competitor in the State of Maine is Waste Management, Inc., as well as several smaller local competitors.

        We entered eastern Massachusetts in fiscal year 2000 with the acquisition of assets that were divested by Allied Waste Industries, Inc. under court order following its acquisition of Browning Ferris Industries, Inc., and through the acquisition of smaller independent operators. In this region, we generally rely on third party disposal capacity. Consequently, we believe we have a greater opportunity to increase our internalization rates and operating efficiencies in the Eastern region than in our two other regions, where our competitive position generally is stronger. Our primary competitors in eastern Massachusetts are Waste Management, Inc., Allied Waste Industries, Inc., and smaller independent operators.

        Western Region.    The Western region consists of wastesheds in upstate New York (which includes Ithaca, Elmira, Oneonta, Lowville, Potsdam, Geneva, Auburn, Buffalo, Jamestown and Olean) and northern Pennsylvania (Wellsboro, PA). We entered the Western Region with our acquisition of Superior Disposal Services, Inc.'s business in 1997 and have consistently expanded in this region largely through tuck-in acquisitions and internal growth. Our collection operations include leadership positions in nearly every rural market in the Western region outside of larger metropolitan markets such as Syracuse, Rochester, Albany and Buffalo.

        While we have achieved strong market positions in this region, we remain focused on increasing our vertical integration through the acquisition or privatization and operation of additional disposal capacity in the market. As compared to our other operating regions, the Western Region, where we own the Hyland landfill, presently contains an excess of disposal capacity as a result of the proliferation during the 1990s of publicly-developed Subtitle D landfills. As a result, we believe that opportunities exist for us to enter into long-term leasing arrangements and other strategic partnerships with county and municipal governments for the operation and/or utilization of their landfills, similar to our long-term lease for the Clinton County landfill being operated by our Central Region. We expect that successful implementation of this strategy will lead to improved internalization rates.

        Our primary competitors in the Western region are Waste Management, Inc., Republic Services Group, Inc. and Allied Waste Industries, Inc. in the larger urban areas and smaller independent operators in the more rural markets.

        FCR Recycling.    FCR Recycling is one of the largest processors and marketers of recycled materials in the eastern United States, comprising 22 material recycling facilities that process and then market recyclable materials that municipalities and commercial customers deliver to it under long term contracts. Ten of FCR's facilities are leased, six are owned and six are under operating contracts. In fiscal year 2003, FCR processed and marketed approximately 865,000 tons of recyclable materials. FCR's facilities are principally located in key urban markets, including in Connecticut; North Carolina;

New Jersey; Florida; Tennessee; Georgia; Michigan; New York; South Carolina; Virginia; New Hampshire; Massachusetts; Wisconsin, Maine; and Halifax, Canada.

        A significant portion of the material provided to FCR is delivered pursuant to 22 anchor contracts, which are long-term contracts with municipal customers. The anchor contracts generally have a term of five to ten years and expire at various times between 2004 and 2018. The terms of each of the contracts vary, but all the contracts provide that the municipality or a third party delivers materials to our facility. In approximately one-third of the contracts, the municipalities agree to deliver a guaranteed tonnage and the municipality pays a fee for the amount of any shortfall from the guaranteed tonnage. Under the terms of the individual contracts, we charge the municipality a fee for each ton of material delivered to us. Some contracts contain revenue sharing arrangements under which the municipality receives a specified percentage of the revenues from the sale by us of the recovered materials.

        FCR derives a significant portion of its revenues from the sale of recyclable materials. The purchase and sale prices of recyclable materials, particularly newspaper, corrugated containers, plastics, ferrous and aluminum, can fluctuate based upon market conditions. We use long-term supply contracts with customers with floor price arrangements to reduce the commodity risk for certain recyclables, particularly newspaper, cardboard, plastics and aluminum metals. Under such contracts, we obtain a guaranteed minimum price for the recyclable materials along with a commitment to receive additional amounts if the current market price rises above the floor price. The contracts are generally with large domestic companies that use the recyclable materials in their manufacturing process, such as paper, packaging and consumer goods companies. In fiscal year 2003, 52% of the revenues from the sale of recyclable materials of the residential recycling segment were derived from sales under long-term contracts with floor prices. We also hedge against fluctuations in the commodity prices of recycled paper and corrugated containers in order to mitigate the variability in cash flows and earnings generated from the sales of recycled materials at floating prices. As of April 30, 2003, we were party to twelve commodity hedge contracts outstanding with designated terms effective through August 2005.

        In September 2002, we transferred our export brokerage operations to employees who had been responsible for managing that business. In June 2003, we completed the transfer of our domestic brokerage operations and a commercial recycling business to employees who managed those businesses. The brokerage business derived all of its revenues from the sale of recyclable materials, predominately old newspaper, old corrugated cardboard, mixed paper and office paper. The brokerage business marketed in excess of 250,000 tons per year of various paper fibers both domestically and overseas. The brokers in the brokerage operation are required to identify both the buyer and the seller of the recyclable materials before committing to broker the transaction, thereby minimizing pricing risk, and are not permitted to enter into speculative trading of commodities. As part of our acquisition of KTI, we had acquired brokerage businesses which were focused on domestic and export markets.

GreenFiber Cellulose Insulation Joint Venture

        We are a 50% partner in US GreenFiber LLC, a joint venture with Louisana-Pacific. GreenFiber, which we believe is one of the largest manufacturers of high quality cellulose insulation for use in residential dwellings and manufactured housing, was formed through the combination of our cellulose operations, which we acquired in our acquisition of KTI, with those of Louisiana-Pacific. Based in Charlotte, North Carolina, GreenFiber has a national manufacturing and distribution capability and sells to contractors, manufactured home builders and retailers, including Home Depot, Inc. GreenFiber has ten manufacturing facilities located in Atlanta, Georgia; Charlotte, North Carolina; Delphos, Ohio; Elkwood, Virginia; Norfolk, Nebraska; Phoenix, Arizona; Sacramento, California; Tampa, Florida; and Waco, Texas. GreenFiber utilizes a hedging strategy to help stabilize its exposure to fluctuating newsprint costs, which generally represent approximately 35% of cost of goods sold, and is a major purchaser of FCR recycling fiber material produced at various facilities. GreenFiber, which we account for under the equity method, had revenues of $98.6 million for the twelve months ended April 30, 2003. For the same period, we recognized equity income from GreenFiber of $2.1 million.

Competition

        The solid waste services industry is highly competitive. We compete for collection and disposal volume primarily on the basis of the quality, breadth and price of our services. From time to time, competitors may reduce the price of their services in an effort to expand market share or to win a competitively bid municipal contract. These practices may also lead to reduced pricing for our services or the loss of business. In addition, competition exists within the industry not only for collection, transportation and disposal volume, but also for acquisition candidates.

        Some of the larger urban markets in which we compete are served by one or more of the large national solid waste companies that may be able to achieve greater economies of scale than us, including Waste Management, Inc., Allied Waste Industries, Inc. and Republic Services, Inc. We also compete with a number of regional and local companies that offer competitive prices and quality service. In addition, we compete with operators of alternative disposal facilities, including incinerators, and with certain municipalities, counties and districts that operate their own solid waste collection and disposal facilities. Public sector facilities may have certain advantages over us due to the availability of user fees, charges or tax revenues and tax-exempt financing.

        The insulation industry is highly competitive and labor intensive. In our cellulose insulation manufacturing activities, GreenFiber, our joint venture with Louisiana-Pacific Corporation, competes primarily with manufacturers of fiberglass insulation such as Owens Corning, CertainTeed Corporation and Johns Manville. These manufacturers have significant market shares and are substantially better capitalized than GreenFiber.

Marketing and Sales

        We have a coordinated marketing and sales strategy, which is formulated at the corporate level and implemented at the divisional level. We market our services locally through division managers and direct sales representatives who focus on commercial, industrial, municipal and residential customers. We also obtain new customers from referral sources, our general reputation and local market print advertising. Leads are also developed from new building permits, business licenses and other public records. Additionally, each division generally advertises in the yellow pages and other local business print media that cover its service area.

        Maintenance of a local presence and identity is an important aspect of our marketing plan, and many of our managers are involved in local governmental, civic and business organizations. Our name and logo, or, where appropriate, that of our divisional operations, are displayed on all our containers and trucks. Additionally, we attend and make presentations at municipal and state conferences and advertise in governmental associations' membership publications.

        We market our commercial, industrial and municipal services through our sales representatives who visit customers on a regular basis and make sales calls to potential new customers. These sales representatives receive a significant portion of their compensation based upon meeting certain incentive targets. We emphasize providing quality services and customer satisfaction and retention, and believe that our focus on quality service will help retain existing and attract additional customers.

Employees

        As of July 1, 2003, we employed approximately 2,500 persons, including approximately 500 professionals or managers, sales, clerical, data processing or other administrative employees and approximately 2,000 employees involved in collection, transfer, disposal, recycling or other operations.

Certain of our employees are covered by collective bargaining agreements. We believe relations with our employees to be satisfactory.

Risk Management, Insurance and Performance or Surety Bonds

        We actively maintain environmental and other risk management programs, which we believe are appropriate for our business. Our environmental risk management program includes evaluating existing facilities, as well as potential acquisitions, for environmental law compliance and operating procedures. We also maintain a worker safety program, which encourages safe practices in the workplace. Operating practices at all of our operations are intended to reduce the possibility of environmental contamination and litigation.

        We carry a range of insurance intended to protect our assets and operations, including a commercial general liability policy and a property damage policy. A partially or completely uninsured claim against us (including liabilities associated with cleanup or remediation at our facilities), if successful and of sufficient magnitude, could have a material adverse effect on our business, financial condition and results of operations. Any future difficulty in obtaining insurance could also impair our ability to secure future contracts, which may be conditioned upon the availability of adequate insurance coverage.

        Effective July 1, 1999, we established a captive insurance company, Casella Insurance Company, through which we are self-insured for worker's compensation and, effective May 1, 2000, automobile coverage. Our maximum exposure under the worker's compensation plan is $500,000 per individual event with a $1,000,000 aggregate limit, after which reinsurance takes effect. Our maximum exposure under the automobile plan is $500,000 per individual event with a $3,000,000 aggregate limit, after which reinsurance takes effect.

        Municipal solid waste collection contracts and landfill closure obligations may require performance or surety bonds, letters of credit or other means of financial assurance to secure contractual performance. While we have not experienced difficulty in obtaining these financial instruments, if we were unable to obtain these financial instruments in sufficient amounts or at acceptable rates we could be precluded from entering into additional municipal solid waste collection contracts or obtaining or retaining landfill operating permits.

Customers

        We provide our collection services to commercial, industrial and residential customers. A majority of our commercial and industrial collection services are performed under one-to-three-year service agreements, and fees are determined by such factors as collection frequency, type of equipment and containers furnished, the type, volume and weight of the solid waste collected, the distance to the disposal or processing facility and the cost of disposal or processing. Our residential collection and disposal services are performed either on a subscription basis (i.e., with no underlying contract) with individuals, or through contracts with municipalities, homeowners associations, apartment owners or mobile home park operators.

        Maine Energy is contractually required to sell all of the electricity generated at its facilities to Central Maine Power, an electric utility, pursuant to a contract that expires in 2012, and guarantees 100% of its electricity generating capacity to CL Power Sales One, LLC, pursuant to a contract that expires in 2007.

        FCR provides recycling services to municipalities, commercial haulers and commercial waste generators within the geographic proximity of the processing facilities. We also acted as a broker of recyclable materials, principally to paper and box board manufacturers in the United States, Canada, the Pacific Rim, Europe, South America and Asia, until these businesses were sold as described above.

        Our cellulose insulation joint venture, GreenFiber, sells to contractors, manufactured home builders and retailers.

Raw Materials

        Maine Energy received approximately 26% of its solid waste in fiscal year 2003 from 19 Maine municipalities under long-term waste handling agreements. Maine Energy also receives raw materials from commercial and private waste haulers and municipalities with short-term contracts, as well as from our own collection operations.

        In fiscal year 2003, FCR received approximately 60% of its material under long-term agreements with municipalities. These contracts generally provide that all recyclables collected from the municipal recycling programs shall be delivered to a facility that is owned or operated by us. The quantity of material delivered by these communities is dependent on the participation of individual households in the recycling program.

        The primary raw material for our insulation joint venture is newspaper. In fiscal year 2003, GreenFiber received approximately 17% of the newspaper used by it from FCR. It purchased the remaining newspaper from municipalities, commercial haulers and paper brokers. The chemicals used to make the newspaper fire retardant are purchased from industrial chemical manufacturers located in the United States and South America.

Seasonality

        Our transfer and disposal revenues have historically been lower during the months of November through March. This seasonality reflects the lower volume of waste during the late fall, winter and early spring months primarily because:

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  the volume of waste relating to construction and demolition activities decreases substantially during the winter months in the eastern United States; and

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  decreased tourism in Vermont, New Hampshire, Maine and eastern New York during the winter months tends to lower the volume of waste generated by commercial and restaurant customers, which is partially offset by increased volume in the winter ski industry.

        Since certain of our operating and fixed costs remain constant throughout the fiscal year, operating income is therefore impacted by a similar seasonality. In addition, particularly harsh weather conditions typically result in increased operating costs.

        The recycling segment experiences increased volumes of newspaper in November and December due to increased newspaper advertising and retail activity during the holiday season. The insulation business experiences lower sales in November and December because of lower production of manufactured housing due to holiday plant shutdowns.

Regulation

  Introduction

        We are subject to extensive and evolving federal, state and local environmental laws and regulations which have become increasingly stringent in recent years. The environmental regulations affecting us are administered by the United States Environmental Protection Agency ("EPA") and other federal, state and local environmental, zoning, health and safety agencies. Failure to comply with such requirements could result in substantial costs, including civil and criminal fines and penalties. Except as described below, we believe that we are currently in substantial compliance with applicable federal, state and local environmental laws, permits, orders and regulations. We do not currently anticipate any material environmental costs to bring our operations into compliance, although such costs may be incurred in the future. We expect that our operations in the solid waste services industry will be subject to continued and increased regulation, legislation and regulatory enforcement actions. We attempt to anticipate future legal and regulatory requirements and to carry out plans intended to keep our operations in compliance with those requirements.

        In order to transport, process, incinerate, or dispose of solid waste, it is necessary for us to possess and comply with one or more permits from federal, state and/or local agencies. We must review these permits periodically, and the permits may be modified or revoked by the issuing agency.

        The principal federal, state and local statutes and regulations applicable to our various operations are as follows:

  The Resource Conservation and Recovery Act of 1976, as amended ("RCRA")

        RCRA regulates the generation, treatment, storage, handling, transportation and disposal of solid waste and requires states to develop programs to ensure the safe disposal of solid waste. RCRA divides solid waste into two groups, hazardous and non-hazardous. Wastes are generally classified as hazardous if they (1) either (a) are specifically included on a list of hazardous wastes, or (b) exhibit certain characteristics defined as hazardous, and (2) are not specifically designated as non-hazardous. Wastes classified as hazardous under RCRA are subject to more extensive regulation than wastes classified as non-hazardous, and businesses that deal with hazardous waste are subject to regulatory obligations in addition to those imposed on handlers of non-hazardous waste.

        Among the wastes that are specifically designated as non-hazardous are household waste and "special" waste, including items such as petroleum contaminated soils, asbestos, foundry sand, shredder fluff and most non-hazardous industrial waste products.

        The EPA regulations issued under Subtitle C of RCRA impose a comprehensive "cradle to grave" system for tracking the generation, transportation, treatment, storage and disposal of hazardous wastes. Subtitle C regulations impose obligations on generators, transporters and disposers of hazardous wastes, and require permits that are costly to obtain and maintain for sites where those businesses treat, store or dispose of such material. Subtitle C requirements include detailed operating, inspection, training and emergency preparedness and response standards, as well as requirements for manifesting, record keeping and reporting, corrective action, facility closure, post-closure and financial responsibility. Most states have promulgated regulations modeled on some or all of the Subtitle C provisions issued by the EPA, and in many instances the EPA has delegated to those states the principal role in regulating industries which are subject to those requirements. Some state regulations impose different, additional obligations.

        We currently do not accept for transportation or disposal hazardous substances (as defined in CERCLA, discussed below) in concentrations or volumes that would classify those materials as hazardous wastes. However, we have transported hazardous substances in the past and very likely will transport and dispose of hazardous substances in the future, to the extent that materials defined as hazardous substances under CERCLA are present in consumer goods and in the non-hazardous waste streams of our customers.

        We do not accept hazardous wastes for incineration at our waste-to-energy facilities. We typically test ash produced at our waste-to-energy facilities on a regular basis; that ash generally does not contain hazardous substances in sufficient concentrations or volumes to result in the ash being classified as hazardous waste. However, it is possible that future waste streams accepted for incineration could contain elevated volumes or concentrations of hazardous substances or that legal requirements will change, and that the resulting incineration ash would be classified as hazardous waste.

        Leachate generated at our landfills and transfer stations is tested on a regular basis, and generally is not regulated as a hazardous waste under federal or state law. In the past, however, leachate generated from certain of our landfills has been classified as hazardous waste under state law, and there is no guarantee that leachate generated from our facilities in the future will not be classified under federal or state law as hazardous waste.

        In October 1991, the EPA adopted the Subtitle D regulations under RCRA governing solid waste landfills. The Subtitle D regulations, which generally became effective in October 1993, include location restrictions, facility design standards, operating criteria, closure and post-closure requirements, financial assurance requirements, groundwater monitoring requirements, groundwater remediation standards and corrective action requirements. In addition, the Subtitle D regulations require that new landfill sites meet more stringent liner design criteria (typically, composite soil and synthetic liners or two or more synthetic liners) intended to keep leachate out of groundwater and have extensive collection systems to carry away leachate for treatment prior to disposal. Regulations generally require us to install groundwater monitoring wells at virtually all landfills we operate, to monitor groundwater quality and, indirectly, the effectiveness of the leachate collection systems. The Subtitle D regulations also require facility owners or operators to control emissions of methane gas generated at landfills exceeding certain regulatory thresholds. State landfill regulations must meet these requirements or the EPA will impose such requirements upon landfill owners and operators in that state. Each state also must adopt and implement a permit program or other appropriate system to ensure that landfills within the state comply with the Subtitle D regulatory criteria. Various states in which we operate or in which we may operate in the future have adopted regulations or programs as stringent as, or more stringent than, the Subtitle D regulations.

  The Federal Water Pollution Control Act of 1972, as amended ("Clean Water Act")

        The Clean Water Act regulates the discharge of pollutants into the "waters of the United States" from a variety of sources, including solid waste disposal sites and transfer stations, processing facilities and waste-to-energy facilities (collectively, "solid waste management facilities"). If run-off or collected leachate from our solid waste management facilities, or process or cooling waters generated at our waste-to-energy facilities, is discharged into streams, rivers or other surface waters, the Clean Water Act would require us to apply for and obtain a discharge permit, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in such discharge. A permit also may be required if that run-off, leachate, or process or cooling water is discharged to a treatment facility that is owned by a local municipality. Numerous states have enacted regulations, which are equivalent to those issued under the Clean Water Act, but which also regulate the discharge of pollutants to groundwater. Finally, virtually all solid waste management facilities must comply with the EPA's storm water regulations, which are designed to prevent contaminated storm water from flowing into surface waters.

  The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA")

        CERCLA established a regulatory and remedial program intended to provide for the investigation and remediation of facilities where or from which a release of any hazardous substance into the environment has occurred or is threatened. CERCLA has been interpreted to impose retroactive strict, and under certain circumstances, joint and several, liability for investigation and cleanup of facilities on current owners and operators of the site, former owners and operators of the site at the time of the disposal of the hazardous substances, as well as the generators of the hazardous substances and certain transporters of the hazardous substances. In addition, CERCLA imposes liability for the costs of evaluating and addressing damage to natural resources. The costs of CERCLA investigation and cleanup can be very substantial. Liability under CERCLA does not depend upon the existence or disposal of "hazardous waste" as defined by RCRA, but can be based on the existence of any of more than 700 "hazardous substances" listed by the EPA, many of which can be found in household waste. In addition, the definition of "hazardous substances" in CERCLA incorporates substances designated as hazardous or toxic under the Federal Clean Water Act, Clear Air Act and Toxic Substances Control Act. If we were found to be a responsible party for a CERCLA cleanup, the enforcing agency could hold us, under certain circumstances, or any other responsible party, responsible for all investigative and remedial costs, even if others also were liable. CERCLA also authorizes EPA to impose a lien in favor of the United States upon all real property subject to, or affected by, a remedial action for all costs for which a party is liable. CERCLA provides a responsible party with the right to bring a contribution action against other responsible parties for their allocable share of investigative and remedial costs. Our ability to get others to reimburse us for their allocable share of such costs would be limited by our ability to identify and locate other responsible parties and prove the extent of their responsibility and by the financial resources of such other parties.

  The Clean Air Act of 1970, as amended ("Clean Air Act")

        The Clean Air Act, generally through state implementation of federal requirements, regulates emissions of air pollutants from certain landfills based upon the date the landfill was constructed and the annual volume of emissions. The EPA has promulgated new source performance standards regulating air emissions of certain regulated pollutants (methane and non-methane organic compounds) from municipal solid waste landfills. Landfills located in areas where levels of regulated pollutants exceed certain thresholds may be subject to even more extensive air pollution controls and emission limitations. In addition, the EPA has issued standards regulating the disposal of asbestos-containing materials under the Clean Air Act.

        The Clean Air Act regulates emissions of air pollutants from our waste-to-energy facilities and certain of our processing facilities. The EPA has enacted standards that apply to those emissions. It is possible that the EPA, or a state where we operate, will enact additional or different emission standards in the future.

        All of the federal statutes described above authorize lawsuits by private citizens to enforce certain provisions of the statutes. In addition to a penalty award to the United States, some of those statutes authorize an award of attorney's fees to private parties successfully advancing such an action.

  The Occupational Safety and Health Act of 1970, as amended ("OSHA")

        OSHA establishes employer responsibilities and authorizes the Occupational Safety and Health Administration to promulgate occupational health and safety standards, including the obligation to maintain a workplace free of recognized hazards likely to cause death or serious injury, to comply with adopted worker protection standards, to maintain certain records, to provide workers with required disclosures and to implement certain health and safety training programs. Various of those promulgated standards may apply to our operations, including those standards concerning notices of hazards, safety in excavation and demolition work, the handling of asbestos and asbestos-containing materials, and worker training and emergency response programs.

  State and Local Regulations

        Each state in which we now operate or may operate in the future has laws and regulations governing the generation, storage, treatment, handling, processing, transportation, incineration and disposal of solid waste, water and air pollution and, in most cases, the siting, design, operation, maintenance, closure and post-closure maintenance of solid waste management facilities. In addition, many states have adopted statutes comparable to, and in some cases more stringent than, CERCLA. These statutes impose requirements for investigation and remediation of contaminated sites and liability for costs and damages associated with such sites, and some authorize the state to impose liens to secure costs expended addressing contamination on property owned by responsible parties. Some of those liens may take priority over previously filed instruments. Furthermore, many municipalities also have ordinances, laws and regulations affecting our operations. These include zoning and health measures that limit solid waste management activities to specified sites or conduct, flow control provisions that direct the delivery of solid wastes to specific facilities or to facilities in specific areas, laws that grant the right to establish franchises for collection services and then put out for bid the right to provide collection services, and bans or other restrictions on the movement of solid wastes into a municipality.

        Certain permits and approvals may limit the types of waste that may be accepted at a landfill or the quantity of waste that may be accepted at a landfill during a given time period. In addition, certain permits and approvals, as well as certain state and local regulations, may limit a landfill to accepting waste that originates from specified geographic areas or seek to restrict the importation of out-of-state waste or otherwise discriminate against out-of-state waste. Generally, restrictions on importing out-of-state waste have not withstood judicial challenge. However, from time to time federal legislation is proposed which would allow individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and would require states, under certain circumstances, to reduce the amounts of waste exported to other states. Although such legislation has not been passed by Congress, if this or similar legislation is enacted, states in which we operate landfills could limit or prohibit the importation of out-of-state waste. Such actions could result in decreased revenues for any of our landfills within those states that receive a significant portion of waste originating from out-of-state.

        Certain states and localities may, for economic or other reasons, restrict the export of waste from their jurisdiction, or require that a specified amount of waste be disposed of at facilities within their jurisdiction. In 1994, the U.S. Supreme Court rejected as unconstitutional, and therefore invalid, a local ordinance that sought to limit waste going out of the locality by imposing a requirement that the waste be delivered to a particular facility. However, it is uncertain how that precedent will be applied in different circumstances. For example, in 2002, the U.S. Supreme Court decided not to hear an appeal of a federal Appeals Court decision that held that the flow control ordinances directing waste to a publicly owned facility are not per se unconstitutional and should be analyzed under a standard that is less stringent than if waste had been directed to a private facility. The less stringent standard has not yet been applied to the facts of that case, which involves flow control regulations in Oneida and Herkimer Counties in New York, and the outcome is uncertain. Additionally, certain state and local jurisdictions continue to seek to enforce such restrictions and, in certain cases, we may elect not to challenge such restrictions. Further, some proposed federal legislation would allow states and localities to impose flow restrictions. Those restrictions could reduce the volume of waste going to landfills or transfer stations in certain areas, which may materially adversely affect our ability to operate our facilities and/or affect the prices we can charge for certain services. Those restrictions also may result in higher disposal costs for our collection operations.

        There has been an increasing trend at the federal, state and local levels to mandate or encourage both waste reduction at the source and waste recycling, and to prohibit or restrict the disposal in landfills of certain types of solid wastes, such as yard wastes and leaves, beverage containers, newspapers, household appliances and batteries. Regulations reducing the volume and types of wastes available for transport to and disposal in landfills could affect our ability to operate our landfill facilities.

        Our waste-to-energy facility has been certified by the Federal Energy Regulatory Commission as a "qualifying small power production facility" under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"). PURPA exempts qualifying facilities from most federal and state laws governing electric utility rates and financial organization, and generally requires electric utilities to purchase electricity generated by qualifying facilities at a price equal to the utility's full "avoided cost".

        Our waste-to-energy business is dependent upon our ability to sell the electricity generated by our facility to an electric utility or a third party such as an energy marketer. Maine Energy currently sells electricity to an electric utility under a long term power purchase agreement. When that agreement expires, or if the electric utility were to default under the agreement, any new agreement may not contain a purchase price as favorable as the one in the current agreement.

        We have obtained approval from the Maine Department of Environmental Protection ("DEP") for an odor control system at our waste-to-energy facility in Biddeford, Maine. For optimum odor control, that system involves, among other items, an increase in the height of our scrubber stacks and a change in our odor control chemicals. At the municipal level, the Biddeford Zoning Board of Appeals has denied our request to increase scrubber stack heights. We have appealed that decision to the York County Superior Court. The Biddeford Planning Board approved our request to test alternative odor control chemicals as part of the control system during the summer of 2002. At its May 7, 2003 meeting, the Biddeford Planning Board modified the existing approval for the Maine Energy odor control system to allow Maine Energy, with oversight by the City of Biddeford, to evaluate the efficiency of the odor control system. On July 9, 2003, the Biddeford City Manager approved Maine Energy's Odor Control System Evaluation and Optimization Protocol. A comprehensive report on the evaluation and testing of the odor control system is to be submitted by Maine Energy to the Biddeford Planning Board no later than September 10, 2003. The Biddeford Planning Board is scheduled to meet on October 1, 2003 to consider any revisions to the odor control system and whether to allow an increase in the height of our three scrubber stacks from 120 feet to 146 feet. If we are not able to increase our stack heights and continue to use odor control chemicals, our state-approved odor control system may not operate optimally to control odors, and if it does not, our operations may be significantly curtailed.

        In addition, on October 16, 2002, the City of Biddeford and Joseph Stephenson (as the Code Enforcement Officer for the City of Biddeford) filed a Land Use Citation and Complaint against Maine Energy alleging that Maine Energy is emitting levels of volatile organic compounds which exceed permitted levels. The complaint seeks an unspecified amount of civil penalties, a preliminary and permanent injunction, and legal costs. On December 3, 2002, the court ruled that the complaint failed to meet certain pleading requirements and ordered plaintiffs to file a new complaint by December 30, 2002. Plaintiffs failed to refile by the court's deadline. On April 7, 2003, the parties filed a stipulation of dismissal with prejudice.

        We own a membership interest in New Heights, through which we own a 50% interest in the power plant assets owned by New Heights. The power plant is a waste-to-energy facility using tires as fuel, in Ford Heights, Illinois. In August 2000, the Illinois Environmental Protection Agency ("IEPA") issued a violation notice to the facility asserting non-compliance with its construction permit related to air emissions. The facility has undertaken certain corrective measures and is working with IEPA to negotiate a new permit. While non-compliance with permitting requirements is subject to civil penalties, we do not expect them to be assessed. However, if civil penalties were assessed, they may harm our operating results.

Legal Proceedings

        Our wholly owned subsidiary, North Country Environmental Services, Inc. ("NCES"), is a party to an appeal against the Town of Bethlehem, New Hampshire ("Town") before the New Hampshire Supreme Court. The appeal arose from cross actions for declaratory and injunctive relief filed by NCES and the Town to determine the permitted extent of NCES's landfill in the Town. The New Hampshire Superior Court in Grafton ruled on February 1, 1999 that the Town could not enforce an ordinance purportedly prohibiting expansion of the landfill, at least with respect to 51 acres of NCES's 87—acre parcel, based upon certain existing land-use approvals. As a result, NCES was able to construct and operate "Stage II, Phase II" of the landfill. In May 2001, the Supreme Court denied the Town's appeal. Notwithstanding the Supreme Court's ruling, the Town continued to assert jurisdiction to conduct unqualified site plan review with respect to Stage III and has further stated that the Town's height ordinance and building permit process may apply to Stage III. On September 12, 2001, we filed a petition for, among other things, declaratory relief. On December 4, 2001, the Town filed an answer to our petition asserting counterclaims seeking, among other things, authorization to assert site plan review over Stage III, which commenced operation in December 2000, as well as the methane gas utilization/leachate handling facility operating in Stage III, and also an order declaring that an ordinance prohibiting landfills applies to Stage IV expansion. The trial related to the Town's jurisdiction was held in December 2002 and on April 24, 2003, the Grafton Superior Court issued its ruling upholding the Town's 1992 ordinance preventing the location or expansion of any landfill, ruling that the ordinance may be applied to any part of Stage IV that goes beyond the 51 acres; ruling that the Town's height ordinance is valid within the 51 acres; upholding the Town's right to require Site Plan Review, except that there are certain areas within the Town's Site Plan Review regulation that are preempted; ruling that the methane gas utilization/leachate handling facility is not subject to the Town's ordinance forbidding incinerators. On May 27, 2003, NCES appealed the Court ruling to the New Hampshire Supreme Court, which agreed to hear the case, except for our appeal of the Superior Court's ruling denying attorney's fees. The Supreme Court scheduled briefing deadlines through October 2003, at which time oral argument will be scheduled. If upheld on appeal, the Superior Court's rulings would have the effect of preventing the development of Stage IV and limiting the further development of Stage III to the extent of the height restriction. If we do not prevail, we may be unable to continue, or to expand, current operations in accordance with our plans.

        On or about March 24, 2000, a complaint was filed in the United States District Court, District of New Jersey against us, KTI, and Ross Pirasteh, Martin J. Sergi, and Paul A. Garrett, who were KTI's principal officers. The complaint purported to be on behalf of all shareholders who purchased KTI common stock from January 1, 1998 through April 14, 1999. The complaint alleged that the defendants made unspecified misrepresentations regarding KTI's financial condition during the class period in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On or about April 6, 2000, the plaintiffs filed an amended class action complaint, which changed the class period covered by the complaint to the period including August 15, 1998 through April 14, 1999. At a settlement conference held on September 27, 2002 the parties reached an agreement, which requires the defendants to pay $3.8 million in return for a full release. Our share of the settlement amount is $150,000. The remainder will be paid by insurers. The court approved the settlement on January 24, 2003 and entered final judgment on March 31, 2003.

        During the period of November 21, 1996 to October 9, 1997, we performed certain closure activities and installed a cut-off wall at the Clinton County landfill, located in Clinton County, New

York. On or about April 1999, the New York State Department of Labor alleged that we should have paid prevailing wages in connection with the labor associated with such activities. We have disputed the allegations and a hearing on the liability issue was held on September 16, 2002. In November 2002, both sides submitted proposed findings of fact and conclusions of law. The hearing officer is expected to make a recommendation to the Department of Labor commissioner during the summer of 2003. We continue to explore settlement possibilities with the State. We believe that we have meritorious defenses to these claims. Although a loss as a result of these claims is reasonably possible, we cannot estimate a range of reasonably possible losses at this time.

        On or about July 2, 2001, we were served with a complaint filed in New York State Supreme Court, Erie County, as one of over twenty defendants named in a toxic tort lawsuit filed by residents surrounding three sites in Cheektowaga, New York known as the Buffalo Crushed Stone limestone quarry, the Old Land Reclamation inactive landfill and the Schultz landfill. We are alleged to have liability as a result of our airspace agreement at the Schultz landfill, which is a permitted construction and demolition landfill. Plaintiffs claim property damages and some personal injuries based on alleged nuisance conditions arising out of these facilities and seek compensatory damages in excess of $3 million, punitive damages of $10 million and injunctive relief. We believe that we have meritorious defenses to these claims. We believe that the possibility of a material loss as a result of these claims is remote.

        On or about November 7, 2001, our subsidiary New England Waste Services of Maine, Inc. was served with a complaint filed in Massachusetts Superior Court on behalf of Daniel J. Quirk, Inc. and 14 citizens against The Massachusetts Department of Environmental Protection ("MADEP"), Quarry Hill Associates, Inc. and New England Waste Services of Maine Inc. dba New England Organics, et al. The complaint seeks injunctive relief related to the use of MADEP-approved wastewater treatment sludge in place of naturally occurring topsoil as final landfill cover material at the site of the Quarry Hills Recreation Complex Project in Quincy, Massachusetts (the "Project"), including removal of the material, or placement of an additional "clean" cover. On February 21, 2002, the MADEP filed a motion for stay pending a litigation control schedule. Plaintiffs have filed a cross-motion to consolidate the case with 11 other cases they filed related to the Project. Additionally, we have cross-claimed against other named defendants seeking indemnification and contribution. In September 2002, the court granted a stay of all proceedings pending the filing of summary judgment motions by all defendants on the issue of whether plaintiff is barred from suing the defendants as a result of a covenant not to sue that was signed by plaintiff in 1998. On December 17, 2002, the court granted certain summary judgment motions filed by the defendants, the effect of which was the dismissal of all claims against all defendants in all cases where New England Waste Services of Maine, Inc. was a defendant. Plaintiffs have filed an appeal, and we believe that we have meritorious defenses to the claims raised on appeal.

        On or about December 11, 2001, we were served with a bill in equity in aid of discovery filed in the Strafford Superior Court in New Hampshire by Nancy Hager. The bill in equity seeks an accounting related to non-compete tip fee payments from us to Ms. Hager pursuant to a 1993 release and settlement agreement. The bill in equity is a request for pre-litigation discovery for the purpose of investigating a potential claim for failure to pay appropriate non-compete tip fee amounts. In light of an arbitration clause in the 1993 release and settlement agreement, we filed a motion to stay the proceedings under the bill in equity pending completion of the arbitration process. On March 18, 2002, the court granted our motion to stay. On August 5, 2002, the court extended the stay pending the arbitration process. On October 17, 2002, Ms. Hager voluntarily withdrew her bill in equity without prejudice. On January 15, 2003, Ms. Hager filed a written request for arbitration with the American Arbitration Association. The arbitration hearing is scheduled for August 19, 2003. On June 5, 2003, Mrs. Hager submitted a disclosure letter to the arbitration panel alleging that she is owed between $480,000 and $560,000. On July 7, 2003, Ms. Hager revised her claim to allege that she is owed between $637,000 and $1,000,000. We believe we have meritorious defenses to these claims and that no loss as a result of these claims is probable or reasonably possible.

        On January 10, 2002, the City of Biddeford, Maine filed a lawsuit in York County Superior Court in Maine alleging breach of the waste handling agreement among the Biddeford-Saco Waste Handling Committee, the cities of Biddeford and Saco, Maine and our subsidiary Maine Energy for (1) failure to pay the residual cancellation payments in connection with our merger with KTI and (2) processing amounts of waste above contractual limits without notice to the City. On May 3, 2002, the City of Saco filed a lawsuit in York County Superior Court against us, Maine Energy and other subsidiaries. The complaint in that action, which was amended by the City of Saco on July 22, 2002, alleges breaches of the 1991 waste handling agreement for failure to pay the residual cancellation payment, which Saco alleges is due as a result of, among other things, (1) our merger with KTI and (2) Maine Energy's failure to pay off certain limited partner loans in accordance with the terms of the agreement. The complaint also seeks damages for breach of contract and a court order requiring us to provide an accounting of all transactions since May 3, 1996 involving transfers of assets to or for the benefit of the equity owners of Maine Energy. On June 6, 2002, the additional 13 municipalities that were parties to the 1991 waste handling agreements filed a lawsuit in York County Superior Court against Maine Energy alleging breaches of the 1991 waste handling agreements for failure to pay the residual cancellation payment which they allege is due as a result of (1) our merger with KTI; and (2) failure to pay off the limited partner loans when funds were allegedly available. On July 25, 2002, the three actions were consolidated for purposes of discovery, case management and pretrial proceedings. We believe we have meritorious defenses to these claims. We believe that the possibility of material loss in excess of the amount provided, $9.7 million, to meet our obligations under the waste handling agreement is remote.

        We offer no prediction of the outcome of any of the proceedings described above. We are vigorously defending each of these lawsuits. However, we may not prevail and any judgments against us, if sustained on appeal, may result in the incurrence of significant costs or the restriction of our operations.

        We are a defendant in certain other lawsuits alleging various claims incurred in the ordinary course of business, none of which, either individually or in the aggregate, we believe are material to our business, financial condition, results of operations or cash flows.

MANAGEMENT

        Our executive officers, other key employees and directors and their respective ages as of July 1, 2003 are as follows:

Name	Age	Position
Executive Officers
John W. Casella	52	Chairman, Chief Executive Officer and Secretary
James W. Bohlig	57	President and Chief Operating Officer, Director
Richard A. Norris	59	Senior Vice President, Chief Financial Officer and Treasurer
Charles E. Leonard	49	Senior Vice President, Solid Waste Operations
Other Key Employees
Michael J. Brennan	45	Vice President and General Counsel
Timothy A. Cretney	39	Regional Vice President
Christopher M. DesRoches	45	Vice President, Sales
Sean P. Duffy	43	Regional Vice President
Joseph S. Fusco	39	Vice President, Communications
James M. Hiltner	39	Regional Vice President
Larry B. Lackey	42	Vice President, Permits, Compliance and Engineering
Alan N. Sabino	43	Regional Vice President
Gary R. Simmons	53	Vice President, Fleet Management
Non-Employee Directors
Douglas R. Casella	47	Director
James F. Callahan, Jr.	59	Director
John F. Chapple III	62	Director
Monte R. Haymon	65	Director
D. Randolph Peeler	38	Director
Gregory B. Peters	57	Director
Wilbur L. Ross, Jr.	65	Director

        John W. Casella has served as Chairman of our Board of Directors since July 2001 and as our Chief Executive Officer since 1993. Mr. Casella served as President from 1993 to July 2001 and as Chairman of the Board of Directors from 1993 to December 1999. In addition, Mr. Casella has been Chairman of the Board of Directors of Casella Waste Management, Inc. since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella and Douglas R. Casella. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions including the Board of Directors of the Associated Industries of Vermont, The Association of Vermont Recyclers, Vermont State Chamber of Commerce and the Rutland Industrial Development Corporation. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an Associate of Science in Business Management from Bryant & Stratton University and a Bachelor of Science in Business Education from Castleton State College. Mr. Casella is the brother of Douglas R. Casella, a member of our Board of Directors.

        James W. Bohlig has served as our President since July 2001 and as Chief Operating Officer since 1993. Mr. Bohlig also served as Senior Vice President from 1993 to July 2001. Mr. Bohlig has served as a member of our Board of Directors since 1993. From 1989 until he joined us, Mr. Bohlig was Executive Vice President and Chief Operating Officer of Russell Corporation, a general contractor and developer based in Rutland, Vermont. Mr. Bohlig is a licensed professional engineer. Mr. Bohlig holds a Bachelor of Science in Engineering and Chemistry from the U.S. Naval Academy, and is a graduate of the Columbia University Executive Program in Business Administration.

        Richard A. Norris has served as our Senior Vice President, Chief Financial Officer and Treasurer since July 2001. He joined us in July 2000 as Vice President and Corporate Controller. From 1997 to July 2000, Mr. Norris served as Vice President and Chief Financial Officer for NexCycle, Inc., a processor of secondary materials. From 1986 to 1997, he served as Vice President of Finance, US Operations for Laidlaw Waste Systems, Inc. Mr. Norris is qualified as a Chartered Accountant in both Canada and the United Kingdom. Mr. Norris graduated from Leeds University with a Bachelor of Arts in German.

        Charles E. Leonard has served as our Senior Vice President, Solid Waste Operations since July 2001. From December 1999 until he joined us, he acted as a consultant to several corporations, including Allied Waste Industries, Inc. From November 1997 to December 1999, he was Regional Vice President for Service Corporation International, a provider of death-care services. From September 1988 to January 1997, he served as Senior Vice President, US Operations for Laidlaw Waste Systems, Inc. From June 1978 to July 1988, Mr. Leonard was employed by Browning-Ferris Industries in various management positions. Mr. Leonard is a graduate of Memphis State University with a Bachelor of Arts in Marketing.

        Michael J. Brennan has served as our Vice President and General Counsel since July 2000. From January 1996 to July 2000, he served in various capacities at Waste Management, Inc., including most recently, as Associate General Counsel.

        Timothy A. Cretney has served as our Regional Vice President since May 2002. From January 1997 to May 2002 he served as Regional Controller for our Western region. From August 1995 to January 1997, Mr. Cretney was Treasurer and Vice President of Superior Disposal Services, Inc., a waste services company which we acquired in January 1997. From 1992 to 1995, he was General Manager of the Binghamton, New York office of Laidlaw Waste Systems, Inc. and from 1989 to 1992 he was Central New York Controller of Laidlaw Waste Systems. Mr. Cretney holds a B.A. in Accounting from State University of New York College at Brockport.

        Christopher M. DesRoches has served as our Vice President, Sales since November 1996. From January 1989 to November 1996, he was a regional vice president of sales for Waste Management, Inc. Mr. DesRoches is a graduate of Arizona State University.

        Sean P. Duffy has served as our Regional Vice President since December 1999. Since December 1999, Mr. Duffy has also served as Vice President of FCR, Inc., which he co-founded in 1983 and which became a wholly-owned subsidiary of ours in December 1999. From May 1983 to December 1999, Mr. Duffy served in various capacities at FCR, including, most recently, as President. From May 1998 to May 2001, Mr. Duffy also served as President of FCR Plastics, Inc., a subsidiary of FCR, Inc.

        Joseph S. Fusco has served as our Vice President, Communications since January 1995. From January 1991 through January 1995, Mr. Fusco was self-employed as a corporate and political communications consultant. Mr. Fusco is a graduate of the State University of New York at Albany.

        James M. Hiltner has served as our Regional Vice President since March 1998. From 1990 to March 1998, Mr. Hiltner held various positions at Waste Management, Inc. including serving as a region president from June 1995 to February 1998, where his responsibilities included overseeing waste management operations in upstate New York and northwestern Pennsylvania, a division president from April 1992 to June 1995 and a general manager from November 1990 to April 1992. Mr. Hiltner holds a B.S. in Business Administration from Millersville University of Pennsylvania.

        Larry B. Lackey has served as our Vice President, Permits, Compliance and Engineering since 1995. From 1993 to 1995, Mr. Lackey served as our Manager of Permits, Compliance and Engineering. From

1984 to 1993, Mr. Lackey was an Associate Engineer for Dufresne-Henry, Inc., an engineering consulting firm. Mr. Lackey is a graduate of Vermont Technical College.

        Alan N. Sabino has served as our Regional Vice President since July 1996. From 1995 to July 1996, Mr. Sabino served as a Division President for Waste Management, Inc. From 1985 to 1994, he served as Region Operations Manager for Chambers Development Company, Inc., a waste management company. Mr. Sabino is a graduate of Pennsylvania State University.

        Gary R. Simmons has served as our Vice President, Fleet Management since May 1997. From December 1996 to May 1997, Mr. Simmons was the owner of GRS Consulting, a waste industry consulting firm. From 1995 to December 1996, Mr. Simmons served as National and Regional Fleet Service Manager for USA Waste Services, Inc., a waste management company. From 1977 to 1995, Mr. Simmons served in various fleet maintenance and management positions for Chambers Development Company, Inc.

        Douglas R. Casella has served as Vice Chairman of our Board of Directors since 1993. Mr. Casella founded Casella Waste Management, Inc. in 1975. Since 1989, Mr. Casella has served as president of Casella Construction, Inc., a company owned by Mr. Casella and John W. Casella, which specializes in general contracting, soil excavation and related heavy equipment work. Since 1975, Mr. Casella has served as president of Casella Waste Management, Inc. Mr. Casella is the brother of John W. Casella.

        James F. Callahan, Jr. has served as a member of our Board of Directors since March 2003. Mr. Callahan was an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from 1975 to March 2000. While at Arthur Andersen, Mr. Callahan served clients in a number of industries, including manufacturing and mining businesses, electric and gas utilities and independent power producers. Mr. Callahan has been retired since March 2000. Mr. Callahan has been a member of various community service-related boards and currently serves on the Board of Trustees of Bates College and the Board of Directors of Concerned Citizens for the Mentally Retarded, a not-for-profit organization. Mr. Callahan is a graduate of Bates College and holds a Masters of Business Administration from the Graduate School of Management of Rutgers University.

        John F. Chapple III has served as a member of our Board of Directors since 1994. Mr. Chapple was president and owner of Catamount Waste Services, Inc., a central Vermont hauling and landfill operation which we purchased in May 1994, from August 1989 to July 1994. Mr. Chapple has been retired since 1995.

        Monte R. Haymon has served as a member of our Board of Directors since May 2003. Mr. Haymon served as president and chief executive officer and chairman of Sappi Fine Paper North America, a manufacturer of coated papers for publication, commercial printing and specialty markets, from October 1995 until his retirement on December 31, 2002. From January 1994 to April 1995, Mr. Haymon was president and chief operating officer of Ply Gem Industries, a publicly-owned national manufacturer of specialty products for the home improvement industry. From 1981 through 1993, Mr. Haymon was president and chief executive officer of PCA, an international packaging company owned by Tenneco, Inc. He has a Chemical Engineering degree from Tufts University.

        D. Randolph Peeler has served as a member of our Board of Directors since August 2000. Mr. Peeler has been a managing director of Berkshire Partners LLC, a private equity firm, since January 2000. From May 1997 to December 1999, Mr. Peeler served as a vice president of Berkshire Partners and from June 1996 to April 1997 as a senior associate of Berkshire Partners. From 1994 to June 1996, Mr. Peeler was president of Professional Dental Associates, a private healthcare services company which he co-founded. Prior to 1994, Mr. Peeler served as chief of staff for the Assistant Secretary for Economic Policy in the United States Department of the Treasury. Mr. Peeler was also a consultant with Cannon Associates and Bain & Co., where he worked with clients in the healthcare, heavy manufacturing, distribution, information technology and professional services industries. Mr. Peeler is a director of Holmes, Inc., a manufacturer of home electric appliances.

        Gregory B. Peters has served as a member of our Board of Directors since 1993. Mr. Peters has served as managing member of Lake Champlain Capital Management, LLC, since April 2001. Since April 1988, Mr. Peters has also served as managing general partner of Vermont Venture Capital Partners, L.P., which is the general partner of The Vermont Venture Capital Fund, L.P., a venture capital management company. Since 1986, Mr. Peters has also served as general partner of North Atlantic Capital Partners, L.P., which is the general partner of North Atlantic Venture Fund, L.P. From July 1986 to March 2001, Mr. Peters served as vice president of North Atlantic Capital Corporation, a venture capital management company.

        Wilbur L. Ross, Jr. has served as a member of our Board of Directors since December 1999. Mr. Ross has served as chairman and chief executive officer of WL Ross & Co. LLC, a merchant banking firm, since April 2000. From 1976 to March 2000, Mr. Ross served as executive managing director of Rothschild Inc., an investment banking firm, and as senior managing director from 1998 to March 2000. Mr. Ross is a director of News Communications, Inc., a publisher of community oriented newspapers. Mr. Ross is a director of Syms Corp., a clothing retailer and the chairman of International Steel Group. From June 1997 to December 1999, Mr. Ross served as a director of KTI, Inc.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information as of July 1, 2003, regarding the beneficial ownership of shares of our voting stock for (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of a class of voting stock, (b) each director, (c) each executive officer and (d) directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of Class A common stock subject to options, warrants and/or convertible preferred stock which are currently exercisable or convertible or which are exercisable or convertible within 60 days of July 1, 2003 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each of our executive officers and directors is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

        The "Total Ownership of Equity Securities" column reflects each listed individual's or entity's percent beneficial ownership with respect to all of our voting securities as of July 1, 2003. This column assumes the conversion of shares of Class B common stock and Series A redeemable convertible preferred stock into shares of our Class A common stock. Holders of Class B common stock are entitled to ten votes for each share of Class B common stock that they beneficially own. Each share of Class B common stock is convertible at the option of the holder thereof into one share of Class A common stock. Holders of Series A redeemable convertible preferred stock are entitled to one vote for each share of common stock into which a share of Series A redeemable convertible preferred stock is convertible as of the applicable record date. Each share of Series A redeemable convertible preferred stock would be convertible into approximately 83 shares of Class A common stock as of July 1, 2003. As of July 1, 2003, we had 22,787,282 shares of Class A common stock outstanding.

					Series A Redeemable Convertible Preferred Stock
	Class A Common Stock		Class B Common Stock
							Total Ownership of Equity Securities(%)
Name of Beneficial Owner	# of shares	% of class	# of shares	% of class	# of shares	% of class
5% Stockholder
Funds affiliated with Berkshire Partners LLC(1)	4,844,990	17.8	—	—	52,750	94.6	17.1
Dimensional Fund Advisors Inc.(3)	1,190,643	5.2	—	—	—	—	4.2
T. Rowe Price Associates, Inc.(4)	2,181,400	9.6	—	—	—	—	7.7
Executive Officers and Directors
John W. Casella(5)	1,319,402	5.6	494,100	50.0	—	—	4.6
James W. Bohlig(6)	863,293	3.7	—	—	—	—	3.0
Richard A. Norris(7)	145,000	*	—	—	—	—	*
Charles E. Leonard(8)	170,000	*	—	—	—	—	*
Douglas R. Casella(9)	1,341,250	5.7	494,100	50.0	—	—	4.7
James F. Callahan, Jr.(10)	2,500	*	—	—	—	—	*
John F. Chapple III(11)	137,643	*	—	—	—	—	*
Monte R. Haymon	2,000	*	—	—	—	—	*
D. Randolph Peeler(12)	4,859,990	17.9	—	—	52,750	94.6	17.1
Gregory B. Peters(13)	36,684	*	—	—	—	—	*
Wilbur L. Ross, Jr.(14)	26,475	*	—	—	—	—	*
Executive officers and directors as a group (11 people)(15)	8,904,237	30.0	988,200	100.0	52,750	94.6	29.8

*
Represents less than 1% of the outstanding shares of the respective class of our voting stock.

(1)
The affiliated funds are Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, and Berkshire Investors LLC, a Massachusetts limited liability company. Fifth Berkshire Associates LLC, a Massachusetts limited liability company, is the general partner of Berkshire Fund V, Limited Partnership. The managing members of Fifth Berkshire Associates LLC and Berkshire Investors LLC are: Bradley M. Bloom, J. Christopher Clifford, Kevin T. Callaghan, Richard K. Lubin, Carl Ferenbach, Garth H. Greimann, Jane Brock-Wilson, D. Randolph Peeler, Robert J. Small and Ross M. Jones. The address of Berkshire Partners LLC is One Boston Place, Boston, Massachusetts 02108.

(2)
Includes 4,385,690 shares of Class A common stock issuable upon conversion of Series A redeemable convertible preferred stock. The Series A redeemable convertible preferred stock is convertible at any time at the discretion of the holder thereof.

(3)
Information is as reported in a Schedule 13G filed with the SEC on February 7, 2003 by Dimensional Fund Advisors Inc. The address of Dimensional Fund Advisors Inc. is listed as 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(4)
Information is as reported in a Schedule 13G filed with the SEC on February 4, 2003 by T. Rowe Price Associates, Inc. Consists of shares of Class A common stock owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc., which owns 1,481,700 shares of Class A common stock representing 6.5% of the shares of Class A common stock outstanding, for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the shares of Class A common stock. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of the Class A common stock; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such shares. The address of T. Rowe Price Associates, Inc. is listed as 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)
Includes (a) 268,500 shares of Class A common stock issuable upon the exercise of options or warrants within 60 days of July 1, 2003, (b) 57,468 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children, (c) 694 shares of Class A common stock held by Mr. Casella's wife, and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(6)
Includes (a) 593,293 shares of Class A common stock issuable upon the exercise of options within 60 days of July 1, 2003 and (b) 8,000 shares of Class A common stock held in trust for the benefit of Mr. Bohlig's minor children.

(7)
Includes 140,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 1, 2003.

(8)
Consists of 170,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 1, 2003.

(9)
Includes (a) 268,500 shares of Class A common stock issuable upon the exercise of options or warrants within 60 days of July 1, 2003, (b) 11,756 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children and (c) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(10)
Consists of 2,500 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his wife are trustees.

(11)
Includes 17,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 1, 2003.

(12)
Includes (a) the securities held by funds affiliated with Berkshire Partners LLC and (b) 15,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 1, 2003. Mr. Peeler disclaims beneficial ownership of the shares held by Berkshire Partners LLC except to the extent of his pecuniary interest in such shares arising from his position as a managing director of Berkshire Partners LLC.

(13)
Includes (a) 17,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 1, 2003 and (b) 2,000 shares of Class A common stock held by the children of Mr. Peters.

(14)
Consists of 26,475 shares of Class A common stock issuable upon the exercise of options within 60 days of July 1, 2003.

(15)
Includes (a) 1,515,768 shares of Class A common stock issuable upon the exercise of options or warrants within 60 days of July 1, 2003, (b) 988,200 shares of Class A common stock issuable at any time at the discretion of the holders upon the conversion of Class B common stock on a one-for-one basis and (c) 4,385,690 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Series A redeemable convertible preferred stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have from time to time engaged Casella Construction, Inc., a company owned by John W. Casella, our Chairman and Chief Executive Officer, and Douglas R. Casella, a member of our Board of Directors, to provide construction services for us, including construction, closure and capping activities at our landfills. In fiscal year 2003, we paid Casella Construction, Inc. an aggregate of $1,525,000. Since the beginning of fiscal year 2004, we have paid Casella Construction, Inc. an aggregate of $1,896,500.

        We are party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by us. The leases, relating to our corporate headquarters in Rutland, Vermont and our Montpelier, Vermont facility, were renewed in May 2003 and provide for aggregate monthly payments of $21,200 and expire in April 2008. We have classified these leases as capital leases for financial reporting purposes. In November 1997, the lease relating to our corporate headquarters in Rutland, Vermont was amended to allow us to upgrade and make capital improvements to the premises at an estimated cost of $500,000, to be paid by us. At the time the improvements were made, Casella Associates was granted an option to purchase the improvements at cost. Casella Associates exercised its option in December 2002.

        From 1977 to 1992, we operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella, which operated as a single-purpose real estate holding company. We paid the cost of closing this landfill in 1992, and have agreed to pay all post-closure obligations. Since the beginning of fiscal year 2003, we have paid an aggregate of $8,000 pursuant to this arrangement. As of April 30, 2003, we accrued $76,000 for costs related to these post-closure obligations.

        In connection with and at the time of our acquisition of the business of Catamount Waste Services, Inc. in June 1994, we entered into a lease with CV Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which we agreed to lease a transfer station for a term of 10 years. CV Landfill, Inc. is owned by John F. Chapple III, who became a member of our Board of Directors at the time of the acquisition of the business of Catamount Waste Services, Inc. Pursuant to the lease agreement, we paid monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Since June 1999, we have been required to pay monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. Since the beginning of fiscal year 2003, we have paid CV Landfill, Inc. an aggregate of $55,000.

        We believe that each transaction described above was on terms at least as favorable as those we would expect to negotiate with disinterested third parties.

        On March 2, 2000, we made a loan to Mr. Bohlig, our President and Chief Operating Officer and a member of our Board of Directors. The terms of the loan provide for the payment of accrued interest and principal upon demand. Interest on the loan accrues monthly at the prime rate (4.25% annually at April 30, 2003) and is adjusted on a monthly basis. Our loan to Mr. Bohlig was in the aggregate principal amount of $400,000. As of July 1, 2003, $400,000 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding under this loan since the beginning of fiscal year 2002. On November 28, 2000, we made an additional loan to Mr. Bohlig. The terms of this loan are identical to the terms of the earlier loan. This loan to Mr. Bohlig was in the aggregate principal amount of $616,000. As of July 1, 2003, $616,000 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding under this loan since the beginning of fiscal year 2003.

        For more information please see Note 20 to our audited consolidated financial statements included in this prospectus.

DESCRIPTION OF CERTAIN INDEBTEDNESS AND PREFERRED STOCK

Description of the New Senior Secured Credit Facilities

        General.    Concurrently with the closing of the offering of the old notes, we obtained new senior secured credit facilities from a group of financial institutions for which Fleet National Bank and Bank of America, N.A. act as administrative agent and syndication agent, respectively. The new senior secured credit facilities provide for aggregate borrowings by us of up to $325.0 million, consisting of:

  •
  a $150.0 million term loan; and

  •
  a $175.0 million revolving credit facility, including an $80.0 million sublimit for standby letters of credit.

        We have the right to increase the amount of the revolver and/or the term loan by an aggregate amount of up to $50.0 million in our discretion, provided that we are not in default at the time of increase, subject to the receipt of commitments from lenders for such additional amount.

        Interest Rates.    Amounts outstanding under the new senior secured credit facilities accrue interest, at our option, at a rate per annum equal to either: (1) the base rate, as defined in the new senior secured credit facilities, or (2) an adjusted Eurodollar rate, as defined in the new senior secured credit facilities, in each case plus an applicable interest margin. Until the delivery of the compliance certificate for the second full fiscal quarter after the closing of the new senior secured credit facilities, the applicable interest margin for the revolving credit facility will be no lower than 3.00% for Eurodollar rate loans and 1.0% for base rate loans and the applicable margin for the term loan will be no lower than 3.25% for Eurodollar rate loans and 1.25% for base rate loans. After such time, the applicable interest margins for the revolving credit facility and the term loan will be subject to adjustment based on our ratio of consolidated Total Funded Debt to EBITDA, as defined in the loan documents. The interest rate otherwise payable under the new senior secured credit facilities will increase by 2.0% per annum during the continuance of a payment default.

        Fees and Expenses.    We will pay a commitment fee on the unused portion of the revolver in an amount of 0.375% per annum or 0.5% per annum, based on our ratio of consolidated Total Funded Debt to EBITDA. We will pay the lenders a fee for financial letters of credit equal to the applicable interest margin for Eurodollar rate loans under the revolving credit facility, and equal to 50% of the applicable interest margin for Eurodollar rate loans in the case of performance letters of credit. We will also pay each issuing bank of any letter of credit a fronting fee equal to 0.125% per annum on the face amount of each letter of credit, plus customary issuance and administrative fees.

        Maturity.    Borrowings under the term loan are due and payable in seven annual installments, the first six of which are equal to 1% of the notional amount of the loan and the seventh of which is equal to the outstanding balance of the term loan. The final balance of the term loan will be due in January 2010. The revolving credit facility is available until January 2008, at which time it will become due and payable. The maturities of both the term loan and the revolving credit facility will be accelerated to May 11, 2007 unless either (1) no more than $20.0 million aggregate liquidation preference of the Series A redeemable convertible preferred stock remains outstanding on that date or (2) the mandatory redemption date for the Series A redeemable convertible preferred stock has been extended to a date 90 days beyond the maturity of the term loan (with all other terms of the Series A redeemable convertible preferred stock remaining substantially the same).

        Mandatory Prepayments.    We are required to prepay the facilities under the new senior secured credit facilities in an amount equal to:

  •
  100% of the net cash proceeds of asset sales in excess of $5.0 million per annum, except for sales in the ordinary course, subject to carveouts for certain specified asset sales;

  •
  100% of the net cash proceeds of any permitted debt issuances, provided that we may issue up to an aggregate of $100.0 million of subordinated debt without mandatory prepayment of the term loan;

  •
  50% of the net cash proceeds from the issuance of new equity, provided that we may issue up to an aggregate of $125.0 million of new equity without mandatory prepayment of the term loan. To the extent that the new equity, or a portion thereof, is issued as payment in a permitted acquisition or to employees, consultants or directors in accordance with bona fide compensation plans, the dollar value of the shares being issued to pay for the permitted acquisition or under such compensation plans will not give rise to a mandatory prepayment; and

  •
  a percentage of excess operating cash flow (as defined in the loan documents) ranging from 50% to 0%, based on our ratio of consolidated Total Funded Debt to EBITDA. Cash flow is measured beginning with the period from the closing of the new senior secured credit facilities through April 30, 2003, and subsequently for each fiscal year period thereafter.

        The lenders will apply such prepayments to the term loan in inverse order of maturity. The term loan lenders may at their option decline mandatory prepayments in which case such payments shall be applied to repay outstanding amounts under the revolving credit facility (without a permanent reduction of the Revolving Credit Commitment).

        Security and Guarantees.    The new senior secured credit facilities will be secured by a first priority security interest in substantially all of our assets (except that the administrative agent will not initially perfect liens on real estate, landfills and motor vehicles), including a pledge of the stock or other equity interests of our significant subsidiaries and partnerships.

        Covenants.    The new senior secured credit facilities contain certain covenants which, among other things and subject to certain baskets, limit:

  •
  the existence of additional indebtedness, letters of credit and landfill closure bonds;

  •
  the existence of liens or other encumbrances, guarantees or pledges, or the granting of negative pledges;

  •
  investments and advances;

  •
  mergers, acquisitions and sales of assets;

  •
  the payment of dividends and distributions and repurchases of common stock;

  •
  prepayments of equity and subordinated debt instruments, including the notes and the indenture governing the notes; and

  •
  certain transactions with affiliates.

        The new senior secured credit facilities require us to meet financial tests, including, without limitation:

  •
  maximum consolidated total funded debt to consolidated EBITDA ratio equal to 4.5 to 1.0, based on consolidated EBITDA for the four fiscal quarters ended on the date of calculation;

  •
  maximum consolidated senior funded debt to consolidated EBITDA ratio equal to 3.0 to 1.0, based on consolidated EBITDA for the four fiscal quarters ended on the date of calculation;

  •
  minimum consolidated EBITDA to consolidated total interest ratio equal to 2.6 to 1.0 through April 30, 2005 and 2.7 to 1.0 thereafter, based on consolidated EBITDA for the four fiscal quarters ended on the date of calculation;

  •
  minimum consolidated net worth equal to $174,701,000 plus, on a cumulative basis, 50% of consolidated adjusted net income (after payment of preferred stock dividends) for each fiscal quarter beginning with the fiscal quarter ended July 31, 2002, plus 100% of the proceeds of sales of equity securities or warrants or subscription rights for equity securities;

  •
  maximum capital expenditures, for any four consecutive fiscal quarters, equal to 1.5 times our depreciation and landfill amortization expense for such four quarter period; and

  •
  profitable operations, as of the end of any fiscal quarter equal to cumulative consolidated adjusted net income for the period of two consecutive fiscal quarters.

        Events of Default.    The new senior secured credit facilities contain customary events of default, including, among other things:

  •
  payment defaults;

  •
  breaches of representations and warranties;

  •
  covenant defaults;

  •
  cross-defaults to certain other debt, including the notes;

  •
  events of bankruptcy and insolvency;

  •
  judgment defaults;

  •
  a change of control, as defined in the new senior secured credit facilities; and

  •
  certain violations of laws and regulations, including ERISA.

        Waiver and Modification.    The terms of the new senior secured credit facilities may be waived or modified upon approval by us and the required percentage of the lenders (or, where applicable, the affected lenders) and without consent of the note holders.

        The description of the new senior secured credit facilities set forth above does not purport to be complete and is qualified in its entirety by reference to the new senior secured credit facilities, which is available from us upon request.

Series A Redeemable Convertible Preferred Stock

        On June 28, 2000, we entered into a preferred stock purchase agreement with Berkshire Fund V, Limited Partnership, Berkshire Fund V Investment Corp., Berkshire Investors LLC, BancBoston Capital Inc. (an affiliate of Fleet Securities, Inc., an initial purchaser of the old notes), RGIP, LLC and Squam Lake Investors IV, L.P. Pursuant to the agreement, we sold an aggregate of 55,750 shares of our Series A redeemable convertible preferred stock at a purchase price of $1,000 per share for an aggregate purchase price of $55,750,000. These shares are convertible into Class A common stock, at the option of the Series A holders, at $14 per share. Dividends are cumulative at an annual rate of 5%, payable quarterly in arrears until August 11, 2003 through the adjustment of the liquidation preference and the conversion rate of the outstanding shares of Series A redeemable convertible preferred stock and thereafter, at our option, in either cash or through such an adjustment of the liquidation preference and conversion rate of the Series A redeemable convertible preferred stock. We have the option to redeem the Series A redeemable convertible preferred stock for cash at any time after August 2003 at a price giving the holder a defined yield, but we must redeem any outstanding shares on August 11, 2007 at liquidation value, plus accrued but unpaid dividends, if any. Any cash dividends will be paid, and optional redemptions made, only to the extent that we are permitted to do so under the provisions of the indenture governing the notes described under "Description of the New Notes—Certain Covenants—Restricted Payments." The Indenture, however, permits us to redeem any outstanding shares on the mandatory redemption date, which is August 11, 2007. Any shares redeemed upon the mandatory redemption will not reduce the amount that would otherwise be available for Restricted Payments.

        The Series A redeemable convertible preferred stock purchasers and their permitted transferees are entitled to certain rights with respect to the registration under the Securities Act of certain shares of our Class A common stock, including shares of Class A common stock that were or may be acquired upon the conversion of shares of Series A redeemable convertible preferred stock. In the event we propose to register any of our securities under the Securities Act at any time, with certain exceptions, the Series A preferred stockholders will be entitled to include shares in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration some or all of their registrable shares. The filing of the registration statement of which this prospectus forms a part for the exchange of the old notes for the new notes is an exception to the foregoing right and the Series A preferred stockholders will not be entitled to include shares in this registration. The Series A preferred stockholders have the additional right to require us to prepare and file registration statements under the Securities Act with respect to all of the registrable shares if such holders holding specified percentages of such shares and having a certain aggregate value so request. We are required to use our best efforts to effect such registration, subject to certain conditions and limitations. Mr. Peeler, a member of our Board of Directors and a member of the audit and compensation committees and the stock plan subcommittee of our Board of Directors, is a managing director of Berkshire Partners LLC.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

        We sold the old notes on January 24, 2003 in an unregistered private placement to a group of investment banks that served as the initial purchasers. The initial purchasers then resold the old notes under an offering circular, dated January 21, 2003, in reliance on Rule 144A and Regulation S under the Securities Act.

        As part of this private placement, we entered into an exchange and registration rights agreement with the initial purchasers on January 21, 2003. Under the exchange and registration rights agreement, we agreed to file this registration statement. We also agreed:

  •
  to use our reasonable best efforts to cause this registration statement to be declared effective under the Securities Act on or before July 23, 2003;

  •
  to keep the exchange offer open for not less than 30 days and to complete the exchange offer within 45 days after the date on which this registration statement is declared effective under the Securities Act; and

  •
  to keep this registration statement continuously effective under the Securities Act for a period beginning after the date of completion of the exchange offer and ending on the earlier of the date 180 days after the date of completion of the exchange offer or such time as all broker-dealers no longer own any old notes.

        Under the circumstances described below, we also agreed to use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes. We agreed to keep the shelf registration statement effective until the earlier of the date two years after the shelf registration statement is declared effective under the Securities Act or the date on which there are no longer any old notes outstanding. These circumstances include:

  •
  if any change in law or applicable interpretations of those laws by the SEC do not permit us to effect the exchange offer as contemplated by the exchange and registration rights agreement;

  •
  if the exchange offer is not consummated on or prior to August 22, 2003; or

  •
  if any holder of the old notes is not eligible to participate in the exchange offer and notifies us in writing prior to August 22, 2003 that it is prohibited by law or SEC policy from participating in the exchange offer, that the registration statement of which this prospectus is a part is not appropriate or available for the resale of the new notes acquired by it in the exchange offer and that the delivery of a prospectus is required, or that it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours.

        If we fail to comply with specified obligations under the exchange and registration rights agreement, we must pay liquidated damages to the holders of the notes. Due to the need to revise our financial statements for 2001 for the reasons set forth elsewhere in this prospectus, the registration statement, of which this prospectus forms a part, was not declared effective prior to July 23, 2003. Accordingly, we are required to pay the holders of the notes, as liquidated damages, an amount per annum equal to 0.50% of the aggregate principal amount of the notes for the period commencing July 23, 2003 until the date on which the registration statement was declared effective.

        By participating in the exchange offer, holders of the old notes will receive new notes that are freely tradeable and not subject to restrictions on transfer, subject to the exceptions described below under "Resale of New Notes".

Resale of New Notes

        We believe that the new notes issued in exchange for the old notes may be offered for resale, resold and otherwise transferred by any new note holder without compliance with the registration and prospectus delivery provisions of the Securities Act if the conditions set forth below are met. We base this belief solely on interpretations of the federal securities laws by the SEC set forth in several no-action letters issued to third parties unrelated to us. A no-action letter is a letter from the SEC responding to a request for its views as to whether a particular matter complies with the federal securities laws or whether the SEC would refer the matter to the SEC's enforcement division for action. We have not obtained, and do not intend to obtain, our own no-action letter from the SEC regarding the resale of the new notes. Instead, holders will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

  •
  the holder must acquire the new notes in the ordinary course of its business;

  •
  the holder must have no arrangements or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act; and

  •
  the holder must not be an "affiliate", as defined in Rule 405 of the Securities Act, of ours.

Each holder of old notes that wishes to exchange old notes for new notes in the exchange offer must represent to us that it satisfies all of the above listed conditions. Any holder who tenders in the exchange offer who does not satisfy all of the above listed conditions:

  •
  cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities must deliver a prospectus in connection with a resale of the new notes and provide us with a signed acknowledgement of this obligation. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any such resale of the new notes.

        Except as described in the prior paragraph, holders may not use this prospectus for an offer to resell, resale or other retransfer of new notes.

Terms of the Exchange

        Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to together in this prospectus as the "exchange offer", we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. The date of acceptance for exchange of the old notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date, unless extended as described in this prospectus. We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $150.0 million of new notes for a like principal amount of outstanding old notes tendered and accepted in connection with the exchange offer. The new notes issued in connection with the exchange offer will be delivered as soon as practicable following the exchange date. Holders may tender some or all of their old notes in connection with the exchange offer, but only in integral multiples of $1,000. The exchange offer is not conditioned upon any minimum amount of old notes being tendered for exchange.

        The terms of the new notes are identical in all material respects to the terms of the old notes, except that:

  •
  we have registered the new notes under the Securities Act and therefore these notes will not bear legends restricting their transfer; and

  •
  specified rights under the exchange and registration rights agreement, including the provisions providing for payment of liquidated damages in specified circumstances relating to the exchange offer, will be limited or eliminated.

        The new notes will evidence the same debt as the old notes. The new notes will be issued under the same indenture and entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $150.0 million in aggregate principal amount of the old notes were outstanding. Old notes accepted for exchange will be retired and cancelled and not reissued.

        In connection with the issuance of the old notes, we arranged for the old notes originally purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, or DTC, acting as depositary. Except as described under "Description of the New Notes—Form, Denomination, Transfer, Exchange and Book-Entry Procedures", we will issue the new notes in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC.

        Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

        We shall be considered to have accepted validly tendered old notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If we do not accept any tendered old notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these old notes, without expense, to the tendering holder promptly after the expiration date of the exchange offer.

        Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of old notes in connection with the exchange offer. We will pay all charges and expenses, other than the applicable taxes described in the section "Fees and Expenses" below, in connection with the exchange offer.

        If we successfully complete the exchange offer, any old notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of old notes after the exchange offer in general will not have further rights under the exchange and registration rights agreement, including registration rights and any rights to liquidated damages. Holders of the old notes wishing to transfer their old notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments

        The expiration date for the exchange offer is 5:00 p.m., New York City time, on                        , 2003. We may extend this expiration date in our sole discretion, but in no event to a date later than                        , 2003. If we so extend the expiration date, the term "expiration date" shall mean the latest date and time to which we extend the exchange offer.

        We reserve the right, in our reasonable discretion:

  •
  to delay accepting any old notes;

  •
  to extend the exchange offer;

  •
  to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied; or

  •
  to amend the terms of the exchange offer in any manner.

        We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of old notes of the amendment, and extend the offer to ensure that the offer remains open for at least five business days following the change.

        Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the New Notes

        Interest on the new notes will accrue at the rate of 9.75% per annum on the principal amount, payable semiannually in arrears on February 1 and August 1, commencing on August 1, 2003. In order to avoid duplicative payment of interest, all interest accrued on old notes that are accepted for exchange before August 1, 2003 will be superseded by the interest that is deemed to have accrued on the new notes from January 24, 2003 through the date of the exchange.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any old notes and we may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

  •
  the exchange offer, or the making of any exchange by a holder, violates, in our good faith determination, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

  •
  we have not obtained any governmental approval which we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

        The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time on or prior to the exchange date.

        If we determine in our reasonable discretion that any of the events listed above has occurred, we may, subject to applicable law:

  •
  refuse to accept any old notes and return all tendered old notes to the tendering holders;

  •
  extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes; or

  •
  waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn.

Any determination by us concerning the above events will be final and binding.

        In addition, we reserve the right in our sole discretion to:

  •
  purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

  •
  to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for Tendering

        Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the old notes may tender old notes in the exchange offer. To tender old notes in the exchange offer, holders of old notes that are DTC participants may follow the procedures for book-entry transfer as set forth below under "Book-Entry Transfer" and in the letter of transmittal.

        In addition, you must comply with one of the following:

  •
  the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC according to DTC's standard operating procedures for electronic tenders and a properly transmitted agent's message as described below; or

  •
  the exchange agent must receive any corresponding certificate or certificates representing old notes along with the letter of transmittal; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the old notes held by a holder are tendered, the tendering holder should fill in the amount of old notes being tendered in the specified box on the letter of transmittal. The entire amount of old notes delivered or transferred to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of old notes, the letter of transmittal and all other required documents or transmission of an agent's message, as described under "Book-Entry Transfer", to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration of the exchange offer. No letter of transmittal or old notes should be sent to us or DTC. Delivery of documents to DTC in accordance with its procedures will not constitute delivery to the exchange agent.

        Any beneficial holder whose old notes are registered in the name of his or its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

  •
  make appropriate arrangements to register ownership of the old notes in such holder's name; or

  •
  obtain a properly completed bond power from the registered holder.

        The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

        Signatures on a letter of transmittal or a notice of withdrawal, as described in "—Withdrawal of Tenders" below, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution", within the meaning of Rule 17Ad-15 under the Exchange Act, which we refer to in this prospectus as an "eligible institution", unless the old notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, the old notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the old notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the old notes. If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered old notes. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of old notes within a period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of old notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right, as set forth above under the caption "Conditions to the Exchange Offer," to terminate the exchange offer.

        By tendering, each holder represents to us, among other things, that:

  •
  the holder acquired new notes pursuant to the exchange offer in the ordinary course of its business;

  •
  the holder has no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act; and

  •
  the holder is not our "affiliate," as defined in Rule 405 under the Securities Act.

        If the holder is a broker-dealer which will receive new notes for its own account in exchange for old notes acquired by such broker-dealer as a result of market-making activities or other trading activities, such holder must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

Book-Entry Transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish an account with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system, including Euroclear and Clearsteam, may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered old notes will only be made after a timely confirmation of a book-entry transfer of the old notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering old notes that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described under "Resale of New Notes" above are true and correct.

Guaranteed Delivery Procedures

        The following guaranteed delivery procedures are intended for holders who wish to tender their old notes but:

  •
  their old notes are not immediately available;

  •
  the holders cannot deliver their old notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date; or

  •
  the holders cannot complete the procedure under DTC's standard operating procedures for electronic tenders before expiration of the exchange offer.

        The conditions that must be met to tender old notes through the guaranteed delivery procedures are as follows:

  •
  the tender must be made through an eligible institution;

  •
  before expiration of the exchange offer, the exchange agent must receive from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

  •
  setting forth the name and address of the holder, the certificate number or numbers of the old notes tendered and the principal amount of old notes tendered;

  •
  stating that the tender offer is being made by guaranteed delivery; and

    •
    guaranteeing that, within three business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the old notes tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent must receive the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Your tender of old notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under "Exchange Agent"; or

  •
  for DTC participants, holders must comply with DTC's standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes to be withdrawn;

  •
  be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

  •
  specify the name in which the old notes are to be re-registered, if different from that of the withdrawing holder.

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the applicable facility. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following the procedures described above under "Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

        We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offer. Holders should direct questions, requests for assistance and for additional copies of this prospectus, the letter of transmittal or notices of guaranteed delivery to the exchange agent addressed as follows:

By Hand or Overnight Courier:	By Facsimile Transmission:
U.S. Bank National Association Corporate Trust Services 180 East Fifth Street St. Paul, Minnesota 55101 Attention: Specialized Finance 4th Floor	U.S. Bank National Association Corporate Trust Services 180 East Fifth Street St. Paul, Minnesota 55101 Attention: Specialized Finance 4th Floor (651) 244-1537

        Delivery of a letter of transmittal to any address or facsimile number other than the one set forth above will not constitute a valid delivery.

Fees and Expenses

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will pay the exchange agent for its related reasonable out-of-pocket expenses, including accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however:

  •
  new notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes tendered; or

  •
  tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer;

then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failures to Properly Tender Old Notes in the Exchange

        We will issue the new notes in exchange for old notes under the exchange offer only after timely receipt by the exchange agent of the old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the old notes desiring to tender old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act. Upon completion of the exchange offer, specified rights under the exchange and registration rights agreement, including registration rights and any right to additional interest, will be either limited or eliminated.

        Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining old notes. Remaining old notes will continue to be subject to the following restrictions on transfer:

  •
  holders may resell old notes only if we register the old notes under the Securities Act, if an exemption from registration is available, or if the transaction requires neither registration under nor an exemption from the requirements of the Securities Act; and

  •
  the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

        We do not currently anticipate that we will register the remaining old notes under the Securities Act. To the extent that old notes are tendered and accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

DESCRIPTION OF THE NEW NOTES

General

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions". In this description, "Casella", "we" or "us" refers only to Casella Waste Systems, Inc. and not to any of its subsidiaries.

        We issued the old notes, and will issue the new notes, under an indenture, dated as of January 24, 2003, as supplemented and amended from time to time (the "Indenture"), among us, the Guarantors (as defined below) and U.S. Bank National Association, a national banking association, as trustee (the "Trustee"). The terms of the notes include those stated in the Indenture and those made part of that Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged pursuant to the exchange offer, except that the new notes are registered under the Securities Act and do not contain provisions for certain specified liquidated damages in connection with the failure to comply with the registration covenant. Accordingly, unless specifically stated to the contrary, the following description applies equally to the old notes and the new notes (which are sometimes referred to in this description collectively as "Notes").

        The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the indenture, because it, and not this description, defines your rights as holders of the notes. A copy of the form of indenture was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 24, 2003 and is available from us upon request. See also "Available Information".

        We are offering to exchange new notes in the aggregate principal amount of $150.0 million for old notes. The notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

Brief Description of the Notes and the Subsidiary Guarantees

        The Notes will be:

  •
  general unsecured obligations of Casella;

  •
  subordinated in right of payment to all existing and future Senior Debt of Casella;

  •
  equal in right of payment to all future unsecured Indebtedness of Casella that is subordinated in right of payment to any other Indebtedness of Casella;

  •
  senior in right of payment to any future Indebtedness of Casella that expressly provides that it is junior in right of payment to the Notes; and

  •
  unconditionally guaranteed by the Guarantors.

        The Notes will be guaranteed by each existing and future Restricted Subsidiary of Casella, other than any Foreign Subsidiary, our captive insurance subsidiary and certain inactive and insignificant Restricted Subsidiaries of Casella.

        The Subsidiary Guarantee by each Guarantor will be:

  •
  general unsecured obligations of such Guarantor;

  •
  subordinated in right of payment to all existing and future Senior Debt of such Guarantor;

  •
  equal in right of payment to all future unsecured Indebtedness of such Guarantor that is subordinated in right of payment to any other Indebtedness of such Guarantor; and

  •
  senior in right of payment to any future Indebtedness of such Guarantor that expressly provides that it is junior in right of payment to the Subsidiary Guarantee of such Guarantor.

        Assuming the offering of the old notes and the related transactions (including the initial borrowings under the Senior Credit Facility and the application of the net proceeds therefrom) had been completed on October 31, 2002, Casella and the Guarantors would have had total Senior Debt of approximately $158.7 million (not including outstanding letters of credit of approximately $44.8 million), and up to an additional $130.2 million of Senior Debt would have been available, subject to our meeting certain borrowing conditions, to be borrowed under the Senior Credit Facility. As indicated above and as discussed in detail below under the subheading "—Subordination," payments on the Notes and under the Subsidiary Guarantees will be subordinated to the payment of Senior Debt. The Indenture permits us and the Guarantors to incur additional Senior Debt.

        All of our wholly-owned subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture, but transactions between Casella and/or any of its Restricted Subsidiaries on the one hand and any of the Unrestricted Subsidiaries on the other hand will be subject to certain restrictive covenants.

        Our Unrestricted Subsidiaries, Foreign Subsidiaries, our captive insurance subsidiary and certain inactive and insignificant Restricted Subsidiaries will not guarantee the Notes. The Notes will be structurally subordinated to the Indebtedness and other obligations (including trade payables) of our Unrestricted Subsidiaries, Foreign Subsidiaries and our captive insurance subsidiary.

Principal, Maturity and Interest

        Casella issued $150.0 million of old notes on January 24, 2003. The Indenture provides for the issuance of additional Notes having identical terms and conditions to the Notes (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes and will vote on all matters with the Notes.

        Casella will issue Notes in denominations of $1,000 and integral multiples of $1,000.

        The Notes will mature on February 1, 2013.

        Interest on the Notes will accrue at the rate of 9.75% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 2003. Casella will make each interest payment to the Holders of record of the Notes on the immediately preceding January 15 and July 15. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to Casella, Casella will make all principal, premium, if any, and interest payments on those Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless Casella elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as Paying Agent and Registrar. Casella may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and Casella or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Casella may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Casella is not required to transfer or exchange any Note selected for redemption. Also, Casella is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

        The Guarantors will jointly and severally, fully and unconditionally, guarantee Casella's obligations under the Notes. The Subsidiary Guarantee of each Guarantor will be subordinated to the prior payment in full in cash or cash equivalents of all Senior Debt of that Guarantor to the same extent that the Notes are subordinated to Senior Debt of Casella. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Exchange Offer and the Notes—A court could void our subsidiaries' guarantees of the notes under fraudulent transfer laws."

        The Subsidiary Guarantee of a Guarantor will be released:

  •
  upon the sale or other disposition (including by way of merger or consolidation), to any Person that is not an Affiliate of Casella, of all of the Capital Stock of that Guarantor held by Casella or any of its Restricted Subsidiaries or of all or substantially all of the assets of that Guarantor; provided that such sale or other disposition is made in accordance with the Indenture and, if Casella or any of its Restricted Subsidiaries intends to comply with the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales" by purchasing Replacement Assets, Casella delivers to the Trustee a written agreement that it will do so within the time frame set forth in the provisions of the Indenture described under the caption "—Repurchase at the Option of Holders—Asset Sales"; or

  •
  if Casella designates such Guarantor as an Unrestricted Subsidiary in accordance with the Indenture.

Subordination

        The payment of all Obligations on or relating to the Notes is subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Obligations on Senior Debt of Casella (including all Obligations with respect to the Senior Credit Facility, whether outstanding on the Issue Date or thereafter incurred). Notwithstanding the foregoing, payments and distributions made from the trust established pursuant to the provisions described under "—Legal Defeasance and Covenant Defeasance" shall not be so subordinated in right of payment so long as the payments into the trust were made in accordance with the requirements described under "—Legal Defeasance and Covenant Defeasance" and did not violate the subordination provisions when they were made.

        The holders of Senior Debt will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of Senior Debt before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes (other than payments or distributions of Permitted Junior Securities) in the event of any distribution to creditors of Casella:

  (1)
  in a total or partial liquidation, dissolution or winding up of Casella;

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Casella or its assets;

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshalling of Casella's assets and liabilities.

        Casella also may not make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Notes or acquire any Notes for cash or assets or otherwise, other than payments or distributions of Permitted Junior Securities and payments and distributions made from the trust established pursuant to the provisions described under "—Legal Defeasance and Covenant Defeasance" so long as the payments into the trust were made in accordance with the requirements described under "—Legal Defeasance and Covenant Defeasance" and did not violate the subordination provisions when they were made, if:

  (1)
  a payment default on any Senior Debt occurs and is continuing beyond the applicable grace period, if any; or

  (2)
  any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

        Payments on and distributions with respect to any Obligations on, or with respect to, the Notes may and shall be resumed:

  (1)
  in the case of a payment default, upon the date on which all payment defaults are cured or waived; and

  (2)
  in case of a nonpayment default, the earliest of (x) the date on which all such nonpayment defaults are cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received or (z) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

        No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

        No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of delivery of such initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

        Casella must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

        As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Casella, Holders of the Notes may recover less ratably than creditors of Casella who are holders of Senior Debt. See "Risk Factors—Risks Related to the Exchange Offer and the Notes—The new notes will be unsecured and subordinated to our senior debt."

Optional Redemption

        Prior to February 1, 2006, Casella may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to

109.75% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that

  •
  at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after such redemption (excluding Notes held by Casella or any of its Subsidiaries); and

  •
  the redemption must occur within 90 days after the closing of such Public Equity Offering (disregarding the date of closing of any over-allotment option with respect thereto).

        Except pursuant to the preceding paragraph, the Notes will not be redeemable at Casella's option prior to February 1, 2008.

        On or after February 1, 2008, Casella may redeem some or all of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year	Percentage
2008	104.875%
2009	103.250%
2010	101.625%
2011 and thereafter	100.000%

        Casella may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Indenture.

  Selection and Notice

        If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

  •
  if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  •
  if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

provided that, in the case of such redemption pursuant to the first paragraph under "—Optional Redemption" or with Net Proceeds from an Asset Sale pursuant to the provisions of the Indenture described in clause (3) of the second paragraph under the caption "—Repurchase at the Option of Holders—Asset Sales," the Trustee will select the Notes on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company).

        No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each Holder of Notes will have the right to require Casella to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer (the "Change of Control Offer"). In the Change of Control Offer, Casella will offer to pay an amount in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, Casella will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the "Change of Control Payment Date") specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

        On or before the Change of Control Payment Date, Casella will, to the extent lawful:

  •
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  •
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Casella.

        The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Casella will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. Casella will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Payment Date.

        Casella will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Casella and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        Notwithstanding the foregoing, Casella shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until the consummation of the Change of Control and must permit Holders to withdraw any tenders of Notes made into the Alternate Offer until the final expiration or consummation thereof.

        Casella will comply, and will cause any third party making a Change of Control Offer or an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer or an Alternate Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control Offer, Casella will not be deemed to have breached its obligations under the Indenture by virtue of complying with such laws or regulations.

        The occurrence of a Change of Control would constitute an event of default under Casella's Senior Credit Facility. In addition, the Senior Credit Facility prohibits, and the agreements governing any future Senior Debt may prohibit, Casella from purchasing any Notes, and may also provide that certain change of control events with respect to Casella would constitute a default under such agreements. In the event a Change of Control occurs at a time when Casella is prohibited from purchasing Notes, Casella could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Casella does not obtain such a consent or repay such borrowings, Casella will remain prohibited from purchasing Notes. In such case, Casella's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Casella and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require Casella to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Casella and its Subsidiaries taken as a whole may be uncertain.

        The provisions described above that require Casella to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that Casella repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  Asset Sales

        Casella will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  •
  Casella or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued, sold or otherwise disposed of;

  •
  such fair market value, if in excess of $5.0 million, is determined in good faith by Casella's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

  •
  at least 75% of the consideration therefor received by Casella or such Restricted Subsidiary is in the form of cash or Cash Equivalents and is received at the time of such Asset Sale. For purposes of this provision, each of the following shall be deemed to be cash:

  (a)
  the amount of any liabilities shown on Casella's or such Restricted Subsidiary's most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by another Person and from which Casella and its Restricted Subsidiaries are released from further liability; and

    (b)
    any securities, notes or other obligations received by Casella or any such Restricted Subsidiary from such transferee that are promptly (subject to ordinary settlement periods) converted by Casella or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Casella may apply such Net Proceeds at its option:

  (1)
  to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to permanently reduce a corresponding amount of commitments with respect thereto;

  (2)
  to make an investment in or expenditures for assets (excluding securities other than Capital Stock of any Person that (A) is or becomes a Guarantor or (B) is merged, consolidated or amalgamated with or into, or transfers all or substantially all of its assets to, or is liquidated into, Casella or any Guarantor) that replace the assets that were the subject of the Asset Sale or that will be used in the Permitted Business ("Replacement Assets"); and/or

  (3)
  to redeem Notes pursuant to any of the provisions of the Indenture described under the caption "—Optional Redemption."

Pending the final application of any such Net Proceeds, Casella may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Casella will make an offer to

  •
  all Holders of Notes and

  •
  all holders of other Indebtedness that ranks pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase (an "Asset Sale Offer") the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price for Notes in any Asset Sale Offer will be equal to 100% of the principal amount of Notes purchased, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, Casella shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Accordingly, if any Excess Proceeds remain after consummation of an Asset Sale Offer, Casella may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture.

        When any non-cash consideration received by Casella or any of its Restricted Subsidiaries in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash or Cash Equivalents, such cash and Cash Equivalents must be applied in accordance with this covenant.

        Casella will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of the Indenture relating to an Asset Sale Offer, Casella will not be deemed to have breached its obligations under the Indenture by virtue of complying with such laws or regulations.

        The Senior Credit Facility currently prohibits Casella from purchasing any Notes. In addition, the agreements governing any future Senior Debt may prohibit Casella from purchasing any Notes. In the event the Indenture requires Casella to make an Asset Sale Offer at a time when Casella is prohibited from purchasing Notes, Casella could seek the consent of its senior lenders to the purchase of Notes, use the proceeds of the Asset Sale to pay down such Senior Debt, or attempt to refinance the borrowings that contain such prohibitions. If Casella does not obtain such consents or repay or refinance such borrowings, Casella would remain prohibited from purchasing Notes. In such case, Casella's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indenture.

  Restricted Payments

        Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (i)
  declare or pay any dividend or make any other payment or distribution on account of Casella's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Casella or any of its Restricted Subsidiaries) or to the direct or indirect holders of Casella's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable solely in Qualified Capital Stock or dividends or distributions payable to Casella or any of its Restricted Subsidiaries);

  (ii)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Casella or any of its Restricted Subsidiaries) any Equity Interests of Casella or any direct or indirect parent of Casella or any Restricted Subsidiary of Casella (other than any such Equity Interests owned by Casella or any of its Restricted Subsidiaries);

  (iii)
  make any payment on or with respect to, or purchase, redeem, prepay, decrease, defease or otherwise acquire or retire for value, any Indebtedness that is expressly subordinated in right of payment to the Notes or any Subsidiary Guarantee, except (x) any payment of interest or principal at the Stated Maturity thereof, (y) any payment made with Qualified Capital Stock and (z) any payment made to Casella or any of its Restricted Subsidiaries; or

  (iv)
  make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default has occurred and is continuing or would occur as a consequence thereof;

  (2)
  Casella would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Casella and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) (only to the extent payable to Casella or any of its Restricted Subsidiaries), (5), (7) and (8) of the next succeeding paragraph), is less than the sum (the "Basket"), without duplication, of

  (a)
  50% of the Consolidated Net Income of Casella for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Casella's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

    (b)
    100% of the aggregate net cash proceeds received by Casella since the Issue Date from the issuance and sale of Qualified Capital Stock or from the issuance and sale of convertible or exchangeable Disqualified Capital Stock or Indebtedness of Casella or any of its Restricted Subsidiaries that has been converted into or exchanged for Qualified Capital Stock (other than any issuance and sale to a Subsidiary of Casella), less the amount of any cash, or the fair market value of any other assets, distributed by Casella or any of its Restricted Subsidiaries upon such conversion or exchange (other than to Casella or any of its Restricted Subsidiaries), plus

    (c)
    to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (a) above, 100% of (x) any amount received in cash by Casella or any of its Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, and (y) the aggregate net cash proceeds received by Casella or any of its Restricted Subsidiaries upon the sale or other disposition of, the investee (other than an Unrestricted Subsidiary of Casella) of any Investment made by Casella and its Restricted Subsidiaries since the Issue Date; provided that the foregoing sum shall not exceed, in the case of any investee, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by Casella or any of its Restricted Subsidiaries in such investee subsequent to the Issue Date; plus

    (d)
    to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (a) above, 100% of (x) any amount received in cash by Casella or any of its Restricted Subsidiaries as dividends, distributions or return of capital from, or payment of interest or principal on any loan or advance to, or upon the sale or other disposition of the Capital Stock of, an Unrestricted Subsidiary of Casella and (y) the fair market value of the net assets of an Unrestricted Subsidiary of Casella, at the time such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or is liquidated into, Casella or any of its Restricted Subsidiaries, multiplied by Casella's proportionate interest in such Subsidiary; provided that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by Casella or any of its Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to the Issue Date; plus

    (e)
    to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (a) above, 100% of the amount of any Investment made (and treated as a Restricted Payment) since the Issue Date in a Person that subsequently becomes a Restricted Subsidiary of Casella.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of (a) any Indebtedness of Casella or any Guarantor that is expressly subordinated in right of payment to the Notes or any Subsidiary Guarantee or (b) any Equity Interests of Casella or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of Casella) of, Qualified Capital Stock; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall not increase the Basket;

  (3)
  the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of Casella or any Guarantor which is expressly subordinated in right of payment to the Notes or any Subsidiary Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or other distribution of earnings and profits by a Restricted Subsidiary of Casella to the holders of all of its Equity Interests on a pro rata basis or to the holders of the Equity Interests of GreenFiber in accordance with the terms of the limited liability company agreement governing GreenFiber, as in effect at the time of such payment;

  (5)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

  (6)
  as long as no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase or other acquisition of Equity Interests constituting restricted stock repurchased from an employee of Casella or any of its Restricted Subsidiaries in connection with the termination of employment of such employee, in an amount not to exceed the net cash proceeds received from such terminated employee upon issuance of such Equity Interests;

  (7)
  (i) the redemption in cash on or after August 11, 2007 of the shares of Series A Redeemable Convertible Preferred Stock outstanding on the date hereof pursuant to the mandatory redemption provisions of the Series A Convertible Preferred Stock and (ii) the payment of dividends on the Series A Redeemable Convertible Preferred Stock by the increase, at or after the relevant dividend payment dates, in the liquidation preference thereof equal to the amount of such dividends; and

  (8)
  Restricted Payments not to exceed $5.0 million in the aggregate since the Issue Date.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Casella or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities having a fair market value in excess of $5.0 million that are required to be valued by this covenant shall be determined in good faith by the Board of Directors, whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, Casella shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

        In determining whether any Restricted Payment is permitted by the foregoing covenant, Casella may allocate or reallocate all or any portion of such Restricted Payment between clauses (6) and (8) of the second paragraph of this "—Restricted Payments" covenant or between such clauses and the Basket; provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under such provisions.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        On or after the date of the Indenture (i) Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and (ii) Casella will not issue any Disqualified Capital Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided that Casella or any Guarantor may incur Indebtedness (including Acquired Debt), and Casella may issue Disqualified Capital Stock, if the Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.0 (this proviso, the "Coverage Ratio Exception").

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  Indebtedness and letters of credit under the Senior Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Casella and its Restricted Subsidiaries thereunder) in an aggregate principal amount not to exceed $375.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Casella or any of its Subsidiaries since the date of the Indenture to repay Indebtedness under the Senior Credit Facility pursuant to clause (1) of the second paragraph under "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  the Notes issued on the Issue Date, the Exchange Notes and the Subsidiary Guarantees thereof;

  (3)
  Capital Lease Obligations and Purchase Money Obligations, and Permitted Refinancing Indebtedness thereof, in an aggregate amount not to exceed $10.0 million at any time outstanding;

  (4)
  Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, (x) Existing Indebtedness or (y) Indebtedness incurred under the Coverage Ratio Exception or clause (2) of this paragraph or this clause (4);

  (5)
  Indebtedness owed by Casella or any of its Restricted Subsidiaries to Casella or any of its Restricted Subsidiaries; provided that:

  (a)
  if Casella or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of Casella, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

  (b)
  (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Casella or a Wholly Owned Restricted Subsidiary thereof and (y) any sale or other transfer of any such Indebtedness to a Person that is not either Casella or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Casella or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

  (6)
  Hedging Obligations with respect to (a) interest rates on any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (b) foreign currency exchange rates, (c) prices of recycled paper, fiber, aluminum, tin, glass, rubber, plastics or other recycled products or (d) the price of fuel required for the operations of the businesses of Casella and its Restricted Subsidiaries; provided that (i) any such Hedging Obligation of the type described in clauses (b) through (d) will be permitted by this clause (6) only if it was entered into to protect Casella and its Restricted Subsidiaries from fluctuations in foreign currency exchange rates, the prices of recycled paper, fiber, aluminum, tin, glass, rubber, plastics or other recycled products or fuel covered by such agreements, as applicable, and not for speculative purposes, (ii) in the case of Hedging Obligations of the type described in clause (a) above, any such Hedging Obligations will be permitted by this clause (6) only to the extent the notional principal amount of such Hedging Obligations, when incurred, does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate and (iii) in the case of Hedging Obligations of the type described in clause (b) above, such Hedging Obligations do not increase the Indebtedness of Casella and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (7)
  obligations in the ordinary course of business in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion bonds and bid guarantees with respect to the assets or business of Casella or any of its Restricted Subsidiaries;

  (8)
  (x) the Guarantee by Casella or any Guarantor of Indebtedness of Casella or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is permitted to be incurred by another provision of the Indenture;

  (9)
  indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of Casella or any of its Restricted Subsidiaries or Capital Stock of any of its Restricted Subsidiaries; provided that the maximum aggregate liability in respect of all of such obligations outstanding under this clause (9) shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Casella and its Restricted Subsidiaries in connection with such dispositions;

  (10)
  Acquired Debt incurred by the debtor prior to the time that the debtor thereunder was acquired by or merged into Casella or any of its Subsidiaries, or prior to the time that the related asset was acquired by Casella or any of its Subsidiaries, and was not incurred in connection with, or in contemplation of, such acquisition or merger, and Permitted Refinancing Indebtedness thereof, in an aggregate amount not to exceed $10.0 million at any time outstanding;

  (11)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided that such Indebtedness is extinguished within five business days of incurrence; and

  (12)
  additional Indebtedness in an aggregate amount not to exceed $10.0 million at any time outstanding.

        Notwithstanding any other provision in this covenant, the maximum amount of Indebtedness that Casella or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded as a result of fluctuations in exchange rates of currencies. The outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any

Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded, so long as the obligor is permitted to incur such obligation. For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the Coverage Ratio Exception, Casella will be permitted to divide and classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant (provided that all Indebtedness outstanding under the Senior Credit Facility on the Issue Date shall be deemed to have been incurred pursuant to clause (1) above).

  No Senior Subordinated Debt

        Casella will not, directly or indirectly, incur any Indebtedness that is, or purports to be, subordinate or junior in right of payment to any Senior Debt of Casella and senior in any respect in right of payment to the Notes. No Guarantor will, directly or indirectly, incur any Indebtedness that is, or purports to be, subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee. For purposes hereof, unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness solely because it is unsecured, and Indebtedness that is not Guaranteed by a particular Person shall not be deemed to be subordinate or junior to Indebtedness solely because it is not so Guaranteed.

  Liens

        Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such is no longer secured by a Lien; provided that if such obligation is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such obligation shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior obligation shall have with respect to the Notes and the Subsidiary Guarantees.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on or in respect of its Equity Interests to Casella or any of Casella's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Casella or any of Casella's Restricted Subsidiaries;

  (2)
  make loans or advances to Casella or any of Casella's Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to Casella or any of Casella's Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  the Senior Credit Facility or any Existing Indebtedness, in each case, as in effect on the date of the Indenture and any amendments or refinancings thereof; provided that such amendments or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other restrictions than those contained in the Senior Credit Facility or such Existing Indebtedness, as in effect on the date of the Indenture;

  (2)
  the Indenture and the Notes;

  (3)
  applicable law, rule, regulation or order of any governmental authority;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by Casella or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

  (5)
  customary non-assignment provisions (and sublease restrictions) in leases entered into in the ordinary course of business and consistent with past practices;

  (6)
  Purchase Money Obligations that impose restrictions only on the property acquired of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition; provided that such sale or disposition is made in compliance with the provisions of the Indenture described under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (8)
  Permitted Refinancing Indebtedness; provided that such dividend and other restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "—Liens" that limit the right of Casella or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

  (10)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  customary restrictions on cash or other deposits or net worth imposed by customers or government authorities under contracts or other agreements entered into in the ordinary course of business; and

  (12)
  any agreement relating to a Sale and Leaseback Transaction or Capital Lease Obligation, in each case, otherwise permitted by the Indenture, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a Sale and Leaseback Transaction or capital lease.

  Transactions with Affiliates

        Casella will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to Casella or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Casella or such Restricted Subsidiary with an unrelated Person; and

  (2)
  Casella delivers to the Trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of Casella set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Disinterested Directors of Casella, if there are any such Disinterested Directors; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, or in excess of $2.0 million if such transaction has not been approved by a majority of the Disinterested Directors or if at such time there are no Disinterested Directors, an opinion as to the fairness of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  transactions exclusively between or among Casella and/or one or more of its Restricted Subsidiaries; provided, in each case, such transaction is not otherwise prohibited by the Indenture and that no Affiliate of Casella (other than a Restricted Subsidiary) owns any Equity Interests in any Restricted Subsidiary that is a party to such transaction;

  (2)
  any agreement in effect on the Issue Date as in effect on the Issue Date or as thereafter amended in a manner which is, taken as a whole, in the good faith judgment of the Board of Directors of Casella not materially less favorable to Casella or such Restricted Subsidiary than the original agreement as in effect on the Issue Date;

  (3)
  any employment, compensation, benefit or indemnity agreements, arrangements or plans in respect of any officer, director, employee or consultant of Casella or any of its Restricted Subsidiaries entered into in the ordinary course of business and approved by the Board of Directors of Casella;

  (4)
  loans and advances permitted by clause (6) of the definition of "Permitted Investments";

  (5)
  transactions between Casella or any of its Restricted Subsidiaries and GreenFiber; provided, in each case, that (i) such transaction (a) is on terms that are no less favorable to Casella or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Casella or such Restricted Subsidiary with an unrelated Person and (b) is not otherwise prohibited by the Indenture and (ii) that no Affiliate of Casella (other than a Restricted Subsidiary) owns any Equity Interests in any Person that is a party to such transaction;

  (6)
  the issuance and sale of Qualified Capital Stock; and

  (7)
  Restricted Payments (other than Investments) that are permitted by the provisions of the Indenture described under the caption "—Restricted Payments."

  Additional Subsidiary Guarantees

        If Casella or any of its Restricted Subsidiaries transfers, acquires or creates another Restricted Subsidiary (other than any Foreign Subsidiary) after the date of the Indenture or transfers or causes to be transferred, in any one transaction or a series of related transactions, any assets in excess of $1,000 to any Restricted Subsidiary (other than a Foreign Subsidiary or our captive insurance subsidiary) that is not a Guarantor, or designates any Unrestricted Subsidiary (other than a Foreign Subsidiary) as a Restricted Subsidiary, then that newly acquired, created, capitalized or designated Restricted Subsidiary must become a Guarantor and shall, within ten business days of the date on which it was so acquired, created, capitalized or designated:

  •
  execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Casella's obligations under the Notes and the Indenture on the terms set forth in the Indenture and

  •
  deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

        Notwithstanding the preceding paragraph, any Subsidiary Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "—Subsidiary Guarantees." The form of the Subsidiary Guarantee will be attached as an exhibit to the Indenture.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Casella may designate (a "Designation") any Restricted Subsidiary to be an Unrestricted Subsidiary if such Designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Casella and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or for Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such Designation in accordance with the provisions of the second to last paragraph under "—Restricted Payments." Such Designation will be permitted only if such Investment would be a Permitted Investment or otherwise would at the time of such Designation not be prohibited under provisions of the Indenture described under the caption "—Restricted Payments."

        The Board of Directors of Casella may revoke any Designation of a Subsidiary of Casella as an Unrestricted Subsidiary (a "Revocation"); provided that

  (a)
  no Default exists at the time of or after giving effect to such Revocation; and

  (b)
  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of the Indenture.

        Any such Designation or Revocation by the Board of Directors of Casella after the Issue Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of Casella giving effect to such Designation or Revocation and an Officers' Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

  Sale and Leaseback Transactions

        Casella will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that Casella or any Restricted Subsidiary of Casella that is a Guarantor may enter into a Sale and Leaseback Transaction if:

  (1)
  Casella or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens";

  (2)
  the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the assets that are the subject of such Sale and Leaseback Transaction; and

  (3)
  the transfer of assets in such Sale and Leaseback Transaction is permitted by, and Casella applies the proceeds of such transaction in compliance with, the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Asset Sales" (unless the sale of such assets would not constitute an Asset Sale under the definition of "Asset Sale").

  Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

        Casella will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Casella to any Person (other than Casella or a Wholly Owned Restricted Subsidiary of Casella), unless the transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Asset Sales." In addition, Casella will not permit any of its Wholly Owned Restricted Subsidiaries to issue any of their Equity Interests (other than, if necessary, shares of their Capital Stock constituting directors' qualifying shares) to any Person other than Casella or a Wholly Owned Restricted Subsidiary of Casella. This covenant will not apply with respect to the Equity Interests of GreenFiber or any of its Subsidiaries or its direct parent if or when GreenFiber becomes a Wholly Owned Restricted Subsidiary of Casella.

  Business Activities

        Casella will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

  Payments for Consent

        Casella will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

  Reports

        Whether or not required by the SEC, so long as any Notes are outstanding, Casella will furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Casella were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Casella's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Casella were required to file such reports.

        If Casella has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Casella and its Restricted Subsidiaries separate from the financial condition and results of operations of Casella's Unrestricted Subsidiaries.

        In addition, whether or not required by the SEC, Casella will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

  Merger, Consolidation, or Sale of Assets

        (a)   Casella may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Casella is the surviving corporation); or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of Casella's properties or assets (determined on a consolidated basis for Casella and its Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

  (1)
  either: (A) Casella is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than Casella) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (the "Surviving Person") is a corporation organized under the laws of the United States, any State thereof or the District of Columbia;

  (2)
  the Surviving Person assumes all the obligations of Casella under the Notes, the Indenture and the Exchange and Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

  (4)
  Casella or the Surviving Person:

  (x)
  will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Casella immediately preceding the transaction; and

  (y)
  will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

The foregoing clauses (3) and (4) shall not apply to (a) a merger or consolidation of any Restricted Subsidiary with or into Casella or (b) a transaction solely for the purpose of and with the effect of reincorporating Casella in another jurisdiction and/or forming a holding company to hold all of the Capital Stock of Casella or forming an intermediate holding company to hold all of the Capital Stock of Casella's Subsidiaries.

        In the event of any transaction described in and complying with the conditions listed in the preceding paragraph in which Casella is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Casella and Casella will be discharged from all obligations and covenants under the Indenture and the Notes.

        (b)   No Guarantor may, and Casella will not cause or permit any Guarantor to, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

  (1)
  immediately after such transaction, no Default exists (including, without limitation, after giving effect to any Indebtedness or Liens incurred, assumed or granted in connection with or in respect of such transaction); and

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under its Subsidiary Guarantee, the Indenture and the Exchange and Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee.

The requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Guarantor with or into Casella or any other Guarantor so long as Casella or a Guarantor survives such consolidation or merger or (y) the sale by consolidation or merger of a Guarantor, which sale is covered by and complies with the provisions of the Indenture described under "—Repurchase at the Option of Holders—Asset Sales."

        (c)   Casella will deliver to the Trustee prior to the consummation of each proposed transaction an Officers' Certificate certifying that the conditions set forth above are satisfied and an Opinion of Counsel, which opinion may contain customary exceptions and qualifications, that the proposed transaction and the supplemental indenture, if any, comply with the Indenture.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for a continued period of 30 days in the payment when due of interest on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

  (2)
  default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

  (3)
  failure by Casella or any of its Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control" or "—Repurchase at the Option of Holders—Asset Sales";

  (4)
  failure by Casella or any of its Restricted Subsidiaries to comply with any of the other agreements or covenants in the Indenture or the Notes for 60 days after delivery of written notice of such failure to comply by the Trustee or Holders of not less than 25% of the principal amount of the Notes then outstanding;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness whether such Indebtedness now exists or is created after the date of the Indenture, if that default:

  (a)
  is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

  (6)
  failure by Casella or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the Indenture, any Subsidiary Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

  (8)
  a court having jurisdiction in the premises enters (a) a decree or order for relief in respect of Casella or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging Casella or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Casella or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Casella or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order of the type in clause (a) or (b) above remains unstayed and in effect for a period of 60 consecutive days; or

  (9)
  Casella or any of its Significant Subsidiaries:

  (a)
  commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

  (b)
  consents to the entry of a decree or order for relief in respect of Casella or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Casella or any of its Significant Subsidiaries; or

  (c)
  files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

  (d)
  consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Casella or any of its Significant Subsidiaries or of any substantial part of its property; or

  (e)
  makes an assignment for the benefit of creditors; or

  (f)
  admits in writing its inability to pay its debts generally as they become due.

        In the case of an Event of Default under clause (8) or (9) with respect to Casella or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

        The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal or premium of, the Notes.

        Casella is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default, Casella is required to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Casella or any Guarantor, as such, shall have any liability for any obligations of Casella or the Guarantors under the Notes, the Indenture, the Guarantors' Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Casella may, at its option and at any time, elect to have all of its Obligations discharged with respect to the outstanding Notes and all Obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

  (2)
  Casella's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and Casella's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, Casella may, at its option and at any time, elect to have the obligations of Casella and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  Casella must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Casella must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, Casella shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Casella has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Casella shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit), or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; provided that such Legal Defeasance or Covenant Defeasance, as the case may be, shall be deemed to have occurred on the date of such deposit, subject to an Event of Default from bankruptcy or insolvency within such 91-day period;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Casella or any of its Restricted Subsidiaries is a party or by which Casella or any of its Restricted Subsidiaries is bound;

  (6)
  Casella must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Casella with the intent of preferring the Holders of Notes over the other creditors of Casella with the intent of defeating, hindering, delaying or defrauding creditors of Casella or others; and

  (7)
  Casella must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Casella and the Guarantors, when authorized by board resolutions, and the Trustee may enter into one or more supplemental indentures to amend the Indenture or the Notes with the written consent of Holders of a majority of the principal amount of the then outstanding Notes. The Holders of a majority in principal amount of then outstanding Notes may waive any existing Default or compliance with any provision of the Indenture or the Notes without prior notice to any holder of Notes.

        Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change or have the effect of changing the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any Note;

  (4)
  waive an uncured Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any Note payable in money other than that stated in the Notes;

  (6)
  impair or affect the right of any Holder of Notes to receive payment of principal of and interest on the Notes on or after the due dates therefor or to institute suit for payment for the enforcement of any such payment on or after the due dates therefor, or make any changes in the provisions of the Indenture permitting Holders of a majority in principal amount of Notes to waive any past Default and its consequences;

  (7)
  waive a redemption payment with respect to any Note (other than a payment required by one of the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders," subject to clause (9) below);

  (8)
  release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture;

  (9)
  in the event that a Change of Control has occurred or an Asset Sale has been consummated, amend, change or modify in any material respect the obligation of Casella to make and consummate a Change of Control Offer or make and consummate an Asset Sale Offer with respect to such Change of Control or Asset Sale;

  (10)
  make any change to the provisions of the Indenture relating to subordination (including the related definitions) that adversely affects the rights of the Holders of the Notes; or

  (11)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the foregoing, without the consent of any Holder of Notes, Casella and the Trustee may amend or supplement the Indenture or the Notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption of Casella's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Casella's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder; or

  (5)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        The consent of Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment; it is sufficient if such consent approves the substance of the proposed amendment.

        No amendment of, or supplement or waiver to, the Indenture shall adversely affect the rights of any holder of Senior Debt under the subordination provisions of the Indenture without the consent of such holder or its Representative.

Governing Law

        The Indenture, the Notes and the Subsidiary Guarantees will be governed by the laws of the State of New York.

Concerning the Trustee

        If the Trustee becomes a creditor of Casella or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person or which is assumed by such specified Person at the time such specified Person acquires the assets of such other Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or selling its assets to, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

        "asset" means any asset or property, whether real, personal or other, tangible or intangible.

        "Asset Sale" means:

  (a)
  the sale, lease, conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business consistent with past practices (such inventory to include solid waste, recyclables and other by-products of the wastestream collected by Casella and its Restricted Subsidiaries and sold to, or disposed of with, third parties in the ordinary course of business consistent with past practices); and

  (b)
  the issuance of Equity Interests by any of Casella's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries or the sale of Equity Interests held by Casella or its Restricted Subsidiaries in any of its Unrestricted Subsidiaries.

        Notwithstanding the preceding, the following shall not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that (x) involves assets having a fair market value of less than $5.0 million or (y) results in net proceeds to Casella and its Restricted Subsidiaries of less than $5.0 million;

  (2)
  a transfer of assets between or among Casella and/or one or more of its Wholly Owned Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by, or a transfer of Equity Interests in, a Wholly Owned Restricted Subsidiary to Casella or to another Wholly Owned Restricted Subsidiary;

  (4)
  the sale, lease, conveyance or other disposition of the assets or Equity Interests of the Specified Assets for fair market value thereof; provided that the aggregate net proceeds thereof are used as provided in clause (1), (2) or (3) of the second paragraph under "—Repurchase at the Option of Holders—Asset Sales" or to fund working capital of Casella and its Restricted Subsidiaries;

  (5)
  disposals or replacements in the ordinary course of business of equipment that has become worn-out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Casella and its Restricted Subsidiaries;

  (6)
  the sale or disposition of cash or Cash Equivalents;

  (7)
  the release, surrender or waiver of contract, tort or other claims of any kind as a result of the settlement of any litigation or threatened litigation;

  (8)
  the granting or existence of Liens (and foreclosure thereon) not prohibited by the Indenture; and

  (9)
  a Restricted Payment or a Permitted Investment that is not prohibited by the covenant described above under the caption "—Restricted Payments."

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Basket" has the meaning ascribed to such term in clause (3) of the first paragraph of the "Restricted Payments" covenant.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

        "Board of Directors" means (1) in the case of a corporation, the board of directors and (2) in all other cases, a body performing substantially similar functions as a board of directors.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  a marketable obligation, maturing within one year after issuance thereof, issued, guaranteed or insured by the government of the United States of America or an instrumentality or agency thereof;

  (2)
  demand deposits, certificates of deposit, eurodollar time deposits, banker's acceptances, in each case, maturing within one year after issuance thereof, and overnight bank deposits, in each case, issued by any lender under the Credit Agreement, or a U.S. national or state bank or trust company or a European, Canadian or Japanese bank having capital, surplus and undivided profits of at least $500.0 million and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33 1/3% of all Investments described in this definition);

  (3)
  open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P or P-2 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency;

  (4)
  repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; and

  (5)
  shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's or any other mutual fund at least 95% of the assets of which consist of the type specified in clauses (1) through (4) above.

        "Change of Control" means the occurrence of any of the following:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holder, is or becomes the Beneficial Owner, directly or indirectly, of securities representing 35% or more of the voting power of all Voting Stock of Casella; or

  (2)
  Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors of Casella; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Casella and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holder; or

  (4)
  Casella consolidates with, or merges with or into, any Person other than the Permitted Holder, or any Person other than the Permitted Holder consolidates with, or merges with or into, Casella, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Casella is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Casella outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person or the parent of such surviving or transferee Person representing a majority of the voting power of all Voting Stock of such surviving or transferee Person or the parent of such surviving or transferee Person immediately after giving effect to such issuance; or

  (5)
  the adoption by the stockholders of Casella of a plan or proposal for the liquidation or dissolution of Casella.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

  (1)
  Consolidated Net Income, and

  (2)
  to the extent Consolidated Net Income has been reduced thereby,

  •
  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or income taxes attributable to Asset Sales and other sales or dispositions outside the ordinary course of business to the extent that gains or losses from such transactions have been excluded from the computation of Consolidated Net Income),

  •
  Consolidated Interest Expense, and

    •
    Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period (except to the extent such non-cash item increasing Consolidated Net Income relates to a cash benefit for any future period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (x) Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "Four Quarter Period") ending on or prior to the Transaction Date to (y) Consolidated Fixed Charges of such Person for the Four Quarter Period.

        For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence, repayment or redemption of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence, repayment or redemption of other Indebtedness, other than the incurrence, repayment or redemption of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence, repayment or redemption, as the case may be, occurred on the first day of the Four Quarter Period.

        In addition, Investments (including any Designation of Unrestricted Subsidiaries), Revocations, acquisitions, dispositions, mergers and consolidations that have been made by Casella or any of its Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, Revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any associated Consolidated Fixed Charges, and the change in Consolidated EBITDA, resulting therefrom) had occurred on the first day of the Four Quarter Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into Casella or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, Revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, Revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

        If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a Person other than Casella or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such Guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such Guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

  (2)
  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

  (3)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

  (1)
  Consolidated Interest Expense, plus

  (2)
  the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period (provided that dividends paid by the increase in liquidation preference, or the issuance, of Disqualified Capital Stock shall be valued at the amount of such increase in liquidation preference or the value of the liquidation preference of such issuance, as applicable).

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication,

  (1)
  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation,

  •
  any amortization of debt discount and amortization or write-off of deferred financing costs, excluding (x) the write-off of deferred financing costs as a result of the prepayments of Indebtedness on the Issue Date described in this offering circular and (y) the amortization of deferred financing costs recorded as of the Issue Date in connection with the Notes and the Senior Credit Facility;

  •
  the net costs under Hedging Obligations, excluding the cost of terminating interest rate swaps in connection with the prepayments of Indebtedness on the Issue Date described in this offering circular;

  •
  all capitalized interest; and

  •
  the interest portion of any deferred payment obligation;

  (2)
  the interest component of Capital Lease Obligations and Attributable Debt paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

  (3)
  all interest on any Indebtedness of the type described in clause (a) or (b) of the concluding sentence of the first paragraph of the definition of "Indebtedness."

        "Consolidated Net Income" means, with respect to any Person (such Person, for purposes of this definition, the "Referent Person"), for any period, the net income (or loss) of the Referent Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication,

  (1)
  after-tax gains or losses on Asset Sales or other asset sales outside the ordinary course of business or abandonments or reserves relating thereto;

  (2)
  after-tax extraordinary gains or extraordinary losses determined in accordance with GAAP;

  (3)
  the net income (but not loss) of any Restricted Subsidiary of the Referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted;

  (4)
  the net income or loss of any Person that is not a Restricted Subsidiary of the Referent Person except to the extent of cash dividends or distributions paid to the Referent Person or to a Wholly Owned Restricted Subsidiary of the Referent Person (subject, in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation contained in clause (3) above);

  (5)
  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

  (6)
  the net income of any Person earned prior to the date it becomes a Restricted Subsidiary of the Referent Person or is merged or consolidated with the Referent Person or any Restricted Subsidiary of the Referent Person;

  (7)
  in the case of a successor to the Referent Person by consolidation or merger or as a transferee of the Referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

  (8)
  gains or losses from the cumulative effect of any change in accounting principles; and

  (9)
  the write-off of deferred financing costs as a result of, and the cost of terminating interest rate swaps in connection with, the prepayments of Indebtedness on the Issue Date described in this offering circular.

        "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of:

  (1)
  the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

  (2)
  the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries reducing the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Continuing Director" means, as of any date of determination, any member of the Board of Directors of Casella who:

  (1)
  was a member of such Board of Directors on the date of the Indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Coverage Ratio Exception" has the meaning set forth in the first paragraph of the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means (1) the Senior Credit Facility and all Hedging Obligations with respect thereto and (2) any other Senior Debt permitted under the Indenture (a) the principal amount of which is $25.0 million or more and (b) that has been designated by Casella as "Designated Senior Debt."

        "Designation" has the meaning set forth in the "—Designation of Restricted and Unrestricted Subsidiaries" covenant.

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of Casella who (1) does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and (2) is not an Affiliate, officer, director or employee of any Person (other than Casella or any Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

        "Disqualified Capital Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is

  (1)
  required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the principal of the Notes; or

  (2)
  convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the principal of the Notes.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a "change of control" or "asset sale" will not constitute Disqualified Capital Stock if such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Exchange Notes" has the meaning set forth under "—Registration Covenant; Exchange Offer."

        "Existing Indebtedness" means Indebtedness of Casella and its Restricted Subsidiaries in existence on the Issue Date (after giving effect to the use of proceeds from the offering of the Notes on the Issue Date and the initial borrowings under the Senior Credit Facility as described in this offering circular under the caption "Use of Proceeds") other than Indebtedness under the Senior Credit Facility and Indebtedness owed to Casella or any of its Subsidiaries, until such amounts are repaid.

        "Foreign Subsidiary" means any Restricted Subsidiary of Casella organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any State thereof or the District of Columbia.

        "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in effect on the date of the Indenture.

        "GreenFiber" means US GreenFiber LLC, a Delaware limited liability company.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means:

  (1)
  each of the following Restricted Subsidiaries of Casella:

  All Cycle Waste, Inc., a Vermont corporation;

  Alternate Energy, Inc., a Massachusetts corporation;

  Atlantic Coast Fibers, Inc., a Delaware corporation;

  B. and C. Sanitation Corporation, a New York
      corporation;

  Blasdell Development Group, Inc., a New York
      corporation;

  Bristol Waste Management, Inc., a Vermont corporation;

  Casella NH Investors Co., LLC, a Delaware limited
      liability company;

  Casella NH Power Co., LLC, a Delaware limited liability
      company;

  Casella RTG Investors Co., LLC, a Delaware limited
      liability company;

  Casella Transportation, Inc., a Vermont corporation;

  Casella Waste Management of Massachusetts, Inc.,
      a Massachusetts corporation;

  Casella Waste Management of N.Y., Inc., a New York
      corporation;

  Casella Waste Management of Pennsylvania, Inc.,
      a Pennsylvania corporation;

  Casella Waste Management, Inc., a Vermont
      corporation;

  Data Destruction Services, Inc., a Maine corporation;

  Fairfield County Recycling, Inc., a Delaware corporation;

  FCR Camden, Inc., a Delaware corporation;

  FCR Florida, Inc., a Delaware corporation;

  FCR Greensboro, Inc., a Delaware corporation;

  FCR Greenville, Inc., a Delaware corporation;

  FCR Morris, Inc., a Delaware corporation;

  FCR Redemption, Inc., a Delaware corporation;

  FCR Tennessee, Inc., a Delaware corporation;

  FCR, Inc., a Delaware corporation;

  Forest Acquisitions, Inc., a New Hampshire corporation;

  Grasslands Inc., a New York corporation;

  Hakes C & D Disposal, Inc., a New York corporation;

  Hiram Hollow Regeneration Corp., a New York
      corporation;

  The Hyland Facility Associates, a New York general
      partnership;

  K-C International, Ltd., an Oregon corporation;

  KTI Bio Fuels, Inc., a Maine corporation;

  KTI Environmental Group, Inc., a New Jersey
      corporation;

  KTI New Jersey Fibers, Inc., a Delaware corporation;

  KTI Operations Inc., a Delaware corporation;

  KTI Recycling of New England, Inc., a Maine
      corporation;

  KTI Specialty Waste Services, Inc., a Maine corporation;

  KTI, Inc., a New Jersey corporation;

  Maine Energy Recovery Company, Limited Partnership,
      a Maine limited partnership;

  Mecklenburg County Recycling, Inc., a Connecticut
      corporation;

  Natural Environmental, Inc., a New York corporation;

  New England Waste Services of Massachusetts, Inc.,
      a Massachusetts corporation;

  New England Waste Services of ME, Inc., a Maine
      corporation;

  New England Waste Services of N.Y., Inc., a New York
      corporation;

  New England Waste Services of Vermont, Inc.,
      a Vermont corporation;

  New England Waste Services, Inc., a Vermont
      corporation;

  Newbury Waste Management, Inc., a Vermont
      corporation;

  North Country Environmental Services, Inc., a Virginia
      corporation;

  Northern Properties Corporation of Plattsburgh,
      a New York corporation;

  Northern Sanitation, Inc., a New York corporation;

  PERC, Inc., a Delaware corporation;

  PERC Management Company Limited Partnership, a
      Maine limited partnership;

  Pine Tree Waste, Inc., a Maine corporation;

  R.A. Bronson Inc., a New York corporation;

  ReSource Recovery of Cape Cod, Inc., a Massachusetts
      corporation;

  Resource Recovery Systems of Sarasota, Inc., a Florida
      corporation;

  Resource Recovery Systems, Inc., a Delaware
      corporation;

  ReSource Transfer Services, Inc., a Massachusetts
      corporation;

  ReSource Waste Systems, Inc., a Massachusetts
      corporation;

  Rochester Environmental Park, LLC, a Massachusetts
      limited liability company;

  Schultz Landfill, Inc., a New York corporation;

  Sunderland Waste Management, Inc., a Vermont
      corporation;

  U.S. Fiber, Inc., a North Carolina corporation;

  Waste-Stream Inc., a New York corporation;

  Westfield Disposal Service, Inc., a New York
      corporation;

  Winters Brothers, Inc., a Vermont corporation; and

  (2)
  each other Subsidiary of Casella that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns, and in each case, until such Person is released from its Subsidiary Guarantee in accordance with the provisions of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, foreign currency collar agreements, foreign currency hedging agreements or foreign currency swap agreements or other similar arrangements or agreements; and

  (2)
  forward contracts, commodity swap agreements, commodity option agreements or other similar agreements or arrangements.

        "Holder" means the registered holder of any Note.

        "incur" means to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness and "incurrence" shall have a correlative meaning. For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount and increase in the liquidation preference of Preferred Stock in lieu of payment of cash dividends thereon shall not be an incurrence; provided, in each such case, that the amount thereof is included in Consolidated Fixed Charges of Casella as accrued in the respective period. For the avoidance of doubt, Existing Indebtedness shall be deemed to have been incurred prior to the date of the Indenture.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

  (6)
  representing any Hedging Obligations;

  (7)
  representing any Disqualified Capital Stock of such Person and any Preferred Stock issued by a Restricted Subsidiary of such Person; or

  (8)
  in respect of Attributable Debt,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Capital Stock and Preferred Stock) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and (b) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date shall be:

  (1)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

  (2)
  the maximum fixed price upon the mandatory redemption or repurchase (including upon the option of the holder), in the case of Disqualified Capital Stock of such Person;

  (3)
  the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of Preferred Stock of a Restricted Subsidiary of such Person; and

  (4)
  the principal amount thereof, together with any interest thereon that is more than 30 days past due or is redeemable at the option of the holder, in the case of any other Indebtedness.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" excludes (1) extensions of trade credit by Casella and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Casella or such Restricted Subsidiary, as the case may be, and (2) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of Casella or any warrants, options or other rights to purchase or acquire any such Capital Stock. If Casella or any Restricted Subsidiary of Casella sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Casella such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Casella, Casella shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "—Restricted Payments." The amount of any Investment shall be the original cost of such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment but less all cash distributions constituting a return of capital.

        "Issue Date" means the date on which the Notes are first issued.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof (other than an operating lease), any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

        "Net Proceeds" means the aggregate cash proceeds received by Casella or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

        "Obligations" means, with respect to any Indebtedness, the principal, premium, if any, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

        "Officers' Certificate" means a certificate signed on behalf of Casella by any one of the following: the Chief Executive Officer, the President, the Vice President-Finance, the Chief Financial Officer, Treasurer, Controller or the Secretary of Casella and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Casella, a Guarantor or the Trustee.

        "Permitted Business" means the business of Casella and its Restricted Subsidiaries conducted on the Issue Date and businesses ancillary or reasonably related thereto, which, for purposes hereof, shall include the business conducted by GreenFiber and businesses ancillary or reasonably related thereto.

        "Permitted Holder" means Berkshire Partners LLC and its Affiliates.

        "Permitted Investments" means:

  (1)
  any Investment in Cash Equivalents;

  (2)
  any Investment in Casella or any Guarantor;

  (3)
  any Investment by Casella or any of its Restricted Subsidiaries in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Guarantor; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Casella or a Guarantor;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Asset Sales" or any transaction not constituting an Asset Sale by reason of the $5.0 million threshold contained in clause (1) of the definition thereof;

  (5)
  any Investment acquired in exchange for the issuance of, or acquired with the net cash proceeds of any substantially concurrent issuance and sale of, Qualified Capital Stock; provided that no such issuance or sale shall increase the Basket;

  (6)
  loans and advances in the ordinary course of business to employees, officers or directors of Casella or any of its Restricted Subsidiaries in an aggregate amount not to exceed $2.0 million at any one time outstanding;

  (7)
  Hedging Obligations permitted by clause (6) of the second paragraph of the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (8)
  Investments in securities of trade creditors or customers received in settlement of obligations or upon the bankruptcy or insolvency of such trade creditors of customers pursuant to any plan of reorganization or similar arrangement; and

  (9)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the date of the Indenture, not exceeding $15.0 million at any one time outstanding.

        The amount of Investments outstanding at any time pursuant to clause (9) above shall be deemed to be reduced, without duplication:

  (a)
  upon the disposition or repayment of or return on any Investment made pursuant to clause (9) above, by an amount equal to the return of capital with respect to such Investment to Casella or any of its Restricted Subsidiaries (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes;

  (b)
  upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the fair market value of Casella's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (9) above; and

  (c)
  upon the making of an Investment in a Person that was not a Restricted Subsidiary of Casella immediately prior to the making of such Investment but that subsequently becomes a Restricted Subsidiary of Casella, by an amount equal to the lesser of (x) the fair market value of Casella's proportionate interest in such Subsidiary immediately following such redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (9) above.

        "Permitted Junior Securities" means: (1) Equity Interests in Casella or any Guarantor; or (2) debt securities of Casella or any Guarantor that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to the Indenture.

        "Permitted Liens" means:

  (1)
  Liens on assets of Casella or any Guarantor to secure Senior Debt of Casella or such Guarantor;

  (2)
  Liens in favor of Casella or any Restricted Subsidiary;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Casella or any Restricted Subsidiary of Casella; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Casella or its Restricted Subsidiary;

  (4)
  Liens on property existing at the time of acquisition thereof by Casella or any Restricted Subsidiary of Casella; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than the property so acquired;

  (5)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6)
  Liens to secure Indebtedness permitted by clause (3) of the second paragraph of the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

  (7)
  Liens existing on the date of the Indenture and continuation statements with respect to such Liens filed in accordance with the provisions of the Uniform Commercial Code or similar state commercial codes;

  (8)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (9)
  Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of Casella or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

  (10)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (11)
  Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (12)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

  (13)
  Liens securing Hedging Obligations;

  (14)
  deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

  (15)
  Liens of carriers, warehousemen, mechanics and materialmen, and other like liens incurred in the ordinary course of business;

  (16)
  Liens on any landfill acquired after the Issue Date securing reasonable royalty or similar payments (determined by reference to volume or weight utilized) due to the seller of such landfill as a consequence of such acquisition;

  (17)
  Liens on the Capital Stock of Hardwick Landfill, Inc., Roach Enterprises, LLC or their successors or on the Capital Stock of any Restricted Subsidiary acquiring the assets of such companies securing the Obligations of the Company incurred in connection with the acquisition of Hardwick Landfill, Inc., Roach Enterprises, LLC or their assets to the sellers thereof; and

  (18)
  other Liens incurred in the ordinary course of business of Casella or any Restricted Subsidiary of Casella with respect to obligations that do not exceed $5.0 million at any one time outstanding.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Casella or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refinance other Indebtedness of Casella or any of its Restricted Subsidiaries; provided that:

  (1)
  the principal amount (or accreted value, if applicable) or liquidation preference of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest and premium, if any, on the Indebtedness, or the liquidation preference, plus accrued dividends and premium, if any, on the Preferred Stock, so refinanced (plus the amount of reasonable expenses incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date, or mandatory redemption date, later than the final maturity date, or mandatory redemption date as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Preferred Stock being refinanced;

  (3)
  if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced;

  (4)
  if the Indebtedness being refinanced ranks pari passu with the Notes, such Permitted Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the Notes;

  (5)
  Preferred Stock shall be refinanced only with Preferred Stock; and

  (6)
  the obligor(s) on the Permitted Refinancing Indebtedness thereof shall include only obligor(s) on such Indebtedness being refinanced, Casella and/or one or more of the Guarantors.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

        "Public Equity Offering" means any underwritten public offering of common stock of Casella.

        "Purchase Money Obligations" means Indebtedness of Casella or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the business of Casella or such Restricted Subsidiary; provided, however, that (1) the aggregate amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or such construction or improvement and (3) such Indebtedness shall not be secured by any assets of Casella or any of its Restricted Subsidiaries other than the assets so acquired, constructed or improved.

        "Qualified Capital Stock" means any Capital Stock of Casella that is not Disqualified Capital Stock.

        "refinance" means to extend, refinance, renew, replace, defease or refund, including successively; and "refinancing" and "refinanced" shall have correlative meanings.

        "Replacement Asset" has the meaning set forth in the "—Asset Sales" covenant.

        "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Revocation" has the meaning set forth in the "—Designation of Restricted and Unrestricted Subsidiaries" covenant.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

        "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Casella or a Restricted Subsidiary of Casella transfers such property to a Person and Casella or a Restricted Subsidiary of Casella leases it from such Person.

        "Senior Credit Facility" means the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated on or about the Issue Date, among Casella, the Guarantors, Fleet National Bank, as administrative agent, Bank of America, N.A., as syndication agent, and the lenders party thereto, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time, including any agreement or agreements extending the maturity of, refinancing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other borrowers, agents, creditors, lenders or group of creditors or lenders.

        "Senior Debt" means:

  (1)
  all Indebtedness outstanding under the Senior Credit Facility, and all Hedging Obligations with respect thereto;

  (2)
  any other Indebtedness permitted to be incurred by Casella or a Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the Notes or subordinated in right of payment to the Notes or any other Indebtedness of Casella; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1)
  any liability for federal, state, local or other taxes owed or owing by Casella;

  (2)
  any Indebtedness of Casella to any of its Subsidiaries or other Affiliates;

  (3)
  any trade payables; or

  (4)
  any Indebtedness that is incurred in violation of the Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (4) if the holders(s) of such obligation or their Representative shall have received an Officers' Certificate of Casella to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date of the initial borrowing thereunder is made would not) violate the Indenture).

        "Series A Redeemable Convertible Preferred Stock" means shares of Casella's Series A Redeemable Convertible Preferred Stock under the Certificate of Designations therefor in effect on the date of the Indenture or as thereafter amended in a manner not materially adverse to the Holders.

        "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof or (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7), (8) or (9) under the "Events of Default" covenant has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "Specified Assets" means K-C International Ltd., the brokerage business of KTI Recycling of New England Inc., the brokerage business of Pine Tree Waste Inc., US GreenFiber LLC, KTI New Jersey Fibers, Inc., Atlantic Coast Fibers, Inc., Casella NH Investors Co., LLC, Casella NH Power Co., LLC, Casella RTG Investors Co., LLC and RTG Holdings Corporation and the companies and assets comprising the FCR operating segment, or the successors of the foregoing only with respect to the businesses conducted by the foregoing on the date of the Indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "Subsidiary Guarantee" means the subordinated Guarantee by each Guarantor of Casella's payment obligations under the Indenture and the Notes, executed pursuant to the Indenture.

        "Transaction Date" means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio.

        "Unrestricted Subsidiary" of any Person means

  •
  any Subsidiary of such Person that at the time of determination has been designated an Unrestricted Subsidiary, and has not been redesignated a Restricted Subsidiary, in accordance with the "—Designation of Restricted and Unrestricted Subsidiaries" covenant; and

  •
  any Subsidiary of such Unrestricted Subsidiary.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Capital Stock.

        "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

        We will issue new notes only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples of $1,000. We will not issue new notes in bearer form.

  Global Notes

        The new notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). We will deposit the Global Notes upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York,

and register the Global Notes in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interest in the Global Notes for Notes in certificated form except in the limited circumstances described below under "—Exchanges of Book-Entry Notes for Certificated Notes." In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

  Exchanges of Book-Entry Notes for Certificated Notes

        You may not exchange your beneficial interest in a Global Note for a note in certificated form unless:

          (1)   DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Note or (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 (the "Exchange Act"), and in either case we thereupon fail to appoint a successor depository; or

          (2)   We, at our option, notify the Trustee in writing that we are electing to issue the Notes in certificated form; or

          (3)   an Event of Default shall have occurred and be continuing with respect to the Notes.

        In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures). Any certificated Notes issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Note.

  Certain Book-Entry Procedures

        The description of the operations and procedures of DTC, Euroclear and Clearstream that follows is provided solely as a matter of convenience. These operations and procedures are solely within their control and are subject to changes by them from time to time. Casella takes no responsibility for these operations and procedures and urges you to contact the system or their participants directly to discuss these matters.

        DTC has advised Casella as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        DTC has advised Casella that its current practice, upon the issuance of the Global Notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants).

        As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under "—Exchanges of Book-Entry Notes for Certificated Notes," you will not be entitled to have any portions of a Global Note registered in your name, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owner or holder of a Global Note (or any note represented thereby) under the Indenture or the Notes.

        You may hold your interests in the Global Notes directly through DTC, if you are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a Global Note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be adversely affected by the lack of a physical certificate evidencing such interests.

        Casella will make payments of the principal of, premium, if any, and interest on Global Notes to DTC or its nominee as the registered owner thereof. Neither Casella nor the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Casella expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. Casella also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payment will be the responsibility of such participants.

        Except for trades involving only Euroclear and Clearstream participants, interests in the Global Note will trade in DTC's settlement system, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer and exchange provisions applicable to the Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or

Clearstream participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC has advised Casella that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, the Global Notes will be exchanged for legended Notes in certificated form, and distributed to DTC's participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Casella, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear and Clearstream, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Registration Covenant; Exchange Offer

        In connection with the sale of the old notes, Casella entered into an Exchange and Registration Rights Agreement (the "Exchange and Registration Rights Agreement") pursuant to which Casella has agreed, for the benefit of the holders of the Notes:

          (1)   to file with the SEC, within 90 days following the issue date of the old notes, a registration statement (the "Exchange Offer Registration Statement") under the Securities Act relating to an exchange offer (the "Exchange Offer") pursuant to which the new notes (sometimes referred to in this description as "Exchange Notes") would be offered in exchange for the then outstanding old notes tendered at the option of the Holders thereof; and

          (2)   to use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective as soon as practicable thereafter, but not later than 180 days from the issue date of the old notes.

        Casella has further agreed to commence the Exchange Offer promptly after the Exchange Offer Registration Statement has become effective, hold the offer open for at least 30 days, and exchange Exchange Notes for all old notes validly tendered and not withdrawn before the expiration of the offer. The registration statement of which this prospectus forms a part is the Exchange Offer Registration Statement.

        However, if:

          (1)   on or before the date of consummation of the Exchange Offer, the existing SEC interpretations are changed such that the Exchange Notes would not in general be freely transferable in such manner on such date;

          (2)   the Exchange Offer has not been completed within 210 days after the issue date of the old notes; or

          (3)   the Exchange Offer is not available to any holder of the old notes and the holder of the old notes notifies Casella to that effect;

Casella will, in lieu of (or, in the case of clause (3), in addition to) effecting registration of the Exchange Notes, file and use its best efforts to cause a registration statement under the Securities Act relating to a shelf registration (the "Shelf Registration Statement") of the old notes for resale by holders (the "Resale Registration") to become effective and to remain effective until two years following the effective date of such registration statement or such shorter period that will terminate when all the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

        Casella will, in the event of the Resale Registration, provide to the holder or holders of the applicable Notes copies of the prospectus that is a part of the Shelf Registration Statement, notify such holder or holders when the Resale Registration for the applicable Notes has become effective and take certain other actions as are required to permit unrestricted resales of the applicable Notes. A holder of Notes that sells such Notes pursuant to the Resale Registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

        In the event that:

          (1)   Casella has not filed the registration statement relating to the Exchange Offer (or, if applicable, the Resale Registration) on or before the date on which it is required to be filed pursuant to the Exchange and Registration Rights Agreement; or

          (2)   the Exchange Offer Registration Statement has not become effective within 180 days following the issue date of the old notes or the Shelf Registration Statement has not become effective within 120 days following the date the Shelf Registration Statement is filed; or

          (3)   the Exchange Offer has not been consummated within 45 days following the initial effective date of the Exchange Offer Registration Statement; or

          (4)   any registration statement required by the Exchange and Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement that is filed and declared effective (any such event referred to in clauses (1) through this (4), the "Registration Default"), then Casella will pay to the holders of the old notes, as liquidated damages, for the period from the occurrence of the Registration Default, an amount per annum equal to 0.50% of the aggregate principal amount of the old notes during the first 90-day period following the occurrence of such Registration Default which rate shall increase by an additional 0.50% during each subsequent 90-day period, up to a maximum of 2.00% of the aggregate principal amount of the old notes ("Liquidated Damages") until the earlier of (a) the date on which all Registration Defaults have been cured and (b) the date on which all the old notes and Exchange Notes otherwise become freely transferable by all holders thereof other than affiliates of Casella or the Guarantors without further registration under the Securities Act. Notwithstanding the foregoing, (A) the amount of Liquidated Damages payable shall not increase solely because more than one Registration Default has occurred and (B) a holder of old notes or Exchange Notes who is not entitled to the benefits of the Shelf Registration Statement (i.e. such holder has not elected to include required information) shall not be entitled to Liquidated Damages with respect to a Registration Default that pertains to a Shelf Registration Statement. Liquidated Damages shall be paid on interest payment dates to the holders of record for the payment of interest. References in this "Description of the New Notes," except for provisions described above under the caption "—Amendment, Supplement and Waiver," to interest on the Notes shall mean such interest plus liquidated damages, if any.

        Under certain circumstances Casella may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, or suspend or otherwise fail to maintain the effectiveness thereof for a period of up to 60 days during any 12-month period (such period, a "Blackout Period"). Casella will not be obligated to pay Liquidated Damages for the occurrence of a Registration Default during a Blackout Period.

        The summary herein of certain provisions of the Exchange and Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Exchange and Registration Rights Agreement, a copy of which will be available upon request to Casella.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of all material U.S. federal income tax consequences of the exchange of the old notes for the new notes and the issuance and holding of the new notes, but does not provide a complete analysis of all potential tax considerations.

        The following summary describes, in the case of U.S. holders, the material U.S. federal income tax consequences and, in the case of non-U.S. holders, the material U.S. federal income and estate tax consequences, of the exchange of the old notes for the new notes and the issuance and holding of the new notes but does not purport to be a complete analysis of all the potential tax considerations relating thereto. We have based this summary on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the applicable Treasury Regulations promulgated or proposed thereunder, or the Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, or to different interpretation. This summary applies to you only if you hold the notes as capital assets. A capital asset is generally an asset held for investment rather than as inventory or as property used in a trade or business. This summary does not discuss all of the aspects of U.S. federal income and estate taxation which may be relevant to investors in light of their particular investment or other circumstances. This summary also does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the federal income tax laws. Special rules apply, for example, if you are:

  •
  a bank, thrift, insurance company, regulated investment company, or other financial institution or financial service company;

  •
  a broker or dealer in securities or foreign currency;

  •
  a person that has a functional currency other than the U.S. dollar;

  •
  a partnership or other flow-through entity;

  •
  a subchapter S corporation;

  •
  a person subject to alternative minimum tax;

  •
  a person who owns the notes as part of a straddle, hedging transaction, constructive sale transaction or other risk-reduction transaction;

  •
  a tax-exempt entity;

  •
  a person who has ceased to be a United States citizen or to be taxed as a resident alien; or

  •
  a person who acquires the notes in connection with your employment or other performance of services.

        In addition, the following summary does not address all possible tax consequences. In particular, except as specifically provided, it does not discuss any estate, gift, generation-skipping, transfer, state, local or foreign tax consequences. We have not sought a ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. For all these reasons, we urge you to consult with your tax advisor about the federal income tax and other tax consequences of the acquisition, ownership and disposition of the notes.

        INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

In General

        We have treated the notes as indebtedness for federal income tax purposes. This summary assumes that the IRS will respect this classification.

U.S. Holders

        As explained below, the federal income tax consequences of acquiring, owning and disposing of the notes depend on whether or not you are a U.S. Holder. For purposes of this summary, you are a U.S. Holder if you are beneficial owner of the notes and for federal income tax purposes are:

  •
  a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the substantial presence residency test under the federal income tax laws;

  •
  a corporation or other entity treated as a corporation for federal income tax purposes, that is created or organized in or under the laws of the United States, any of the fifty states or the District of Columbia, unless otherwise provided by Treasury Regulations;

  •
  an estate the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust;

and if your status as a U.S. Holder is not overridden under the provisions of an applicable tax treaty.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in such a partnership, you should consult your tax advisor.

  Payment of Interest

        All of the notes bear interest at a stated fixed rate. You generally must include this stated interest in your gross income as ordinary interest income:

  •
  when you receive it, if you use the cash method of accounting for federal income tax purposes; or

  •
  when it accrues, if you use the accrual method of accounting for federal income tax purposes.

        In certain circumstances, we may be obligated to pay you amounts in excess of stated interest or principal on the notes. For example, we have to pay liquidated damages to holders of the old notes in certain circumstances described in "Description of the New Notes—Registration Covenant; Exchange Offer". In addition, in certain cases we will be able to call the notes for redemption, or upon a change in control we may be obligated to repurchase the notes, in each case at a price that will include an additional amount in excess of the principal of the notes. According to Treasury Regulations, the possibility of liquidated damages being paid to you will not affect the amount of interest income you recognize in advance of the payment of any liquidated damages if there is only a remote chance as of the date the notes were issued that you will receive liquidated damages. As of the date the old notes were issued, we believed that the likelihood that we would pay liquidated damages was remote. Therefore, we did not treat the potential payment of liquidated damages as part of the yield to maturity of the old notes. Similarly, we intend to take the position that the likelihood of a redemption or repurchase of the notes is remote and likewise do not intend to treat the possibility of any premium payable on a redemption or repurchase as affecting the yield to maturity of any notes. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. In the event a contingency occurs, it could affect the amount and timing of the income that you must recognize. You will be required to recognize additional income on any liquidated damages on the notes. If we pay a premium, the premium could be treated as capital gain under the rules described under "—Sale, Exchange or Redemption of Notes". You should consult your tax advisor regarding the appropriate treatment of any liquidated damages or premium you receive upon a failure to satisfy the registration covenant, a voluntary redemption or a change in control.

  Amortizable Bond Premium on Notes

        If you acquire a note and your adjusted tax basis in the note upon acquisition is greater than its principal amount, then you will be treated as having acquired that note with bond premium equal to the excess. You generally may elect to amortize the bond premium over the remaining term of the note on a constant yield method. The amount amortized in any year will be treated as a reduction of your interest income from the note for that year. If you do not make the election, your bond premium on a note will decrease the gain or increase the loss that you otherwise recognize on the note's disposition. Any election to amortize bond premium applies to all debt obligations, other than debt obligations the interest on which is excludable from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire. You may not revoke an election to amortize bond premium without the consent of the IRS. We urge you to consult with your tax advisor regarding this election.

  Market Discount on Notes

        If you acquire a note and your adjusted tax basis upon acquisition is less than its principal amount, then you will be treated as having acquired that note at a market discount equal to the difference. The foregoing does not apply if the amount of the market discount is less than the de minimis amount specified under the Code. Under the market discount rules, you will be required to treat any gain on the sale, exchange, redemption, retirement or other taxable disposition of a note, or any appreciation in a note in the case of a nontaxable disposition, such as a gift, as ordinary income to the extent of the market discount that has not previously been included in income and that is treated as having accrued on the note at the time of the payment or disposition. In addition, you may be required to defer, until the maturity of the note or earlier taxable disposition, the deduction of all or a portion of interest expense on any indebtedness incurred or continued to purchase or carry the note.

        Any market discount will be considered to accrue evenly during the period from the day after your acquisition to the maturity date of the note, unless you elect to accrue the market discount on a constant yield method. You may also elect to include market discount in income currently as it accrues, on either an even or constant yield method. In that event, your basis in the note will increase by the amounts you so include in your income. If you make this election, the rules described above regarding ordinary income on dispositions and deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies. You may not revoke a market discount election without the consent of the IRS. We urge you to consult with your tax advisor regarding these market discount elections.

        You should consult your own tax advisors concerning the existence of, and tax consequences of, market discount and amortizable bond premium.

  Sale, Exchange or Redemption of Notes

        You generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of the notes measured by the difference between (i) the amount of cash proceeds and the fair market value of any property you receive (except to the extent attributable to accrued interest income not previously included in income, which will generally be taxable as ordinary income, or attributable to accrued interest previously included in income, which amount may be received without generating further income), and (ii) your adjusted tax basis in the notes. Your adjusted tax basis in a note generally will equal your cost of the note, less any principal payments received by you. Gain or loss on the disposition of notes will generally be capital gain or loss and will be long-term gain or loss if the notes have been held for more than one year at the time of such disposition. In general, for individuals, long-term capital gains are taxed currently at a maximum rate of 15% and short-term capital gains are taxed currently at a maximum rate of 35%. You should consult your tax advisor regarding the treatment of capital gains and losses.

  Exchange Offer

        The exchange of old notes for new notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. As a result, a holder of the old notes will not recognize taxable gain or loss as a result of the exchange of these notes for new notes, the holding period of the new notes will include the holding period of the old notes surrendered in exchange therefor and a holder's adjusted tax basis in the new notes will be the same as such holder's adjusted tax basis in the old notes immediately prior to the surrender of such old notes pursuant to the exchange offer.

  Information Reporting and Backup Withholding Tax

        In general, information reporting requirements will apply to payments to certain noncorporate U.S. Holders of principal and interest on a note and the proceeds of the sale of a note. If you are a U.S. Holder, you may be subject to backup withholding when you receive interest with respect to the notes, or when you receive proceeds upon the sale, exchange, redemption, retirement or other disposition of the notes. The backup withholding rate currently is 28%. In general, you can avoid this backup withholding by properly executing under penalties of perjury an IRS Form W-9 or substantially similar form that provides:

  •
  your correct taxpayer identification number; and

  •
  a certification that (a) you are exempt from backup withholding, (b) you have not been notified by the IRS that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

        If you do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the IRS.

        Backup withholding will not apply, however, with respect to payments made to certain holders, provided their exemptions from backup withholding are properly established.

        Amounts withheld are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided you furnish the required information to the IRS.

        We will report to the U.S. Holders of notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to such payments.

Non-U.S. Holders

        As used herein, the term "Non-U.S. Holder" means any beneficial owner of a note that is a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

  Exchange Offer

        The exchange of the old notes for the new notes in the exchange offer will not be a taxable sale or exchange for U.S. federal income tax purposes.

  Payment of Interest

        Generally, subject to the discussion of backup withholding below, if you are a Non-U.S. Holder, interest income that is not effectively connected with a United States trade or business will not be subject to a U.S. withholding tax under the "portfolio interest exemption" provided that:

  •
  you do not actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote;

  •
  you are not a controlled foreign corporation related to us actually or constructively through stock ownership;

  •
  you are not a bank which acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

  •
  either (a) you provide a Form W-8BEN (or a suitable substitute form) signed under penalties of perjury that includes your name and address and certifies as to your non-U.S. holder status, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, provides a statement to us or our agent under penalties of perjury in which it certifies that a Form W-8BEN or W-8IMY (or a suitable substitute form) has been received by it from you or a qualifying intermediary and furnishes us or our agent with a copy of such form.

        Treasury regulations provide alternative methods for satisfying the certification requirement described in the paragraph above. These regulations may require a Non-U.S. holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number.

        Interest on notes not exempted from U.S. withholding tax as described above and not effectively connected with a United States trade or business generally will be subject to U.S. withholding tax at a 30% rate, except where an applicable tax treaty provides for the reduction or elimination of such withholding tax. We may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to, each Non-U.S. Holder.

        Except to the extent that an applicable treaty otherwise provides, generally you will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with your conduct of a United States trade or business. If you are a corporate Non-U.S. Holder, you may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it may not be subject to withholding tax if you deliver proper documentation.

        To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form W-8BEN or W-8ECI. Under the Treasury Regulations, a Non-U.S. Holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us. Special procedures are provided in the Treasury Regulations for payments through qualified intermediaries. Prospective investors should consult their tax advisors regarding the effect, if any, of the Treasury Regulations.

  Sale, Exchange or Redemption of Notes

        If you are a Non-U.S. Holder of a note, generally you will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or redemption of the note, unless:

  •
  the gain is effectively connected with your conduct of a United States trade or business;

  •
  you are an individual and are present in the United States for a period or periods aggregating 183 days or more during the taxable year (as determined under the Internal Revenue Code) of the disposition and certain other conditions are met; or

  •
  you are subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

  Death of a Non-U.S. Holder

        If you are an individual Non-U.S Holder and you hold a note at the time of your death, it will not be includable in your gross estate for United States estate tax purposes, provided that you do not at the time of death actually or constructively own 10% or more of the combined voting power of all of our classes of stock entitled to vote, and provided that, at the time of death, payments with respect to such note would not have been effectively connected with your conduct of a trade or business within the United States.

  Information Reporting and Backup Withholding Tax

        If you are a Non-U.S. Holder, United States information reporting requirements and backup withholding tax will not apply to payments of interest on a note if you provide the statement described in "Non-U.S. Holders—Payment of Interest", provided that the payor does not have actual knowledge that you are a United States person.

        Information reporting will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker:

  (i)
  is a United States person;

  (ii)
  is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  (iii)
  is a controlled foreign corporation for United States federal income tax purposes; or

  (iv)
  is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons (as defined in U.S. Treasury regulations) who in the aggregate hold more than 50% of the income or capital interests in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a United States trade or business.

        Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii), (iii) or (iv) of the preceding sentence will be subject to information reporting requirements unless such broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met, or you otherwise establish an exemption. However, under such circumstances, Treasury Regulations provide that such payments are not subject to backup withholding. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless you provide the statement described in "Non-U.S. Holders—Payment of Interest" or otherwise establish an exemption.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where such broker-dealer acquired old notes as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make available a prospectus, as amended or supplemented, meeting the requirements of the Securities Act to any broker-dealer for use in connection with those resales.

        We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers may sell new notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes.

        Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. A profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We will indemnify the holders of the old notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes and the guarantees and certain related matters will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

        The financial statements as of April 30, 2002 and April 30, 2003 and for each of the three years in the period ended April 30, 2003, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

EXCHANGE AGENT

        We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offer. Holders should direct questions, requests for assistance and for additional copies of this prospectus, the letter of transmittal or notices of guaranteed delivery to the exchange agent addressed as follows:

By Hand or Overnight Courier:	By Facsimile Transmission:
U.S. Bank National Association Corporate Trust Services 180 East Fifth Street St. Paul, Minnesota 55101 Attention: Specialized Finance 4th Floor	U.S. Bank National Association Corporate Trust Services 180 East Fifth Street St. Paul, Minnesota 55101 Attention: Specialized Finance 4th Floor (651) 244-1537

 REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Casella Waste Systems, Inc:

In our opinion, the consolidated financial statements listed in the index appearing on page F-1 present fairly, in all material respects, the financial position of Casella Waste Systems, Inc. and its subsidiaries (the "Company") at April 30, 2003 and April 30, 2002, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the consolidated financial statements, on May 1, 2001, the Company changed its method of accounting for derivative instruments and hedging activities.

As described in Note 3 to the consolidated financial statements, on May 1, 2002, the Company changed its method of accounting for goodwill and other intangible assets, and its method of accounting for the impairment or disposal of long-lived assets.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 22, 2003

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30, 2002	April 30, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,298	$15,652
Restricted cash	10,286	10,839
Accounts receivable—trade, net of allowance for doubtful accounts of $821 and $895	43,069	45,649
Notes receivable—officers/employees	1,105	1,105
Prepaid expenses	3,132	5,906
Inventory	2,414	1,740
Deferred income taxes	8,767	4,275
Other current assets	4,245	1,111

Total current assets	77,316	86,277

Property, plant and equipment, net of accumulated depreciation and amortization of $163,556 and $201,681	287,206	302,328
Intangible assets, net	223,643	162,696
Deferred income taxes	648	—
Investments in unconsolidated entities	26,865	34,740
Net assets under contractual obligation	—	3,844
Other non-current assets	5,933	12,756

	544,295	516,364

	$621,611	$602,641

The accompanying notes are an integral part of these consolidated financial statements

	April 30, 2002	April 30, 2003
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$6,436	$4,534
Current maturities of capital lease obligations	1,816	1,287
Accounts payable	24,154	33,743
Accrued payroll and related expenses	5,797	7,383
Accrued interest	1,481	5,375
Accrued income taxes	3,676	4,526
Accrued closure and post-closure costs, current portion	6,465	2,962
Other accrued liabilities	23,828	15,662

Total current liabilities	73,653	75,472

Long-term debt, less current maturities	277,545	302,389
Capital lease obligations, less current maturities	3,051	1,969
Accrued closure and post-closure costs, less current maturities	18,307	22,987
Minority interest	523	—
Deferred income taxes	—	5,473
Other long-term liabilities	11,006	11,375
COMMITMENTS AND CONTINGENCIES
Series A redeemable, convertible preferred stock, 55,750 shares authorized, issued and outstanding as of April 30, 2002 and 2003, liquidation preference of $1,000 per share plus accrued but unpaid dividends	60,730	63,824
STOCKHOLDERS' EQUITY:
Class A common stock—
Authorized—100,000,000 shares, $0.01 par value issued and outstanding—22,667,000 and 22,769,000 shares as of April 30, 2002 and 2003, respectively	227	228
Class B common stock—
Authorized—1,000,000 shares, $0.01 par value 10 votes per share, issued and outstanding—988,000 shares	10	10
Accumulated other comprehensive income (loss)	(4,250)	542
Additional paid-in capital	272,697	270,068
Accumulated deficit	(91,888)	(151,696)

Total stockholders' equity	176,796	119,152

	$621,611	$602,641

The accompanying notes are an integral part of these consolidated financial statements

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Fiscal Year Ended April 30,
	2001	2002	2003
Revenues	$480,366	$421,235	$420,863
Operating expenses:
Cost of operations	321,214	276,693	278,347
General and administration	64,079	54,456	55,772
Depreciation and amortization	53,411	50,712	47,930
Impairment charge	79,687	—	4,864
Restructuring charge	4,151	(438)	—
Legal settlements	4,209	—	—
Other miscellaneous charges	1,604	—	—

	528,355	381,423	386,913

Operating income (loss)	(47,989)	39,812	33,950

Other expense/(income), net:
Interest income	(2,974)	(904)	(318)
Interest expense	41,628	31,451	26,572
(Income) loss from equity method investments	26,256	(1,899)	(2,073)
Minority interest	1,026	(154)	(152)
Other (income)/expense, net:	76	(4,480)	(1,599)

Other expense, net	66,012	24,014	22,430

Income (loss) from continuing operations before income taxes, discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	(114,001)	15,798	11,520
Provision (benefit) for income taxes	(20,443)	5,111	5,292

Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	(93,558)	10,687	6,228
Discontinued Operations:
Loss from discontinued operations (net of income tax benefit of $1,069)	(4,130)	—	—
Estimated loss on disposal of discontinued operations (net of income tax benefit of $274 and $157)	(2,657)	(4,096)	—
Reclassification from discontinued operations (net of income tax (provision) benefit of $810, ($776) and ($34))	(1,190)	1,140	50
Extraordinary loss—early extinguishment of debt (net of income tax benefit of $1,479)	—	—	(2,170)
Cumulative effect of change in accounting principle (net of income tax benefit of $170 and $189)	—	(250)	(63,916)

Net (loss) income	(101,535)	7,481	(59,808)
Preferred stock dividend	1,970	3,010	3,094

Net (loss) income available to common stockholders	$(103,505)	$4,471	$(62,902)

The accompanying notes are an integral part of these consolidated financial statements.

	Fiscal Year Ended April 30,
	2001	2002	2003
Earnings Per Share:
Basic:
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	$(4.12)	$0.33	$0.13
Loss from discontinued operations, net	(0.18)	—	—
Estimated loss on disposal of discontinued operations, net	(0.11)	(0.18)	—
Reclassification from discontinued operations, net	(0.05)	0.05	—
Extraordinary loss—early extinguishment of debt, net	—	—	(0.09)
Cumulative effect of change in accounting principle, net	—	(0.01)	(2.69)

Net (loss) income per common share	$(4.46)	$0.19	$(2.65)

Basic weighted average common shares outstanding	23,189	23,496	23,716

Diluted:
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	$(4.12)	$0.32	$0.13
Loss from discontinued operations, net	(0.18)	—	—
Estimated loss on disposal of discontinued operations, net	(0.11)	(0.17)	—
Reclassification from discontinued operations, net	(0.05)	0.05	—
Extraordinary loss—early extinguishment of debt, net	—	—	(0.09)
Cumulative effect of change in accounting principle, net	—	(0.01)	(2.67)

Net (loss) income per common share	$(4.46)	$0.19	$(2.63)

Diluted weighted average common shares outstanding	23,189	24,169	23,904

The accompanying notes are an integral part of these consolidated financial statements.

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(In thousands)

	Stockholders' Equity
	Class A Common Stock		Class B Common Stock
							Accumulated Other Comprehensive Income (Loss)
	# of Shares	Par Value	# of Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit		Total Stockholders' Equity	Total Comprehensive Income (Loss)
Balance, April 30, 2000	22,215	$222	988	$10	$270,655	$4,136	$(305)	$274,718
Issuance of Class A common stock from the exercise of stock options and employee stock purchase plan	32	—	—	—	258	—	—	258
Issuance of Series A redeemable convertible preferred stock	—	—	—	—	(1,009)	—	—	(1,009)
Accrual of preferred stock dividend	—	—	—	—	—	(1,970)	—	(1,970)
Equity transactions of majority-owned subsidiary	—	—	—	—	1,506	—	—	1,506
Net loss	—	—	—	—	—	(101,535)	—	(101,535)	$(101,535)
Unrealized gain on securities	—	—	—	—	—	—	891	891	891

Total comprehensive loss	—	—	—	—	—	—	—	—	$(100,644)

Other	(49)	—	—	—	92	—	—	92

Balance, April 30, 2001	22,198	$222	988	$10	$271,502	$(99,369)	$586	$172,951

Issuance of Class A common stock	12	$—	—	$—	$138	$—	$—	$138
Issuance of Class A common stock from the exercise of stock warrants, options and employee stock purchase plan	457	5	—	—	4,063	—	—	4,068
Accrual of preferred stock dividend	—	—	—	—	(3,010)		—	(3,010)
Net income	—	—	—	—	—	7,481	—	7,481	$7,481
Unrealized gain/(loss) on securities, net of reclassification adjustments	—	—	—	—	—	—	(586)	(586)	(586)
Change in fair value of interest rate swaps and commodity hedges, net of reclassification adjustments	—	—	—	—	—	—	(4,250)	(4,250)	(4,250)

Total comprehensive income	—	—	—	—	—	—	—	—	$2,645

Other	—	—	—	—	4	—	—	4

Balance, April 30, 2002	22,667	$227	988	$10	$272,697	$(91,888)	$(4,250)	$176,796

Issuance of Class A common stock from the exercise of stock warrants, options and employee stock purchase plan	102	$1	—	$—	$459	$—	$—	$460
Accrual of preferred stock dividend	—	—	—	—	(3,094)		—	(3,094)
Net loss	—	—	—	—	—	(59,808)	—	(59,808)	$(59,808)
Change in fair value of interest rate swaps and commodity hedges, net of reclassification adjustments	—	—	—	—	—	—	4,792	4,792	4,792

Total comprehensive loss	—	—	—	—	—	—	—	—	$(55,016)

Other	—	—	—	—	6	—	—	6

Balance, April 30, 2003	22,769	$228	988	$10	$270,068	$(151,696)	$542	$119,152

The accompanying notes are an integral part of these consolidated financial statements.

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended April 30,
	2001	2002	2003
Cash Flows from Operating Activities:
Net (loss) income	$(101,535)	$7,481	$(59,808)

Adjustments to reconcile net (loss) income to net cash provided by operating activities—
Depreciation and amortization	53,411	50,712	47,930
Loss from discontinued operations, net	4,130	—	—
Estimated loss on disposal of discontinued operations, net	2,657	4,096	—
Reclassification from discontinued operations, net	1,190	(1,140)	(50)
Extraordinary loss—early extinguishment of debt, net	—	—	2,170
Cumulative effect of change in accounting principle, net	—	250	63,916
(Income) loss from equity method investments	26,256	(1,899)	(2,073)
Impairment charge	79,687	—	4,864
Loss from commodity hedge contracts, net	—	1,289	—
Gain on investments, net	(3,131)	(1,216)	—
Loss (gain) on sale of equipment	1,101	(76)	386
Gain on sale of assets	—	(4,848)	(684)
Minority interest	1,026	(154)	(152)
Deferred income taxes	(10,866)	6,121	7,531
Changes in assets and liabilities, net of effects of acquisitions and divestitures—
Accounts receivable	16,692	8,116	(7,466)
Accounts payable	(6,643)	(5,100)	12,031
Other assets and liabilities	(714)	4,055	(3,643)

	164,796	60,206	124,760

Net Cash Provided by Operating Activities	63,261	67,687	64,952

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(9,331)	(4,601)	(18,068)
Proceeds from divestitures, net of cash divested	15,814	31,216	875
Additions to property, plant and equipment	(61,518)	(37,674)	(41,925)
Proceeds from sale of equipment	2,298	1,938	1,212
Proceeds from sale of investments	6,718	3,530	—
Advances to unconsolidated entities	(9,546)	(3,942)	(3,302)

Net Cash Used In Investing Activities	(55,565)	(9,533)	(61,208)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	49,590	73,384	380,521
Principal payments on long-term debt	(87,331)	(147,009)	(361,905)
Proceeds from equity transactions of majority-owned subsidiary	1,506	—	—
Deferred financing costs	—	—	(11,466)
Proceeds from exercise of stock options	259	3,560	460
Proceeds from the issuance of series A redeemable, convertible preferred stock, net	54,741	—	—

Net Cash Provided by (Used In) Financing Activities	18,765	(70,065)	7,610

Cash used in discontinued operations	(12,248)	(5,792)	—
Net increase (decrease) in cash and cash equivalents	14,213	(17,703)	11,354
Cash and cash equivalents, beginning of period	7,788	22,001	4,298

Cash and cash equivalents, end of period	$22,001	$4,298	$15,652

The accompanying notes are an integral part of these consolidated financial statements.

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Fiscal Year Ended April 30,
	2001	2002	2003
Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during the period for—
Interest	$37,484	$32,887	$20,763
Income taxes, net of refunds	$(1,773)	$(1,267)	$54
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Summary of entities acquired in purchase business combinations
Fair market value of assets acquired	$22,602	$7,377	$27,756
Notes receivable exchanged for assets	(13,263)	—	—
Cash paid, net	(9,335)	(4,601)	(18,068)

Liabilities assumed, Notes Payable to Seller	$4	$2,776	$9,688

Common Stock and Stock Options Issued as Compensation	$—	$650	$—

The accompanying notes are an integral part of these consolidated financial statements.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except for per share data)

1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Casella Waste Systems, Inc. ("the Company" or "the Parent") is a regional, integrated solid waste services company, that provides collection, transfer, disposal and recycling services, primarily in the eastern United States. The Company markets recyclable metals, aluminum, plastics, paper and corrugated cardboard which has been processed at its facilities as well as recyclables purchased from third parties. The Company also generates and sells electricity under a long-term contract at a waste-to-energy facility, Maine Energy Recovery Company LP ("Maine Energy") (see Note 12).

        A summary of the Company's significant accounting policies follows:

(a)    Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned and majority owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

(b)    Use of Estimates and Assumptions

        The Company's preparation of its financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements. The estimates and assumptions will also affect the reported amounts of revenues and expenses during the reporting period. Summarized below are the estimates and assumptions that the Company considers to be significant in the preparation of its financial statements.

  Landfill Accounting—Capitalized Costs and Amortization

        The Company uses life-cycle accounting and the units-of-production method to recognize certain landfill costs. Under life-cycle accounting, all costs related to acquisition, construction, closure and post-closure of landfill sites are capitalized or accrued and charged to income based on tonnage placed into each site. The Company routinely reviews its investment in operating landfills, transfer stations and other significant facilities to determine whether the costs of these investments is realizable. The Company's judgments regarding the existence of impairment indicators are based on regulatory factors, market conditions and operational performance of its landfills.

        Units-of-production amortization rates are determined annually for each of the Company's operating landfills, and such rates are based on estimates provided by its engineers and accounting personnel and consider the information provided by surveys, which are performed at least annually.

  Landfill Accounting—Accrued Closure and Post-Closure Costs

        Accrued closure and post-closure costs represent future estimated costs related to monitoring and maintenance of a solid waste landfill, after a landfill facility ceases to accept waste and closes. The Company provides accruals for these estimated future costs on an undiscounted basis as the remaining permitted airspace of such facilities is consumed.

  Recovery of Long-Lived Assets

        In accordance with SFAS No. 144, Accounting for the Impairment or Disposed of Long-Lived Assets, the Company continually reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the remaining estimated useful life of such assets might warrant revision or that the balances may not be recoverable. An impairment loss is recorded if the amount by which the carrying amount of the assets exceeds their fair value. Fair value is usually determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

  Allowance for Doubtful Accounts

        The Company estimates the allowance for bad debts based on historical collection experience, current trends, credit policy and a review of accounts receivable by aging category.

  Self Insurance Reserves

        The Company is self insured for vehicles and worker's compensation. Through the use of actuarial calculations provided by a third party, the Company estimates the amounts required to settle insurance claims. The actuarially-determined liability is calculated in part by past claims experience, which considers both the frequency and settlement of claims. The Company's self insurance reserves totaled $6,060 and $8,935 at April 30, 2002 and 2003, respectively.

  Discontinued Operations

        Prior to fiscal year 2003, the Company carried discontinued businesses at estimated net realizable value less costs to be incurred through the date of disposition. Upon adoption of SFAS No. 144, the assets and liabilities of discontinued operations are separately classified in the accompanying consolidated balance sheets.

  Income Taxes

        The Company uses estimates to determine its provision for income taxes and related assets and liabilities and any valuation allowance recorded against its net deferred tax assets. Valuation allowances have been established for the possibility that tax benefits may not be realized for certain deferred tax assets.

(c)    Revenue Recognition

        The Company recognizes collection, transfer, recycling and disposal revenues as the services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

        Revenues from the sale of electricity to local utilities by the Company's waste-to-energy facility (see Note 12) are recorded at the contract rate specified by its power purchase agreement as the electricity is delivered.

        Revenues from the sale of recycled materials are recognized upon shipment. Rebates to certain municipalities based on sales of recyclable materials are recorded upon the sale of such recyclables to third parties and are included as a reduction to revenues. Revenues for processing of recyclable materials are recognized when the related service is provided.

        Revenues from brokerage are recognized at the time of shipment.

(d)    Fair Value of Financial Instruments

        The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, investments in closure trust funds, trade payables and debt instruments. The carrying values of these financial instruments approximate their respective fair values. See Note 11 for the terms and carrying values of the Company's various debt instruments.

(e)    Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

(f)    Inventory

        Inventory includes secondary fibers, recyclables ready for sale and supplies and is stated at the lower of cost (first-in, first-out) or market. Inventory consisted of finished goods and supplies of approximately $2,410 and $1,814 at April 30, 2002 and 2003, respectively.

(g)    Investments

        In accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company classifies its investment in equity securities as "available for sale." Accordingly, the carrying value of the securities is adjusted to fair value through other comprehensive (loss) income.

        In October, 2001, the Company sold its remaining Bangor Hydro Warrants for $3,530. The resulting gain of $1,654 is included in other income. $1,038 (net of taxes of $707) of the gain was reclassified from other comprehensive (loss) income. The Company used the specific identification method as a basis for calculating the gain on sale.

        For the period ending April 30, 2002 and 2003, the Company wrote down to fair value certain equity security investments. The write downs, which were reclassified from other comprehensive (loss) income, amounted to $438 and $42, respectively, and were due to declines in the fair value which, in the opinion of management, were considered to be other than temporary. The write downs are included in other (income)/expense in the accompanying statements of operations.

        As of April 30, 2002 and 2003, the fair value of investments was approximately $62 and $20, respectively, which is included in other current assets in the accompanying consolidated balance sheets.

(h)    Property, Plant and Equipment

        Property, plant and equipment are recorded at cost, less accumulated depreciation and amortization. The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows (See Note 6):

Asset Classification	Estimated Useful Life
Buildings and improvements	10-35 years
Machinery and equipment	2-15 years
Rolling stock	1-12 years
Containers	2-12 years

        The cost of maintenance and repairs is charged to operations as incurred.

        Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to these activities, including legal, engineering and construction. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems. Interest is capitalized on landfill permitting and construction projects while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Company's weighted average cost of indebtedness. Interest capitalized for the years ended April 30, 2001, 2002 and 2003 was $373, $437 and $719, respectively. Management routinely reviews its investment in operating landfills, transfer stations and other significant facilities to determine whether the costs of these investments are realizable.

        Landfill permitting, acquisition and preparation costs, excluding the estimated residual value of land, are amortized as landfill airspace is consumed. In determining the amortization rate for these landfills, preparation costs include the total estimated costs to complete construction of the landfills' permitted and permittable capacity. To be considered permittable, airspace must meet all of the following criteria: the Company must control the land on which the expansion is sought; all technical siting criteria have been met or a variance has been obtained or is reasonably expected to be obtained; no legal or political impediments have been identified which the Company believes will not be resolved in its favor; the Company is actively working on obtaining any necessary permits and expects that all required permits will be received within the next two to five years; and senior management has approved the project. Units-of-production amortization rates are determined annually for each of the Company's operating landfills. The rates are based on estimates provided by the Company's engineers and accounting personnel and reflect the information provided by surveys, which are performed at least annually.

(i)    Intangible Assets

        Covenants not to compete and customer lists are amortized using the straight-line method over their estimated useful lives, typically no more than 10 years. (See Note 7.)

        Goodwill is the cost in excess of fair value of identifiable assets of acquired businesses and has been amortized through April 30, 2002 using the straight-line method over periods not exceeding 40 years. In July 2001, the FASB issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. These standards modified the accounting rules related to accounting for business acquisitions, amortization of intangible assets and the method of accounting for impairment. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives.

        As a result of the factors discussed in Note 18, during 2001, the Company recorded a charge of $79,687 to reduce certain assets (mainly goodwill arising from the acquisition of KTI, see Note 4), to their estimated fair value.

(j)    Investments in Unconsolidated Entities

        The Company entered into an agreement in July 2000 with Louisiana-Pacific to combine their respective cellulose insulation businesses into a single operating entity, US GreenFiber LLC ("GreenFiber") under a joint venture agreement effective August 1, 2000. The Company contributed the operating assets of its cellulose insulation manufacturing business together with $1,000 in cash. There was no gain or loss recognized on this transaction. The Company's investment in GreenFiber amounted to $21,672 and $23,746 at April 30, 2002 and 2003, respectively. The Company accounts for its 50% ownership in GreenFiber under the equity method of accounting.

        A portion of the Company's 50% interest in New Heights was sold in September 2001 for consideration of $250. The Company retained an interest of 9.95% in the tire assets of New Heights, as well as financial obligations related solely to the New Heights power plant. In addition, the Company has an interest in certain notes issued by New Heights collectively valued at approximately $9,000, payment of which is contingent upon certain events. The Company will record the contingent consideration when the contingency is removed. The Company's investment in the power assets of New Heights amounted to $2,113 and $2,586 at April 30, 2002 and 2003, respectively. The Company accounts for this investment under the cost method of accounting.

        The Company had received a promissory note and other consideration from Oakhurst Company, Inc. ("OCI") in connection with the Company's acquisition of OCI's 37.5% interest in New Heights on July 3, 2001. The Company estimated the realizable value at $0. The Company reached a settlement with OCI in April, 2003 and received $1,220 which is included in other (income)/expense.

        The Company sold 80.1% of Recovery Technologies Group, Inc. ("RTG") in September, 2001 as part of the sale of the tire processing business. The Company retained a 19.9% indirect interest in the RTG tire collection and processing business which is valued at $3,080 at April 30, 2002 and 2003. The Company's interest is subject to dilution as a result of advances made by the owner of the balance of the interest in RTG, against no advances made by the Company. The Company accounts for this investment under the cost method of accounting.

        In April, 2003, the Company acquired a 9.9% interest in Evergreen National Indemnity Company ("Evergreen") for total consideration of $5,329. The Company accounts for its investment in Evergreen under the cost method of accounting.

(k)    Income Taxes

        The Company records income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes are recognized based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using currently enacted tax rates.

(l)    Accrued Closure and Post-Closure Costs

        Accrued closure and post-closure costs include the current and non-current portion of accruals associated with obligations for closure and post-closure of the Company's operating and closed landfills. The Company, based on input from its engineers, accounting personnel and consultants, estimates its future cost requirements for closure and post-closure monitoring and maintenance for solid waste landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and post-closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes.

        Accruals for closure and post-closure monitoring and maintenance requirements consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operation and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Reviews of the future cost requirements for closure and post-closure monitoring and maintenance for the Company's operating landfills by the Company's engineers, accounting personnel and consultants are performed at least annually and are the basis upon which the Company's estimates of these future costs and the related accrual rates are revised. The Company provides accruals for these estimated costs as the remaining permitted airspace of such facilities is consumed.

        The Company operates in states which require a certain portion of landfill closure and post-closure obligations to be secured by financial assurance, which may take the form of restricted cash, surety bonds and letters of credit. Surety bonds securing closure and post-closure obligations at April 30, 2002 and 2003 totaled $13,654 and $25,705, respectively.

(m)    Comprehensive (Loss) Income

        Comprehensive (loss) income is defined as the change in net assets of a business enterprise during a period from transactions generated from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Accumulated other comprehensive (loss) income included in the accompanying balance sheets consists of unrealized gains and losses on the Company's available for sale securities, change in the fair value of the Company's interest rate swap and commodity hedge agreements as well as the cumulative effect of the change in accounting principle due to the adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (See Note 1(p)).

(n)    Earnings per Share

        Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is based on the combined weighted average number of common shares and potentially dilutive shares, which include, where appropriate, the assumed exercise of employee stock options and the conversion of convertible debt and convertible preferred stock. In computing diluted earnings per share, the Company utilizes the treasury stock method with regard to employee stock options and the "if converted" method with regard to its convertible debt and preferred stock.

(o)    Stock Based Compensation Plans

        The Company has elected to account for its stock-based compensation plans under APB Opinion No. 25, Accounting for Stock Issued to Employees, for which no compensation expense is recorded in the statements of operations for the estimated fair value of stock options issued with an exercise price equal to the fair value of the underlying common stock on the grant date.

        During fiscal 1996, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which defines a fair value based method of accounting for stock-based employee compensation and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation costs for those plans using the intrinsic method of accounting prescribed by APB Opinion No. 25. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in SFAS No. 123 had been applied. In addition, the Company has adopted the disclosure requirements of SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure.

        In accordance with SFAS No. 123 and SFAS No. 148, the Company has computed, for pro forma disclosure purposes, the value of all options granted during the fiscal years 2001, 2002 and 2003 using the Black-Scholes option pricing model as prescribed by SFAS No. 123, using the following weighted average assumptions for grants in the fiscal years ended 2001, 2002 and 2003.

	April 30,
	2001	2002	2003
Risk free interest rate	4.85%–6.76%	4.03%–5.05%	2.57%–4.50%
Expected dividend yield	N/A	N/A	N/A
Expected life	7 Years	5 Years	5 Years
Expected volatility	84.20%	65.00%	65.00%

        The total value of options granted during the years ended April 30, 2001, 2002 and 2003 would be amortized on a pro forma basis over the vesting period of the options. Options generally vest over a one to three year period. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's net (loss) income and net (loss) income per share would have changed as reflected in the following pro forma amounts:

	Fiscal Year
	2001	2002	2003
Net (loss) income available to common stockholders, as reported	$(103,505)	$4,471	$(62,902)
Deduct: Total stock-based compensation expense determined under fair value based method, net	(13,089)	(3,804)	(1,507)

Pro forma, net (loss) income	$(116,594)	$667	$(64,409)

Basic (loss) income per common share:
As reported	$(4.46)	$0.19	$(2.65)
Pro forma	$(5.03)	$0.03	$(2.72)
Diluted (loss) income per common share:
As reported	$(4.46)	$0.19	$(2.63)
Pro forma	$(5.03)	$0.03	$(2.70)

(p)    Accounting for Derivatives and Hedging Activities

        The Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, on May 1, 2001. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company's objective for utilizing derivative instruments is to reduce its exposure to fluctuations in cash flows due to changes in the variable interest rates under its credit facility and changes in the commodity prices of recycled paper.

        The Company's strategy to hedge against fluctuations in variable interest rates involves entering into interest rate swaps that are specifically designated to existing interest payments under the credit facility and accounted for as cash flow hedges pursuant to SFAS No. 133. Upon adoption of SFAS No. 133, the Company recorded the ineffective portion of the interest rate hedges in place at the time of adoption amounting to $250 (net of taxes of $170) as a cumulative effect of change in accounting principle in fiscal year 2002.

        At April 30, 2002 the Company had in place six interest rate swaps designated as cash flow hedges with a fair value of $8,225, with the net amount (net of taxes of $3,312) recorded as an unrealized loss in other comprehensive income (loss). Due to the Company's refinancing of its debt, the early termination costs associated with the unwind of these swaps amounted to $1,296 which is included in other expense, net in the consolidated statements of operations for the year ended April 30, 2003. At April 30, 2003 the Company has two interest rate swaps outstanding, expiring in February, 2004, with an aggregate notional amount of $53,000. The Company has evaluated these swaps and believes these instruments qualify for hedge accounting pursuant to SFAS No. 133. The fair value of these swaps was an obligation of $551, with the net amount (net of taxes of $223) recorded as an unrealized loss in other comprehensive income (loss). The estimated net amount of the existing losses as of April 30, 2003 included in accumulated other comprehensive income expected to be reclassified into earnings as payments are either made or received under the terms of the interest rate swaps within the next 12 months is approximately $195. The actual amounts reclassified into earnings are dependent on future movements in interest rates.

        The Company's strategy to hedge against fluctuations in the commodity prices of recycled paper is to enter into hedges to mitigate the variability in cash flows generated from the sales of recycled paper at floating prices, resulting in a fixed price being received from these sales. The Company has entered into 12 commodity hedges, which expire at various times between August 2003 and November 2005. The Company has evaluated these hedges and believes that these instruments qualify for hedge accounting pursuant to SFAS No. 133. As of April 30, 2003, the fair value of these hedges was an obligation of $515, with the net amount (net of taxes of $197) recorded as an unrealized loss in accumulated other comprehensive income (loss).

        On December 2, 2001, Enron Corporation (Enron), the counterparty for all of the Company's commodity hedges as of that date, filed for Chapter 11 bankruptcy protection. As a result of the filing, the Company executed the early termination provisions provided under the forward contracts, and filed a claim with the bankruptcy court. Additionally, the Company agreed with its equity method investee, GreenFiber, to include GreenFiber in its claim (as allowed under the applicable affiliate provisions). The Company recorded a charge of $1,688 in fiscal 2002 in other expense to recognize the change in fair value of these commodity contracts. Subsequent changes in the fair value of these commodity contracts were reflected in earnings until their March 2003 termination. The Company has no remaining exposure related to its claims against Enron.

(q)    New Accounting Pronouncements

        In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 applies to all legally enforceable obligations associated with the retirement of tangible long-lived assets. For the Company, this standard primarily impacts accounting for landill operations, specifically capping, closure and post-closure costs. SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the entity either settles the obligation for the amount recorded or incurs a gain or loss. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company will adopt SFAS No. 143 beginning May 1, 2003. The adoption of this standard will have no impact on cash flow.

        SFAS No. 143 does not change the basic accounting principles that the Company has historically followed for accounting for these types of obligations. In general, the Company has followed the practice of life cycle accounting which recognizes a liability on the balance sheet and related expense as airspace is consumed at the landfill, in order to match operating costs with revenues.

        The primary modification to the Company's methodology required by SFAS No. 143 is to require closure and post-closure costs to be discounted to present value. The Company's estimates of future closure and post-closure costs historically have not taken into account discounts for the present value of costs to be paid in the future. Under SFAS No. 143, the Company's estimates of costs to discharge asset retirement obligations for landfills are developed in today's dollars. These costs are then inflated each year to reflect a normal escalation of prices up to the year they are expected to be paid. These estimated costs are then discounted to their present value using a credit adjusted risk-free rate.

        Under SFAS No. 143, the Company will no longer accrue landfill retirement obligations through a charge to cost of operations, but rather by an increase to landfill assets. Under SFAS No. 143, the amortizable landfill assets include not only the landfill development costs incurred but also the recorded capping, closure and post-closure liabilities as well as the cost estimates for future capping, closure and post-closure costs. The landfill asset is amortized over the total capacity of the landfill, as airspace is consumed during the life of the landfill with one exception. The exception is for final capping for which both the recognition of the liability and the amortization of these costs are based instead on the airspace consumed for the specific capping event.

        Upon adoption of SFAS No. 143 on May 1, 2003, the Company expects to record a cumulative effect of change in accounting principle of $2,700 (net of taxes of $1,900).

        Following is a summary of the expected balance sheet changes for landfill assets and capping, closure and post -closure liabilities at May 1, 2003 (in thousands):

	Balance at April 30, 2003	Change	Balance at May 1, 2003
Landfill assets	$148,029	$6,166	$154,195
Accumulated amortization	(63,207)	(9,394)	(72,601)

Net landfill assets	$84,822	$(3,228)	$81,594

Capping, closure, and post-closure liability	$25,949	$(7,855)	$18,094

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No., 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145, among other things, restricts the classification of gains and losses from extinguishment of debt as extraordinary such that most debt extinguishment gains and losses will no longer be classified as extraordinary. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. Upon adoption, gains and losses on future debt extinguishment, if any, will be recorded in pre-tax income. During fiscal year 2003, the Company recorded an extraordinary loss of $2,170 (net of income tax benefit of $1,479) in connection with the write-off of deferred financing costs related to the old term loan and the old revolver. This item will be reclassified to continuing operations in fiscal 2004.

        In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses costs such as restructuring, involuntary termination of employees and consolidating facilities but excludes from its scope exit and disposal activities that are in connection with a business combination and those activities to which SFAS No. 143 and No. 144 are applicable. SFAS No. 146 is effective for exit and disposal activities that are initiated after December 31, 2002. Management is evaluating the effect of this statement on the Company's results of operations and financial position as well as related disclosures. The Company has not engaged in or initiated any exit or disposal activities since December 31, 2002.

        In December, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FAS 123. This statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used in reporting results. SFAS No. 148 is effective for fiscal years ending after December 15, 2002. The Company has included the required disclosures in these financial statements. Management is evaluating the effect of this statement on the Company's results of operations and financial position as well as related disclosures.

        In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of APB No. 51 ("FIN 46"). FIN 46 requires that unconsolidated variable interest entities be consolidated by their primary beneficiary who absorbs a majority of the entities expected losses or residual benefits. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to existing variable interest entities in the periods beginning after June 15, 2003. Management is evaluating the effect of this statement on the Company's results of operations and financial position as well as related disclosures.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liability and Equity. The statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new statement requires that those instruments be classified as liabilities in statements of financial position. SFAS

No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management is evaluating the effect of the statement on the Company's results of operations and financial positions as well as related disclosures.

(r)    Concentrations of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Concentration of credit risk with respect to accounts receivable is limited because a large number of geographically diverse customers comprise the Company's customer base, thus spreading the trade credit risk. For the years ended April 30, 2002 and 2003, no single group or customer represents greater than 2.0% of total accounts receivable. The Company controls credit risk through credit evaluations, credit limits, and monitoring procedures. The Company performs credit evaluations for commercial and industrial customers and performs ongoing credit evaluations of its customers, but generally does not require collateral to support accounts receivable. Credit risk related to derivative instruments results from the fact the Company enters into interest rate and commodity price swap agreements with various counterparties. However, the Company monitors its derivative positions by regularly evaluating positions and the credit worthiness of the counterparties.

2.     RECLASSIFICATIONS

        Certain reclassifications have been made to the prior period financial statements to conform to the current presentation.

3.     ADOPTION OF NEW ACCOUNTING STANDARDS

(a)    SFAS No. 142, Goodwill and Other Intangible Assets

        In July 2001, the FASB issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. These new standards significantly modified the accounting rules related to accounting for business acquisitions, amortization of intangible assets and the method of accounting for impairments of existing goodwill. The effective date for SFAS No. 142 was fiscal years beginning after December 15, 2001.

        SFAS No. 142, among other things, eliminates the amortization of goodwill and requires an annual assessment of goodwill impairment by applying a fair value based test. SFAS No. 142 requires that any goodwill recorded in connection with an acquisition consummated on or after July 1, 2001 not be amortized. The Company performed an impairment test as of May 1, 2002 and goodwill was determined to be impaired and the amount of $63,916 (net of tax benefit of $189) was charged to earnings as a cumulative effect of a change in accounting principle. The goodwill impairment is associated with the assets acquired by the Company in connection with its acquisition of KTI. Remaining goodwill will be tested for impairment on an annual basis and further impairment charges may result. In accordance with the non-amortization provisions of SFAS No. 142, remaining goodwill will not be amortized going forward. The following schedule reflects net income (loss) and earnings

(loss) per share for fiscal years 2001, 2002 and 2003 adjusted to exclude goodwill amortization and impairment charges.

	Fiscal Year
	2001	2002	2003
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	$(93,558)	$10,687	$6,228
Discontinued Operations:
Loss from discontinued operations, net	(4,130)	—	—
Estimated loss on disposal of discontinued operations, net	(2,657)	(4,096)	—
Reclassification from discontinued operations, net	(1,190)	1,140	50
Cumulative effect of change in accounting principle, net	—	(250)	(63,916)

Reported net income (loss) before extraordinary loss	(101,535)	7,481	(57,638)
Add:
Goodwill impairment charge (net of income taxes of $189)	—	—	63,916
Goodwill amortization (net of income taxes of $1,759 and $2,143)	6,254	4,956	—

Adjusted net income (loss) before extraordinary loss	(95,281)	12,437	6,278
Less:
Preferred stock dividends	1,970	3,010	3,094

Adjusted net income (loss) available to common shareholders before extraordinary loss	(97,251)	9,427	3,184
Extraordinary loss—early extinguishment of debt, net	—	—	(2,170)

Adjusted net income (loss) available to common stockholders	$(97,251)	$9,427	$1,014

Earnings per common share before extraordinary loss:
Basic earnings per common share:
Adjusted net income (loss) available to common shareholders before extraordinary loss	$(4.46)	$0.19	$(2.56)
Goodwill impairment charge, net	—	—	2.69
Goodwill amortization, net	0.27	0.21	—

Adjusted basic earnings (loss) per share available to common stockholders	$(4.19)	$0.40	$0.13

Diluted earnings per common share:
Adjusted net income (loss) available to common shareholders before extraordinary loss	$(4.46)	$0.19	$(2.54)
Goodwill impairment charge, net	—	—	2.67
Goodwill amortization, net	0.27	0.21	—

Adjusted diluted earnings (loss) per share available to common stockholders	$(4.19)	$0.40	$0.13

Earnings per common share:
Basic earnings per common share:
Reported net (loss) income available to common stockholders	$(4.46)	$0.19	$(2.65)
Goodwill impairment charge, net	—	—	2.69
Goodwill amortization, net	0.27	0.21	—

Adjusted basic earnings (loss) per share available to common stockholders	$(4.19)	$0.40	$0.04

Diluted earnings per common share:
Reported net (loss) income available to common stockholders	$(4.46)	$0.19	$(2.63)
Goodwill impairment charge, net	—	—	2.67
Goodwill amortization, net	0.27	0.21	—

Adjusted diluted earnings (loss) per share available to common stockholders	$(4.19)	$0.40	$0.04

(b)    SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets

        The Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets as of May 1, 2002. Among other things, this standard requires that the assets and liabilities of a disposal group held for sale (including those of discontinued operations) be presented separately in the asset and liability sections, respectively, of the balance sheet. The standard also requires reclassification of such items in prior periods if such financial statements are presented for comparative purposes.

(c)
FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others

        In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). FIN 45 clarifies the requirement of FASB No. 5, Accounting for Contingencies, relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. It requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are effective on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has no guarantees as of April 30, 2003, but will record the fair value of future material guarantees, if any.

4.     BUSINESS COMBINATIONS

        On December 14, 1999, the Company consummated its acquisition of KTI, a publicly traded solid waste handling company. KTI specializes in solid waste disposal and recycling, and operates manufacturing facilities utilizing recycled materials. All of KTI's common stock was acquired in exchange for 7,152,157 shares of Class A Common Stock.

        In addition to the above, the Company also acquired 13, four and eight solid waste hauling, landfill disposal or material recycling operations in fiscal years 2001, 2002 and 2003, respectively, in transactions accounted for as purchases. Accordingly, the operating results of these businesses are included in the accompanying consolidated statements of operations from the dates of acquisition, and the purchase prices have been allocated to the net assets acquired based on fair values at the dates of acquisition, with the residual amounts allocated to goodwill. Management does not believe the final purchase price allocation will produce materially different results than reflected herein.

        The purchase prices allocated to those net assets acquired were as follows:

	April 30,
	2001	2002	2003
Current assets	$644	$60	$525
Property, plant and equipment	2,671	5,821	21,025
Goodwill	18,568	1,380	5,253
Intangible assets	701	116	953
Current liabilities	(4)	—	(1,160)
Other non-current liabilities	—	—	(5,660)

Total consideration	$22,580	$7,377	$20,936

        The following unaudited pro forma combined information shows the results of the Company's operations for the fiscal years 2002 and 2003 as though each of the acquisitions completed in the fiscal years 2002 and 2003 had occurred as of May 1, 2001.

	Fiscal Year
	2002	2003
Revenues	$438,688	$435,387
Operating income (loss)	$41,306	$34,988
Net (loss) income available to common stockholders	$4,555	$(62,922)
Diluted pro forma net (loss) income per common share	$0.19	$(2.63)
Weighted average diluted shares outstanding	24,169	23,904

        The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the actual results of operations had the acquisitions taken place or the results of future operations of the Company. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the completed acquisitions.

5.     RESTRICTED CASH

        Restricted cash consists of cash held in trust on deposit with various banks as collateral for the Company's financial obligations relative to its self-insurance claims liability as well as landfill closure and post-closure costs and other facilities' closure costs. Cash is also restricted by specific agreement for facilities' maintenance and other purposes.

        A summary of restricted cash is as follows:

	April 30, 2002			April 30, 2003
	Short Term	Long Term	Total	Short Term	Long Term	Total
Insurance	$10,144	$—	$10,144	$10,715	$—	$10,715
Landfill closure	91	2	93	73	—	73
Facility maintenance and operations	50	—	50	51	—	51
Other	1	—	1	—	—	—

Total	$10,286	$2	$10,288	$10,839	$—	$10,839

6.     PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment at April 30, 2002 and 2003 consist of the following:

	April 30,
	2002	2003
Land	$10,290	$10,499
Landfills	115,505	148,029
Buildings and improvements	51,717	53,369
Machinery and equipment	147,840	155,784
Rolling stock	84,922	94,345
Containers	40,488	41,983

	450,762	504,009
Less—Accumulated depreciation and amortization	163,556	201,681

	$287,206	$302,328

        Depreciation expense for the fiscal years 2001, 2002 and 2003 was $35,461, $32,397 and $33,042, respectively. Landfill amortization expense for the fiscal years 2001, 2002 and 2003 was $7,897, $10,333 and $13,257.

7.     INTANGIBLE ASSETS

        Intangible assets at April 30, 2002 and 2003 consist of the following:

	April 30,
	2002	2003
Goodwill	$240,099	$177,704
Covenants not to compete	14,447	14,963
Customer lists	428	688

	254,974	193,355
Less: accumulated amortization	31,331	30,659

	$223,643	$162,696

        Intangible amortization expense for the fiscal years 2001, 2002 and 2003 was $10,053, $7,982 and $1,631, respectively.

8.     NET ASSETS UNDER CONTRACTUAL OBLIGATION

        Effective September 30, 2002, the Company transferred its export brokerage operations to former employees, who had been responsible for managing that business. Consideration for the transaction was in the form of two notes receivable amounting to $5,460. These notes are payable within five years of the anniversary date of the transaction to the extent of free cash flow generated from the operations. The Company has not accounted for this transaction as a sale based on an assessment that the risks and other incidents of ownership have not sufficiently transferred to the buyer. The net assets of the operation are disclosed in the balance sheet as "net assets under contractual obligation", and will be reduced as payments are made.

9.     ACCRUED CLOSURE AND POST CLOSURE

        Accrued closure and post-closure costs include the current and non-current portion of costs associated with obligations for closure and post-closure of our landfills. We estimate our future closure and post-closure costs in order to determine the closure and post-closure expense per ton of waste placed into each landfill as further described in Note 1(l) to the consolidated financial statements. The anticipated timeframe for paying these costs varies based on the remaining useful life of each landfill, as well as the duration of the post-closure monitoring period. The changes to accrued closure and post-closure liabilities are as follows:

	Years Ended April 30,
	2001	2002	2003
Balance, beginning of year	$12,276	$17,230	$24,772
Charged to operating expense	5,917	6,665	8,400
Spending applied against the accrual (1)	(675)	(408)	(9,164)
Acquisitions and other adjustments (2)	(288)	1,285	1,941

Balance, end of year	$17,230	$24,772	$25,949

(1)
Spending levels increased in fiscal year 2003 mainly due to closure activities at our Woburn, Massachusetts and Pine Tree, Maine landfills.

(2)
In fiscal year 2002, we recorded additional post-closure accruals relating to one of our construction and demolition landfills. In fiscal year 2003, we recorded closure and post closure accruals relating to the Hardwick landfill acquisition.

10.   OTHER ACCRUED LIABILITIES

        Other accrued liabilities at April 30, 2002 and 2003 consist of the following:

	April 30,
	2002	2003
Interest rate swap obligation	$8,225	$551
Self insurance reserve	5,491	7,730
Other accrued liabilities	10,112	7,381

Total other accrued liabilities	$23,828	$15,662

11.   LONG-TERM DEBT

        Long-term debt as of April 30, 2002 and 2003 consists of the following:

	April 30, 2002	April 30, 2003
Advances on senior secured revolving credit facility (the "old revolver") which provided for advances of up to $280,000, bearing interest at LIBOR plus 2.50%, collateralized by substantially all of the assets of the Company	$156,800	$—
Advances on senior secured delayed draw term "B" Loan (the "old term loan") bearing interest at LIBOR plus 3.75%. This loan was collateralized by substantially all of the assets of the Company	119,300	—
Senior subordinated notes, due February 1, 2013, 9.75%, interest payable semiannually, unsecured and unconditionally guaranteed	—	150,000
Senior secured term loan (the "new term loan") due January 24, 2010, bearing interest at LIBOR plus 3.25% (approximately 4.56% at April 30, 2003 based on three month LIBOR), with principal payments of $1,500 per year, beginning in fiscal 2004 with the remaining principal balance due at maturity. This loan is collateralized by substantially all of the assets of the Company	—	150,000
Senior secured revolving credit facility (the "new revolver"), which provides for advances of up to $175,000, due January 24, 2008, bearing interest at LIBOR plus 3.00%, (approximately 4.31% at April 30, 2003 based on three month LIBOR). This loan is collateralized by substantially all of the assets of the Company	—	—
Notes payable in connection with businesses acquired, bearing interest at rates of 0% — 12.5%, due in monthly, quarterly or annual installments varying to $42, expiring March 2004 through May 2009	1,797	2,460
Subordinated, convertible notes payable in connection with business acquired, bearing interest at 7.5%, due in monthly installments varying to $48, expiring on March 15, 2003.	2,419	—
Notes payable in connection with businesses acquired, bearing interest at 0%, discounted at 4.74% to 5.5%, due in monthly and annual installments varying to $1,000 through April 2005	3,665	4,463

	283,981	306,923
Less—current maturities	6,436	4,534

	$277,545	$302,389

        On January 24, 2003, the Company issued $150,000 of 9.75% senior subordinated notes (the "notes"), due 2013. The senior subordinated note agreement contains covenants that restrict dividends, stock repurchases and other payments, and limits the incurrence of debt and issuance of preferred stock subject to the Company meeting a minimum consolidated fixed charge ratio. The notes are guaranteed jointly and severally, fully and unconditionally by the Company and its significant subsidiaries.

        On February 11, 2003, the Company filed a registration statement on Form S-4 with the Securities and Exchange Commission relating to an exchange offer pursuant to which senior subordinated notes (the "exchange notes") identical in terms and in principal amount to the notes issued on January 24, 2003 (the "old notes") would be issued in exchange for the old notes. The exchange notes, when issued, would be freely transferable under the Securities Act of 1933, as amended. The Securities and Exchange Commission is reviewing the registration statement. Following the effectiveness of the registration statement, the Company will conduct an exchange offer whereby each holder of the old notes would be given an opportunity to exchange the old notes held by it for exchange notes which are equal in principal amount to the old notes surrendered. Because the registration statement was not declared effective by the Securities and Exchange Commission by July 23, 2003, the Company is incurring liquidated damages until the registration statement is declared effective.

        Concurrently with the issuance of the notes, the Company entered into a new senior credit facility consisting of the new term loan in the aggregate principal amount of $150,000 and the new revolver in the aggregate principal amount of $175,000. The Company, under certain circumstances, has the option of increasing the new term loan or the new revolver by an additional $50,000. The gross proceeds of the notes offering and initial borrowings under the Company's new term loan were used to repay all outstanding indebtedness under the old term loan and the old revolver.

        Further advances were available under the old revolver and new revolver in the amount of $83,276 and $141,586 as of April 30, 2002 and 2003, respectively. These available amounts are net of outstanding irrevocable letters of credit totaling $39,923 and $33,414 as of April 30, 2002 and 2003. As of April 30, 2002 and 2003 no amounts had been drawn under the outstanding letters of credit.

        The new term loan and revolving credit facility agreement contains covenants that may limit our activities, including covenants that restrict dividends and stock repurchases, limit capital expenditures, and set minimum net worth and profitability requirements and interest coverage and leverage ratios. As of April 30, 2003, we considered the profitability covenant, which requires our cumulative adjusted net income for any two consecutive quarters to be positive, to be the most restrictive. As of April 30, 2003, we were in compliance with this covenant as we reported consolidated adjusted net income of $1.5 million for the six months ended April 30, 2003. Consolidated adjusted net income is defined by the credit facility agreement. In accordance with such definition, consolidated net income, determined in accordance with generally accepted accounting principles, is adjusted for elimination of certain nonrecurring charges, extraordinary gains, income from discontinued operations and non-cash income attributable to equity investments.

        The Company recorded an extraordinary loss of $2,170 (net of income tax benefit of $1,479) as a result of the write-off of deferred financing costs related to the old term loan and the old revolver.

        The Company has entered into interest rate swap agreements to balance fixed and floating rate debt interest risk in accordance with management's criteria. The agreements are contracts to exchange fixed and floating interest rate payments periodically over a specified term without the exchange of the underlying notional amounts. The agreements provide only for the exchange of interest on the notional amounts at the stated rates, with no multipliers or leverage. Differences paid or received over the life of the agreements are recorded in the consolidated financial statements as additions to or reductions of interest expense on the underlying debt.

        The Company terminated five interest rate swaps concurrent with the issuance of the notes and entering into its new senior credit facility. These derivatives were accounted for as cash flow hedges pursuant to SFAS 133 and were designated to interest payments under the previous credit facility. At April 30, 2002, the fair value of these swaps was $8,225. The early termination costs associated with the unwind of these swaps amounted to $1,296 which is included in other expense/(income), net in the consolidated statements of operations. The Company entered into new interest rate swap agreements as cash flow hedges for the new senior credit facility. As of April 30, 2003, interest rate swap agreements in notional amounts and with terms as set forth in the following table were outstanding:

Bank	Notional Amounts	Receive	Pay	Range of Agreement
Bank A	$26,500	LIBOR	2.434%	February 2003 to February 2006
Bank B	$26,500	LIBOR	2.450%	February 2003 to February 2006

        The fair value of the swaps is estimated at a loss of $551 as of April 30, 2003.

        As of April 30, 2003, debt matures as follows:

Fiscal Year
2004	$4,534
2005	4,482
2006	1,809
2007	1,717
2008	1,555
Thereafter	292,826

$306,923

12.   COMMITMENTS AND CONTINGENCIES

(a)    Leases

        The following is a schedule of future minimum lease payments, together with the present value of the net minimum lease payments under capital leases, as of April 30, 2003.

	Operating Leases	Capital Leases
Fiscal Year
2004	$3,965	$1,488
2005	3,556	739
2006	3,313	503
2007	2,849	539
2008	2,212	494
Thereafter	4,261	41

Total Minimum Lease Payments	$20,156	3,804

Less—amount representing interest		548

		3,256
Less—current maturities of capital lease obligations		1,287

Present value of long term capital lease obligations		$1,969

        The Company leases real estate, compactors and hauling vehicles under leases that qualify for treatment as capital leases. The assets related to these leases have been capitalized and are included in property and equipment at April 30, 2002 and 2003.

        The Company leases operating facilities and equipment under operating leases with monthly payments varying to $47.

        Total rent expense under operating leases charged to operations was $3,087, $5,787 and $4,955 for each of the fiscal years 2001, 2002 and 2003, respectively.

(b)    Investment in Waste to Energy Facilities

        The Company owns a 100% interest in Maine Energy, which utilizes non-hazardous solid waste as the fuel for the generation of electricity. Maine Energy sells the electricity it produces to Central Maine Power ("Central Maine") pursuant to a long-term power purchase agreement. Under this agreement, Maine Energy has agreed to sell energy to Central Maine through May 31, 2007 at an initial rate of 7.18 cents (determined in 1996) per kilowatt-hour ("kWh"), which escalates annually by

2% (8.53 cents per kWh as of April 30, 2003). From June 1, 2007 until December 31, 2012, Maine Energy is to be paid the then current market value for both its energy and capacity by Central Maine.

        If, in any year, Maine Energy fails to produce 100,000,000 kWh of electricity and Maine Energy does not have a force majeure defense, such as physical damage to the plant or other similar events, Maine Energy must pay approximately $3,750 to Central Maine as liquidated damages. This payment obligation is secured by a letter of credit with a bank. Additionally, if, in any year, Maine Energy fails to produce 15,000,000 kWh of electricity and Maine Energy does not have a force majeure defense, Maine Energy must pay the balance of the letter of credit to Central Maine as liquidated damages. The balance of the letter of credit at April 30, 2003 was $18,750.

        Maine Energy produced and sold 158,075,200 kWh, 159,006,000 kWh and 153,547,000 kWh of electricity to Central Maine in the fiscal years ended April 30, 2003, 2002 and 2001, respectively, thereby meeting its kWh requirements under the power purchase agreement.

        Under the terms of a waste handling agreement between certain municipalities and Maine Energy, the latter is obligated to make a payment at the point in time that Maine Energy pays off its debt obligations (as defined), currently estimated to occur in 2008, or upon the consummation of an outright sale of Maine Energy. The obligation has been estimated by management at $9,700. Management believes the possibility of material loss in excess of this amount is remote.

        Additionally, from December 1999 until July 31, 2001, the Company owned 100% of Timber Energy Resources, Inc. ("Timber Energy"). Timber Energy uses biomass waste as its source of fuel to be combusted for the generation of electricity. Timber Energy also operates two wood processing facilities. Timber Energy sells the electricity that it generates to Florida Power Corporation ("Florida Power"), a local electric utility, under a power purchase agreement. Under the terms of the power purchase agreement, Florida Power has agreed to purchase all of the electricity generated by Timber Energy. Timber Energy was sold effective July 31, 2001.

(c)    Legal Proceedings

        In the normal course of its business and as a result of the extensive governmental regulation of the waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving Federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke, or to deny renewal of, an operating permit held by the Company. In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violation of certain laws and for alleged liabilities arising out of matters occurring during the normal operation of the waste management business.

        During fiscal year 2002, the Company settled four lawsuits all of which had been previously provided for, thus having no effect on the Company's financial position.

        In July 1996, Clinton County, New York entered into a privatization agreement with Casella for Casella to run the County's solid waste management system (the "System") as a private enterprise, including operations at both the existing unlined landfill, as well as newly constructed lined landfill areas. During the period of November 21, 1996 to October 9, 1997, we performed certain closure activities and installed a cut-off wall at the unlined portion of the landfill. On or about April 1999, the New York State Department of Labor alleged that we should have paid prevailing wages in connection with the labor associated with such activities related to the unlined landfill. The DOL is attempting to apply the prevailing wage provisions of Labor Law § 220 to Casella's construction activities at the unlined portion of the Clinton County landfill, to include (1) cap construction at the unlined landfill; (2) construction of the "Casella Barrier Wall," which the New York State Department of Environment Conservation (the "DEC") required as a precondition to permitting the Phase III expansion of the Lined Landfill; and (3) construction of the "County Barrier Wall," which the DEC required as a corrective measure to control the historical contamination. We have disputed the allegations and a hearing on only the liability issue was held on September 16, 2002. Since the hearing did not address damages, relevant payroll documents have not been fully reviewed by either party. Accordingly, neither side is in a position to estimate wage amounts that might be payable in the event the hearing officer finds that Casella is liable for the payment of such prevailing wages. In addition, any such estimate will differ depending on whether any liability ruling applies to some or all of the activities described above; and whether it would apply only to activities of Casella or to all subcontractors as well. In November 2002, both sides submitted proposed findings of fact and conclusions of law. The hearing officer is expected to make a recommendation to the Department of Labor commissioner during the summer of 2003 on the liability issue. We continue to explore settlement possibilities with the State. We believe that we have meritorious defenses to these claims. Although a loss as a result of these claims is reasonably possible, we cannot estimate a range of reasonably possible losses at this time.

        The Company is a defendant in certain other lawsuits alleging various claims incurred in the ordinary course of business, none of which, either individually or in the aggregate, the Company believes are material to its financial condition, results of operations or cash flows.

(d)    Environmental Liability

        The Company is subject to liability for any environmental damage, including personal injury and property damage, that its solid waste, recycling and power generation facilities may cause to neighboring property owners, particularly as a result of the contamination of drinking water sources or soil, possibly including damage resulting from conditions existing before the Company acquired the facilities. The Company may also be subject to liability for similar claims arising from off-site environmental contamination caused by pollutants or hazardous substances if the Company or its predecessors arrange to transport, treat or dispose of those materials. Any substantial liability incurred by the Company arising from environmental damage could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is not presently aware of any situations that it expects would have a material adverse impact on the results of operations or financial condition.

(e)    Employment Contracts

        The Company has entered into employment contracts with four of its senior officers. Two contracts are dated December 8, 1999, while the other two are dated June 18, 2001 and July 20, 2001, respectively. Each contract has a three-year term and a two-year covenant not to compete from the date of termination. These contracts automatically extend for a one year period at the end of the initial term and any renewal period. Total annual commitments for salaries under these contracts are $1,085. In the event of a change in control of the Company, or in the event of involuntary termination without cause, the employment contracts provide for a payment ranging from one to three years of salary and bonuses.

13.   PREFERRED STOCK

        The Company is authorized to issue up to 1,000,000 shares of preferred stock in one or more series. As of April 30, 2002 and 2003, the Company had 55,750 shares authorized, issued and outstanding of Series A Redeemable Convertible Preferred Stock issued at $1,000 per share. These shares are convertible into Class A common stock, at the option of the holders, at $14 per share. Dividends are cumulative at a rate of 5%, compounded quarterly. The Company has the option to redeem the preferred stock for cash at any time after three years at a price giving the holder a defined yield, but must redeem the shares by the seventh anniversary date at liquidation value, which equals original cost, plus accrued but unpaid dividends, if any. Pursuant to the stock agreement, acceleration of the liquidation provisions would occur upon change in control of the Company.

        During the fiscal years 2001, 2002 and 2003, the Company accrued $1,970, $3,010 and $3,094 of dividends, respectively, which are included in the carrying value of the preferred stock in the accompanying consolidated balance sheets.

14.   STOCKHOLDERS' EQUITY

(a)    Common Stock

        The holders of the Class A Common Stock are entitled to one vote for each share held. The holders of the Class B Common Stock are entitled to ten votes for each share held, except for the election of one director, who is elected by the holders of the Class A Common Stock exclusively. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis at the option of the shareholder.

(b)    Stock Warrants

        At April 30, 2002 and 2003, there were outstanding warrants to purchase 227,530 and 122,498 shares, respectively, of the Company's Class A Common Stock at exercise prices between $0.01 and $43.63 per share, based on the fair value of the underlying common stock at the time of the warrants' issuance. The warrants are exercisable and expire at varying times through November 2008.

(c)    Stock Option Plans

        During 1993, the Company adopted an incentive stock option plan for officers and other key employees. The 1993 Incentive Stock Option Plan (the "1993 Option Plan") provided for the issuance of a maximum of 300,000 shares of Class A Common Stock. As of April 30, 2002 and 2003, options to purchase 15,000 shares of Class A common stock were outstanding at a weighted average exercise price of $4.61. No further options may be granted under this plan.

        During 1994, the Company adopted a non-statutory stock option plan for officers and other key employees. The 1994 Stock Option Plan (the "1994 Option Plan") provided for the issuance of a maximum of 150,000 shares of Class A Common Stock. As of April 30, 2002 and 2003, options to purchase 15,000 shares of Class A common stock at a weighted average exercise price of $0.60 were outstanding under the 1994 Option Plan. No further options may be granted under this plan.

        In May 1994, the Company also established a nonqualified stock option pool for certain key employees. The plan, which was not approved by stockholders, established 338,000 stock options to purchase Class A common stock. As of April 30, 2002, options to purchase 264,000 shares of Class A common stock were outstanding at a weighted average exercise price of $2.00. As of April 30, 2003, options to purchase 255,000 shares of Class A common stock were outstanding at a weighted average exercise price of $2.00. No further options may be granted under this plan.

        During 1996, the Company adopted a stock option plan for employees, officers and directors of, and consultants and advisors to the Company. The 1996 Stock Option Plan (the "1996 Option Plan") provided for the issuance of a maximum of 918,135 shares of Class A Common Stock pursuant to the grant of either incentive stock options or non-statutory options. As of April 30, 2002, a total of 320,238 options to purchase Class A Common Stock were outstanding at a weighted average exercise price of $11.76. As of April 30, 2003, a total of 299,531 options to purchase Class A common Stock were outstanding at an average exercise price of $11.89. No further options may be granted under this plan.

        On July 31, 1997, the Company adopted a stock option plan for employees, officers and directors of, and consultants and advisors to the Company. The Board of Directors has the authority to select the optionees and determine the terms of the options granted. The 1997 Stock Option Plan (the "1997 Option Plan") provides for the issuance of 5,328,135 shares of Class A Common Stock pursuant to the grant of either incentive stock options or non-statutory options, which includes all authorized, but unissued options under previous plans. As of April 30, 2002, options to purchase 3,404,628 shares of Class A Common Stock at an average exercise price of $13.81 were outstanding under the 1997 Option Plan. As of April 30, 2003, options to purchase 3,547,628 shares of Class A Common Stock at a weighted average exercise price of $13.58 were outstanding under the 1997 Option Plan. As of April 30, 2003, 614,475 options were available for future grant under the 1997 Option Plan.

        Additionally, options outstanding under the assumed KTI Stock Option Plan totaled 123,992 and 81,586 at April 30, 2002 and 2003, respectively, at weighted average exercise prices of $23.18 and $22.42, respectively. Upon assumption of this plan, entitled optionees under the KTI plan received one option to acquire one share of the Company's stock for every option held. The exercise price of the converted options was increased by 96.1% based on relative fair values of the underlying stock at the date of the KTI acquisition.

        On July 31, 1997, the Company adopted a stock option plan for non-employee directors of the Company. The 1997 Non-Employee Director Stock Option Plan provides for the issuance of a maximum of 200,000 shares of Class A Common Stock pursuant to the grant of non-statutory options. As of April 30, 2002 and 2003, options to purchase 94,000 shares of Class A Common Stock at a weighted average exercise price of $14.12 and 139,000 shares of Class A Common Stock at a weighted average exercise price of $11.36, respectively, were outstanding. As of April 30, 2003, 57,000 options were available for future grant under the 1997 Non-Employee Director Stock Option Plan.

        On July 2, 2001, the Company offered its employees, other than executive officers, the opportunity to ask the Company to exchange options having an exercise price of $12.00 or more per share. For every two eligible options surrendered, the participating option holders received one new option on February 4, 2002 at an exercise price of $12.75, which was equal to the closing price of a common share as quoted by NASDAQ on that day. 666,315 options were surrendered for exchange under the offering resulting in 333,158 options being granted to participants.

        Options generally vest over a one to three year period from the date of grant and are granted at prices at least equal to the prevailing fair market value at the issue date. In general, options are issued with a life not to exceed ten years.

        Stock option activity for the fiscal years 2001, 2002 and 2003 is as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding, April 30, 2000	3,916,740	19.78
Granted	1,929,060	9.26
Terminated	(433,148)	(24.62)
Exercised	(3,000)	(8.69)

Outstanding, April 30, 2001	5,409,652	15.65
Granted	710,565	13.09
Surrendered under Exchange Program	(666,315)	(27.77)
Terminated	(802,009)	(20.56)
Exercised	(415,035)	(7.87)

Outstanding, April 30, 2002	4,236,858	13.09
Granted	225,000	8.30
Terminated	(83,406)	(19.06)
Exercised	(25,707)	(5.28)

Outstanding, April 30, 2003	4,352,745	$12.77

Exercisable, April 30, 2001	4,071,188	$16.44

Exercisable, April 30, 2002	3,811,775	$13.27

Exercisable, April 30, 2003	3,982,129	$13.06

        Set forth below is a summary of options outstanding and exercisable as of April 30, 2003:

	Options Outstanding
				Options Exercisable
		Weighted Average Remaining Contractual Life (Years)
Range of Exercise Price	Number of Outstanding Options		Weighted Average Exercise Price	Number of Exercisable Options	Weighted Average Exercise Price
$.60—$2.00	270,000	1.1	$1.92	270,000	$1.92
$4.61—$8.69	1,384,420	5.8	8.24	1,214,253	8.33
$9.56—$18.00	2,077,313	6.1	13.43	1,876,864	13.64
$18.01—$27.00	400,310	5.6	22.66	400,310	22.66
Over $27.00	220,702	1.0	30.33	220,702	30.33

Totals	4,352,745	5.4	$12.77	3,982,129	$13.06

        The weighted average grant date fair value of options granted during the fiscal years 2001, 2002 and 2003 is $7.28, $7.06 and $8.30, respectively.

15.   RESTRUCTURING

        In April 2001, the Company's Board of Directors approved a reorganization of certain of the Company's operations. This reorganization consisted of the elimination of various positions and the closure of certain facilities. The following items were charged to earnings during 2001:

Severance	$3,786
Facility closures	365

$4,151

        Severance related to the termination of 19 employees, primarily in management and administration, as well as three officers of the Company. Facility closures include the costs of closing two transfer stations.

        During fiscal year 2002, the reversal of various prior year restructuring expenses netted with fiscal year 2002 restructuring charges of $254, amounted to ($438).

        During fiscal year 2003, $37 was charged against the accrual. The remaining balance included in other accrued liabilities in the accompanying April 30, 2003 balance sheet amounts to $0.

16.   EMPLOYEE BENEFIT PLANS

        The Company offers its eligible employees the opportunity to contribute to a 401(k) plan. The Company may contribute up to 500 dollars per individual per calendar year. Participants vest in employer contributions ratably over a three-year period. Employer contributions for the fiscal years 2001, 2002 and 2003 amounted to $434, $406 and $368, respectively.

        In January 1998, the Company implemented its Employee Stock Purchase Plan. Under this plan, qualified employees may purchase shares of Class A Common Stock by payroll deduction at a 15% discount from the market price. 600,000 shares of Class A Common Stock have been reserved for this purpose. During the fiscal years 2001, 2002 and 2003, 29,287, 30,904 and 27,633 shares, respectively, of Class A Common Stock were issued under this plan.

17.   INCOME TAXES

        The provision (benefit) for income taxes from continuing operations for the fiscal years 2001, 2002 and 2003 consists of the following:

	April 30,
	2001	2002	2003
Federal—
Current	$(1,036)	$(1,639)	$22
Deferred	(9,029)	8,458	448
Deferred benefit of loss carryforwards	(5,721)	(4,049)	1,970

	(15,786)	2,770	2,440

State—
Current	(829)	565	871
Deferred	(2,686)	2,803	1,884
Deferred benefit of loss carryforwards	(1,142)	(1,027)	97

	(4,657)	2,341	2,852

Total	$(20,443)	$5,111	$5,292

        The differences in the provision (benefit) for income taxes and the amounts determined by applying the Federal statutory rate to income before provision (benefit) for income taxes for the years ended April 30, 2001, 2002 and 2003 are as follows:

	Fiscal Year
	2001	2002	2003
Federal statutory rate	35%	35%	35%
Tax at statutory rate	$(39,900)	$5,529	4,032
State income taxes, net of federal benefit	(3,027)	1,523	1,847
Non-deductible impairment charge	12,825	—	568
Non-deductible goodwill	1,155	1,052	—
Losses on business dispositions	—	(2,072)	849
Equity in loss of unconsolidated entities	6,390	(390)	—
Decrease in valuation allowance	—	—	(3,173)
Other, net	2,114	(531)	1,169

	$(20,443)	$5,111	$5,292

        Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax purposes.

        Deferred tax assets and liabilities consist of the following at April 30, 2002 and 2003:

	April 30,
	2002	2003
Deferred tax assets:
Accrued expenses and reserves	$14,291	$11,243
Basis difference in partnership interests	5,532	—
Amortization of intangibles	8,833	102
Unrealized loss on securities	3,727	19
Gain on business dispositions	—	757
Capital loss carryforward	1,900	—
Net operating loss carryforwards	38,672	45,385
Alternative minimum tax credit carryforwards	672	672
Other	1,534	1,422

Total deferred tax assets	75,161	59,600
Less: valuation allowance	(28,512)	(24,696)

Total deferred tax assets after valuation allowance	46,649	34,904

Deferred tax liabilities:
Accelerated depreciation of property and equipment	(35,676)	(33,181)
Basis difference in partnership interests	—	(1,487)
Other	(1,558)	(1,434)

Total deferred tax liabilities	(37,234)	(36,102)

Net deferred tax asset (liability)	$9,415	$(1,198)

        At April 30, 2003, the Company has for income tax purposes Federal net operating loss carryforwards of approximately $108,146 that expire in years 2005 through 2023 and state net operating loss carryforwards of approximately $91,887 that expire in years 2004 through 2023. Substantial limitations restrict the Company's ability to utilize certain Federal and state loss carryforwards. Due to uncertainty of the utilization of the carryforwards, no tax benefit has been recognized for approximately $49,457 of the Federal net operating loss carryforwards and $79,923 of the state net operating loss carryforwards. In addition, the Company has approximately $672 minimum tax credit carryforward available that is not subject to limitation.

        The $3,816 net decrease in the valuation allowance is due to the decrease in the basis difference for the investment in New Heights, the elimination of the capital loss carryforward, and the expiration of certain state loss carryforwards, partially offset by an increased valuation allowance for Federal and state loss carryforwards.

        The valuation allowance includes $15,556 related to losses acquired through acquisitions. To the extent that future realization of such carryforwards exceeds the Company's current estimates, additional benefits received will be recorded as a reduction of goodwill. In assessing the realizability of carryforwards and other deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company adjusts the valuation allowance in the period management determines it is more likely than not that deferred tax assets will or will not be realized.

18.   DISCONTINUED OPERATIONS, ASSETS HELD FOR SALE, DIVESTITURES, IMPAIRMENT CHARGE AND EXTRAORDINARY ITEM

Discontinued Operations:

        At the end of fiscal year 2001, the Company adopted a formal plan to dispose of its tire processing, commercial recycling and mulch recycling businesses (herein "discontinued businesses"). The Company is accounting for these planned dispositions in accordance with APB Opinion No. 30, and accordingly the discontinued businesses are carried at estimated net realizable value less costs to be incurred through date of disposition.

        For the fiscal year 2001, the estimated loss on the disposal of the discontinued operations of $2,657, net of income tax benefit of $274, represents the estimated loss on the disposal of the assets of the discontinued operations and includes costs to sell, estimated loss on sale and a provision for losses during the phase-out period.

        A summary of the operating results of the discontinued operations is as follows:

Fiscal Year
2001
Revenues	$30,047
(Loss) income before income taxes	(5,199)
(Benefit) provision for income taxes	(1,069)

Net (loss) income from discontinued operations	$(4,130)

        The Company has included approximately $9,911 of intercompany sales of recyclables from the commercial recycling business to the brokerage business in loss on discontinued operations for the fiscal year 2001. Intercompany sales of recyclables from the commercial recycling business to the brokerage business amounted to $1,323 and $0 for fiscal years 2002 and 2003, respectively.

        The mulch recycling business was sold effective June 30, 2001. The Company's tire processing business was sold in September 2001 for cash consideration of $13,745. The Company retained a 19.9% interest in the new venture, which was valued at $3,080. The Company is accounting for its retained investment under the cost method. The commercial recycling center in Newark, New Jersey was sold effective April 18, 2002.

        Actual operating results of discontinued businesses for the fiscal year 2002 exceeded the original estimate by $599 (net of income tax provision of $408), and the actual loss on the sale of assets exceeded the estimate by $4,695 (net of income tax benefit of $565). Accordingly, the accompanying income statement for the year ended April 30, 2002 includes an additional loss on disposal of discontinued operations of $4,096.

        In the fourth quarter of fiscal 2003, the Company entered into negotiations with employees for the transfer of its domestic brokerage operations and a commercial recycling business. The transaction was completed in June 2003. The commercial recycling business had been accounted for as a discontinued operation since fiscal 2001. Due to the nature of the transaction, the Company could not retain discontinued accounting treatment for this operation. Therefore, the commercial recycling business' operating results have been reclassified from discontinued to continuing operations for fiscal 2001, 2002 and 2003. In fiscal 2001, estimated future losses from this operation were recorded and classified as losses from discontinued operations. This amount has been reclassified and offset against actual losses from operations in fiscal 2001, 2002 and 2003.

Net Assets Held for Sale:

        The Company had identified for sale certain other businesses which were classified as net assets held for sale as of April 30, 2001. These included its Timber Energy business and its one remaining plastics recycling facility.

        On May 17, 2001, the plastics recycling business was sold for approximately $998 in total consideration. The consideration consisted of $406 in cash and $592 in notes.

        On July 31, 2001, the Timber Energy business was sold for approximately $15,000 in total consideration. The consideration comprised the buyer's assumption of debt, reimbursement of restricted cash funds, and a working capital adjustment, resulting in $10,691 cash.

        As discussed above, in June 2003, the Company transferred a commercial recycling business to former employees. The net assets of the commercial recycling business were $(306) and $(1,280) as of April 30, 2002 and 2003, respectively.

Other Divestitures:

        A portion of the Company's 50% interest in New Heights was sold in September 2001 for consideration of $250. The Company retained an interest of 9.95% in the tire assets of New Heights as well as financial obligations related solely to the New Heights' power plant. At April 30, 2001, the Company included $4,000, as its estimate of its future costs to be incurred at New Heights; as of April 30, 2003, $2,400 has been invested in New Heights. In addition, the Company has an interest in certain notes granted by New Heights collectively valued at approximately $9,000, payment of which is contingent upon settlement of litigation concerning the cancellation of a fixed price power contract. The Company has not recorded a receivable in respect of these notes, as the timing of such settlement is uncertain; a favorable summary judgment has been received but final court appeal resolution is not likely until fiscal year 2004. The Company is accounting for its retained investment under the cost method of accounting.

        In October, 2001, the Company sold its Multitrade division for consideration of $6,893. The transaction resulted in a gain of $4,156 which is included in other (income)/expense, net.

        In July, 2001, the Company sold its S&S Commercial division for consideration of $887. The transaction resulted in a gain of $692 which is included in other (income)/expense, net.

        In April 2003, the Company sold its FCR Virginia division for consideration of $875. The transaction resulted in a gain of $684 which is included in other (income)/expense, net.

Impairment Charge:

        Prior to the adoption of SFAS 142, and in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", the Company periodically reviewed its long-lived assets for impairment whenever events or changes in circumstances indicate that the remaining estimated useful life of such assets might warrant revision or that the balance may not be recoverable. The Company evaluated possible impairment by comparing estimated future cash flows, before interest expense and on an undiscounted basis, with the net book value of long-term assets including goodwill and other intangible assets. If undiscounted cash flows are insufficient to recover assets, further analysis is performed in order to determine the amount of the impairment. An impairment loss was then recorded equal to the amount by which the carrying amount of the assets exceeds their fair value. Fair value is usually determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. Prior to the adoption of SFAS 142, and in instances where goodwill is identified with assets that are subject to an impairment loss, the carrying amount of the identified goodwill is reduced before making any reduction to the carrying amounts of other long-lived assets.

        As a result of the factors discussed above, during 2001, the Company recorded a charge of $79,687 to reduce certain assets (mainly goodwill arising from the acquisition of KTI, see Note 4), to their estimated fair value. In the fourth quarter of fiscal 2003, the Company recorded an impairment charge of $4,864 to adjust the book value of the the domestic brokerage and commercial recycling business to net realizable value.

Extraordinary Loss:

        During fiscal year 2003, the Company recorded an extraordinary loss of $2,170 (net of income tax benefit of $1,479) in connection with the write-off of deferred financing costs related to the old term loan and the old revolver. This item will be reclassified to continuing operations upon adoption of SFAS No. 145.

19.   EARNINGS PER SHARE

        The following table sets forth the numerator and denominator used in the computation of earnings per share:

	Fiscal Year
	2001	2002	2003
Numerator:
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	$(93,558)	$10,687	$6,228
Less: preferred dividends	(1,970)	(3,010)	(3,094)

Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle available to common stockholders	$(95,528)	$7,677	$3,134

Denominator:
Number of shares outstanding, end of period:
Class A common stock	22,198	22,667	22,769
Class B common stock	988	988	988
Effect of weighted average shares outstanding during period	3	(159)	(41)

Weighted average number of common shares used in basic EPS	23,189	23,496	23,716

Impact of potentially dilutive securities:
Dilutive effect of options, warrants and contingent stock	—	673	188

Weighted average number of common shares used in diluted EPS	23,189	24,169	23,904

        For the fiscal years 2001, 2002 and 2003, 5,389, 6,653 and 8,408, respectively, of potentially dilutive common stock related to options, convertible debt, warrants and redeemable convertible preferred stock, respectively, were excluded from the calculation of dilutive shares since the inclusion of such shares would be anti-dilutive.

20.   RELATED PARTY TRANSACTIONS

(a)    Services

        During fiscal years 2001, 2002 and 2003, the Company retained the services of a related party, a company wholly owned by two of the Company's major stockholders and members of the Board of Directors (one of whom is also an officer), as a contractor in developing or closing certain landfills owned by the Company. Total purchased services charged to operations or capitalized to landfills for the fiscal years 2001, 2002 and 2003 were $3,870, $2,559 and $1,525, respectively, of which $0 and $28 were outstanding and included in accounts payable at April 30, 2002 and 2003, respectively.

(b)    Leases

        On August 1, 1993, the Company entered into two leases for operating facilities with a partnership in which two of the Company's major stockholders and members of the Board of Directors (one of whom is also an officer) are the general partners. The leases are classified as capital leases in the accompanying consolidated balance sheets. The leases call for monthly payments of approximately $21 and expired in April 2003. The leases were renewed effective May 1, 2003 for a term of 60 months. Total interest and depreciation expense charged to operations for fiscal years 2001, 2002 and 2003 under these agreements was $236, $204 and $196, respectively.

(c)    Post-closure Landfill

        The Company has agreed to pay the cost of post-closure on a landfill owned by certain principal shareholders. The Company paid the cost of closing this landfill in 1992, and the post-closure maintenance obligations are expected to last until 2012. In the fiscal years 2001, 2002 and 2003, the Company paid $7, $6 and $8 respectively, pursuant to this agreement. As of April 30, 2002 and 2003, the Company has accrued $83 and $75 respectively, for costs associated with its post-closure obligations.

(d)    Transfer Station Lease

        In June 1994, the Company entered into a transfer station lease for a term of 10 years. The transfer station is owned by a current member of the Company's Board of Directors, who became a director upon the execution of the lease. Under the terms of the lease the Company agreed to pay monthly rent for the first five years at a rate of five dollars per ton of waste disposed of at the transfer station, with a minimum rent of $7 per month. Since June 1999, the monthly rent was lowered to a rate of two dollars per ton of waste disposed, with a minimum rent of $3 per month. Total lease payments for the fiscal years 2001, 2002 and 2003 were $55, $64 and $55, respectively.

(e)    Employee Loans

        As of April 30, 2002 and 2003, the Company has recourse loans to officers and employees outstanding in the amount of $1,105. The interest on these notes is payable upon demand by the company. The notes have no fixed repayment terms. Interest is at the Wall Street Journal Prime Rate (4.25% at April 30, 2003). Notes from officers consisted of $1,016 at April 30, 2002 and 2003 with the remainder being from employees of the Company.

(f)    Commodity Sales

        The Company sells recycled paper products to its equity method investee, GreenFiber. Revenue from sales to GreenFiber amounted to $2,303 and $3,375 for fiscal years 2002 and 2003, respectively.

21.   SEGMENT REPORTING

        SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments in financial statements. In general, SFAS No. 131 requires that business entities report selected information about operating segments in a manner consistent with that used for internal management reporting.

        The Company classifies its operations into Eastern, Central, Western and FCR Recycling. The Company's revenues in the Eastern, Central and Western segments are derived mainly from one industry segment, which includes the collection, transfer, recycling and disposal of non-hazardous solid waste. The Eastern Region also includes Maine Energy, which generates electricity from non-hazardous solid waste. The Company's revenues in the FCR Recycling and brokerage segment are derived from integrated waste handling services, including processing and recycling of wood, paper, metals, aluminum, plastics and glass and brokerage of recycled materials. Ancillary operations, mainly residue recycling, major customer accounts and earnings from equity method investees, are included in Other.

	Eastern Region	Central Region	Western Region	Recycling	Other
Year Ended April 30, 2001
Outside revenues	$158,754	$99,305	$66,473	$109,453	$46,381
Inter-segment revenues	38,267	40,498	14,995	36,473	1,273
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	(3,876)	3,706	4,152	(49,780)	(36,443)
Depreciation & amortization	20,349	14,330	9,855	3,955	4,394
Impairment charge	1,948	7,765	49	69,932	—
Interest expense (net)	10,346	3,564	4,321	6,930	13,493
Capital expenditures	25,843	20,545	16,445	7,750	(9,065)
Goodwill	116,176	24,567	49,601	42,428	(6,803)
Total assets	$283,967	$126,617	$112,882	$80,984	$81,843
	Eliminations	Total
Year Ended April 30, 2001
Outside revenues	$—	$480,366
Inter-segment revenues	(131,506)	—
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	—	(82,241)
Depreciation & amortization	—	52,883
Impairment charge	—	79,694
Interest expense (net)	—	38,654
Capital expenditures	—	61,518
Goodwill	—	225,969
Total assets	$—	$686,293

	Eastern Region	Central Region	Western Region	Recycling	Other
Year Ended April 30, 2002
Outside revenues	$152,095	$91,935	$65,628	$94,117	$17,460
Inter-segment revenues	31,889	43,777	14,626	18,338	58
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	1,525	19,163	1,125	(10,417)	(708)
Depreciation & amortization	21,140	12,758	10,192	4,121	2,501
Interest expense (net)	9,247	2,559	7,434	10,044	1,289
Capital expenditures	15,850	11,856	6,490	2,573	905
Goodwill	108,517	25,212	48,576	37,433	(9)
Total assets	$270,854	$109,673	$104,479	$69,531	$67,074
	Eliminations	Total
Year Ended April 30, 2002
Outside revenues	$—	$421,235
Inter-segment revenues	(108,688)	—
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	—	10,688
Depreciation & amortization	—	50,712
Interest expense (net)	—	30,573
Capital expenditures	—	37,674
Goodwill	—	219,729
Total assets	$—	$621,611
	Eastern Region	Central Region	Western Region	Recycling	Other
Year Ended April 30, 2003
Outside revenues	$153,318	$90,524	$68,451	$94,326	$14,244
Inter-segment revenues	39,444	43,253	13,740	22,577	1
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	(6,342)	19,118	2,577	(4,331)	(4,794)
Depreciation & amortization	22,706	11,531	8,204	3,426	2,063
Interest expense (net)	10,097	(204)	6,811	10,451	(901)
Capital expenditures	16,200	9,734	9,874	4,900	1,217
Goodwill	56,734	25,485	49,847	27,616	—
Total assets	$239,023	$107,694	$110,045	$64,989	$80,890

	Eliminations	Total
Year Ended April 30, 2003
Outside revenues	$—	$420,863
Inter-segment revenues	(119,015)	—
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	—	6,228
Depreciation & amortization	—	47,930
Interest expense (net)	—	26,254
Capital expenditures	—	41,925
Goodwill	—	159,682
Total assets	$—	$602,641

        Amounts of our total revenue attributable to services provided are as follows:

	Fiscal Year
	2001	2002	2003
Collection	$205,561	$196,863	$196,478
Landfill/disposal facilities	78,261	57,449	59,942
Transfer	36,908	45,597	47,478
Recycling	57,795	65,508	80,237
Brokerage	70,721	50,125	36,728
Other(1)	31,120	5,693	—

Reported revenues	$480,366	$421,235	$420,863

(1)
Other revenues consist of revenues from entities divested during fiscal 2001 and 2002, including a plastics business, Timber Energy, Multitrade and U.S. Fiber, which was contributed to the U.S. GreenFiber joint venture.

22.   QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

        The following is a summary of certain items in the Consolidated Statements of Operations by quarter for fiscal years 2002 and 2003.

	First Quarter(1)	Second Quarter(1)	Third Quarter(1)	Fourth Quarter(1)
Fiscal Year 2002
Revenues	$112,447	$109,888	$101,286	$97,614
Operating income	11,017	12,097	7,684	9,014
Income from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	1,936	5,779	113	2,859
Net (loss) income available to common stockholders	1,474	3,789	(732)	(60)
Income per common share:
Basic:
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	0.06	0.22	(0.02)	0.06
Net (loss) income available to common stockholders	0.06	0.16	(0.03)	—
Diluted:
Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	0.06	0.22	(0.02)	0.06
Net (loss) income available to common stockholders	0.06	0.16	(0.03)	—
	First Quarter(1)(2)	Second Quarter(1)	Third Quarter(1)	Fourth Quarter
Fiscal Year 2003
Revenues	$116,031	$114,570	$95,801	$94,461
Operating income	11,467	13,708	8,525	250
Income from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	2,557	4,714	1,348	(2,391)
Net (loss) income available to common stockholders	(62,071)	3,860	(1,561)	(3,130)
Income per common share:
Basic:
Income from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	0.08	0.17	0.02	(0.13)
Net (loss) income available to common stockholders	(2.62)	0.16	(0.07)	(0.13)
Diluted:
Income from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	0.08	0.16	0.02	(0.13)
Net (loss) income available to common stockholders	(2.62)	0.16	(0.07)	(0.13)

(1)
In the fourth quarter of fiscal 2003, the Company entered into negotiations with former employees for the transfer of the Company's domestic brokerage operations and a commercial recycling business and in June 2003, the Company completed the transaction. The commercial recycling business had been accounted for as a discontinued operation since fiscal 2001. Due to the nature of the transaction, the Company could not retain discontinued accounting treatment for this operation. Therefore, the commercial recycling operating results have been reclassified from discontinued to continuing operations for fiscal years 2001, 2002 and 2003 and the above quarterly summary data has been revised from amounts previously reported.

(2)
The Company revised results for the first quarter of fiscal 2003 to include additional goodwill impairment in the amount of $1.1 million, net of taxes, relating to our waste-to-energy operations, Maine Energy. The Company previously reported goodwill impairment upon the adoption of SFAS 142 in the amount of $62.8 million, net of taxes.

23.   CONDENSED CONSOLIDATING FINANCIAL INFORMATION

        The senior subordinated notes are guaranteed jointly and severally, fully and unconditionally by the Company's significant wholly-owned subsidiaries. The Parent is the issuer and non-guarantor of the senior subordinated notes. The information which follows presents the condensed consolidating financial position as of April 30, 2002 and 2003; the condensed consolidating results of operations for the years ended April 30, 2001, 2002 and 2003; and the condensed consolidating statements of cash flows for the years ended April 30, 2001, 2002 and 2003 of (a) the parent company only ("the Parent"), (b) the combined guarantors ("the Guarantors"), each of which is 100% wholly-owned by the Parent, (c) the combined non-guarantors ("the Non-Guarantors"), (d) eliminating entries and (e) the Company on a consolidated basis.

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
AS OF APRIL 30, 2002
(In thousands)

	Parent	Guarantors	Non-Guarantors	Elimination	Consolidated
ASSETS:
CURRENT ASSETS
Cash and cash equivalents	$4,362	$(2,377)	$2,313	$—	$4,298
Restricted cash	—	(196)	10,482	—	10,286
Accounts receivable—trade, net of allowance for doubtful accounts	924	41,643	427	75	43,069
Notes receivable — officers/employees	1,105	—	—	—	1,105
Prepaid expenses	487	2,645	—	—	3,132
Other current assets	8,795	6,227	404	—	15,426

Total current assets	15,673	47,942	13,626	75	77,316
Property, plant and equipment, net of accumulated depreciation and amortization	4,449	277,312	5,445	—	287,206
Intangible assets, net	—	223,643	—	—	223,643
Deferred income taxes	648	—	—	—	648
Investment in subsidiaries	14,797	—	—	(14,797)	—
Other non-current assets	8,956	30,073	(552)	(5,679)	32,798

	28,850	531,028	4,893	(20,476)	544,295

Intercompany receivable	487,191	(491,256)	(1,539)	5,604	—

	$531,714	$87,714	$16,980	$(14,797)	$621,611

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	1,260	23,009	(115)	—	24,154
Accrued payroll and related expenses	455	5,342	—	—	5,797
Accrued interest	1,473	8	—	—	1,481
Accrued closure and post-closure costs, current portion	—	6,465	—	—	6,465
Liabilities of operations held for sale	—	—	—	—	—
Other current liabilities	15,362	12,841	7,553	—	35,756

Total current liabilities	18,550	47,665	7,438	—	73,653

Long-term debt, less current maturities	274,850	1,183	1,512	—	277,545
Capital lease obligations, less current maturities	788	2,263	—	—	3,051
Other long-term liabilities	—	28,530	1,306	—	29,836
COMMITMENTS AND CONTINGENCIES
Series A redeemable, convertible preferred stock, 55,750 shares authorized, issued and outstanding, liquidation preference of $1,000 per share plus accrued but unpaid dividends	60,730	—	—	—	60,730
STOCKHOLDERS' EQUITY:
Class A common stock—
Authorized—100,000,000 shares, $0.01 par value issued and outstanding—22,667,000 shares	227	105	102	(207)	227
Class B common stock—
Authorized—1,000,000 shares, $0.01 par value 10 votes per share, issued and outstanding—988,000 shares	10	—	—	—	10
Accumulated other comprehensive loss	(4,250)	1	—	(1)	(4,250)
Additional paid-in capital	272,697	54,313	5,669	(59,982)	272,697
Accumulated deficit	(91,888)	(46,346)	953	45,393	(91,888)

Total stockholders' equity	176,796	8,073	6,724	(14,797)	176,796

	$531,714	$87,714	$16,980	$(14,797)	$621,611

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
AS OF APRIL 30, 2003
(In thousands)

	Parent	Guarantors	Non-Guarantors	Elimination	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,188	$2,686	$778	$—	$15,652
Accounts receivable—trade, net of allowance for doubtful accounts	485	44,155	1,009	—	45,649
Prepaid expenses	613	5,138	155	—	5,906
Inventory	—	1,740	—	—	1,740
Deferred taxes	3,504	—	771	—	4,275
Other current assets	1,237	1,103	10,715	—	13,055

Total current assets	18,027	54,822	13,428	—	86,277
Property, plant and equipment, net of accumulated depreciation and amortization	2,996	294,109	5,223	—	302,328
Intangible assets, net	—	162,696	—	—	162,696
Deferred income taxes	—	—	—	—	—
Investment in subsidiaries	(43,783)	—	—	43,783	—
Investments in unconsolidated entities	7,778	31,341	—	(4,379)	34,740
Assets under contractual obligation	—	3,844	—	—	3,844
Other non-current assets	11,046	1,238	472	—	12,756

	(21,963)	493,228	5,695	39,404	516,364

Intercompany receivable	507,820	(509,887)	(2,312)	4,379	—

	$503,884	$38,163	$16,811	$43,783	$602,641

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long term debt	1,500	1,777	1,257	—	4,534
Accounts payable	1,350	32,285	108	—	33,743
Accrued payroll and related expenses	1,368	6,015	—	—	7,383
Accrued interest	5,373	2	—	—	5,375
Accrued closure and post-closure costs, current portion	—	2,286	676	—	2,962
Other current liabilities	7,203	5,617	8,655	—	21,475

Total current liabilities	16,794	47,982	10,696	—	75,472

Long-term debt, less current maturities	298,500	2,318	1,571	—	302,389
Capital lease obligations, less current maturities	141	1,828	—	—	1,969
Accrued closure and post closure costs, less current portion	—	21,977	1,010	—	22,987
Minority interest	—	—	—	—	—
Deferred income taxes	5,473	—	—	—	5,473
Other long-term liabilities	—	10,047	1,328	—	11,375
COMMITMENTS AND CONTINGENCIES
Series A redeemable, convertible preferred stock, 55,750 shares authorized, issued and outstanding, liquidation preference of $1,000 per share plus accrued but unpaid dividends	63,824	—	—	—	63,824
STOCKHOLDERS' EQUITY:
Class A common stock—
Authorized—100,000,000 shares, $0.01 par value issued and outstanding—22,769,000 shares	228	101	100	(201)	228
Class B common stock—
Authorized—1,000,000 shares, $0.01 par value 10 votes per share, issued and outstanding—988,000 shares	10	—	—	—	10
Accumulated other comprehensive income (loss)	542	1,190	—	(1,190)	542
Additional paid-in capital	270,068	47,885	2,825	(50,710)	270,068
Accumulated deficit	(151,696)	(95,165)	(719)	95,884	(151,696)

Total stockholders' equity	119,152	(45,989)	2,206	43,783	119,152

	$503,884	$38,163	$16,811	$43,783	$602,641

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
FISCAL YEAR ENDED APRIL 30, 2001
(In thousands)

	Parent	Guarantors	Non-Guarantors	Elimination	Consolidated
Revenues	$—	$478,159	$9,637	$(7,430)	$480,366
Operating expenses:
Cost of operations	128	319,394	9,074	(7,382)	321,214
General and administration	5,535	57,703	889	(48)	64,079
Depreciation and amortization	1,632	51,397	382	—	53,411
Impairment charge	—	79,262	425	—	79,687
Restructuring charge	3,613	538	—	—	4,151
Legal settlements	—	4,209	—	—	4,209
Other miscellaneous charges	—	1,604	—	—	1,604

	10,908	514,107	10,770	(7,430)	528,355

Operating loss	(10,908)	(35,948)	(1,133)	—	(47,989)
Other expense/(income), net:
Interest income	(32,554)	(3,207)	(369)	33,156	(2,974)
Interest expense	37,675	37,009	100	(33,156)	41,628
Loss (income) from equity method investments, net	105,729	26,256	—	(105,729)	26,256
Minority interest	—	953	73	—	1,026
Other expense/(income), net	1,054	(1,110)	132	—	76

Other expense/(income), net	111,904	59,901	(64)	(105,729)	66,012
Income (loss) from continuing operations before income taxes and discontinued operations	(122,812)	(95,849)	(1,069)	105,729	(114,001)
(Benefit) provision for income taxes	(21,277)	829	5	—	(20,443)

Income (loss) from continuing operations before discontinued operations	(101,535)	(96,678)	(1,074)	105,729	(93,558)
Loss from discontinued operations, net	—	(4,130)	—	—	(4,130)
Estimated loss on disposal of discontinued operations, net	—	(2,657)	—	—	(2,657)
Reclassification from discontinued operations, net	—	(1,190)	—	—	(1,190)
Net income (loss)	(101,535)	(104,655)	(1,074)	105,729	(101,535)
Preferred stock dividend	1,970	—	—	—	1,970

Net income (loss) available to common stockholders	$(103,505)	$(104,655)	$(1,074)	$105,729	$(103,505)

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
FISCAL YEAR ENDED APRIL 30, 2002
(In thousands)

	Parent	Guarantors	Non-Guarantors	Elimination	Consolidated
Revenues	$—	$418,500	$12,232	$(9,497)	$421,235
Operating expenses:
Cost of operations	4,057	273,651	8,482	(9,497)	276,693
General and administration	(333)	54,145	644	—	54,456
Depreciation and amortization	1,765	48,503	444	—	50,712
Restructuring charge	(438)	—	—	—	(438)

	5,051	376,299	9,570	(9,497)	381,423

Operating income	(5,051)	42,201	2,662	—	39,812

Other expense/(income), net:
Interest income	(29,858)	(1,896)	(254)	31,104	(904)
Interest expense	31,183	31,363	9	(31,104)	31,451
(Income) loss from equity method investments	(19,390)	(1,899)	—	19,390	(1,899)
Minority interest	—	—	(154)	—	(154)
Other expense/(income), net:	1,239	(6,249)	530	—	(4,480)

Other expense, net	(16,826)	21,319	131	19,390	24,014

Income (loss) from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	11,775	20,882	2,531	(19,390)	15,798
Provision for income taxes	4,044	—	1,067	—	5,111

Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	7,731	20,882	1,464	(19,390)	10,687
Estimated loss on disposal of discontinued operations, net	—	(4,096)	—	—	(4,096)
Reclassification from discontinued operations, net	—	1,140	—	—	1,140
Cumulative effect of change in accounting principle, net	(250)	—	—	—	(250)

Net income (loss)	7,481	17,926	1,464	(19,390)	7,481
Preferred stock dividend	3,010	—	—	—	3,010

Net income (loss) available to common stockholders	$4,471	$17,926	$1,464	$(19,390)	$4,471

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
FISCAL YEAR ENDED APRIL 30, 2003
(In thousands)

	Parent	Guarantors	Non-Guarantors	Elimination	Consolidated
Revenues	$—	$416,777	$13,949	$(9,863)	$420,863
Operating expenses:
Cost of operations	(926)	275,747	13,389	(9,863)	278,347
General and administration	(3)	55,227	548	—	55,772
Depreciation and amortization	1,812	43,849	2,269	—	47,930
Impairment charge	400	4,464	—	—	4,864

	1,283	379,287	16,206	(9,863)	386,913

Operating income	(1,283)	37,490	(2,257)	—	33,950

Other expense/(income), net:
Interest income	(27,864)	(3,398)	(160)	31,104	(318)
Interest expense	26,826	30,450	400	(31,104)	26,572
(Income) loss from equity method investments	50,277	(2,073)	—	(50,277)	(2,073)
Minority interest	—	—	(152)	—	(152)
Other expense/(income), net:	1,420	(2,536)	(483)	—	(1,599)

Other expense, net	50,659	22,443	(395)	(50,277)	22,430

Income (loss) from continuing operations before income taxes, discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	(51,942)	15,047	(1,862)	50,277	11,520
Provision (benefit) for income taxes	5,696	—	(404)	—	5,292

Income (loss) from continuing operations before discontinued operations, extraordinary loss and cumulative effect of change in accounting principle	(57,638)	15,047	(1,458)	50,277	6,228
Reclassification from discontinued operations, net	—	50	—	—	50
Extraordinary loss, net	(2,170)	—	—	—	(2,170)
Cumulative effect of change in accounting principle, net	—	(63,916)	—	—	(63,916)

Net income (loss)	(59,808)	(48,819)	(1,458)	50,277	(59,808)
Preferred stock dividend	3,094	—	—	—	3,094

Net income (loss) available to common stockholders	$(62,902)	$(48,819)	$(1,458)	$50,277	$(62,902)

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
FISCAL YEAR ENDED APRIL 30, 2001
(In thousands)

	Parent	Guarantors	Non-Guarantors	Elimination	Consolidated
Net Cash Provided by (Used In) Operating Activities	(27,717)	91,394	(1,960)	1,544	63,261
Cash Flows from Investing Activities:	—
Acquisitions, net of cash acquired	—	(9,331)	—	—	(9,331)
Proceeds from divestitures, net of cash divested	—	15,814			15,814
Additions to property, plant and equipment	(3,626)	(58,583)	691	—	(61,518)
Proceeds from sale of equipment	—	2,298	—	—	2,298
Proceeds from sale of Bamgor Hydro warrants	6,718	—			6,718
Advances to unconsolidated entities	—	(9,546)	—	—	(9,546)

Net Cash (Used In) Provided by Investing Activities	3,092	(59,348)	691	—	(55,565)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	48,694	896	—	—	49,590
Principal payments on long-term debt	(34,597)	(52,734)	—	—	(87,331)
Proceeds from the issuance of series A redeemable, convertible preferred stock, net	54,741	—	—	—	54,741
Intercompany borrowings	(34,192)	35,513	223	(1,544)	—
Other	259	1,506			1,765

Net Cash Provided by (Used In) Financing Activities	34,905	(14,819)	223	(1,544)	18,765

Cash (used in) provided by discontinued operations	3,016	(15,264)	—	—	(12,248)
Net increase (decrease) in cash and cash equivalents	13,296	1,963	(1,046)	—	14,213
Cash and cash equivalents, beginning of period	(449)	6,579	1,658	—	7,788

Cash and cash equivalents, end of period	$12,847	$8,542	$612	$—	$22,001

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
FISCAL YEAR ENDED APRIL 30, 2002
(In thousands)

	Parent	Guarantors	Non-Guarantors	Elimination	Consolidated
Net Cash Provided by (Used In) Operating Activities	$(10,523)	$77,115	$(401)	$1,496	$67,687
Cash Flows from Investing Activities:
Proceeds from divestitures, net of cash divested		31,216			31,216
Additions to property, plant and equipment	(647)	(36,986)	(41)	—	(37,674)
Other	3,530	(1,578)	(5,027)	—	(3,075)

Net Cash (Used In) Provided by Investing Activities	2,883	(7,348)	(5,068)	—	(9,533)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	70,984	—	2,400	—	73,384
Principal payments on long-term debt	(141,103)	(5,710)	(196)	—	(147,009)
Proceeds from exercise of stock options	3,560	—	—	—	3,560
Intercompany borrowings	64,955	(68,425)	4,966	(1,496)	—

Net Cash (Used In) Provided by Financing Activities	(1,604)	(74,135)	7,170	(1,496)	(70,065)

Cash (used in) provided by discontinued operations	759	(6,551)	—	—	(5,792)
Net (decrease) increase in cash and cash equivalents	(8,485)	(10,919)	1,701	—	(17,703)
Cash and cash equivalents, beginning of period	12,847	8,542	612	—	22,001

Cash and cash equivalents, end of period	$4,362	$(2,377)	$2,313	$—	$4,298

 CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
FISCAL YEAR ENDED APRIL 30, 2003
(In thousands)

	Parent	Guarantors	Non-Guarantors	Elimination	Consolidated
Net Cash Provided by Operating Activities	$3,861	61,782	$2,534	$(3,225)	$64,952
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired		(18,068)			(18,068)
Additions to property, plant and equipment	(369)	(39,509)	(2,047)	—	(41,925)
Other	(5,329)	4,114	—	—	(1,215)

Net Cash Used In Investing Activities	(5,698)	(53,463)	(2,047)	—	(61,208)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	376,737	2,541	1,243	—	380,521
Principal payments on long-term debt	(354,558)	(5,902)	(1,445)	—	(361,905)
Deferred financing costs	(11,466)	—	—	—	(11,466)
Proceeds from exercise of stock options	460	—	—	—	460
Intercompany borrowings	(1,510)	105	(1,820)	3,225	—

Net Cash Provided by (Used In) Financing Activities	9,663	(3,256)	(2,022)	3,225	7,610

Net (decrease) increase in cash and cash equivalents	7,826	5,063	(1,535)	—	11,354
Cash and cash equivalents, beginning of period	4,362	(2,377)	2,313	—	4,298

Cash and cash equivalents, end of period	$12,188	$2,686	$778	$—	$15,652

24.   SUBSEQUENT EVENTS

        On May 1, 2003, the Company acquired the assets of All-Waste Services, located in Lebanon, New Hampshire for approximately $4.2 million. All-Waste Services provides waste and recyclables collection services.

        In June 2003, the Company entered into a service agreement with the Town of Templeton, Massachusetts to construct and operate the town's sanitary landfill. The landfill is expected to be permitted within a year to accept 500 tons a day of municipal solid waste and operations will likely commence in the middle of calendar 2004.

        On June 30, 2003, the Company transferred its domestic brokerage operations as well as a commercial recycling business to former employees who had been responsible for managing those businesses, in exchange for notes receivable of approximately $5.0 million, payable to the extent of cash flow of the businesses.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Section 102 of the Delaware General Corporation Law statute permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the Delaware General Corporation Law statute permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

        To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, Section 145 requires that he be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

        Section 145 provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145.

        Article Sixth of the Registrant's Second Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as directors, except to the extent prohibited by

Delaware General Corporation Law and Article Seventh requires indemnification of directors and officers of the Registrant, and for advancement of litigation expenses to the fullest extent permitted by Section 145.

Item 21. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit No.	Description of Exhibit
3.1†	Articles of Incorporation of All Cycle Waste, Inc., as amended.
3.2†	By-Laws of All Cycle Waste, Inc.
3.3†	Articles of Incorporation of Alternate Energy, Inc., as amended.
3.4†	By-Laws of Alternate Energy, Inc.
3.5†	Certificate of Incorporation of Atlantic Coast Fibers, as amended.
3.6†	By-Laws of Atlantic Coast Fibers, Inc.
3.7†	Certificate of Incorporation of B. and C. Sanitation Corporation, as amended.
3.8†	Amended and Restated By-Laws of B. and C. Sanitation Corporation.
3.9†	Certificate of Incorporation of Blasdell Development Group, as amended.
3.10†	By-Laws of Blasdell Development Group.
3.11†	Articles of Association of Bristol Waste Management, Inc.
3.12†	By-Laws of Bristol Waste Management, Inc.
3.13†	Certificate of Formation of Casella NH Investors Co., LLC.
3.14†	Limited Liability Agreement of Casella NH Investors Co., LLC.
3.15†	Certificate of Formation of Casella NH Power Co., LLC.
3.16†	Limited Liability Agreement of Casella NH Power Co., LLC.
3.17†	Certificate of Formation of Casella RTG Investors Co., LLC.
3.18†	Limited Liability Agreement of Casella RTG Investors Co., LLC.
3.19†	Articles of Incorporation of Casella Transportation, Inc.
3.20†	By-Laws of Casella Transportation, Inc.
3.21†	Articles of Organization of Casella Waste Management of Massachusetts, Inc., as amended.
3.22†	By-Laws of Casella Waste Management of Massachusetts, Inc.
3.23†	Certificate of Incorporation of Casella Waste Management of N.Y., Inc., as amended.
3.24†	By-Laws of Casella Waste Management of N.Y., Inc.
3.25†	Articles of Incorporation of Casella Waste Management of Pennsylvania, Inc.
3.26†	By-Laws of Casella Waste Management of Pennsylvania, Inc.
3.27†	Articles of Association of Casella Waste Management, Inc.
3.28†	By-Laws of Casella Waste Management, Inc.
3.29†	Articles of Incorporation of Data Destruction Services, Inc.
3.30†	By-Laws of Data Destruction Services, Inc.
3.31†	Certificate of Incorporation of Fairfield County Recycling, Inc.
3.32†	By-Laws of Fairfield County Recycling, Inc.
3.33†	Certificate of Incorporation of FCR Camden, Inc.
3.34†	By-Laws of FCR Camden, Inc.
3.35†	Certificate of Incorporation of FCR Florida, Inc.
3.36†	By-Laws of FCR Florida, Inc.
3.37†	Certificate of Incorporation of FCR Greensboro, Inc.
3.38†	By-Laws of FCR Greensboro, Inc.
3.39†	Certificate of Incorporation of FCR Greenville, Inc.
3.40†	By-Laws of FCR Greenville, Inc.
3.41†	Certificate of Incorporation of FCR Morris, Inc.
3.42†	By-Laws of FCR Morris, Inc.

3.43†	Certificate of Incorporation of FCR Redemption, Inc., as amended.
3.44†	By-Laws of FCR Redemption, Inc.
3.45†	Certificate of Incorporation of FCR Tennessee, Inc.
3.46†	By-Laws of FCR Tennessee, Inc.
3.47†	Certificate of Incorporation of FCR, Inc.
3.48†	By-Laws of FCR, Inc.
3.49†	Articles of Incorporation of Forest Acquisitions, Inc.
3.50†	By-Laws of Forest Acquisitions, Inc.
3.51†	Certificate of Incorporation of Grasslands, Inc.
3.52†	By-Laws of Grasslands, Inc.
3.53†	Certificate of Incorporation of Hakes C & D Disposal, Inc.
3.54†	By-Laws of Hakes C & D Disposal, Inc.
3.55†	Certificate of Incorporation of Hiram Hollow Regeneration Corp.
3.56†	By-Laws of Hiram Hollow Regeneration Corp.
3.57†	Amended and Restated General Partnership Agreement of The Hyland Facility Associates
3.58†	Articles of Incorporation of K-C International, Ltd.
3.59†	By-Laws of K-C International, Ltd.
3.60†	Articles of Incorporation of KTI Bio Fuels, Inc.
3.61†	By-Laws of KTI Bio Fuels, Inc.
3.62†	Certificate of Incorporation of KTI Environmental Group, Inc., as amended.
3.63†	Amended and Restated By-Laws of KTI Environmental Group, Inc.
3.64†	Certificate of Incorporation of KTI New Jersey Fibers, Inc.
3.65†	By-Laws of KTI New Jersey Fibers, Inc.
3.66†	Certificate of Incorporation of KTI Operations Inc.
3.67†	By-Laws of KTI Operations Inc.
3.68†	Certificate of Organization of KTI Recycling of New England, Inc., as amended.
3.69†	Amended and Restated By-Laws of KTI Recycling of New England, Inc.
3.70†	Articles of Incorporation of KTI Specialty Waste Services, Inc.
3.71†	By-Laws of KTI Specialty Waste Services, Inc.
3.72†	Restated Certificate of Incorporation of KTI, Inc., as amended.
3.73†	By-Laws of KTI, Inc.
3.74†	Restated Certificate of Limited Partnership of Maine Energy Recovery Company, Limited Partnership.
3.75†	Amended and Restated Agreement and Certificate of Limited Partnership of Maine Energy Recovery Company, Limited Partnership.
3.76†	Certificate of Incorporation of Mecklenburg County Recycling, Inc.
3.77†	By-Laws of Mecklenburg County Recycling, Inc.
3.78†	Certificate of Incorporation of Natural Environmental, Inc., as amended.
3.79†	By-Laws of Natural Environmental, Inc.
3.80†	Articles of Organization of New England Waste Services of Massachusetts, Inc.
3.81†	By-Laws of New England Waste Services of Massachusetts, Inc.
3.82†	Articles of Incorporation of New England Waste Services of ME, Inc., as amended.
3.83†	By-Laws of New England Waste Services of ME, Inc.
3.84†	Certificate of Incorporation of New England Waste Services of N.Y., Inc., as amended.
3.85†	By-Laws of New England Waste Services of N.Y., Inc.
3.86†	Articles of Incorporation of New England Waste Services of Vermont, Inc., as amended.
3.87†	By-Laws of New England Waste Services of Vermont, Inc.
3.88†	Articles of Association of New England Waste Services, Inc., as amended.
3.89†	By-Laws of New England Waste Services, Inc.
3.90†	Articles of Association of Newbury Waste Management, Inc., as amended.

3.91†	By-Laws of Newbury Waste Management, Inc.
3.92†	Articles of Incorporation of North Country Environmental Services, Inc., as amended.
3.93†	Amended and Restated By-Laws of North Country Environmental Services, Inc.
3.94†	Certificate of Incorporation of Northern Properties Corporation of Plattsburgh, as amended.
3.95†	By-Laws of Northern Properties Corporation of Plattsburgh.
3.96†	Certificate of Incorporation of Northern Sanitation, Inc., as amended.
3.97†	By-Laws of Northern Sanitation, Inc.
3.98†	Certificate of Incorporation of PERC, Inc., as amended.
3.99†	By-Laws of PERC, Inc.
3.100†	Limited Partnership Agreement and Certificate of PERC Management Company Limited Partnership, as amended.
3.101†	Articles of Incorporation of Pine Tree Waste, Inc., as amended.
3.102†	By-Laws of Pine Tree Waste, Inc.
3.103†	Certificate of Incorporation of R.A. Bronson Inc., as amended.
3.104†	By-Laws of R.A. Bronson Inc.
3.105†	Articles of Organization of Resource Recovery of Cape Cod, Inc., as amended.
3.106†	By-Laws of Resource Recovery of Cape Cod, Inc.
3.107†	Articles of Incorporation of Resource Recovery Systems of Sarasota, Inc., as amended.
3.108†	Amended and Restated By-Laws of Resource Recovery Systems of Sarasota, Inc.
3.109†	Certificate of Incorporation of Resource Recovery Systems, Inc., as amended.
3.110†	By-Laws of Resource Recovery Systems, Inc.
3.111†	Articles of Organization of Resource Transfer Services, Inc., as amended.
3.112†	By-Laws of Resource Transfer Services, Inc.
3.113†	Articles of Organization of Resource Waste Systems, Inc., as amended.
3.114†	By-Laws of Resource Waste Systems, Inc.
3.115†	Certificate of Organization of Rochester Environmental Park, LLC, as amended.
3.116†	Operating Agreement of Rochester Environmental Park, LLC, as amended
3.117†	Certificate of Incorporation of Schultz Landfill, Inc.
3.118†	By-Laws of Schultz Landfill, Inc.
3.119†	Articles of Association of Sunderland Waste Management, Inc.
3.120†	By-Laws of Sunderland Waste Management, Inc.
3.121†	Articles of Incorporation of U.S. Fiber, Inc., as amended.
3.122†	By-Laws of U.S. Fiber, Inc.
3.123†	Certificate of Incorporation of Waste-Stream Inc., as amended.
3.124†	By-Laws of Waste-Stream Inc.
3.125†	Certificate of Incorporation of Westfield Disposal Service, Inc., as amended.
3.126†	Amended and Restated By-Laws of Westfield Disposal Service, Inc.
3.127†	Articles of Incorporation of Winters Brothers, Inc., as amended.
3.128†	Amended and Restated By-Laws of Winters Brothers, Inc.
4.1	Indenture, dated January 24, 2003, by and among Casella Waste Systems, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the 9.75% Senior Subordinated Notes due 2013, including the form of 9.75% Senior Subordinated Note (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Casella Waste Systems, Inc. as filed January 24, 2003 (file no. 000-23211).
4.2*	Exchange and Registration Rights Agreement, dated January 21, 2003, by and among Casella Waste Systems, Inc., the Guarantors listed therein and Purchasers listed therein, relating to the 9.75% Senior Subordinated Notes due 2013.
5.1†	Opinion of Hale and Dorr LLP.
5.2†	Opinion of Bernstein, Shur, Sawyer and Nelson.

5.3†	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, LLP.
5.4†	Opinion of Greenberg Traurig, P.A.
5.5†	Opinion of Holland & Knight LLP.
5.6†	Opinion of Paul, Frank & Collins.
5.7†	Opinion of Pierce Atwood.
5.8†	Opinion of Robinson & Cole LLP.
5.9†	Opinion of Hale and Dorr LLP.
10.1	Second Amended and Restated Revolving Credit and Term Loan Agreement, dated January 24, 2003, by and among Casella Waste Systems, Inc. and its Subsidiaries (other than Excluded Subsidiaries), the lending institutions party thereto and Fleet National Bank, individually and as administrative agent, and Bank of America, N.A., individually and as syndication agent, with Fleet Securities, Inc. and Banc of America Securities LLC acting as Co-Arrangers (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Casella Waste Systems, Inc. as filed January 24, 2003 (file no. 000-23211)).
10.2	Amendment No. 1 and Release to Second Amended and Restated Revolving Credit and Term Loan Agreement (incorporated by reference to Exhibit 10.36 to the annual report on Form 10-K of Casella Waste Systems, Inc. as filed on July 24, 2003 (file no. 000-23211)).
12.1†	Statement regarding computation of ratio of earnings to fixed charges.
23.1†	Consent of PricewaterhouseCoopers LLP.
23.2†	Consent of Hale and Dorr LLP (included in Exhibit 5.1).
23.3†	Consent of Bernstein, Shur, Sawyer and Nelson (included in Exhibit 5.2).
23.4†	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, LLP (included in Exhibit 5.3).
23.5†	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.4)
23.6†	Consent of Holland & Knight LLP (included in Exhibit 5.5).
23.7†	Consent of Paul, Frank & Collins (included in Exhibit 5.6).
23.8†	Consent of Pierce Atwood (included in Exhibit 5.7).
23.9†	Consent of Robinson & Cole LLP (included in Exhibit 5.8).
23.10†	Consent of Hale and Dorr LLP (included in Exhibit 5.9).
24†	Powers of Attorney (See page II-5 of this Amendment No. 2 to the registration statement, page II-5 of Amendment No. 1 to the registration statement filed on April 16, 2003 and pages II-5 through II-75 of the original filing of this registration statement on February 11, 2003).
25.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee, on Form T-1, relating to the 9.75% Senior Subordinated Notes due 2013.
99.1†	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4*	Form of Letter to Clients.
99.5†	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

†
Filed herewith.

*
Previously filed.

(b)
Financial Statement Schedules

    Schedule II—Valuation and Qualifying Accounts

Item 22. Undertakings

        The undersigned Registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs a(i) and a(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The undersigned Registrant hereby undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

Casella Waste Systems, Inc.
By:	/s/ JOHN W. CASELLA John W. Casella Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Casella Waste Systems, Inc., hereby severally constitute and appoint John W. Casella and James W. Bohlig and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Casella Waste Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	Chairman and Chief Executive Officer (Principal Executive Officer)	July 24, 2003
* James W. Bohlig	President and Chief Operating Officer, Director	July 24, 2003
* Richard A. Norris	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* Douglas R. Casella	Director	July 24, 2003
* James F. Callahan, Jr.	Director	July 24, 2003
* John F. Chapple III	Director	July 24, 2003
/s/ MONTE R. HAYMON Monte R. Haymon	Director	July 24, 2003

* D. Randolph Peeler	Director	July 24, 2003
* Gregory B. Peters	Director	July 24, 2003
* Wilbur L. Ross, Jr.	Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

ALL CYCLE WASTE, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

ALTERNATE ENERGY, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

ATLANTIC COAST FIBERS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

B. AND C. SANITATION CORPORATION
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

BLASDELL DEVELOPMENT GROUP, INC.
By:	/s/ JOHN W. CASELLA
John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

BRISTOL WASTE MANAGEMENT, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

CASELLA NH INVESTORS CO., LLC
By:	/s/ JOHN W. CASELLA John W. Casella President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
KTI, INC.
By:	* John W. Casella President and Director	Sole Member†	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

†
Casella NH Investors Co., LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

CASELLA NH POWER CO., LLC
By:	/s/ JOHN W. CASELLA John W. Casella President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
KTI, INC.
By:	* John W. Casella President and Director	Sole Member†	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

†
Casella NH Power Co., LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

CASELLA RTG INVESTORS CO., LLC
By:	/s/ JOHN W. CASELLA John W. Casella President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
CASELLA WASTE SYSTEMS, INC.
By:	* John W. Casella Chairman and Chief Executive Officer	Sole Member†	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

†
Casella RTG Investors Co., LLC has no directors or managers.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

CASELLA TRANSPORTATION, INC.
By:	/s/ JOHN W. CASELLA
John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Douglas R. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

CASELLA WASTE MANAGEMENT OF MASSACHUSETTS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

CASELLA WASTE MANAGEMENT OF N.Y., INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

CASELLA WASTE MANAGEMENT, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Douglas R. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

DATA DESTRUCTION SERVICES, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

FAIRFIELD COUNTY RECYCLING, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

FCR CAMDEN, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

FCR FLORIDA, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

FCR GREENSBORO, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

FCR GREENVILLE, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

FCR MORRIS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

FCR REDEMPTION, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

FCR TENNESSEE, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

FCR, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

FOREST ACQUISITIONS, INC.
By:	/s/ JAMES W. BOHLIG James W. Bohlig President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
* John W. Casella	Director	July 24, 2003
*By:	/s/ JAMES W. BOHLIG James W. Bohlig Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

GRASSLANDS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

HAKES C & D DISPOSAL, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

HIRAM HOLLOW REGENERATION CORP.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

THE HYLAND FACILITY ASSOCIATES
By:	Casella Waste Management of N.Y., Inc., its managing partner†
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

CASELLA WASTE MANAGEMENT OF N.Y., INC.
By:	* John W. Casella President and Director	General Partner†	July 24, 2003

* John W. Casella	Director of Casella Waste Management of N.Y., Inc.	July 24, 2003
* James W. Bohlig	Director of Casella Waste Management of N.Y., Inc.	July 24, 2003
* Douglas R. Casella	Director of Casella Waste Management of N.Y., Inc.	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

†
The Hyland Facility Associates has no officers or directors.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

K-C INTERNATIONAL, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

KTI BIO FUELS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

KTI ENVIRONMENTAL GROUP, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

KTI NEW JERSEY FIBERS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

KTI OPERATIONS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

KTI RECYCLING OF NEW ENGLAND, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

KTI SPECIALTY WASTE SERVICES, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

KTI, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

MAINE ENERGY RECOVERY COMPANY, LIMITED PARTNERSHIP
By:	KTI Environmental Group, Inc., its general partner†
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

KTI ENVIRONMENTAL GROUP, INC.
By:	* John W. Casella President and Director	General Partner†	July 24, 2003

* John W. Casella	Director of KTI Environmental Group, Inc.	July 24, 2003
* James W. Bohlig	Director of KTI Environmental Group, Inc.	July 24, 2003
* Douglas R. Casella	Director of KTI Environmental Group, Inc.	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

†
Maine Energy Recovery Company, Limited Partnership has no officers or directors.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

MECKLENBURG COUNTY RECYCLING, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

NATURAL ENVIRONMENTAL, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

NEW ENGLAND WASTE SERVICES OF MASSACHUSETTS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Douglas R. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

NEW ENGLAND WASTE SERVICES OF ME, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

NEW ENGLAND WASTE SERVICES OF N.Y., INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

NEW ENGLAND WASTE SERVICES OF VERMONT, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

NEW ENGLAND WASTE SERVICES, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

NEWBURY WASTE MANAGEMENT, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

NORTHERN SANITATION, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

PERC, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

PERC MANAGEMENT COMPANY LIMITED PARTNERSHIP
By:	PERC, Inc., its general partner†
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

PERC, INC.
By:	* John W. Casella President and Director	General Partner†	July 24, 2003

* John W. Casella	Director of PERC, Inc.	July 24, 2003
* James W. Bohlig	Director of PERC, Inc.	July 24, 2003
* Douglas R. Casella	Director of PERC, Inc.	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

†
PERC Management Company Limited Partnership has no officers or directors.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

PINE TREE WASTE, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

R.A. BRONSON INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

RESOURCE RECOVERY OF CAPE COD, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

RESOURCE RECOVERY SYSTEMS OF SARASOTA, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

RESOURCE RECOVERY SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

RESOURCE TRANSFER SERVICES, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

RESOURCE WASTE SYSTEMS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

ROCHESTER ENVIRONMENTAL PARK, LLC
By:	/s/ JOHN W. CASELLA John W. Casella President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
CASELLA WASTE SYSTEMS, INC.
By:	* John W. Casella Chairman and Chief Executive Officer	Manager†	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

†
Rochester Environmental Park, LLC has no directors.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

SCHULTZ LANDFILL, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

SUNDERLAND WASTE MANAGEMENT, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

U.S. FIBER, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

WASTE-STREAM INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

WESTFIELD DISPOSAL SERVICE, INC.
By:	/s/ JOHN W. CASELLA John W. Casella President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* John W. Casella	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* James W. Bohlig	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, State of Vermont, on this 24th day of July, 2003.

WINTERS BROTHERS, INC.
By:	/s/ JOHN W. CASELLA John W. Casella Vice President and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* James W. Bohlig	President and Director (Principal Executive Officer)	July 24, 2003
* Richard A. Norris	Vice President and Treasurer (Principal Financial and Accounting Officer)	July 24, 2003
* John W. Casella	Vice President and Director	July 24, 2003
* Douglas R. Casella	Vice President and Director	July 24, 2003
*By:	/s/ JOHN W. CASELLA John W. Casella Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1†	Articles of Incorporation of All Cycle Waste, Inc., as amended.
3.2†	By-Laws of All Cycle Waste, Inc.
3.3†	Articles of Incorporation of Alternate Energy, Inc., as amended.
3.4†	By-Laws of Alternate Energy, Inc.
3.5†	Certificate of Incorporation of Atlantic Coast Fibers, as amended.
3.6†	By-Laws of Atlantic Coast Fibers, Inc.
3.7†	Certificate of Incorporation of B. and C. Sanitation Corporation, as amended.
3.8†	Amended and Restated By-Laws of B. and C. Sanitation Corporation.
3.9†	Certificate of Incorporation of Blasdell Development Group, as amended.
3.10†	By-Laws of Blasdell Development Group.
3.11†	Articles of Association of Bristol Waste Management, Inc.
3.12†	By-Laws of Bristol Waste Management, Inc.
3.13†	Certificate of Formation of Casella NH Investors Co., LLC.
3.14†	Limited Liability Agreement of Casella NH Investors Co., LLC.
3.15†	Certificate of Formation of Casella NH Power Co., LLC.
3.16†	Limited Liability Agreement of Casella NH Power Co., LLC.
3.17†	Certificate of Formation of Casella RTG Investors Co., LLC.
3.18†	Limited Liability Agreement of Casella RTG Investors Co., LLC.
3.19†	Articles of Incorporation of Casella Transportation, Inc.
3.20†	By-Laws of Casella Transportation, Inc.
3.21†	Articles of Organization of Casella Waste Management of Massachusetts, Inc., as amended.
3.22†	By-Laws of Casella Waste Management of Massachusetts, Inc.
3.23†	Certificate of Incorporation of Casella Waste Management of N.Y., Inc., as amended.
3.24†	By-Laws of Casella Waste Management of N.Y., Inc.
3.25†	Articles of Incorporation of Casella Waste Management of Pennsylvania, Inc.
3.26†	By-Laws of Casella Waste Management of Pennsylvania, Inc.
3.27†	Articles of Association of Casella Waste Management, Inc.
3.28†	By-Laws of Casella Waste Management, Inc.
3.29†	Articles of Incorporation of Data Destruction Services, Inc.
3.30†	By-Laws of Data Destruction Services, Inc.
3.31†	Certificate of Incorporation of Fairfield County Recycling, Inc.
3.32†	By-Laws of Fairfield County Recycling, Inc.
3.33†	Certificate of Incorporation of FCR Camden, Inc.
3.34†	By-Laws of FCR Camden, Inc.
3.35†	Certificate of Incorporation of FCR Florida, Inc.
3.36†	By-Laws of FCR Florida, Inc.
3.37†	Certificate of Incorporation of FCR Greensboro, Inc.
3.38†	By-Laws of FCR Greensboro, Inc.
3.39†	Certificate of Incorporation of FCR Greenville, Inc.
3.40†	By-Laws of FCR Greenville, Inc.
3.41†	Certificate of Incorporation of FCR Morris, Inc.
3.42†	By-Laws of FCR Morris, Inc.
3.43†	Certificate of Incorporation of FCR Redemption, Inc., as amended.
3.44†	By-Laws of FCR Redemption, Inc.
3.45†	Certificate of Incorporation of FCR Tennessee, Inc.
3.46†	By-Laws of FCR Tennessee, Inc.
3.47†	Certificate of Incorporation of FCR, Inc.
3.48†	By-Laws of FCR, Inc.
3.49†	Articles of Incorporation of Forest Acquisitions, Inc.
3.50†	By-Laws of Forest Acquisitions, Inc.
3.51†	Certificate of Incorporation of Grasslands, Inc.
3.52†	By-Laws of Grasslands, Inc.
3.53†	Certificate of Incorporation of Hakes C & D Disposal, Inc.
3.54†	By-Laws of Hakes C & D Disposal, Inc.
3.55†	Certificate of Incorporation of Hiram Hollow Regeneration Corp.
3.56†	By-Laws of Hiram Hollow Regeneration Corp.

3.57†	Amended and Restated General Partnership Agreement of The Hyland Facility Associates
3.58†	Articles of Incorporation of K-C International, Ltd.
3.59†	By-Laws of K-C International, Ltd.
3.60†	Articles of Incorporation of KTI Bio Fuels, Inc.
3.61†	By-Laws of KTI Bio Fuels, Inc.
3.62†	Certificate of Incorporation of KTI Environmental Group, Inc., as amended.
3.63†	Amended and Restated By-Laws of KTI Environmental Group, Inc.
3.64†	Certificate of Incorporation of KTI New Jersey Fibers, Inc.
3.65†	By-Laws of KTI New Jersey Fibers, Inc.
3.66†	Certificate of Incorporation of KTI Operations Inc.
3.67†	By-Laws of KTI Operations Inc.
3.68†	Certificate of Organization of KTI Recycling of New England, Inc., as amended.
3.69†	Amended and Restated By-Laws of KTI Recycling of New England, Inc.
3.70†	Articles of Incorporation of KTI Specialty Waste Services, Inc.
3.71†	By-Laws of KTI Specialty Waste Services, Inc.
3.72†	Restated Certificate of Incorporation of KTI, Inc., as amended.
3.73†	By-Laws of KTI, Inc.
3.74†	Restated Certificate of Limited Partnership of Maine Energy Recovery Company, Limited Partnership.
3.75†	Amended and Restated Agreement and Certificate of Limited Partnership of Maine Energy Recovery Company, Limited Partnership.
3.76†	Certificate of Incorporation of Mecklenburg County Recycling, Inc.
3.77†	By-Laws of Mecklenburg County Recycling, Inc.
3.78†	Certificate of Incorporation of Natural Environmental, Inc., as amended.
3.79†	By-Laws of Natural Environmental, Inc.
3.80†	Articles of Organization of New England Waste Services of Massachusetts, Inc.
3.81†	By-Laws of New England Waste Services of Massachusetts, Inc.
3.82†	Articles of Incorporation of New England Waste Services of ME, Inc., as amended.
3.83†	By-Laws of New England Waste Services of ME, Inc.
3.84†	Certificate of Incorporation of New England Waste Services of N.Y., Inc., as amended.
3.85†	By-Laws of New England Waste Services of N.Y., Inc.
3.86†	Articles of Incorporation of New England Waste Services of Vermont, Inc., as amended.
3.87†	By-Laws of New England Waste Services of Vermont, Inc.
3.88†	Articles of Association of New England Waste Services, Inc., as amended.
3.89†	By-Laws of New England Waste Services, Inc.
3.90†	Articles of Association of Newbury Waste Management, Inc., as amended.
3.91†	By-Laws of Newbury Waste Management, Inc.
3.92†	Articles of Incorporation of North Country Environmental Services, Inc., as amended.
3.93†	Amended and Restated By-Laws of North Country Environmental Services, Inc.
3.94†	Certificate of Incorporation of Northern Properties Corporation of Plattsburgh, as amended.
3.95†	By-Laws of Northern Properties Corporation of Plattsburgh.
3.96†	Certificate of Incorporation of Northern Sanitation, Inc., as amended.
3.97†	By-Laws of Northern Sanitation, Inc.
3.98†	Certificate of Incorporation of PERC, Inc., as amended.
3.99†	By-Laws of PERC, Inc.
3.100†	Limited Partnership Agreement and Certificate of PERC Management Company Limited Partnership, as amended.
3.101†	Articles of Incorporation of Pine Tree Waste, Inc., as amended.
3.102†	By-Laws of Pine Tree Waste, Inc.
3.103†	Certificate of Incorporation of R.A. Bronson Inc., as amended.
3.104†	By-Laws of R.A. Bronson Inc.
3.105†	Articles of Organization of Resource Recovery of Cape Cod, Inc., as amended.
3.106†	By-Laws of Resource Recovery of Cape Cod, Inc.
3.107†	Articles of Incorporation of Resource Recovery Systems of Sarasota, Inc., as amended.
3.108†	Amended and Restated By-Laws of Resource Recovery Systems of Sarasota, Inc.
3.109†	Certificate of Incorporation of Resource Recovery Systems, Inc., as amended.
3.110†	By-Laws of Resource Recovery Systems, Inc.

3.111†	Articles of Organization of Resource Transfer Services, Inc., as amended.
3.112†	By-Laws of Resource Transfer Services, Inc.
3.113†	Articles of Organization of Resource Waste Systems, Inc., as amended.
3.114†	By-Laws of Resource Waste Systems, Inc.
3.115†	Certificate of Organization of Rochester Environmental Park, LLC, as amended.
3.116†	Operating Agreement of Rochester Environmental Park, LLC, as amended
3.117†	Certificate of Incorporation of Schultz Landfill, Inc.
3.118†	By-Laws of Schultz Landfill, Inc.
3.119†	Articles of Association of Sunderland Waste Management, Inc.
3.120†	By-Laws of Sunderland Waste Management, Inc.
3.121†	Articles of Incorporation of U.S. Fiber, Inc., as amended.
3.122†	By-Laws of U.S. Fiber, Inc.
3.123†	Certificate of Incorporation of Waste-Stream Inc., as amended.
3.124†	By-Laws of Waste-Stream Inc.
3.125†	Certificate of Incorporation of Westfield Disposal Service, Inc., as amended.
3.126†	Amended and Restated By-Laws of Westfield Disposal Service, Inc.
3.127†	Articles of Incorporation of Winters Brothers, Inc., as amended.
3.128†	Amended and Restated By-Laws of Winters Brothers, Inc.
4.1	Indenture, dated January 24, 2003, by and among Casella Waste Systems, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee, relating to the 9.75% Senior Subordinated Notes due 2013, including the form of 9.75% Senior Subordinated Note (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Casella Waste Systems, Inc. as filed January 24, 2003 (file no. 000-23211).
4.2*	Exchange and Registration Rights Agreement, dated January 21, 2003, by and among Casella Waste Systems, Inc., the Guarantors listed therein and Purchasers listed therein, relating to the 9.75% Senior Subordinated Notes due 2013.
5.1†	Opinion of Hale and Dorr LLP.
5.2†	Opinion of Bernstein, Shur, Sawyer and Nelson.
5.3†	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, LLP.
5.4†	Opinion of Greenberg Traurig, P.A.
5.5†	Opinion of Holland & Knight LLP.
5.6†	Opinion of Paul, Frank & Collins.
5.7†	Opinion of Pierce Atwood.
5.8†	Opinion of Robinson & Cole LLP.
5.9†	Opinion of Hale and Dorr LLP.
10.1	Second Amended and Restated Revolving Credit and Term Loan Agreement, dated January 24, 2003, by and among Casella Waste Systems, Inc. and its Subsidiaries (other than Excluded Subsidiaries), the lending institutions party thereto and Fleet National Bank, individually and as administrative agent, and Bank of America, N.A., individually and as syndication agent, with Fleet Securities, Inc. and Banc of America Securities LLC acting as Co-Arrangers (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Casella Waste Systems, Inc. as filed January 24, 2003 (file no. 000-23211)).
10.2	Amendment No. 1 and Release to Second Amended and Restated Revolving Credit and Term Loan Agreement (incorporated by reference to Exhibit 10.36 to the annual report on Form 10-K of Casella Waste Systems, Inc. as filed on July 24, 2003 (file no. 000-23211)).
12.1†	Statement regarding computation of ratio of earnings to fixed charges.
23.1†	Consent of PricewaterhouseCoopers LLP.
23.2†	Consent of Hale and Dorr LLP (included in Exhibit 5.1).
23.3†	Consent of Bernstein, Shur, Sawyer and Nelson (included in Exhibit 5.2).
23.4†	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard, LLP (included in Exhibit 5.3).
23.5†	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.4)
23.6†	Consent of Holland & Knight LLP (included in Exhibit 5.5).
23.7†	Consent of Paul, Frank & Collins (included in Exhibit 5.6).
23.8†	Consent of Pierce Atwood (included in Exhibit 5.7).
23.9†	Consent of Robinson & Cole LLP (included in Exhibit 5.8).
23.10†	Consent of Hale and Dorr LLP (included in Exhibit 5.9).

24†	Powers of Attorney (See page II-5 of this Amendment No. 2 to the registration statement, page II-5 of Amendment No. 1 to the registration statement filed on April 16, 2003 and pages II-5 through II-75 of the original filing of this registration statement on February 11, 2003).
25.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee, on Form T-1, relating to the 9.75% Senior Subordinated Notes due 2013.
99.1†	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4*	Form of Letter to Clients.
99.5†	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

†
Filed herewith.

*
Previously filed.

REPORT OF INDEPENDENT AUDITORS ON
FINANCIAL STATEMENT SCHEDULES

To the Board of Directors and Stockholders
of Casella Waste Systems, Inc.:

Our audits of the consolidated financial statements referred to in our report dated July 22, 2003 appearing in this Registration Statement on Form S-4 also included an audit of the financial statement schedules as of and for the three years ended April 30, 2003 listed in the index appearing on page F-1 of this Registration Statement on Form S-4. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 22, 2003

FINANCIAL STATEMENT SCHEDULES

Schedule II
Valuation Accounts

Allowance for Doubtful Accounts

        (in thousands)

	April 30,
	2001	2002	2003
Balance at beginning of period	$5,371	$4,904	$821
Additions—Charged to expense	3,105	(895)	798
Deductions—Bad debts written off, net of recoveries	(3,572)	(3,188)	(724)

Balance at end of period	$4,904	$821	$895

Restructuring

        (in thousands)

	April 30,
	2001	2002	2003
Balance at beginning of period	$—	$4,151	$37
Additions—Charged to expense	4,151	(438)	—
Deductions—Amounts paid	—	(3,676)	37

Balance at end of period	$4,151	$37	$—